Exhibit 10.16

[***] – CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN EXCLUDED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Form EPB First Line and Sub-Bottling

EXECUTION VERSION

Comprehensive Beverage Agreement

between
The Coca-Cola Company,
Coca-Cola Refreshments USA, Inc.,
and
Coca-Cola Bottling Co. Consolidated

TABLE OF CONTENTS

1.	RECITALS	1
2.	DEFINITIONS	2
3.	AUTHORIZATIONS FOR BOTTLER TO MARKET, PROMOTE, DISTRIBUTE AND SELL COVERED BEVERAGES AND RELATED PRODUCTS IN THE FIRST-LINE TERRITORY AND SUB-BOTTLING TERRITORY	9
4.	ALTERNATE ROUTES TO MARKET	11
5.	COMPANY AND BOTTLER RIGHTS AND OBLIGATIONS REGARDING THE TRADEMARKS	12
6.	PRE-EXISTING COMMITMENTS	13
7.	NEW BEVERAGE PRODUCTS	13
8.	MULTIPLE ROUTE TO MARKET BEVERAGES AND MULTIPLE ROUTE TO MARKET RELATED PRODUCTS	15
9.	REFORMULATION, DISCONTINUATION AND TRANSFER OF COVERED BEVERAGES AND RELATED PRODUCTS	15
10.	TERRITORIAL LIMITATIONS AND TRANSSHIPPING	18
11.	ADDITIONAL TERRITORIES	20
12.	EFFECT OF NEW OR AMENDED AUTHORIZATION AGREEMENTS WITH OTHER EXPANDING PARTICIPATING BOTTLERS	20
13.	OBLIGATIONS OF BOTTLER AS TO OTHER BEVERAGE PRODUCTS AND OTHER BUSINESS ACTIVITIES	21
14.	OBLIGATIONS OF BOTTLER RELATIVE TO MARKETING, PROMOTION, DISTRIBUTION, SALES, SYSTEM GOVERNANCE, PURCHASING, MANAGEMENT, REPORTING AND PLANNING ACTIVITIES	23
15.	PRODUCT QUALITY AND STORAGE, HANDLING AND RECALL OF THE COVERED BEVERAGES AND RELATED PRODUCTS	27
16.	PRICING AND OTHER CONDITIONS OF PURCHASE AND SALE	28
17.	OWNERSHIP AND CONTROL OF BOTTLER	29
18.	TERM OF AGREEMENT	30
19.	COMMERCIAL IMPRACTICABILITY	31
20.	FORCE MAJEURE	32
21.	TERMINATION FOR DEFINED EVENTS	33
22.	DEFICIENCY TERMINATION	34
23.	BOTTLER RIGHT TO CURE	34
24.	BOTTLER’S RIGHTS AND OBLIGATIONS WITH RESPECT TO SALE OF ITS BUSINESS	36
25.	COMPENSATION TO BOTTLER ON TERMINATION FOR COMMERCIAL IMPRACTICABILITY UNDER SECTION 19.2.2, FORCE MAJEURE UNDER SECTION 20.2.2.2, DEFINED EVENTS UNDER SECTION 21 OR DEFICIENCY TERMINATION UNDER SECTION 22	41
26.	VALUATION	42
27.	POST-EXPIRATION AND POST-TERMINATION OBLIGATIONS	43
28.	COMPANY’S RIGHT OF ASSIGNMENT	43
29.	LITIGATION	44
30.	INDEMNIFICATION	44
31.	BOTTLER’S INSURANCE	45

32.	LIMITATION ON BOTTLER REPRESENTATIONS OR DISCLOSURES REGARDING COVERED BEVERAGES OR RELATED PRODUCTS	45
33.	INCIDENT MANAGEMENT	45
34.	SEVERABILITY	46
35.	AMENDMENT AND RESTATEMENT OF CERTAIN PRIOR CONTRACTS, MERGER, AND REQUIREMENTS FOR MODIFICATION	46
36.	NO WAIVER	46
37.	NATURE OF AGREEMENT AND RELATIONSHIP OF THE PARTIES	46
38.	HEADINGS AND OTHER MATTERS	47
39.	EXECUTION IN MULTIPLE COUNTERPARTS	47
40.	NOTICE AND ACKNOWLEDGEMENT	47
41.	CHOICE OF LAW AND VENUE	50
42.	CONFIDENTIALITY	50
43.	ACTIVE AND COMPLETE ARMS LENGTH NEGOTIATIONS	52
44.	RESERVATION OF RIGHTS	52

TABLE OF EXHIBITS

Exhibit	Title	Exhibit References by Section
A	Covered Beverages and Multiple Route to Market Beverages	1.1 1.5 2.13 2.28 2.30 7.1.1 7.1.3.5 7.1.3.6 7.1.3.8 9.2.2 9.6.2
B	Trademarks	1.2 2.44 7.1.1 7.1.2 7.1.3.5 7.1.3.8
C-1	First-Line Territory	1.3 2.20 2.41 11.1
C-2	Sub-Bottling Territory	1.5 2.40 2.41 11.2 25.4.1
D	Preexisting Contracts	1.4 35.1.1
E	Finished Goods Supply Agreement	2.18
F	Related Products and Multiple Route to Market Related Products	1.5 2.29 2.30 2.37 7.1.2 7.1.3.5 7.1.3.7 7.1.3.8 9.2.2 9.6.2

TABLE OF SCHEDULES

Schedule	Title	Schedule References by Section
2.17.2	Participating Bottlers	2.17.2
2.31	Permitted Ancillary Business	2.31 13.1.4 13.4.1
2.32	Permitted Beverage Products	2.32 13.1.4
2.33	Permitted Lines of Business	2.33 13.4.1
2.36	Related Agreements	2.36
3.2	Sub-Bottling Payments	3.2
3.4.2	Existing Alternate Route to Market Agreements	3.4.2
5.5	Approved Names	5.5
6	Covered Beverages or Related Products - Pre-Existing Contractual Commitments	6.1.1
14.2	Measurement of Volume Per Capita Performance	14.2.3
24.1	Included / Excluded Business	24.1.1 24.1.2 24.1.3
24.4.1	Terms and Conditions of Sale	24.4.2.2 25.2
24.4.2	Amendments to Agreement	24.4.2 24.4.3
26	Guidance to Valuation Experts	26.6
31	Insurance Requirements	31
35.1.4	Agreements Not Affected by this Agreement	21.1.7 35.1.4

Comprehensive Beverage Agreement

THIS AGREEMENT IS ENTERED INTO BY THE COCA-COLA COMPANY, A DELAWARE CORPORATION (“COMPANY”), COCA-COLA REFRESHMENTS USA, INC., A DELAWARE CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF COMPANY (“CCR”), AND COCA-COLA BOTTLING CO. CONSOLIDATED, A DELAWARE CORPORATION (“BOTTLER”).

1.	RECITALS
1.1.	Company manufactures and sells, or authorizes others to manufacture and sell, certain shelf-stable, ready-to-drink beverages identified on Exhibit A.
1.2.	Company owns or licenses the Trademarks identified on Exhibit B, which identify and distinguish Company’s products.
1.3.
The parties desire to enter into an arrangement under which Bottler will market, promote, distribute and sell certain of Company’s beverage products in the First-Line Territory identified on Exhibit C-1.

1.4.
Company and Bottler are parties to certain pre-existing contracts identified on Exhibit D under which Company has previously authorized Bottler to manufacture and package in certain authorized containers, and market, promote, distribute and sell, various Covered Beverages and Related Products. Except as contemplated in Section 35.1.4 hereof, all such pre-existing contracts are hereby amended, restated and superseded in their entirety as of the Effective Date by (i) this Agreement, and (ii) to the extent applicable, any agreements entered into by Company and Bottler on or after October 30, 2015 that authorize Bottler to manufacture and package some or all of the Covered Beverages and/or Related Products.

1.5.
Company has authorized CCR to, among other things, market, distribute, promote, and sell the shelf-stable, ready-to-drink beverages and related products identified on Exhibit A and Exhibit F, as the case may be, in defined geographic territories, and has granted CCR the right to use the Trademarks to identify and distinguish such beverages and related products. CCR desires to grant to Bottler, subject to the terms and conditions set forth in this Agreement, the rights and obligations that CCR has received from Company to market, distribute, promote, and sell such shelf-stable, ready-to-drink beverages and related products in the Sub-Bottling Territory identified on Exhibit C-2, and an exclusive sub-license to use the Trademarks solely in connection with the distribution, promotion, marketing, and sale of such beverages and related products in the Sub-Bottling Territory. Company desires to consent to such grant, subject to agreement by CCR and Bottler to the terms and conditions of this Agreement.

1.6.	Although Bottler is not authorized under this Agreement to manufacture or package Company’s beverage products, Bottler will continue to be identified as “Bottler” in this Agreement and otherwise, because the parties believe that use of the term “Bottler” is important to historical and continuing commercial relationships between Bottler and customers, consumers, and communities.

COMPANY AND BOTTLER AGREE AS FOLLOWS:

2.	DEFINITIONS
2.1.	“Affiliate" means, as to any Person, another Person that Controls, is Controlled by, or is under common Control with the first Person.
2.2.	“Agreement” means this Comprehensive Beverage Agreement by and between Bottler, CCR and Company, as hereafter amended by the parties in accordance with the provisions hereof.
2.3.	“Beneficial Owner” means a Person having Beneficial Ownership of any securities.
2.4.
“Beneficial Ownership” of securities means possession of (a) voting power, which includes the power to vote, or to direct the voting of, securities, or (b) investment power, which includes the power to Dispose of, or to direct the Disposition of, securities. Beneficial Ownership includes any voting power or investment power that any person has or shares, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise. The following Persons will not be deemed to have acquired Beneficial Ownership of securities under the circumstances described:

	2.4.1.	a Person engaged in business as an underwriter of securities who acquires securities through his participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933 will not be deemed to be the Beneficial Owner of such securities until such time as the underwriter completes his participation in the underwriting and will not be deemed to be the Beneficial Owner of the securities acquired by other members of any underwriting syndicate or selected dealers in connection with such underwriting solely by reason of customary underwriting or selected dealer arrangements;
	2.4.2.	a member of a national securities exchange will not be deemed to be a Beneficial Owner of securities held directly or indirectly by it on behalf of another person solely because such member is the record holder of such securities and, pursuant to the rules of such exchange, may direct the vote of such securities, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted, but is otherwise precluded by the rules of such exchange from voting without instruction;
	2.4.3.	the holder of a proxy solicited by the Board of Directors of Bottler for the voting of securities of such Bottler at any annual or special meeting and any adjournment or adjournments thereof of the stockholders of Bottler will not be deemed to be a Beneficial Owner of the securities that are the subject of the proxy solely for such reason; and
	2.4.4.	a Person who in the ordinary course of his business is a pledgee of securities under a written pledge agreement will not be a Beneficial Owner until the pledgee has taken all formal steps required to declare a default and determines that the power to vote or to direct the vote or to Dispose or to direct the Disposition of such pledged securities will be exercised.
2.5.	“Beverage” means a non-alcoholic, shelf-stable beverage in pre-packaged, ready-to-drink form in bottles, cans or other factory-sealed containers. “Beverage” does not include any Beverage Component.

2.6.
“Beverage Component” means a beverage syrup, beverage concentrate, beverage base, beverage flavor, beverage sweetener, beverage mix, beverage powder, grounds (such as for coffee), herbs (such as for tea), liquid flavor enhancer, liquid water enhancer, or other beverage component that is not ready to drink but is intended to be mixed with other ingredients before being consumed.

2.7.	“Business Day” means Monday through Friday, except the legal public holidays specified in 5 U.S.C. 6103 or any other day declared to be a holiday by federal statute or executive order.
2.8.
“Change of Control” means a Disposition that results in the existing Beneficial Owners of the securities of Bottler as of the Effective Date (together with their Permitted Transferees and Permitted Transferees of Permitted Transferees at any tier) ceasing to have, collectively, Control of Bottler.

2.9.
“Company Authorized Supplier” means (a) any Regional Producing Bottler and (b) any other Person expressly authorized by Company to supply Expanding Participating Bottlers or Participating Bottlers with Covered Beverages and Related Products.

2.10.	“Company Owned Distributor” and “Company Owned Manufacturer”:
2.10.1.
“Company Owned Distributor” means any Affiliate or operating unit of Company that markets, promotes, distributes, and sells any of the Covered Beverages or Related Products through Direct Store Delivery in a geographic territory in the United States.

2.10.2.
“Company Owned Manufacturer” means any Affiliate or operating unit of Company located in the United States that manufactures any of the Covered Beverages for distribution or sale within the United States.

2.11.
“Consumer Beverage Component” means a Beverage Component intended for sale to consumers directly or through a retail outlet as a shelf-stable, factory-sealed product to be mixed by consumers with other ingredients, or dispensed from equipment owned by or leased to consumers, outside the premises of the retail outlet, before being consumed. Consumer Beverage Component will not include any Beverage Component intended to be used to produce a beverage dispensed from equipment on the premises of any food service customers or other chain or fountain accounts.

2.12.	“Control” means the possession, directly or indirectly, of more than 50% of the outstanding voting power of a Person.
2.13.	“Covered Beverage” means a Beverage identified on Exhibit A, and all Line Extensions, SKUs and packages thereof.
2.14.
“Direct Store Delivery” means the distribution method whereby product is delivered by suppliers directly to retail outlet shelves for selection by consumers and does not arrive at the retail outlet via a retailer’s own warehouse or warehouses operated by other wholesalers or by agents of the retailer.

2.15.
“Disposition” means any sale, merger, issuance of securities, exchange, transfer, power of attorney, proxy, redemption or any other contract, arrangement, understanding, or transaction in which, or as a result of which, any Person acquires, or obtains any contract, option, conversion privilege or other right to acquire Beneficial Ownership of any securities.

2.16.	“Effective Date” means March 31, 2017.

2.17.	“Expanding Participating Bottler” and “Participating Bottler”:
	2.17.1.	“Expanding Participating Bottler” means any Person meeting the criteria of any of Sections 2.17.1.1, 2.17.1.2, 2.17.1.3, 2.17.1.4, or 2.17.1.5.
		2.17.1.1.	Bottler;
2.17.1.2.
A Person (other than a Company Owned Distributor) that distributes Beverages under the Coca-Cola trademark and other Trademarks through Direct Store Delivery in a territory in the United States (which for purposes of this Agreement will mean the fifty (50) United States as of the Effective Date and the District of Columbia but will expressly exclude any U.S. territories) as of December 31, 2013 and, on or after December 31, 2013 (a) first acquired or acquires, through a grant or series of related grants from Company (or a Company Affiliate), the right to distribute all or substantially all of the Covered Beverages and Related Products in one (1) or more geographic territories within the United States, and (b) such acquisition(s) result in a net increase of thirty percent (30%) or more in the aggregate number of physical cases of Covered Beverages and Related Products sold in all of such Person’s territories within the United States, determined based on the twelve (12) month period immediately preceding the consummation of such acquisitions. Physical cases resulting from termination, surrender or exchange of territorial rights will be subtracted so as to determine the net increase;

2.17.1.3.
A Person (other than a Company Owned Distributor) that does not distribute Beverages under the Coca-Cola trademark and other Trademarks through Direct Store Delivery in a territory in the United States as of December 31, 2013, and, on or after December 31, 2013, first acquired or acquires through a grant or series of related grants from Company (or a Company Affiliate) the right to distribute all or substantially all of the Covered Beverages and Related Products in one (1) or more geographic territories within the United States;

		2.17.1.4.	A Person (other than a Company Owned Distributor) that acquires through a transaction or series of related transactions from an Expanding Participating Bottler the right to distribute all or substantially all of the Covered Beverages and Related Products in one (1) or more geographic territories within the United States; or
		2.17.1.5.	A Participating Bottler that (a) acquires through a transaction or series of related transactions from another Participating Bottler the right to distribute all or substantially all of the Covered Beverages and Related Products in one or more geographic territories within the United States, and (b) such acquisition(s) result in a net increase of thirty percent (30%) or more in the aggregate number of physical cases of Covered Beverages and Related Products sold in all of the acquiring Participating Bottler’s territories within United States, determined based on the twelve (12) month period immediately preceding the consummation of such acquisitions. Physical cases resulting from termination, surrender or exchange of territorial rights will be subtracted so as to determine the net increase.

2.17.2.
“Participating Bottler” means a Person who acquires through a grant or series of related grants from Company (or a Company Affiliate) the right to distribute all or substantially all of the Covered Beverages and Related Products in one (1) or more geographic territories within the United States in accordance with a Participating Bottler Comprehensive Beverage Agreement. A list of Participating Bottlers as of the Effective Date is set forth on Schedule 2.17.2 to this Agreement, which Schedule may be updated from time to time by Company by providing Notice to Bottler to accurately reflect all Participating Bottlers as of the date of any such update.

2.18.	“Finished Goods Supply Agreement” means the Finished Goods Supply Agreement between Bottler and any Regional Producing Bottler, in the form attached as Exhibit E.
2.19.
“Finished Product” means Covered Beverages and Related Products in bottles, cans or other factory-sealed containers supplied to Bottler pursuant to a Finished Goods Supply Agreement for distribution and sale by Bottler in the Territory in accordance with the terms of this Agreement.

2.20.
“First-Line Territory” means the territory in which Bottler is authorized by Company under Section 3.1 to market, promote, distribute, and sell the Covered Beverages and Related Products under this Agreement, as set forth on Exhibit C-1.

2.21.
“Full Line Operator” means a Person that provides vending or food service management services to business, industry, educational, healthcare and public locations and sells a wide range of products, which can include candy, cookies, chips, fresh fruit, milk, cold food, coffee and other hot drinks, sparkling beverages, and often frozen products like ice cream.

2.22.
“Governance Board” means The Coca-Cola System Leadership Governance Board, the governing body for the Coca-Cola system consisting of representatives of Company and selected U.S. bottlers. The Governance Board (as currently contemplated by Company and the Expanding Participating Bottlers) is described in the Coca-Cola System Governance Letter Agreement between the parties with the effective date of March 31, 2017, as it may be amended from time to time by mutual agreement of the parties.

2.23.
“Governmental Authority” means any government or subdivision thereof, whether foreign or domestic, national, state, county, municipal or regional, any agency or instrumentality of any such government or subdivision thereof, any other governmental entity, or a court.

2.24.	“Incidence Agreement” means the Expanding Participating Bottler Revenue Incidence Agreement between Company and Bottler, as may be amended, modified and restated from time to time.
2.25.
“Incubation Beverage” means (a) a Beverage existing as of the Effective Date and distinguished by a trademark owned by Company or an Affiliate or by a trademark licensed to Company or an Affiliate and sublicensed to Bottler that has not achieved sales volume nationally of at least twelve (12) million physical cases (the “Volume Threshold”) and annual sales revenue of at least $100 million USD in the immediately preceding 12 month period (the “Revenue Threshold”), as such Revenue Threshold is adjusted pursuant to Section 2.25.4; and (b) a Beverage introduced after the Effective Date distinguished by a trademark owned by Company or an Affiliate or by a trademark licensed to Company or an Affiliate and sublicensed to Bottler that would otherwise constitute a New Beverage Product but has not achieved the Volume Threshold and the Revenue Threshold.

	2.25.1.	“Incubation Beverage” will not include a Line Extension of a then existing Covered Beverage or a new SKU or package for a then existing Covered Beverage. Upon achieving both the Volume Threshold and the Revenue Threshold for the immediately preceding 12 month period, an Incubation Beverage will be deemed to be a New Beverage Product in accordance with Section 7.2, and, as a New Beverage Product, will be subject to Section 7.1.

2.25.2.
If the Incubation Beverage then becomes a Covered Beverage in accordance with Section 7.1, it will thereafter continue to be a Covered Beverage regardless of whether it continues to meet the Volume Threshold and Revenue Threshold, subject to Company’s right to discontinue Covered Beverages in accordance with Section 9.2.

	2.25.3.	A Covered Beverage that is discontinued by Company cannot thereafter become an Incubation Beverage.
2.25.4.
The Revenue Threshold will increase annually, beginning with the first calendar year following the calendar year in which the Effective Date occurs. The amount of the annual increase in the Revenue Threshold will be equal to the percentage increase in the Index as of December 31 of the calendar year just ended (the “Current Index”) compared to the Index as of the immediately preceding December 31 (the “Base Index”). The Index will be the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All Items, as published by the Bureau of Labor Statistics of the Department of Labor, as it may be amended from time to time, or such other comparable source upon which the Parties may agree.

2.25.5.
“Line Extension” means (a) with respect to a Covered Beverage, a flavor, calorie or other variation of the Covered Beverage, introduced by Company after the Effective Date, that is identified by the primary Trademark that also identifies the Covered Beverage or any modification of such Trademark (i.e., the addition of a prefix, suffix or other modifier used in conjunction with any such Trademark); (b) with respect to a Related Product, a flavor, calorie or other variation of the Related Product, introduced by Company after the Effective Date, that is identified by the Trademark that also identifies the Related Product (or any modification of such Trademark); and (c) with respect to a Permitted Beverage Product, a flavor, calorie or other variation of such Permitted Beverage Product introduced after the Effective Date that is identified by the primary trademark that also identifies such Permitted Beverage Product or any modification of such trademark (i.e., the addition of a prefix, suffix or other modifier used in conjunction with any such trademark); provided that Company reasonably determines that such flavor, calorie or other variation is marketed in the same beverage category as the Permitted Beverage Product.

2.26.
“Mandated Beverage” means any Beverage (or SKU or package of such Beverage) identified by trademarks owned by Company or its Affiliates, or by trademarks licensed to Company or its Affiliates and sublicensed to Bottler, the availability in the Territory of which is required by plans, programs, guidelines, or instructions of the Governance Board or which is otherwise designated by the Governance Board as a “Mandated Beverage”.

2.27.
“Mandated Related Product” means any Consumer Beverage Component or other beverage product (or SKU or package of such Consumer Beverage Component or other beverage product) identified by trademarks owned by Company or its Affiliates, or by trademarks licensed to Company or its Affiliates and sublicensed to Bottler, the availability in the Territory of which is required by plans, programs, guidelines, or instructions of the Governance Board or which is otherwise designated by the Governance Board as a “Mandated Related Product.”

2.28.
“Multiple Route to Market Beverage” means (a) any Beverage distributed by Bottler on the Effective Date and identified on Exhibit A as a “Multiple Route to Market Beverage”, and (b) any New Beverage Product that is a Beverage that Company determines, in its sole discretion, after notice to and discussion with the Governance Board, will be distributed in the Territory through both Direct Store Delivery and other means, subject to the applicable provisions of Section 7. Line Extensions, new SKUs and packages of a Covered Beverage that is not a Multiple Route To Market Beverage will not constitute Multiple Route to Market Beverages. For each Multiple Route to Market Beverage, Exhibit A will specify the extent to which the Beverage will be distributed in the Territory via Direct Store Delivery.

2.29.
“Multiple Route to Market Related Product” means (a) any Consumer Beverage Component (or other product that is not a Beverage) distributed by Bottler on the Effective Date and identified on Exhibit F as a “Multiple Route to Market Related Product”, and (b) any New Beverage Product that is a Consumer Beverage Component (or other product that is not a Beverage) that Company determines, in its sole discretion, after notice to and discussion with the Governance Board, will be distributed in the Territory through both Direct Store Delivery and other means, subject to the applicable provisions of Section 7. Line Extensions, new SKUs and packages of a Related Product that is not a Multiple Route To Market Related Product will not constitute Multiple Route to Market Related Products. For each Multiple Route to Market Related Product, Exhibit F will specify the extent to which the product will be distributed in the Territory via Direct Store Delivery.

2.30.
“New Beverage Product” means a Beverage or Consumer Beverage Component (or other product that is not a Beverage) that does not appear on Exhibit A or Exhibit F as of the Effective Date, that Company or an Affiliate of Company develops, acquires, creates, licenses, or otherwise obtains sufficient rights to market, promote, distribute and sell in the Territory, and that Company determines, in its sole discretion, after Notice to and discussion with the Governance Board, will be distributed in the Territory through Direct Store Delivery. “New Beverage Product” will not include an Incubation Beverage, Line Extension, or new SKU or package of any Covered Beverage or Related Product. Upon achieving both the Volume Threshold and the Revenue Threshold, as defined in Section 2.25, an Incubation Beverage will be deemed to be a New Beverage Product in accordance with Section 7.2, and as a New Beverage Product will be subject to Section 7.1.

2.31.
“Permitted Ancillary Business” means a business operated by Bottler or an Affiliate of Bottler to which Company has provided its consent on Schedule 2.31 (subject to the conditions specified on Schedule 2.31), and is therefore permitted under this Agreement to produce, manufacture, prepare, package, distribute, sell, deal in, or otherwise use or handle, as the case may be, Beverages, Beverage Components or other beverage products that are not Covered Beverages, Related Products, or Permitted Beverage Products. “Permitted Ancillary Business” will include any ancillary businesses to which Company may hereafter provide prior written consent, which consent will result in the automatic amendment of Schedule 2.31 to include such permitted ancillary business. Company will not unreasonably withhold its consent to a proposed ancillary business that (a) is not directly and primarily involved in the manufacture, marketing, promotion, distribution or sale of Beverages, Beverage Components and other beverage products (e.g., sale, lease or servicing of equipment used in the distribution of beverages to third parties), or (b) provides office coffee service to offices or facilities.

2.32.
“Permitted Beverage Product” means a Beverage, Beverage Component, or other beverage product that is not a Covered Beverage or Related Product, to which Company has provided its consent on Schedule 2.32 (subject to the conditions specified on Schedule 2.32) and is therefore permitted under this Agreement. “Permitted Beverage Product” will include any beverage product to which

Company hereafter provides prior written consent, which consent will result in the automatic amendment of Schedule 2.32 to include such permitted beverage product, and any Line Extension of a Permitted Beverage Product or new SKU or package of an existing Permitted Beverage Product.

2.33.
“Permitted Line of Business” means a line of business operated by Bottler or an Affiliate of Bottler to which Company has provided its consent on Schedule 2.33 (subject to the conditions specified on Schedule 2.33), and is therefore permitted under this Agreement to use delivery vehicles, cases, cartons, coolers, vending machines or other equipment bearing Company’s Trademarks and/or to assign duties relating to such line of business to personnel or management whose primary duties relate to delivery or sales of Covered Beverages or Related Products. “Permitted Line of Business” will include any line of business as to which Company hereafter provides prior written consent, which consent will not be unreasonably withheld by Company and will result in the automatic amendment of Schedule 2.33 to include such Permitted Line of Business.

2.34.	“Permitted Transferee” means, with respect to a Beneficial Owner of equity securities of Bottler:
2.34.1.
such Beneficial Owner’s past, present and future spouses (including former spouses), lineal descendants (including adopted children and stepchildren), parents, grandparents, siblings, and first-degree cousins (collectively, “Family Members”);

2.34.2.
such Beneficial Owner’s or Family Member’s estate, including the executor(s), administrator(s) or other personal representative(s) of such Beneficial Owner’s or Family Member’s estate in their fiduciary capacity(ies) (“Family Estate”);

2.34.3.
any trust primarily for the benefit of such Beneficial Owner and/or any Family Member(s), including the trustee(s) of such Family Trust in their fiduciary capacity(ies) (“Family Trust”), provided a trust shall still be a Family Trust even if there exists a remote contingent beneficial interest in favor of a non-Family Member in such Family Trust;

	2.34.4.	any partnership, corporation or limited liability company that is wholly-owned by such Beneficial Owner, Family Member(s), Family Estate and/or Family Trust; and
	2.34.5.	any other existing Beneficial Owner of equity securities of Bottler and such other Beneficial Owner’s respective “Permitted Transferees” determined under Section 2.34.1 through Section 2.34.4 above.
With respect to a stockholder that is an entity, “Permitted Transferee” will also include any Affiliate of such stockholder. For purposes of determining the Permitted Transferees of a Permitted Transferee, such Permitted Transferee shall be deemed a Beneficial Owner under this Agreement.

2.35.
“Person” means an individual, a corporation, a company, a voluntary association, a partnership, a joint venture, a limited liability company, a trust, an estate, an unincorporated organization, a Governmental Authority, or any other entity.

2.36.
“Regional Producing Bottler” means any Expanding Participating Bottler or Company Owned Manufacturer that is (directly or indirectly through its membership in another Person) a member of the Coca-Cola System National Product Supply Group.

2.37.
“Related Agreement” means any agreement identified on Schedule 2.37 between Company and any of Company’s Affiliates and Bottler and any of Bottler’s Affiliates relating to the marketing, promotion, distribution and sale of Covered Beverages and Related Products in the Territory.

2.38.
“Related Product” means a product listed on Exhibit F that does not fall within the definition of “Beverage,” and includes (i) any Consumer Beverage Component (or other product that is not a Beverage) that becomes a Related Product under Sections 2.28, 2.29, 7, 8 or 9 of this Agreement, (ii) all Line Extensions of the Related Products identified on Exhibit F, and (iii) all SKUs or packages for the Related Products identified on Exhibit F.

2.39.
“SKU” means a stock-keeping unit or other uniquely identifiable type of Beverage or other product configuration, distinguished by the use of a different primary or secondary packaging and/or different flavoring or other characteristics from other Beverage or product configurations, such that such configuration requires the use of a separate UPC code to distinguish it from other forms of Beverage or product configurations.

2.40.
“Sub-Bottling Territory” means the territory in which Bottler is authorized by CCR under Section 3.2 to market, promote, distribute, and sell the Covered Beverages and Related Products under this Agreement, as set forth on Exhibit C-2.

2.41.	“Subterritory” means a geographic segment of a the First-Line Territory or a Sub-Bottling Territory, as described in Exhibit C-1 and Exhibit C-2.
2.42.	“Term” means the Initial Term and any Additional Term(s).
2.43.	“Territory” means the First-Line Territory and the Sub-Bottling Territory, collectively.
2.44.	“Trademarks” means the trademarks owned by or licensed to Company or its Affiliates and identified on Exhibit B.
2.45.
“U.S. Coca-Cola Bottler” means a Person (including a Company Owned Distributor) that distributes Beverages under the Coca-Cola trademark and other Trademarks through Direct Store Delivery in a territory in the United States of America.

3.	AUTHORIZATIONS FOR BOTTLER TO MARKET, PROMOTE, DISTRIBUTE AND SELL COVERED BEVERAGES AND RELATED PRODUCTS IN THE FIRST-LINE TERRITORY AND SUB-BOTTLING TERRITORY
3.1.	Company appoints Bottler as its sole and exclusive distributor of Covered Beverages and Related Products under the Trademarks for sale in and throughout the First-Line Territory, subject to the provisions of this Agreement. In furtherance of such appointment, Company authorizes Bottler:
	3.1.1.	To purchase Covered Beverages and Related Products from (i) Company, directly or through its Affiliates, (ii) a Regional Producing Bottler in accordance with the Finished Goods Supply Agreement; or (iii) any other Company Authorized Supplier in accordance with the terms of an applicable supply agreement, agency sales agreement or other similar arrangement between Bottler and such Company Authorized Supplier.
	3.1.2.	To market, promote, distribute, and sell such Covered Beverages and Related Products under the Trademarks in and throughout the First-Line Territory;
	3.1.3.	If Bottler is a party to a Regional Manufacturing Agreement with Company, to market, promote, distribute and sell in and throughout the First-Line Territory Covered Beverages and Related Products manufactured, produced and packaged by Bottler for its own account in accordance with such Regional Manufacturing Agreement; and

3.1.4.
If (a) Bottler is a party to an Expanding Participating Bottler Manufacturing Agreement or other manufacturing authorization with Company (in either case, a “Manufacturing Authorization”), and (b) such Manufacturing Authorization expressly authorizes Bottler to manufacture, produce and package Covered Beverages and Related Products for distribution in and throughout the First-Line Territory, to market, promote, distribute and sell in and throughout the First-Line Territory Covered Beverages and Related Products manufactured, produced and packaged by Bottler for its own account in accordance with such Manufacturing Authorization.

3.2.
In consideration of payment by Bottler to CCR on a quarterly basis of the “Sub-Bottling Payment” calculated and paid in accordance with Schedule 3.2, CCR hereby appoints Bottler as its sole and exclusive distributor of Covered Beverages and Related Products under the Trademarks for sale in and throughout the Sub-Bottling Territory, subject to the provisions of this Agreement. In furtherance of such appointment, CCR hereby authorizes Bottler, and Bottler undertakes, upon the terms and conditions set forth in this Agreement:

	3.2.1.	To purchase Covered Beverages and Related Products from (i) Company, directly or through its Affiliates, (ii) a Regional Producing Bottler in accordance with the Finished Goods Supply Agreement; or (iii) any other Company Authorized Supplier in accordance with the terms of an applicable supply agreement, agency sales agreement or other similar arrangement between Bottler and such Company Authorized Supplier;
	3.2.2.	To market, promote, distribute, and sell such Covered Beverages and Related Products under the Trademarks in and throughout the Sub-Bottling Territory;
	3.2.3.	If Bottler is a party to a Regional Manufacturing Agreement with Company, to market, promote, distribute and sell in and throughout the Sub-Bottling Territory Covered Beverages and Related Products manufactured, produced and packaged by Bottler for its own account in accordance with such Regional Manufacturing Agreement; and
	3.2.4.	If Bottler is a party to a Manufacturing Authorization and such Manufacturing Authorization expressly authorizes Bottler to manufacture, produce and package Covered Beverages and Related Products for distribution in and throughout the Sub-Bottling Territory, to market, promote, distribute and sell in and throughout the Sub-Bottling Territory Covered Beverages and Related Products manufactured, produced and packaged by Bottler for its own account in accordance with such Manufacturing Authorization.
3.3.	Company consents to the grant of rights by CCR to Bottler for the Sub-Bottling Territory provided for under this Agreement. Company further agrees that, during the Term, Company will not terminate, and CCR will not relinquish, CCR’s rights to market, promote, distribute and sell the Covered Beverages and the Related Products in the Sub-Bottling Territory.
3.4.	Neither Company nor any of Company’s Affiliates will distribute or sell, or authorize any other party to distribute or sell, Covered Beverages or Related Products in the Territory, except:
	3.4.1.	as expressly provided in this Agreement (including, in the case of Multiple Route to Market Beverages and Multiple Route to Market Related Products, as provided in Section 8);

3.4.2.
in accordance with, and for the time period specified in, the alternate route to market agreements identified on Schedule 3.4.2 in effect between Company and Bottler as of the Effective Date (which agreement(s) shall expire by its terms and shall not be renewed or extended except as determined by the Governance Board) (the “Existing Alternate Route to Market Agreements”); and

	3.4.3.	under any new alternate route to market agreements established in conjunction with and approved by the Governance Board (“New Alternate Route to Market Agreements”).
3.5.	Bottler will not authorize any wholesalers or other distributors to distribute or sell Covered Beverages or Related Products (including Multiple Route to Market Beverages or Multiple Route to Market Related Products) within or outside the Territory, except that Bottler may sell Covered Beverages and Related Products (including Multiple Route to Market Beverages and Multiple Route to Market Related Products) to Full Line Operators in the Territory for further distribution and sale of such Covered Beverages and Related Products by such Full Line Operators in the Territory.
3.6.	If and to the extent that Company distributes, or determines, in its sole discretion, to distribute a Beverage or Beverage Component that is neither a Covered Beverage nor a Related Product (or is a Multiple Route to Market Beverage or Multiple Route to Market Related Product to be distributed in the Territory via means other than Direct Store Delivery), Company may, in its sole discretion, determine or modify the appropriate business model for such distribution. Company will discuss such business model with the Governance Board. Company will offer Bottler the option to participate economically in such business model under commercially reasonable terms and conditions to be negotiated in good faith by the parties, as follows:
	3.6.1.	in the case of fountain syrups, under (a) Local Marketing Partner Agreements governing Bottler’s distribution and/or sale of certain fountain post-mix beverage syrups to certain local accounts in the Territory, and/or (b) agreements addressing Bottler’s economic participation in the sale in the Territory of beverage syrups and other Beverage Components to national and regional food service customers and/or other chain or fountain accounts; and
	3.6.2.	in the case of (a) a Beverage that is not a Covered Beverage, (b) a Beverage Component that is not a Related Product, or (c) to the extent distributed through means other than Direct Store Delivery, a Multiple Route to Market Beverage or Multiple Route to Market Related Product, under one or more agreements addressing Bottler’s economic participation in the sale of such products in the Territory.
3.7.	In the case of any Covered Beverage or Related Product that the Governance Board determines will be distributed in the Territory via means other than Direct Store Delivery, Bottler’s economic participation will be addressed under the Existing Alternate Route To Market Agreements or New Alternate Route to Market Agreements.
4.	ALTERNATE ROUTES TO MARKET
Company reserves the right to market, promote, distribute and sell, or authorize others to market, promote, distribute and sell, in the Territory, subject to terms and conditions specified by the Governance Board, any Covered Beverage (including any Multiple Route to Market Beverage) or Related Product (including any Multiple Route to Market Related Product) that the Governance Board designates for distribution in the Territory via means other than Direct Store Delivery.

5.	COMPANY AND BOTTLER RIGHTS AND OBLIGATIONS REGARDING THE TRADEMARKS
5.1.	Bottler acknowledges and agrees that Company is the sole and exclusive owner of all rights, title and interest in and to the Trademarks. Company has the unrestricted right, in its sole discretion, to use the Trademarks on the Covered Beverages and Related Products and on all other products and merchandise, to determine which Trademarks will be used on which Covered Beverages and Related Products, and to determine how the Trademarks will be displayed and used on and in connection with the Covered Beverages and Related Products. Bottler agrees not to dispute the validity of the Trademarks or their exclusive ownership by Company either during the Term or thereafter, notwithstanding any applicable doctrines of licensee estoppel.
5.2.	Company grants to Bottler only an exclusive, royalty-free license to use the Trademarks, solely in connection with the marketing, promotion, distribution, and sale of the Covered Beverages and Related Products in the First-Line Territory, and CCR grants to Bottler only an exclusive, royalty-free sublicense to use the Trademarks, solely in connection with the marketing, promotion, distribution, and sale of the Covered Beverages and Related Products in the Sub-Bottling Territory, all in accordance with standards adopted and issued by Company from time to time, and made available to Bottler through written, electronic, on-line or other form or media, subject to the rights reserved to Company under this Agreement.
5.3.
Nothing in this Agreement, nor any act or failure to act by Bottler, CCR or Company, will give Bottler any proprietary or ownership interest of any kind in the Trademarks or in the goodwill associated therewith.

5.4.	Bottler and CCR acknowledge and agree that, all use of the Trademarks will inure to the benefit of Company.
5.5.
Except as set forth on Schedule 5.5, Bottler must not adopt or use any name, corporate name, trading name, title of establishment or other commercial designation or logo that includes the words “Coca-Cola”, “Coca”, “Cola”, “Coke”, or any of them, or any word, name or designation that is confusingly similar to any of them, or any graphic or visual representation of the Trademarks or any other Trademark or intellectual property owned by Company, without the prior written consent of Company, which consent shall not be unreasonably withheld and will be contingent on Bottler’s compliance with this Agreement.

5.6.	Bottler recognizes that the uniform external appearance of the Trademarks on distribution and other equipment and materials used under this Agreement is important to the Trademarks, the successful marketing of the Covered Beverages and Related Products, and the Coca-Cola system.
	5.6.1.	Bottler agrees, to the extent such Trademarks are utilized by Bottler, to accept and, within a reasonable time, apply any new or modified standards adopted and issued from time to time by Company that are generally applicable, and made available to Bottler for the design and decoration of trucks and other delivery vehicles, cases, cartons, coolers, vending machines and other materials and equipment that bear such Trademarks and are used in the marketing, promotion, distribution, and sale of Covered Beverages and Related Products.
5.6.2.
If Company changes such standards, the new standards will apply to all such assets acquired by Bottler following receipt of Notice of the change in standards to the extent Bottler uses the Trademarks on such assets, and will be applied to such existing assets in the normal course of Bottler’s business (e.g., trucks would be repainted consistent with normal maintenance cycles).

6.	PRE-EXISTING COMMITMENTS
6.1.	Company and Bottler acknowledge that the sale by Company or its Affiliates of certain Covered Beverages or Related Products to certain customers or distributors in the Territory may be required under pre-existing commitments with such customers or distributors.
	6.1.1.	The pre-existing commitments, if any, applicable to the Territory are identified on Schedule 6.
	6.1.2.	Company or its Affiliates may continue to distribute and sell Covered Beverages and Related Products in the Territory until the expiration of the applicable pre-existing commitment, but neither Company nor any of its Affiliates will exercise any voluntary rights to extend or renew the term of any such pre-existing commitment.
	6.1.3.	If a pre-existing commitment provides for automatic renewal, Company will use good faith efforts to provide a notice of termination rather than allow the pre-existing commitment to automatically renew, if Company may do so without breaching the pre-existing commitment or incurring any penalties.
7.	NEW BEVERAGE PRODUCTS
7.1.	If Company or a Company Affiliate proposes to distribute or sell, or authorize the distribution or sale of, any New Beverage Product in the Territory:
7.1.1.
Any such New Beverage Product that is a Mandated Beverage will be deemed a Covered Beverage, and Exhibit A will be deemed automatically amended to add such Mandated Beverage to the list of Covered Beverages (and if the New Beverage Product is sold under a trademark not listed on Exhibit B, Exhibit B will be deemed automatically amended to add the trademark associated with the New Beverage Product).

7.1.2.
Any such New Beverage Product that is a Mandated Related Product will be deemed a Related Product, and Exhibit F will be deemed automatically amended to add such Related Product to the list of Related Products (and if the New Beverage Product is sold under a trademark not listed on Exhibit B, Exhibit B will be deemed automatically amended to add the trademark associated with the New Beverage Product).

	7.1.3.	Any such New Beverage Product that is not a Mandated Beverage or Mandated Related Product will be offered by Company through Notice to Bottler.
		7.1.3.1.	The Notice must specify if such New Beverage Product is a Multiple Route to Market Beverage or Multiple Route to Market Related Product and, if so, the extent to which such New Beverage Product will be distributed in the Territory via Direct Store Delivery.
		7.1.3.2.	Bottler will have the option to distribute and sell such New Beverage Product in the Territory under the terms and conditions of this Agreement.
7.1.3.3.
Bottler's option under this Section 7.1.3 must be exercised by Bottler, if at all, by providing to Company Notice of such election within sixty (60) days following the date on which Bottler receives Notice from

Company that Company intends to introduce the New Beverage Product in the Territory and provides Bottler with an operating plan for, and samples of, the New Beverage Product.
	7.1.3.4.	If Bottler does not give Company timely Notice of Bottler's exercise of such option, then Company will have the right to market, promote, distribute and sell, or authorize others to market, promote, distribute and sell, in the Territory and otherwise undertake any activity with respect to the applicable New Beverage Product, including use of the Trademarks in connection with the marketing, promotion, distribution, and sale of the New Beverage Product in the Territory.
7.1.3.5.
If Bottler gives Company timely Notice of Bottler's exercise of such option, then, in the case of a new Beverage, Exhibit A will be deemed automatically amended to add such New Beverage Product to the list of Covered Beverages, and, in the case of a new Consumer Beverage Component, Exhibit F will be deemed automatically amended to add such New Beverage Product to the list of Related Products (and if the New Beverage Product is sold under a trademark not listed on Exhibit B, Exhibit B will be deemed automatically amended to add the trademark associated with the New Beverage Product).

7.1.3.6.
If the Notice from Company to Bottler specified that a new Covered Beverage is a Multiple Route to Market Beverage, then Exhibit A will identify such Beverage as a Multiple Route to Market Beverage and specify the extent to which such new Multiple Route to Market Beverage will be distributed in the Territory via Direct Store Delivery.

7.1.3.7.
If the Notice from Company to Bottler specified that a new Related Product is a Multiple Route to Market Related Product, then Exhibit F will identify such product as a Multiple Route to Market Related Product and specify the extent to which such new Multiple Route to Market Related Product will be distributed in the Territory via Direct Store Delivery.

	7.1.3.8.	Company will, at Bottler’s request, provide updated versions of Exhibit A, Exhibit B and Exhibit F to reflect changes under this Section 7.1.3.
7.2.
If an Incubation Beverage exceeds the Volume Threshold and the Revenue Threshold for the immediately preceding twelve (12) month period, that Beverage will cease to be an Incubation Beverage and will be treated as a New Beverage Product subject to the provisions of this Section 7, including determination of whether such Beverage is a Mandated Beverage. To facilitate this transition, Company and Bottler will, as applicable, (a) terminate (without compensation or liability to one another) any agreement relating to the marketing, promotion, distribution, or sale of such Beverage binding only Company (or one of its Affiliates) and Bottler; or (b) negotiate in good faith, on terms mutually agreeable to Company and Bottler, the termination of any such agreement binding on any party other than Company (or one of its Affiliates) and Bottler.

7.3.	If a New Beverage Product is not owned by Company, then the parties may enter into a separate agreement with respect to Bottler’s distribution and sale of that New Beverage Product in the Territory.

7.4.
If Company or one of its Affiliates acquires or licenses a New Beverage Product that becomes a Covered Beverage or Related Product under this Section 7, then Bottler’s rights to market, promote, distribute and sell such new Covered Beverage or Related Product will be subject to the terms of any agreements with third parties (including distribution agreements) that may be in effect as of the time that Company (or Company’s Affiliate) acquires or licenses the new Covered Beverage or the new Related Product. Company and Bottler will, as applicable, (a) terminate (without compensation or liability to one another) any agreement relating to the marketing, promotion, distribution, or sale of such New Beverage Product binding only Company (or one of its Affiliates) and Bottler (or one of its Affiliates), or (b) negotiate in good faith, on terms mutually agreeable to Company and Bottler, the termination of any such agreement binding on any party other than Company (or one of its Affiliates) and Bottler (or one of its Affiliates).

7.5.	If Bottler identifies any Beverage offered by a third party in a beverage category for which there is likely substantial demand in the Territory and in which category Company does not have a current or proposed entry, the Governance Board will, at Bottler’s request, evaluate such Beverage. If recommended by the Governance Board, Company will use commercially reasonable efforts to negotiate a licensing or other business arrangement with such third party that would facilitate distribution and sale of such Beverage in the Territory on terms acceptable to Company and Bottler.
8.	MULTIPLE ROUTE TO MARKET BEVERAGES AND MULTIPLE ROUTE TO MARKET RELATED PRODUCTS
8.1.	Bottler will be the sole and exclusive distributor of the Multiple Route to Market Beverages and of the Multiple Route to Market Related Products via Direct Store Delivery in the Territory.
8.2.
Subject to the requirements of Section 7.1.3.1 and this Section 8, Company may distribute, and may authorize third parties to distribute, Beverages that are Multiple Route to Market Beverages and products that are Multiple Route to Market Related Products in the Territory via means other than Direct Store Delivery.

8.3.
A New Beverage Product will be a Multiple Route to Market Beverage, or Multiple Route to Market Related Product, as the case may be, if Company provides timely Notice of such designation as contemplated under Section 7.1.3.1.

8.4.
If Company’s Notice of a New Beverage Product under Section 7.1.3 failed to specify that such New Beverage Product is a Multiple Route to Market Beverage or Multiple Route to Market Related Product as required under Section 7.1.3.1, and such New Beverage Product becomes a Covered Beverage or Related Product under Section 7.1.3.5, then Company may not thereafter elect to designate that Covered Beverage or Related Product as a Multiple Route to Market Beverage or Multiple Route to Market Related Product, as the case may be.

9.	REFORMULATION, DISCONTINUATION AND TRANSFER OF COVERED BEVERAGES AND RELATED PRODUCTS
9.1.	Company has the sole and exclusive right and discretion to reformulate any Covered Beverage or Related Product.
9.2.
Company has the sole and exclusive right and discretion to discontinue, on a temporary or permanent basis, any of the Covered Beverages or Related Products under this Agreement provided that any such Covered Beverage or Related Product is discontinued for all Expanding Participating

Bottlers and Participating Bottlers in the United States, and Company does not discontinue all Covered Beverages under this Agreement.
	9.2.1.	This right must be exercised by Company, if at all, by giving ninety (90) days’ prior Notice to Bottler of such discontinuation.
9.2.2.
If Company discontinues all SKUs and packages of any Covered Beverage, Exhibit A will be deemed automatically amended by deleting the discontinued Covered Beverage from the list of Covered Beverages. If Company discontinues all SKUs and packages of any Related Product, Exhibit F will be deemed automatically amended by deleting the discontinued Related Product from the list of Related Products.

9.3.
If Company discontinues a Covered Beverage or Related Product as contemplated under Section 9.2, then Bottler will have the right to continue to market, promote, distribute and sell unused inventories of the discontinued Covered Beverage or Related Product in the Territory in accordance with the provisions of this Agreement for a period not to exceed the earlier of the expiration date of such Covered Beverage or Related Product or six (6) months following Bottler’s receipt of Notice of the discontinuation of such Covered Beverage or Related Product.

9.4.
If Company proposes to reintroduce any such discontinued Covered Beverage or Related Product (or reintroduce a Line Extension of a Covered Beverage or Related Product that is a discontinued Covered Beverage or discontinued Related Product) through any channel of retail distribution and sale in the United States of America, such product shall first be offered to Bottler under Section 7.1.3.

Such reintroduced product may not, however, be designated by Company as a Multiple Route to Market Beverage or a Multiple Route to Market Related Product.

9.5.
If Company discontinues any Covered Beverage or Related Product and Company or one of its Affiliates subsequently wishes to transfer, assign or sell its rights in and to such discontinued Covered Beverage or Related Product (a “Transfer”) to a third party that is not an Affiliate of Company (a “Transferee”) within twelve (12) months following the later of (a) the date on which Company (through a Company Owned Distributor or otherwise) ceases distribution of a Covered Beverage or Related Product in all SKUs and packages and through all means of distribution, or (b) the expiration of the six (6) month period Bottler has to sell unused inventories of the discontinued Covered Beverage or Related Product, then Company (or its Affiliate) must first offer to Bottler the right to continue to distribute such discontinued Covered Beverage or Related Product as a New Beverage Product under Section 7.1.3.

	9.5.1.	If Bottler elects to continue distributing such discontinued Covered Beverage or Related Product, then Company (or its Affiliate) must Transfer such discontinued Covered Beverage or Related Product to the Transferee subject to Bottler’s distribution rights under this Agreement with respect to such discontinued Covered Beverage or Related Product (as if the Covered Beverage or Related Product had not been discontinued). In that event, Bottler’s distribution rights with respect to the discontinued Covered Beverage or Related Product will be binding upon the Transferee.
9.6.	Bottler has the right to discontinue the marketing, promotion, distribution and sale, on a temporary or permanent basis, in all of the Territory, of any Covered Beverage or Related Product (or any Line

Extension, SKU or package for a Covered Beverage or Related Product) that is not a Mandated Beverage or Mandated Related Product.
	9.6.1.	This right must be exercised by Bottler, if at all, by giving ninety (90) days’ prior Notice to Company of such discontinuation, specifying that the Notice of discontinuation applies to all of the Territory.
9.6.2.
Upon expiration of such ninety (90) day period, Bottler may cease the marketing, promotion, distribution, and sale of the discontinued Covered Beverage or Related Product (or Line Extension, SKU or package for a Covered Beverage or Related Product) in all of the Territory, and, if Bottler is discontinuing distribution of all Line Extensions, SKUs and packages of a Covered Beverage or Related Product, Exhibit A or Exhibit F will be deemed automatically amended by deleting the discontinued Covered Beverage or Related Product from the list of Covered Beverages or Related Products, as applicable.

9.6.3.
If (and only if) Bottler discontinues all Line Extensions, SKUs and packages of a Covered Beverage or Related Product under this Section 9.6, Company may distribute and sell the discontinued Covered Beverage or Related Product in the Territory or authorize any of its Affiliates or others to do so.

9.7.	Bottler has the right to discontinue the marketing, promotion, distribution and sale of any Line Extension, SKU or package (other than a Mandated Beverage or Mandated Related Product) in any portion of the Territory without providing prior Notice to Company.
	9.7.1.	In that event, Company may not distribute or sell the discontinued Line Extension, SKU or package in the Territory or authorize any of its Affiliates or others to do so unless Bottler has discontinued all Line Extensions, SKUs and packages of the Covered Beverage or Related Product.
	9.7.2.	If Bottler discontinues some (but not all) Line Extensions, SKUs or packages for a Covered Beverage or Related Product, then Bottler may thereafter reinstate the discontinued Line Extension, SKU or package.
9.8.
If Company Transfers one or more Covered Beverages or Related Products to a Transferee, Company must Transfer such Covered Beverage(s) or Related Product(s) to the Transferee subject to Bottler’s distribution rights and trademark license under Sections 3.1 through 3.4 and Sections 5.1 through 5.4 of this Agreement. Bottler’s distribution rights and trademark license for such Transferred Covered Beverage(s) or Related Product(s) (and, in each case, for all future Line Extensions, SKUs or packages thereof) will be binding upon the Transferee. The following provisions of this Agreement will apply to Bottler’s continuing distribution of the Transferred Covered Beverages or Related Products: Section 9.1, Section 9.2 (except that the requirement in Section 9.2 that all Covered Beverages under this Agreement may not be discontinued will not apply to the Transferee), Section 9.7, Section 10, Section 14.6, Section 14.9, Section 15, Section 18, Section 19, Section 20, Section 21, Section 22.1.1, Section 22.1.2, Section 22.1.3, Section 22.1.8, Section 23 (to the extent relevant to Sections 22.1.1, 22.1.2, 22.1.3 and 21.1.8), Sections 27 through 34, Sections 36 through 40.3, and Section 42 (and such provisions will be binding upon Bottler and the Transferee of the Transferred Covered Beverages or Related Products). Company will require that the Transferee enter into good faith negotiations with Bottler regarding such other terms and conditions that Bottler or Transferee reasonably believe to be necessary to a new distribution agreement with respect to such Transferred Covered Beverage(s) or Related Product(s), including with respect to choice of law, venue, and dispute resolution, under which Bottler will continue to distribute the Transferred Covered Beverages or Related Products. Bottler will negotiate in good faith with the Transferee regarding the terms of such new distribution agreement with Transferee, consistent with the provisions of this Section 9.8. If Company Transfers any Covered Beverage or Related Product to a Transferee, Exhibit A or Exhibit F, as applicable, will be deemed automatically amended by deleting the Transferred Covered Beverage or Related Product from the list of Covered Beverages or Related Products, and Schedule 2.32 will be deemed automatically amended by adding such Transferred Covered Beverage or Related Product to the list of Permitted Beverage Products.

10.	TERRITORIAL LIMITATIONS AND TRANSSHIPPING
10.1.	Bottler recognizes that Company has entered into or may enter into agreements relating to the Covered Beverages and Related Products with other parties outside the Territory, and Bottler accepts the territorial limitations in this Agreement imposed on Bottler in the conduct of its business under this Agreement. Bottler agrees to make every reasonable effort to settle amicably any disputes that arise with such other parties.
10.2.	Bottler must not distribute or sell any Covered Beverages or Related Products (a) outside of the Territory or (b) to any Person if Bottler knows or should know that such Person will redistribute the Covered Beverages or Related Products for ultimate sale outside the Territory.
10.2.1.
If any Covered Beverages or Related Products distributed or sold by Bottler are found in the territory of another U.S. Coca-Cola Bottler, including a Company Owned Distributor (the “Injured Bottler”), then Bottler shall be deemed to have transshipped such Covered Beverage or Related Product and shall be deemed to be a “Transshipping Bottler” for purposes of this Agreement; provided, however, that if the Injured Bottler (other than a Company Owned Distributor) has not agreed to terms substantially similar to this Section 10.2 with respect to the transshipment of Covered Beverages or Related Products, Bottler shall only be deemed to be a “Transshipping Bottler” if (a) Bottler distributes or sells Covered Beverages or Related Products outside of the Territory, or (b) Bottler sells Covered Beverages or Related Products to a purchaser that Bottler knew or should have known would redistribute the Covered Beverage or Related Product outside of the Territory.

10.2.2.
If any Covered Beverages or Related Products (or any other products identified by the primary Trademark that also identifies any of the Covered Beverages or Related Products or any modification of such Trademark (i.e., the addition of a prefix, suffix or other modifier used in conjunction with any such Trademark)) distributed or sold by another U.S. Coca-Cola Bottler (including a Company Owned Distributor) are found in Bottler’s Territory, then Bottler shall be referred to herein as the “Injured Bottler” and such other U.S. Coca-Cola Bottler shall be referred to herein as the “Transshipping Bottler”; provided, however, that if the bottler that distributed or sold such products (other than a Company Owned Distributor) has not agreed to terms substantially similar to this Section 10.2 with respect to the transshipment of Company’s products, Bottler will only be deemed to be an “Injured Bottler” if such bottler (a) distributes or sells such products in the Territory or (b) knew or should have known that the purchaser would redistribute the products outside of such bottler’s territory prior to ultimate sale.

	10.2.3.	If Company does not have sufficient contractual rights to fully implement the transshipping remedies provided for in this Section 10.2, Company will nevertheless use reasonable efforts to enforce its transshipping policy against the Transshipping Bottler to (a) prevent future transshipments, and (b) cause the Transshipping Bottler to compensate Bottler to the extent possible.
10.2.4.
Bottler will only be an Injured Bottler if the product transshipped into Bottler’s Territory is a Covered Beverage or Related Product (or any other product that is identified by the primary Trademark that also identifies any of the Covered Beverages or Related Products or any modification of such trademark (i.e., the addition of a prefix, suffix or other modifier used in conjunction with any such trademark)).

10.2.5.	Company may require Transshipping Bottler and/or Injured Bottler, as the case may be, to make available to representatives of Company all sales agreements and other records relating to the Covered Beverages or Related Products and assist Company in all investigations relating to the distribution and sale of Covered Beverages or Related Products outside Transshipping Bottler’s territory or to the transshipment of products by another bottler into Injured Bottler’s territory.
10.2.6.
In addition to all other remedies Company may have against Transshipping Bottler for violation of this Section 10.2, Company, in the case where both the Transshipping Bottler and the Injured Bottler are Expanding Participating Bottlers (or an Expanding Participating Bottler and a Company Owned Distributor or a Participating Bottler), will use commercially reasonable good faith efforts, and in all other cases may determine, in its sole discretion, to:

	10.2.6.1.	charge any Transshipping Bottler an amount equal to three (3) times the Injured Bottler’s most current average gross profit margin per case for all cases sold across all channels of the Covered Beverage or Related Product transshipped, as reasonably estimated by Company. Injured Bottler shall provide Company with any supporting documentation reasonably requested by Company; and/or
	10.2.6.2.	purchase any of the Covered Beverages or Related Products distributed or sold by Transshipping Bottler found in the Injured Bottler's territory, and Transshipping Bottler will, in addition to any other obligation it may have under this Agreement, reimburse Company for Company's cost of purchasing, transporting and/or destroying such Covered Beverages or Related Products.
10.2.7.	Bottler and Company acknowledge and agree that the amounts provided for under Section 10.2.6 reasonably reflect the damages to Company, the Injured Bottler, and the Coca-Cola system.
10.2.8.
Transshipping Bottler must promptly pay to Company all amounts charged by Company pursuant to Section 10.2.6. The Injured Bottler will be paid when Company has received payment from Transshipping Bottler. If Company recovers payment from the Transshipping Bottler under Section 10.2.6.1, the Injured Bottler will be paid an amount not less than seventy percent (70%) of such amount recovered by Company.

10.2.9.	Company has the right to collect any amounts payable by Transshipping Bottler under Section 10.2.6 by offset against any undisputed amounts otherwise payable to Transshipping Bottler by Company.

10.3.	Bottler must create, implement and monitor an internal anti-transshipment compliance policy and will provide such policy to Company for review and approval. Company will have the right to audit Bottler’s compliance with the policy.
10.4.	If Company determines that a customer of Bottler has repeatedly transshipped Covered Beverages or Related Products outside of the Territory, Company may require that Bottler develop and implement a remediation plan that will address and resolve the issue. Bottler will submit the remediation plan to Company for review and approval, and, once approved by Company, Bottler will implement the plan.
11.	ADDITIONAL TERRITORIES
11.1.
If Bottler acquires the right to distribute under direct authorization from Company any of the Covered Beverages or Related Products in any territory in the United States of America outside of the Territory, then, unless otherwise agreed in writing by Company and Bottler, such additional territory will automatically be deemed to be included within the First-Line Territory covered under this Agreement for all purposes, and Exhibit C-1 will be automatically amended to add such additional territory to the First-Line Territory identified in Exhibit C-1.

11.2.
If Bottler acquires the right to distribute under authorization from CCR or another Company Owned Distributor any of the Covered Beverages or Related Products in any territory in the United States of America outside of the Territory, then, unless otherwise agreed in writing by Company and Bottler, such additional territory will automatically be deemed to be included within the Sub-Bottling Territory covered under this Agreement for all purposes, and Exhibit C-2 will be automatically amended to add such additional territory to the Sub-Bottling Territory identified in Exhibit C-2.

11.3.	Any separate agreement that may exist concerning such distribution and sale in such additional territory will be deemed terminated and superseded by this Agreement.
11.4.	The parties agree to cooperate in taking such other actions as may reasonably be required to further document any amendments and modifications resulting from the foregoing.
12.	EFFECT OF NEW OR AMENDED AUTHORIZATION AGREEMENTS WITH OTHER EXPANDING PARTICIPATING BOTTLERS
12.1.
If Company or a Company Affiliate on or after December 31, 2013 (a) enters into a new authorization agreement to market, promote, distribute and sell Covered Beverages and Related Products in territories in the United States of America with another Expanding Participating Bottler that is more favorable to such other Expanding Participating Bottler than the terms and conditions of this Agreement in any material respect, or (b) agrees to an amendment of the terms of an existing authorization agreement to market, promote, distribute and sell Covered Beverages and Related Products in territories in the United States with another Expanding Participating Bottler that is more favorable to such other Expanding Participating Bottler than the terms and conditions of this Agreement in any material respect, then Company will offer such other new agreement or amended agreement, as the case may be (collectively, the “New Agreement”), in its entirety to such Bottler. If the New Agreement relates to less than all of the Covered Beverages and Related Products, then the agreement or amendment offered to Bottler under this Section 12.1 will cover only those Covered Beverages and Related Products covered by the New Agreement.

12.2.	The obligation under Section 12.1 shall not apply to any consent, waiver or approval provided under this Agreement or under any agreement held by another Expanding Participating Bottler or to any amendment of this Agreement (or any similar agreement) in accordance with Section 24.4.3 of this Agreement (or in accordance with any similar provision in any similar agreement).
12.3.
Nothing in this Section 12 will affect Company’s obligation under Section 16.4 that the “price” charged by Company or any Affiliate of Company that is not a Regional Producing Bottler for each SKU of Covered Beverages and Related Products produced by or on behalf of Company will not exceed the “price” charged by Company or any such Affiliate to any other Expanding Participating Bottler, Participating Bottler, or Company Owned Distributor in the United States for each such SKU of Covered Beverages or Related Products.

12.4.	The parties agree to cooperate in taking such other actions as may reasonably be required to further document any amendments and modifications resulting from the foregoing.
13.	OBLIGATIONS OF BOTTLER AS TO OTHER BEVERAGE PRODUCTS AND OTHER BUSINESS ACTIVITIES
13.1.	Bottler covenants and agrees (subject to any requirements imposed upon Bottler under applicable law) not to produce, manufacture, prepare, package, distribute, sell, deal in or otherwise use or handle any Beverage, Beverage Component, or other beverage product except for:
	13.1.1.	Covered Beverages and Related Products, subject to the terms and conditions of this Agreement and any Related Agreement;
	13.1.2.	Permitted Beverage Products;
	13.1.3.	Beverages (including Incubation Beverages), Beverage Components and other beverage products, if and to the extent (a) required for Bottler or any of its Affiliates to comply with its obligations under any separate written agreement with Company or any of Company’s Affiliates, or (b) otherwise requested by Company or any of its Affiliates; and
13.1.4.
Beverages, Beverage Components and other beverage products to the extent handled, distributed or sold by Bottler or any of its Affiliates solely in connection with a Permitted Ancillary Business. For avoidance of doubt, the parties acknowledge that a Beverage, Beverage Component or other beverage product will not constitute a Permitted Beverage Product unless it is specifically identified as a Permitted Beverage Product in Schedule 2.32. If Bottler distributes, sells, or handles a Beverage, Beverage Component, or other beverage product, other than a (i) Covered Beverage, (ii) Related Product, or (iii) Permitted Beverage Product identified in Schedule 2.32, as part of a Permitted Ancillary Business that is specifically identified in Schedule 2.31, then Bottler will, as applicable, be permitted to distribute, sell, or handle that Beverage, Beverage Component or other beverage product subject to any limitations specified in Schedule 2.31, solely as part of such Permitted Ancillary Business, and not for any other purpose. The fact that Bottler distributes sells, deals in or handles a Beverage, Beverage Component or other beverage product as part of a Permitted Ancillary Business will not, itself, make that Beverage, Beverage Component or other beverage product a Permitted Beverage Product.

13.2.	Bottler covenants and agrees not to produce, manufacture, prepare, package, distribute, sell, deal in or otherwise use or handle:
	13.2.1.	any Beverage, Beverage Component or other beverage product that is likely to be confused with or passed off for any of the Covered Beverages or Related Products or any Beverage Component for any Covered Beverage or Related Product;
	13.2.2.	during the Term and for an additional period of two (2) years following expiration or termination of this Agreement, (a) any Beverage, Beverage Component or other beverage product the name of which includes the word “cola” (whether alone or in conjunction with any other word or words) or any phonetic equivalent thereof, or (b) any Beverage, Beverage Component or other beverage product that is an imitation of any of the Covered Beverages or Related Products (or of any Beverage Component for any Covered Beverage or Related Product) as of the expiration or termination of this Agreement, or is likely to be substituted for any of such Covered Beverages or Related Products (or for any such Beverage Component);
13.2.3.
any product that uses any trade dress or any container that (a) is an imitation, infringement or dilution of, or (b) is likely to be confused with, be perceived by consumers as confusingly similar to, be passed off as, or cause dilution of, any trade dress or container in which Company claims a proprietary right or interest;

13.2.4.
any product that (a) uses any trademark or other designation that is an imitation, counterfeit, copy, infringement or dilution of, or confusingly similar to any of the Trademarks, or (b) is likely to be passed off as a product of Company because of Bottler's association with the business of distributing and selling the Covered Beverages and Related Products.

13.3.
Bottler covenants and agrees not to acquire or hold directly or indirectly through any Affiliate, whether located within or outside of the Territory, any ownership interest in any Person that engages in any of the activities prohibited under Section 13.1 or Section 13.2; or enter into any contract or arrangement with respect to the management or control of any Person, within or outside of the Territory, that would enable Bottler or any Affiliate of Bottler acting collectively with such Person to engage indirectly in any of the activities prohibited under Section 13.1 or Section 13.2.

13.3.1.
Bottler and its Affiliates will, however, be permitted to acquire and own securities registered pursuant to the Securities Exchange Act of 1934, as amended, or registered for public sale under similar laws of a foreign country, of a company that engages in any of the activities prohibited under Section 13.1 or Section 13.2, in pension, retirement, annuity, life insurance, and estate planning accounts, plans and funds administered by Bottler or any of its Affiliates for the benefit of employees, officers, shareholders or directors of Bottler or any of its Affiliates where investment decisions involving such securities are made by independent outside investment or fund managers that are not Affiliates of Bottler; provided that such ownership represents a passive investment and that neither Bottler nor any Affiliate of Bottler in any way, either directly or indirectly, manages or exercises control of such company, guarantees any of its financial obligations, consults with, advises, or otherwise takes any part in its business (other than exercising rights as a shareholder), or seeks to do any of the foregoing.

13.4.
Bottler covenants and agrees that neither Bottler nor its Affiliates will use delivery vehicles, cases, cartons, coolers, vending machines or other equipment bearing Company’s Trademarks in connection with, or assign personnel or management whose primary duties relate to delivery or sales of Covered Beverages or Related Products (other than executive officers of Bottler) to, any line of business other than the marketing, promotion, distribution, and sale of Covered Beverages, Related Products and Permitted Beverage Products; provided, however, that:

13.4.1.
any of Bottler’s assets and personnel or management whose primary duties relate to delivery or sales of Covered Beverages or Related Products may be used in a Permitted Ancillary Business, subject to any limitations specified in Schedule 2.31, or a Permitted Line of Business, subject to any limitations specified in Schedule 2.33, anywhere within (or, as applicable, outside of) Bottler’s Territory without further approvals from Company; and

13.4.2.
Company and Bottler acknowledge that to meet competition Bottler may from time to time be required to agree to deliver a de minimis volume of non-alcoholic beverage products and/or other consumable products that would otherwise be prohibited by Sections 13.1, 13.2 or 13.4 to certain local, on-premise vending, cafeteria and workplace customers that offer a contract for the supply of all such beverage and consumable products that are delivered to a particular location (e.g., a vending machine, office location, arena, or on-premise employee store).

		13.4.2.1.	In such circumstances, Bottler agrees to use best efforts to comply with Sections 13.1, 13.2 and 13.4.
13.4.2.2.
Company consents to delivery by Bottler of such de minimis volume of such products to such customers to the extent that, despite Bottler’s best efforts to satisfy customer demand for Covered Beverages and Related Products consistent with Sections 13.1, 13.2 and 13.4, such customers nonetheless require such delivery by Bottler to meet competition.

13.4.2.3.
For each such instance, if requested by Company, Bottler agrees to provide to Company such information as may reasonably be requested by Company so that Company can assess Bottler’s compliance with this Section 13.4.2 (including information regarding the nature of the competitive threat and the volumes of product involved).

14.	OBLIGATIONS OF BOTTLER RELATIVE TO MARKETING, PROMOTION, DISTRIBUTION, SALES, SYSTEM GOVERNANCE, PURCHASING, MANAGEMENT, REPORTING AND PLANNING ACTIVITIES
14.1.
Bottler will market, promote, distribute and sell Covered Beverages and Related Products in the Territory, subject to the terms and conditions of this Agreement, and buy exclusively from Company (directly or through its Affiliate), or from Company Authorized Suppliers, Covered Beverages and Related Products in the quantities required to, when taken together with any Covered Beverages or Related Products manufactured by Bottler for its own account pursuant to Section 3.1.3, satisfy fully the demand for the Covered Beverages and Related Products in the Territory.

14.2.	Bottler will comply with the Volume Per Capita performance standards stated in this Section 14.2.
	14.2.1.	For purposes hereof:
		14.2.1.1.	“Measurement Period” means one (1) calendar year (i.e., January 1st through December 31st).
14.2.1.2.
“Equivalent Case Volume Per Capita” means the total aggregated volume of 192 ounce equivalent cases of all Covered Beverages sold in a bottler territory divided by the population for such territory as determined based on the then most current information published by the United States Census Bureau.

14.2.1.3.
“Equivalent Case Volume Per Capita Change Rate” means the percentage change obtained by dividing (a) the Equivalent Case Volume Per Capita for a given Measurement Period, by (b) the Equivalent Case Volume Per Capita for the immediately preceding Measurement Period. For example, if the Equivalent Case Volume Per Capita for period 1 is 100 and the Equivalent Case Volume Per Capita for period 2 is 105, the percentage change would be 105/100 = 1.05 or 5%.

	14.2.2.	For each Measurement Period during the Term, Bottler will ensure that Bottler’s annual Equivalent Case Volume Per Capita Change Rate is not less than 1 standard deviation below the median of the annual Equivalent Case Volume Per Capita Change Rates for all U.S. Coca-Cola Bottlers during that Measurement Period.
	14.2.3.	Such performance will be measured on an annual basis and calculated using the Median Absolute Deviation methodology as set forth in Schedule 14.2.
	14.2.4.	The first Measurement Period will commence with the first full calendar year following the first anniversary of the Effective Date.
14.2.5.
As soon as practicable following the end of a Measurement Period (but in no event later than the end of the first calendar quarter following the Measurement Period), Company will provide Notice to Bottler specifying whether or not Bottler satisfied its obligations under this Section 14.2 in such Measurement Period.

14.2.6.
Failure to satisfy the obligations under this Section 14.2 in any single given Measurement Period (other than the Volume Per Capita Cure Period defined in Section 14.2.7) shall not be considered a breach or default under this Agreement.

14.2.7.
If Bottler fails to satisfy its obligations under this Section 14.2 for two (2) consecutive Measurement Periods, Company will provide Notice to Bottler (a “Volume Per Capita Performance Notice”) as soon as practicable following the end of the second of such two (2) consecutive Measurement Periods (but in no event later than the end of the first calendar quarter following the second consecutive Measurement Period), and Bottler will have the right to cure during the twelve (12) month period beginning on July 1 following Bottler’s receipt of the Volume Per Capita Performance Notice (the “Volume Per Capita Cure Period”), by achieving an Equivalent Case Volume Per Capita Change Rate for the Volume Per Capita Cure Period that is not less than 1 standard deviation below the median of the Equivalent Case Volume Per Capita Change Rates for all U.S. Coca-Cola Bottlers for such period (“Volume Per Capita Cure Requirement”).

	14.2.8.	If Bottler fails to satisfy the Volume Per Capita Cure Requirement, Bottler will be deemed in breach of its obligations under Section 14.2.
14.2.9.
Company’s sole and exclusive remedy for any breach of this Section 14.2 will be termination of this Agreement under Section 22. If Company wishes to exercise its right to terminate under Section 22 based upon a breach of this Section 14.2, then Company must provide Bottler with Notice of termination within twelve (12) months following the end of the Volume Per Capita Cure Period.

14.2.10.
Company will, at Bottler’s request, provide to an independent third party mutually agreed upon by Bottler and Company the data reasonably necessary to confirm Bottler’s compliance with (or failure to comply with) its obligations under this Section 14.2, subject to the provisions of Section 42 and any confidentiality obligations to other U.S. Coca-Cola Bottlers. Company will provide data regarding other U.S. Coca-Cola Bottlers’ performance only on an anonymous basis (i.e., data will not be identified with or linked to any particular bottler). Bottler further acknowledges that its performance data will be provided to other U.S. Coca-Cola Bottlers that are parties to an agreement with provisions substantially similar to this Section 14.2, subject to the same limitations as this Section 14.2.

14.2.11.
If the number of U.S. Coca-Cola Bottlers whose data is used to compute the annual Equivalent Case Volume Per Capita Change Rates for all U.S. Coca-Cola Bottlers for any Measurement Period is less than fifteen (15), then Bottler and Company will consider in good faith any modifications to this Section 14.2 necessary to take into account the smaller sample size. The provisions of this Section 14.2 will continue to apply unless and until Bottler and Company mutually agree upon any such revisions.

14.3.	Bottler will participate fully in, and comply fully with, operating, customer, commercial, pricing, sales, merchandizing, planning, and other requirements and programs established from time to time by the Governance Board.
14.4.
Bottler will provide competent and well-trained management and recruit, train, maintain and direct all personnel as required to perform all of Bottler’s obligations under this Agreement, and, in accordance with any requirements imposed upon Bottler under applicable laws, consult with Company, as applicable, before hiring a new Chief Executive Officer, senior operating officer, senior financial officer, or senior commercial officer of Bottler; provided however, that Company’s consent will not be required with respect to such hiring decisions made by Bottler.

14.5.
Bottler will make capital expenditures (as defined under generally accepted accounting principles in force in the United States of America), in Bottler’s business of marketing, promoting, distributing, and selling Covered Beverages and Related Products in the Territory, in amounts equal to the greater of (a) two percent (2%) of Bottler’s Annual Net Revenue related to the distribution and sale of Covered Beverages and Related Products over each rolling five-calendar year period during the Term, or (b) such other amount as reasonably required for Bottler to comply with its obligations under this Agreement. Such capital expenditures will be for the organization, installation, operation, maintenance and replacement within the Territory of such warehousing, distribution, delivery, transportation, vending equipment, merchandising equipment, and other facilities, infrastructure, assets, and equipment.

	14.5.1.	For this purpose,

14.5.1.1.
Capital expenditures will be calculated on a cash (rather than accrual) basis (i.e., it will be assumed that all such capitalized expenditures are expensed in the year made rather than capitalized and amortized).

14.5.1.2.
“Bottler’s Annual Net Revenue” means, for each Bottler fiscal year, all revenue to Bottler on sales of Covered Beverages and Related Products plus all full service vending income plus all agency or other delivery fees minus customer discounts, allowances, and deductions for early payment minus full service vending commissions minus applicable sales taxes.

14.5.1.3.
A “rolling five-calendar year period” will consist of any period of five (5) consecutive calendar years (e.g., calendar years 2014 through 2018 would constitute a rolling five-calendar year period, and calendar years 2015 through 2019 would constitute the next rolling five-calendar year period).

14.6.
Bottler will budget and spend such funds for its own account for marketing and promoting the Covered Beverages and Related Products as reasonably required to create, stimulate and sustain the demand for the Covered Beverages and Related Products in the Territory, provided that Bottler must use, publish, maintain or distribute only such advertising, marketing, promotional or other materials relating to the Covered Beverages or the Related Products that are in accordance with standards adopted and issued by Company from time to time or that Company has otherwise approved or authorized. Company may agree from time to time to contribute financially to Bottler's marketing programs, subject to such terms and conditions as Company may establish from time to time. Company may also undertake, and at its own expense and independently from Bottler, any additional advertising, marketing or promotional activities in the Territory that Company deems useful or appropriate.

14.7.
In addition to the minimum requirements set forth in Section 14.1 through Section 14.6, Bottler will use all approved means as may be reasonably necessary to meet the continuing responsibility of Bottler to develop and stimulate and satisfy fully the demand for Covered Beverages and Related Products within the Territory, and maintain the consolidated financial capacity reasonably necessary to assure that Bottler and all Bottler Affiliates will be financially able to perform their respective duties and obligations under this Agreement.

14.8.
Bottler will provide to Company each year and review with Company an annual and long range operating plan and budget for the Business, as defined in Section 24.1, including financials and capital investment budgets, and, if requested by Company, discuss changes in general management and senior management of the Business, except to the extent otherwise prohibited by applicable law.

14.9.	Bottler will maintain accurate books, accounts and records relating to the purchasing, marketing, promotion, distribution, and sale of Covered Beverages and Related Products in the Territory.
14.10.	Bottler will provide to Company such operational, financial, accounting, forecasting, planning and other information, including audited and unaudited financial statements, income statements, balance sheets, statements of cash flow, operating metrics, and total and outlet level volume performance for each and all Covered Beverages and Related Products, (a) to the extent, in the form and manner, and at such times as reasonably required by Company to determine whether Bottler is performing its obligations under this Agreement, including under Section 14.2 and Section 14.5; (b) as expressly set forth in the Incidence Agreement, and other Related Agreements; and (c) as determined from time to time by the Governance Board (collectively, the “Financial Information”).

	14.10.1.	The parties recognize that the Financial Information is critical to the ability of Company and the Governance Board to maintain, promote, and safeguard the overall performance, efficiency, and integrity of the customer management, distribution and sales system.
14.10.2.
Company will hold the Financial Information provided by Bottler in accordance with the confidentiality provisions of Section 42 and shall not use such information for any purpose other than determining compliance with this Agreement or any Related Agreement (including the Incidence Agreement), or in connection with the implementation, administration, and operation of the Governance Board.

15.	PRODUCT QUALITY AND STORAGE, HANDLING AND RECALL OF THE COVERED BEVERAGES AND RELATED PRODUCTS
15.1.	Bottler’s handling, storage, delivery and merchandising of the Covered Beverages and Related Products must at all times and in all events:
15.1.1.
conform to the quality and safety standards and instructions, including product quality, hygienic, environmental and otherwise, reasonably established in writing, including through electronic systems and media, from time to time by Company, which standards and instructions shall be applicable to all Expanding Participating Bottlers and Participating Bottlers; provided, however, that (a) Company may make limited exceptions in application or enforcement where necessary to prevent undue hardship for an Expanding Participating Bottler or a Participating Bottler, which exceptions shall not in any way be deemed to modify the quality and safety standards and instructions and (b) this Section 15.1.1 shall not in any way effect, limit, or modify any of Bottler’s or Company’s respective rights and obligations under this Agreement, including Bottler’s obligations under Section 15.1; and

	15.1.2.	conform with all applicable food, health, environmental, safety, sanitation and other relevant laws, regulations and other legal requirements applicable in the Territory.
15.2.	If Company determines or becomes aware of the existence of any quality or technical problems relating to Covered Beverages or Related Products, Company will immediately notify Bottler by telephone, fax, e-mail or any other form of immediate communication.
	15.2.1.	Company may require Bottler to take all necessary action to recall all of such Covered Beverages or Related Products furnished by Company (directly or through its Affiliate) or a Company Authorized Supplier, or withdraw immediately such Covered Beverages or Related Products from the market or the trade, as the case may be.
	15.2.2.	Company will notify Bottler by telephone, fax, e-mail or any other form of immediate communication of the decision by Company to require Bottler to recall Covered Beverages or Related Products or withdraw such Covered Beverages or Related Products from the market or trade. Upon receipt of such Notice, Bottler must immediately cease distribution of such Covered Beverages or Related Products and take such other actions as may be required by Company in connection with the recall of Covered Beverages or Related Products or withdrawal of such Covered Beverages or Related Products from the market or trade.

15.3.	If Bottler determines or becomes aware of the existence of quality or technical problems relating to Covered Beverages or Related Products supplied by Company (directly or through its Affiliate) or a Company Authorized Supplier to Bottler, then Bottler must immediately notify Company by telephone, e-mail or any other form of immediate communication. This notification must include: (a) the identity and quantities of Covered Beverages or Related Products involved, including the specific packages, (b) coding data, and (c) all other relevant data that will assist in tracing such Covered Beverages or Related Products.
15.4.	If any withdrawal or recall is caused by quality or technical defects arising from the manufacture, packaging, storage or shipment of the Covered Beverages or Related Products or other packaging or materials prior to delivery to Bottler, Company will reimburse Bottler for all reasonable expenses incurred by Bottler in connection with such withdrawal or recall.
15.5.	If any withdrawal or recall of any Covered Beverage or Related Product is caused by Bottler's failure to handle the Covered Beverage or Related Product properly after delivery to Bottler from Company (directly or through its Affiliate) or Company Authorized Supplier, then Bottler will bear the reasonable expenses of such withdrawal or recall and reimburse Company for all reasonable expenses incurred by Company in connection with such withdrawal or recall.
15.6.
Bottler will permit Company, its officers, agents or designees, at all times upon reasonable request by Company, to enter and inspect the facilities, equipment and methods used by Bottler, whether directly or incidentally, in or for the storage and handling of the Covered Beverages and Related Products to ascertain whether Bottler is complying with the terms of this Agreement, including Sections 15.1 and 15.2. Bottler will also provide Company with all the information regarding Bottler’s compliance with the terms of this Agreement, including Sections 15.1 and 15.2, as Company may reasonably request from time to time.

16.	PRICING AND OTHER CONDITIONS OF PURCHASE AND SALE
16.1.	Company (directly or through any Affiliate of Company that is not a Regional Producing Bottler) will require that Covered Beverages and Related Products supplied to Bottler by any Regional Producing Bottler be furnished in accordance with the pricing terms and other terms and conditions set forth in the Finished Goods Supply Agreement.
16.2.	Company (directly or through any Affiliate of Company that is not a Regional Producing Bottler) reserves the right to establish and revise at any time, in its sole discretion, the price for each SKU of the Covered Beverages and Related Products produced by or on behalf of Company and furnished by Company to Bottler.
16.3.
As used in Section 16.2 and Section 16.4 hereof, “price” means the national delivered price established and revised by Company or any such Affiliate from time to time in its sole discretion, including any freight charges, but without regard to marketing, trade or other funding, or non-financial support by Company related to the Covered Beverages or Related Products.

16.4.	The price charged by Company (or any Affiliate of Company that is not a Regional Producing Bottler) to Bottler for each SKU of Covered Beverages and Related Products produced by or on behalf of Company and supplied to Bottler will not exceed the price charged by Company (or any such
Affiliate) to any other Expanding Participating Bottler, Participating Bottler, or Company Owned Distributor in the United States for each such respective SKU.

16.5.	Bottler further acknowledges that Company reserves the right to establish and revise at any time, in its sole discretion the price of concentrate, beverage base, or any other constituent part sold by Company (directly or through its Affiliate) to any Regional Producing Bottler or other Company Authorized Supplier for the manufacture of the Covered Beverages and Related Products.
17.	OWNERSHIP AND CONTROL OF BOTTLER
17.1.	Bottler hereby acknowledges the personal nature of Bottler’s obligations under this Agreement, including with respect to the performance standards applicable to Bottler, the dependence of the Trademarks on proper quality control, the level of marketing effort required of Bottler to stimulate and maintain demand for the Covered Beverages and Related Products in the Territory, and the confidentiality required for protection of Company’s trade secrets and confidential information.
17.2.	Bottler represents and warrants to Company that, prior to execution of this Agreement, Bottler has made available to Company a complete and accurate list of Persons that own more than five percent (5%) of the outstanding securities of Bottler, and/or of any third parties having a right to, or effective power of, control or management of Bottler (whether through contract or otherwise).
17.3.	Bottler covenants and agrees:
17.3.1.
to inform Company without delay of any changes in the record ownership (or, if known to Bottler, any change in the Beneficial Ownership) of more than ten percent (10%) of the shares of Bottler’s outstanding equity interests in a transaction or series of related transactions, provided, that if Bottler is subject to the disclosure and reporting requirements of the Securities Exchange Act of 1934, as amended, this Section 17.3.1 shall not apply;

	17.3.2.	to inform Company without delay if a Change of Control occurs with respect to Bottler; and
	17.3.3.	not to change its legal form of organization without first obtaining the written consent of Company, which consent will not be unreasonably withheld, conditioned or delayed. It is understood and agreed that Company will not withhold its consent unless the change in legal form could reasonably be expected to affect Bottler’s obligations under this Agreement. For this purpose, (a) the making of an election to be taxed as a Subchapter S corporation for federal income tax purposes, or termination of such an election, and/or (b) reincorporation in another state within the United States of America, will not be considered a change in Bottler’s legal form of organization and will not require Company’s consent.
17.4.	Bottler acknowledges that Company has a vested and legitimate interest in maintaining, promoting and safeguarding the overall performance, efficiency and integrity of Company's bottling, distribution and sales system. Bottler therefore covenants and agrees:
	17.4.1.	Not to assign, transfer or pledge this Agreement or any interest herein, in whole or in part, whether voluntarily, involuntarily, or by operation of law (including by merger or liquidation), or sublicense its rights under this Agreement, in whole or in part, to any third party or parties, without the prior written consent of Company; and

	17.4.2.	Not to delegate any material element of Bottler’s performance under this Agreement, in whole or in part, to any third party or parties without the prior written consent of Company.
17.5.	Notwithstanding Section 17.4, the following shall be expressly permitted hereunder:
17.5.1.
Bottler may, after Notice to Company, assign, transfer or pledge this Agreement or any interest herein, in whole or in part, or delegate any material element of Bottler's performance of this Agreement, in whole or in part, to any wholly-owned Affiliate of Bottler; provided that (a) any such Affiliate must agree in writing to be bound by and comply with the terms and conditions of this Agreement, and (b) any such assignment, transfer, pledge or delegation will not relieve Bottler of any of its obligations under this Agreement; and

17.5.2.
Bottler may engage third party contractors and service providers for the purpose of receiving services relating to non-core functions (e.g., back-office administrative services, human resources, payroll, information technology services and similar services); provided that (a) Bottler will retain full responsibility to Company for all of Bottler’s obligations under this Agreement; and (b) Bottler may not subcontract core functions (i.e., market and customer-facing functions) without the prior written consent of Company.

17.6.	Any attempt to take any actions prohibited by Sections 17.4 and 17.5 without Company’s prior written consent shall be void and shall be deemed to be a material breach of this Agreement.
17.7.	Bottler may not describe Company or Bottler’s relationship with Company in any prospectus, offering materials, or marketing materials used by or on behalf of Bottler in connection with the issue, offer, sale, transfer, or exchange of any ownership interest in Bottler or any bonds, debentures or other evidence of indebtedness of Bottler, unless Bottler provides Company with such description at least five (5) Business Days prior to filing or use. Company must provide any comments within three (3) Business Days following receipt of the materials from Bottler. Except as otherwise provided by this Agreement in connection with a Change of Control or sale of the Business, Company shall not require Bottler to disclose the identity of prospective investors, bondholders or lenders or the terms, rates or conditions of the underlying agreements with such Persons. Bottler will not be required to provide to Company any description that has been previously reviewed by Company.
18.	TERM OF AGREEMENT
18.1.
This Agreement will commence on the Effective Date and continue for an initial period of ten (10) years (the "Initial Term"), unless earlier terminated pursuant to the provisions of Section 19 (COMMERCIAL IMPRACTICABILITY), Section 20 (FORCE MAJEURE), Section 21 (TERMINATION FOR DEFINED EVENTS) or Section 22 (DEFICIENCY TERMINATION).

18.2.	Bottler may elect not to renew this Agreement upon expiration of the Initial Term or any Additional Term by providing Company with Notice of its intention at least one (1) year prior to expiration of the Initial Term or any Additional Term, as the case may be.
18.3.
Unless Bottler has given Notice of its intention not to renew as provided in Section 18.2, or this Agreement has otherwise been earlier terminated as provided in Section 19 (COMMERCIAL IMPRACTICABILITY), Section 20 (FORCE MAJEURE), Section 21 (TERMINATION FOR DEFINED EVENTS)

or Section 22 (DEFICIENCY TERMINATION), the then effective term of this Agreement will automatically renew for successive additional terms of ten (10) years each (each an “Additional Term”).
19.	COMMERCIAL IMPRACTICABILITY
19.1.	With respect to any one or more Covered Beverages and Related Products (the “Affected Products”) and the Territory or any portion thereof (the “Affected Territory”), as applicable,
	19.1.1.	the obligation of Company (including any of its Affiliates) or Company Authorized Supplier to supply Affected Products to Bottler and Bottler’s obligation to purchase Affected Products from Company, its Affiliates, or a Company Authorized Supplier and to market, promote, distribute, and sell the Affected Products in accordance with the terms of this Agreement shall be suspended during any period when there occurs a change in applicable laws, regulations or administrative measures (including any government permission or authorization regarding customs, health or manufacturing, and further including the withdrawal of any government authorization required by any of the parties to carry out the terms of this Agreement), or issuance of any judicial decree or order binding on any of the parties hereto, in each case in such a manner as to render unlawful or commercially impracticable:
		19.1.1.1.	the importation or exportation of any essential ingredients of the Affected Products that cannot be produced in quantities sufficient to satisfy the demand therefor by existing Company (including any of its Affiliates) or Company Authorized Supplier facilities in the United States;
		19.1.1.2.	the manufacture and distribution of Affected Products to Bottler; or
		19.1.1.3.	Bottler’s marketing, promotion, distribution, and sale of Affected Products within the Affected Territory.
19.2.	To the extent that Bottler is unable to perform its obligations as a consequence of any of the contingencies set forth in Section 19.1, and for the duration of such inability:
	19.2.1.	Company (including any of its Affiliates) shall be relieved of their respective obligations under any Finished Goods Supply Agreement; and
19.2.2.
the determination of Bottler’s performance under Section 14.1 and Section 14.2 shall be made without regard to the Affected Products within the Affected Territory. If any of the contingencies set forth in this Section 19 persists so that either party’s obligation to perform is suspended for a period of two (2) years or more, the other party may upon Notice terminate this Agreement and any Related Agreements with regard to the Affected Products and the Affected Territory, as applicable, without paying any compensation or other liability for damages (except as provided in Section 25).

20.	FORCE MAJEURE
20.1.
“Force Majeure Event” means any strike, blacklisting, boycott or sanctions imposed by a sovereign nation or supra-national organization of sovereign nations, however incurred; or any act of God, act of foreign enemies, embargo, quarantine, riot, insurrection, a declared or undeclared war, state of war or belligerency or hazard or danger incident thereto.

20.2.
Neither Company (including any of its Affiliates or any Company Authorized Supplier) nor Bottler shall be liable for or be subject to any claim for breach or termination as the result of a failure to perform any of their respective obligations under this Agreement if and to the extent that such failure is caused by or results from a Force Majeure Event; provided, however:

20.2.1.
The party claiming the excuse afforded by this Section 20 must use commercially reasonable efforts to comply with any excused obligations under this Agreement that are impaired by such Force Majeure Event; and

	20.2.2.	If Bottler is the party claiming the excuse afforded by this Section 20:
		20.2.2.1.	to the extent that Bottler is unable to remediate the effect on its ability to perform caused by such Force Majeure Event with respect to all or any portion of the Territory within three (3) months from the date of the occurrence of the Force Majeure Event, then,
			20.2.2.1.1.	Company shall have the right (but not the obligation) upon not less than one (1) month prior Notice to suspend this Agreement and Related Agreements within the affected parts of the Territory (or the entire Territory to the extent affected by such event) during the period of time that such Force Majeure Event results in Bottler being unable to perform its obligations under this Agreement; and
			20.2.2.1.2.	During the period of any such suspension, Company or any third party designated by Company shall have the right to market, promote, distribute, and sell Covered Beverages and Related Products, and otherwise exercise Bottler’s rights and perform services otherwise required of Bottler under this Agreement and Related Agreements within any such affected portion of the Territory, without any obligation to account to Bottler for profits from the distribution of Covered Beverages and Related Products in the Territory that are not distributed by Bottler.
20.2.2.2.
to the extent that Bottler is unable to remediate the effect on its ability to perform caused by such Force Majeure Event with respect to all or any portion of the Territory within two (2) years from the date of occurrence of the Force Majeure Event, Company shall have the right to terminate this Agreement and Related Agreements as to the affected portion of the Territory, subject to Bottler’s rights under Section 25.

21.	TERMINATION FOR DEFINED EVENTS
21.1.	Company may, at Company’s option, terminate this Agreement, subject to the requirements of Section 25, if any of the following events occur:
	21.1.1.	An order for relief is entered with respect to Bottler under any Chapter of Title 11 of the United States Code, as amended;
	21.1.2.	Bottler voluntarily commences any bankruptcy, insolvency, receivership, or assignment for the benefit of creditors proceeding, case, or suit or consents to such a proceeding, case or suit under the laws of any state, commonwealth or territory of the United States or any country, kingdom or commonwealth or sub-division thereof not governed by the United States;
	21.1.3.	A petition, proceeding, case, complaint or suit for bankruptcy, insolvency, receivership, or assignment for the benefit of creditors, under the laws of any state, territory or commonwealth of the United States or any country, commonwealth or sub-division thereof or kingdom not governed by the United States, is filed against Bottler, and such a petition, proceeding, suit, complaint or case is not dismissed within sixty (60) days after the commencement or filing of such a petition, proceeding, complaint, case or suit or the order of dismissal is appealed and stayed;
	21.1.4.	Bottler makes an assignment for the benefit of creditors, deed of trust for the benefit of creditors or makes an arrangement or composition with creditors; a receiver or trustee for Bottler or for any interest in Bottler's business is appointed and such order or decree appointing the receiver or trustee is not vacated, dismissed or discharged within sixty (60) days after such appointment or such order or decree is appealed and stayed;
	21.1.5.	Any of Bottler's equipment or facilities is subject to attachment, levy or other final process for more than twenty (20) days or any of its equipment or facilities is noticed for judicial or non-judicial foreclosure sale and such attachment, levy, process or sale would materially and adversely affect Bottler's ability to fulfill its obligations under this Agreement;
	21.1.6.	Bottler becomes insolvent or ceases to conduct its operations relating to the Business in the normal course of business; or
21.1.7.
Any agreement authorizing the manufacture, packaging, distribution or sale of Beverages in authorized containers (as defined in such agreement) under the trademark “Coca-Cola” between Company and Bottler or their respective Affiliates that is listed on Schedule 35.1.4 is terminated by Company in accordance with provisions that permit termination due to Bottler’s breach or default, unless Company agrees in writing that this Section 21.1.7 will not be applied by Company to such termination.

22.	DEFICIENCY TERMINATION
22.1.
In addition to the events of default and remedy described in Section 21, Company may also terminate this Agreement, subject to the requirements of Section 23 and Section 25, if any of the following events of default occur:

	22.1.1.	Bottler fails to make timely payment for Covered Beverages or Related Products, or of any other material debt owing to Company;
	22.1.2.	The condition of the facilities or equipment used by Bottler in distributing or selling the Covered Beverages and Related Products fails to meet the sanitary standards reasonably established by Company;
	22.1.3.	Bottler fails to handle the Covered Beverages or Related Products in strict conformity with such standards and instructions as Company may reasonably establish;
	22.1.4.	Bottler or any Affiliate of Bottler engages in any of the activities prohibited under Section 13;
	22.1.5.	Bottler fails to comply with its obligations under Section 14;
	22.1.6.	A Change of Control occurs with respect to Bottler without the consent of Company;
22.1.7.
Any Disposition of any voting securities representing more than fifty percent (50%) of the voting power of any Bottler Subsidiary (other than to a wholly-owned Affiliate in connection with an internal corporate reorganization) is made without the consent of Company by Bottler or by any Bottler Subsidiary. “Bottler Subsidiary” means any Person that is Controlled, directly or indirectly, by Bottler, and that is a party, or Controls directly or indirectly a party, to an agreement with Company or any of its Affiliates regarding the distribution or sale of Covered Beverages or Related Products; or

	22.1.8.	Bottler breaches in any material respect any of Bottler’s other material obligations under this Agreement.
22.2.
In any such event of default, Company may either exercise its right to terminate under this Section 22 (subject to Section 23 and Section 25), or pursue any rights and remedies (other than termination) against Bottler with respect to any such event of default.

23.	BOTTLER RIGHT TO CURE
23.1.	Upon the occurrence of any of the events of default enumerated in Section 22, Company will give Bottler Notice of default.
23.2.
Within sixty (60) days of receipt of such Notice, Bottler will provide Company with a written proposed corrective action plan (“Corrective Action Plan”). The Corrective Action Plan must provide for correction of all issues identified in the Notice of default within one (1) year or less from the date on which the Corrective Action Plan is provided to Company.

23.3.	Company will negotiate in good faith with Bottler the terms of the Corrective Action Plan.
	23.3.1.	If Company and Bottler fail to agree on a Corrective Action Plan within sixty (60) days of Bottler’s tender of such plan, Bottler must cure the default described in the Notice of default within one (1) year of Bottler’s receipt of the Notice of default. If Bottler fails to cure the default described in the Notice of default within one (1) year of Bottler’s receipt of the Notice, the default will be deemed not to have been cured.
	23.3.2.	If Company and Bottler timely agree on a Corrective Action Plan, but Bottler fails to implement the agreed Corrective Action Plan to Company’s reasonable satisfaction within the time period specified by the Corrective Action Plan, the default will be deemed not to have been cured.
23.4.
In the event of an uncured default under Section 23.3, Company may, by giving Bottler further Notice of termination, terminate this Agreement, suspend sales of Covered Beverages and Related Products to Bottler and require Bottler to cease marketing, promoting, distributing, and selling Covered Beverages and Related Products.

23.5.
The provisions of this Section 23 (including any cure) will not apply to a default under Section 14.2, and will not limit Company’s right to pursue remedies under this Agreement on account of Bottler’s default, other than (i) termination under Section 22, (ii) cessation of Company’s performance of its obligations under this Agreement, or (iii) rescission.

23.6.
In the case of a breach by Bottler or one of its Affiliates of its obligations under this Agreement (other than (a) a default under Section 14.2 or (b) a Product Quality Issue as defined in Section 23.7), such breach will be deemed to be cured for purposes of this Section 23 if Bottler (or its Affiliate) has terminated the acts or omissions described in such Notice of breach, and has taken reasonable steps under the circumstances to prevent the recurrence of such breach.

23.7.
“Product Quality Issue” means a breach of Section 15.1 or Section 15.2 caused by a product quality issue involving a Covered Beverage or Related Product that results from the gross negligence or willful misconduct of Bottler and that materially and adversely affects one or more of the Trademarks.

	23.7.1.	In the case of a Product Quality Issue, Bottler will have a period of sixty (60) days from Bottler’s awareness of the issue within which to cure the default, including, at the instruction of Company, and at Bottler’s expense, by the prompt withdrawal from the market and destruction of any affected Finished Product.
	23.7.2.	If the Product Quality Issue has not been cured within such sixty (60) day cure period, Company (or the applicable Company Authorized Supplier(s)) may suspend sales of Covered Beverages and Related Products to Bottler, and, during a second sixty (60) day cure period, Company may supply, or cause or permit others to supply, Covered Beverages and Related Products in the Territory.
	23.7.3.	If such Product Quality Issue has not been cured during the second sixty (60) day cure period, then Company may terminate this Agreement by giving Bottler Notice of termination.

24.	BOTTLER’S RIGHTS AND OBLIGATIONS WITH RESPECT TO SALE OF ITS BUSINESS
24.1.	Defined Terms
24.1.1.
“Business” means Bottler’s aggregate business in all Territories under this Agreement and any other agreement directly and primarily related to the marketing, promotion, distribution, and sale of Covered Beverages and Related Products in such Territories.

24.1.1.1.
“Business” will also include any business conducted by Bottler and identified on Schedule 24.1 as an “Included Business,” including any Permitted Line of Business or Permitted Ancillary Business acquired or developed by Bottler after the Effective Date that the parties agree to identify as an “Included Business” through amendment to Schedule 24.1.

		24.1.1.2.	“Business” will expressly exclude any business identified on Schedule 24.1 as an “Excluded Business.”
24.1.1.3.
“Business” will also expressly exclude any business that is not directly and primarily related to the marketing, promotion, distribution and sale of Covered Beverages and Related Products in such territories that is not identified on Schedule 24.1 as an “Included Business”, whether or not such business is identified on Schedule 24.1 as an “Excluded Business.”

24.1.2.
“Sale Transaction” means either (i) the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities of one or more of Bottler’s Subsidiaries), to any Person for value, of all or substantially all of the assets of the Business on a consolidated basis, or (ii) a transaction or series of transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities by the holders of securities of Bottler) with any Person (other than a Permitted Transferee) the result of which is that the shareholders of Bottler immediately prior to such transaction are (after giving effect to such transaction) no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than fifty percent (50%) of the voting shares of Bottler on an as-converted, fully-diluted basis.

24.2.	Discussions with Company or Approved Potential Buyers
24.2.1.
If Bottler decides to sell, directly or indirectly, all or a majority interest in the Business, including as a result of a change in control or an unsolicited third party offer, Bottler will discuss the possible Sale Transaction exclusively with Company or Approved Potential Buyer(s) (except as provided in Section 24.2.2 or Section 24.4.3). Any and all such discussions between Company and Bottler regarding a possible Sale Transaction shall be kept confidential, and shall not be binding on either party, and shall not be deemed to have triggered the commencement of the procedures for the sale of the Business described in Section 24.3 or Section 24.4.

24.2.2.
Once per calendar year and at any time following receipt by Bottler of a third party unsolicited bona fide offer or expression of interest regarding a Sale Transaction, Bottler may submit to Company in writing a list of potential buyers to whom Bottler may wish to sell Bottler’s Business (each, a “Potential Buyer”). Bottler will submit the Potential Buyer list to Company’s most senior officer responsible for North America operations (with copies to each Company Notice recipient identified in Section 40.1.2) through registered or certified mail (return receipt requested) or another method of communication that requests acknowledgement of receipt by Company, and such Potential Buyer list shall be deemed received by Company upon Company’s acknowledgement of receipt (provided, that, upon such receipt, Company will be obligated to provide, and will provide, such confirmation). In connection with Bottler’s preparation of a Potential Buyer list, Bottler may engage an investment banker (or other financial advisor) to solicit indications of interest from Potential Buyers, subject to appropriate confidentiality obligations. At Bottler’s request, Company will also cooperate with Bottler to identify Potential Buyers that are acceptable to both Bottler (in Bottler’s sole discretion) and Company (in Company’s sole discretion).

		24.2.2.1.	Bottler will also furnish Company with such additional information regarding the Potential Buyer(s) that Company may reasonably request.
		24.2.2.2.	A Potential Buyer on Bottler’s Potential Buyer list will be deemed approved by Company unless Company determines (in its sole discretion) that the Potential Buyer is not acceptable and provides Notice of that determination to Bottler during the Approval Period.
24.2.2.3.
The “Approval Period” means the sixty (60) day period following Company’s receipt of Bottler’s Potential Buyer list and any additional information reasonably requested by Company from Bottler regarding the Potential Buyers unless Bottler is requesting approval in response to an unsolicited bona fide offer from a Potential Buyer regarding a Sale Transaction in which case the period will be thirty (30) days following Company’s receipt of Bottler’s Potential Buyer List.

		24.2.2.4.	An “Approved Potential Buyer” means a Potential Buyer approved by Company in writing or deemed approved by Company in accordance with Section 24.2.2.2.
24.3.	Sale of Business to Approved Potential Buyer
24.3.1.
At any time during the Term and from time to time, Bottler may (at Bottler’s sole discretion) provide Company with Notice that Bottler wishes to enter into a Sale Transaction with an Approved Potential Buyer (an “Approved Potential Buyer Sale Notice”). The Approved Potential Buyer Sale Notice will include the details of the proposed Sale Transaction with the Approved Potential Buyer. Bottler will deliver the Approved Potential Sale Notice in writing to Company’s Chief Financial Officer, with a copy to Company’s General Counsel. Bottler’s delivery of an Approved Potential Buyer Sale Notice will not preclude Bottler from delivering an Exit Notice under Section 24.4.

	24.3.2.	Bottler may (at Bottler’s sole discretion) enter into a binding agreement for the Sale Transaction with the Approved Potential Buyer, on terms and conditions (including purchase price) mutually agreed by Bottler and the Approved Potential Buyer, within one hundred eighty (180) days following Bottler’s delivery of the Approved Potential Buyer Sale Notice to Company.
24.3.2.1.
If Bottler identified more than one (1) Approved Potential Buyer in its Approved Potential Buyer Sale Notice, then Bottler may engage in an auction process with such Approved Potential Buyers, and may (at Bottler’s discretion) enter into a binding agreement for a Sale Transaction with the Approved Potential Buyer selected by Bottler within one hundred eighty (180) days following Bottler’s delivery of the Approved Potential Buyer Sale Notice to Company. The consummation of a Sale Transaction with an Approved Potential Buyer as contemplated under Section 24.3.2 will not constitute a breach or default under this Agreement or any Related Agreement.

24.3.3.
If Bottler and an Approved Potential Buyer consummate the Sale Transaction as contemplated in Section 24.3.2, then the Business will continue to be bound by the terms and conditions of this Agreement, without modification. If requested by Company, the Approved Potential Buyer will confirm in writing that the Business will continue to market, promote, distribute and sell Covered Beverages and Related Products in the Territory subject to, and in accordance with, the terms and conditions of this Agreement and the Related Agreements, without modification.

24.3.4.
If Bottler and the Approved Potential Buyer do not enter into a binding agreement for a Sale Transaction within the one hundred eighty (180) day period following Bottler’s delivery of the Approved Potential Buyer Sale Notice, then Bottler will be required to re-submit an Approved Potential Buyer Sale Notice in accordance with Section 24.3.1 before entering into a Sale Transaction with an Approved Potential Buyer.

24.4.	Sale of Business without an Approved Potential Buyer
24.4.1.
At any time and from time to time during the Term, Bottler may, at Bottler’s sole discretion, provide Company with Notice that Bottler wishes to enter into a Sale Transaction, but that Bottler has not identified an Approved Potential Buyer or has not reached terms with an Approved Potential Buyer that are acceptable to Bottler (an “Exit Notice”). Bottler’s delivery of an Exit Notice will not preclude Bottler from delivering an Approved Buyer Sale Notice and pursuing both alternatives at the same time.

		24.4.1.1.	The Exit Notice will include the material terms and conditions (including price and form of consideration) of the proposed Sale Transaction by Bottler. Bottler will deliver the Exit Notice in writing to Company’s Chief Financial Officer, with a copy to Company’s General Counsel.
		24.4.1.2.	The Exit Notice will include the following unaudited written management information (to the extent that it is in Bottler’s possession or control and is ordinarily and customarily produced and used by Bottler for each of the three (3) year periods ending on the last day of the quarter preceding the date of the delivery of the Exit Notice): (a) revenues with respect to the Business for the relevant period then ended in both dollars and cases; (b) statements of income down to the contribution margin level for the Covered Beverages and Related Products for the relevant period then ended; (c) most current management bills of cost for each of the Covered Beverages and Related Products; (d) a copy of each of the then currently effective and enforceable distribution agreements for distribution of the Covered Beverages and Related Products; (e) business plan volumes and strategic plans for the Business; and (f) material claims relating to the Business of which Bottler has knowledge. All of the foregoing information is collectively referred to as the “Base Information”. Bottler will also provide such additional information (the “Additional Information”) as reasonably requested by Company and as Bottler and Company may agree is desirable to facilitate Company’s valuation of the Business.

24.4.1.3.
Bottler and Company will work together in good faith to negotiate the terms and conditions of a binding agreement under which Company or Company’s designee would acquire Bottler’s Business, including the purchase price for the Business. If the parties cannot mutually agree upon the purchase price for the Business within one hundred twenty (120) days following Bottler’s delivery of the Exit Notice, then Bottler will notify Company in writing as to whether Bottler wishes to (i) terminate the process, or (ii) cause the value of the Business to be determined in accordance with the valuation process specified in Section 26 (the “Valuation Process”).

24.4.1.4.
Once the value of the Business has been established either by mutual agreement of Bottler and Company, or through the Valuation Process, Bottler will have the right, in its sole discretion, to deliver Notice to Company that Bottler wishes to sell the Business to Company (or Company’s designee) at the agreed purchase price (or the purchase price established through the Valuation Process, as the case may be) (a “Company Sale Notice”). The Company Sale Notice must be delivered by Bottler to Company, if at all, within sixty (60) days following the determination of the purchase price for the Business (by mutual agreement or through the Valuation Process, as the case may be). The Company Sale Notice will constitute a binding offer by Bottler to sell the Business to Company or Company’s designee in accordance with the terms of this Section 24.4; provided that Bottler may withdraw such offer at any time prior to closing of such transaction, if and only if Bottler (a) reimburses Company for all third party out of pocket expenses incurred by Company in connection with the exercise by Bottler of its rights under this Section 24; and (b) exercises such right to withdraw an offer no more than once every three (3) years.

24.4.2.
If Bottler delivers a Company Sale Notice as contemplated above, then, within thirty (30) days following Company’s receipt of the Company Sale Notice, Company must elect (in Company’s sole discretion) either (1) to acquire the Business (or cause the Business to be acquired by Company’s designee) in accordance with this Section 24.4, or (2) to amend this Agreement as contemplated in Schedule 24.4.2. Prior to the expiration of such thirty (30) day period, Company will provide Notice of its election to Bottler. If Bottler provides Notice to Company that Company has failed to make an election under this Section 24.4.2 within the thirty (30) day period, and Company fails to deliver Notice of its election within ten (10) days following receipt of such notice from Bottler, then Company will be deemed to have elected to amend this Agreement as contemplated in Schedule 24.4.2.

24.4.2.1.
If Company delivers a Notice under Section 24.4.2 that Company (or Company’s designee) will acquire the Business, then Company or Company’s designee will acquire the Business for cash (unless otherwise mutually agreed) at the purchase price mutually agreed by Company (or Company’s designee) and Bottler, or, the purchase price established through the Valuation Process, as applicable.

24.4.2.2.
If Company delivers a Notice under Section 24.4.2 that Company (or Company’s designee) will acquire the Business, then Company will acquire the Business on the terms and conditions (other than purchase price) mutually agreed upon by Bottler and Company (or Company’s designee). If Bottler and Company (or Company’s designee) are unable to agree on terms and conditions of sale (other than purchase price) within sixty (60) days following Company’s delivery of a Notice under Section 24.4.2 that Company (or Company’s designee) will acquire the Business, then Company or Company’s designee will acquire the Business on the terms and conditions specified in Schedule 24.4.1. The failure to reach agreement on the terms and conditions (other than price) will in no event result in a deemed election to amend the terms of this Agreement. The purchase price for the Business will be paid in cash at closing, unless otherwise agreed by Bottler and Company (or Company’s designee).

	24.4.2.3.	Closing of the acquisition of the Business by Company or Company’s designee will occur within ten (10) Business Days following the receipt of all required consents and regulatory approvals (including expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act).
24.4.3.
If Company delivers a Notice under Section 24.4.2 that Company will amend this Agreement as contemplated in Schedule 24.4.2, or Company is deemed to have elected to amend this Agreement as contemplated in Schedule 24.4.2, then (1) this Agreement will automatically be deemed amended as specified in Schedule 24.4.2 (and Bottler and Company will take whatever actions may be necessary or appropriate to document and confirm such amendments to this Agreement), (2) Company will reimburse Bottler for all third party out of pocket expenses incurred by Bottler in connection with the exercise by Bottler of its rights under this Section 24, and (3) Bottler may thereafter enter into a Sale Transaction with a third party selected by Bottler, in its sole discretion (and as to which Company will have no approval rights), on terms and conditions mutually agreed by Bottler and the third party buyer selected by Bottler. If Bottler does consummate the Sale Transaction, then the buyer will acquire the Business subject to the terms of this Agreement, as modified under Schedule 24.4.2.

24.5.	Each party shall act promptly and without delay in satisfying its obligations under this Section 24.
25.	COMPENSATION TO BOTTLER ON TERMINATION FOR COMMERCIAL IMPRACTICABILITY UNDER SECTION 19.2.2, FORCE MAJEURE UNDER SECTION 20.2.2.2, DEFINED EVENTS UNDER SECTION 21 OR DEFICIENCY TERMINATION UNDER SECTION 22
25.1.
If at any time during the Initial Term or any Additional Term, Company exercises its right to terminate this Agreement in accordance with Section 19.2.2, Section 20.2.2.2, Section 21, or Section 22, Company will send Notice that Company will acquire the Business in accordance with this Section 25 (a “Purchase Notice”).

25.2.
Upon receipt of a Purchase Notice from Company, except as provided in Section 25.2.1, Bottler shall sell the Business to Company (or Company’s designee) and Company (or its designee) shall purchase the Business from Bottler for cash (unless otherwise mutually agreed) at the price determined in accordance with the Valuation Process specified in Section 26 and on the other terms and conditions specified in Schedule 24.4.1.

25.2.1.
If this Agreement terminates under Section 22.1.4 (solely as a result of Bottler’s willful misconduct), Section 22.1.6, or Section 22.1.7, then Company will purchase the Business from Bottler for cash (unless otherwise mutually agreed) at a price equal to eighty-five percent (85%) of the price determined in accordance with the Valuation Process specified in Section 26.

25.3.
Closing of the acquisition of the Business by Company or its designee under this Section 25 will occur within ten (10) Business Days following the receipt of all required consents and regulatory approvals (including expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act) and after determination of the Business Value in accordance with the Valuation Process (if applicable).

25.4.
The acquisition agreement providing for the acquisition of Bottler’s Business by Company or its designee in accordance with Section 24 or this Section 25 will include mutual releases of claims (other than claims arising under the terms of such acquisition agreement).

25.4.1.
Without limiting the preceding sentence, amounts paid by Company (directly or through a Company Affiliate) or Company’s designee to Bottler as required under this Section 25 will be in lieu of, and in full satisfaction of, any claims whatsoever that Bottler may have against Company in connection with the Covered Beverages or Related Products or Bottler’s Business, including any payment due to Bottler other than (a) any trade payables due in the ordinary course of business, (b) any other undisputed amounts then due and owing, (c) any indemnification, contribution, or other similar rights Bottler may have against Company with respect to a third party claim (including any claim by a Governmental Authority) arising out of any actual or threatened action, suit, proceeding or investigation brought against Bottler, (d) any post-closing adjustments provided for in acquisition agreements between Company (or any of its Affiliates) and Bottler (or any of its Affiliates) with respect to Territory acquired from CCR described in Exhibit C-2 (e.g., purchase price adjustments based on determination of the net book value of transferred assets as of closing), or (e) as otherwise may be agreed by Company and Bottler.

	25.4.2.	The parties acknowledge and agree that the remedies at law of Company or Bottler for any actual or threatened breach of the covenants in Sections 24, 25 or 26 would be inadequate and that the non-breaching party will be entitled to specific performance of the covenants in Sections 24, 25 and 26, including entry of an ex parte, temporary restraining order in state or federal court, preliminary and permanent injunctive relief against acts or omissions in violation of Sections 24, 25 or 26, or other appropriate judicial remedy, writ or order, in addition to any damages and legal expenses that the non-breaching party may be legally entitled to recover.

26.	VALUATION
26.1.
If Bottler decides to sell the Business as contemplated under Section 24 and Bottler and Company are unable to mutually agree upon a purchase price within the one hundred twenty (120) day negotiation period specified in Section 24.4.1.3, or if Company is to acquire the Business as contemplated under Section 25, then the purchase price for the Business will be established in accordance with this Section 26.

26.2.
Bottler and Company will each appoint a Valuation Expert within five (5) Business Days after the expiration of the applicable negotiation period under Section 24.4.1.3 (or after receipt by Bottler of a Purchase Notice from Company under Section 25.1 if applicable), and will instruct each Valuation Expert to provide its final valuation no later than sixty (60) days after such appointment.

26.2.1.
“Valuation Expert” means an independent and reputable valuation firm or investment banking firm of national standing, that (i) has had no business relationship of any nature (whether directly or through any of its Affiliates) with either Company or Bottler or their respective Affiliates in the twelve months prior to its selection, (ii) is not, directly or through any of its Affiliates, in then-current discussions with either Company or Bottler or any of their respective Affiliates regarding a proposed future engagement, and (iii) has no other conflict of interest or financial interest in the proposed transaction (other than receipt of its fee as discussed below). No Valuation Expert will be permitted to receive a fee other than a fixed fee, which fee shall not be contingent on the closing of the transaction or calculated based on the Business Value.

	26.2.2.	“Business Value” means the value of the Business as finally determined under the Valuation Process.
26.3.	Each Valuation Expert will perform a valuation of the Business.
26.4.	If the valuations differ by less than ten percent (10%) of the higher valuation, the average of the two valuations will be the value of the Business.
26.5.
If the valuations differ by ten percent (10%) of the higher valuation or more, the Valuation Experts will appoint a third Valuation Expert who will value the Business and will be instructed to provide its final valuation no later than sixty (60) days after its appointment.

	26.5.1.	In this event, the value of the Business will be the average of the two valuations with the smallest difference in the reported value, unless one valuation is the average of the other two valuations, in which case such valuation will be the value of the Business (measured on an absolute basis).
26.6.	The Valuation Experts will be instructed to determine the fair value of the Business by determining the fair market value of the Business as if sold as a going concern, as between a willing buyer and a willing seller not under a compulsion to buy or sell in an arm’s-length transaction, taking into account all relevant factors, and using such methods as the Valuation Experts deem appropriate, subject to the specific instructions set forth in Schedule 26.
26.7.	Each party will have the right to review all information and materials furnished by the other party to the Valuation Experts, and each party will cooperate in good faith to correct any errors in the information and materials provided by that party prior to submission to the Valuation Experts.
26.8.	If a third Valuation Expert is used, as contemplated above, the third Valuation Expert will not be provided access to the valuations performed by the first two Valuation Experts.
26.9.
The fees and expenses incurred in connection with the Valuation Process will be borne equally by Bottler and Company; provided, however, that if a third Valuation Expert is required under the foregoing provisions, then the party who appointed the Valuation Expert whose valuation differs more from the Business Value as finally determined (measured on an absolute basis) will be responsible for the fees and expenses of the third Valuation Expert.

27.	POST-EXPIRATION AND POST-TERMINATION OBLIGATIONS
27.1.	Upon the expiration without renewal or earlier termination of this Agreement and thereafter:
	27.1.1.	Bottler must not distribute or sell the Covered Beverages or Related Products or make any use of the Trademarks, Finished Product or advertising, marketing or promotional material used or intended for use by Bottler in connection with the distribution and sale of the Covered Beverages or Related Products;
	27.1.2.	Bottler must promptly eliminate all references to Company, the Covered Beverages, the Related Products and the Trademarks from the premises, delivery vehicles, vending machines, coolers and other equipment of Bottler and from all business stationery and all written, graphic, electromagnetic, digital or other advertising, marketing or promotional material used or maintained by Bottler, and Bottler must not hold forth in any manner whatsoever that Bottler has any connection with Company, the Covered Beverages, the Related Products or the Trademarks; and
27.1.3.
All rights and obligations under this Agreement, whether specifically set out or whether accrued or accruing by use, conduct or otherwise, will expire, cease and end, excepting (a) all provisions concerning the obligations of Bottler as set forth in Sections 24 through 27, (b) all provisions concerning the obligations of Company as set forth in Sections 24 through 26, (c) all claims for amounts due and payable by one party to the other under the terms of this Agreement as of the date of termination, and (d) each of Sections 28 through 44, all of which will continue in full force and effect, provided always that this provision will not affect any rights either party may have against the other in respect of any claim for nonpayment of any debt or account owed by Bottler to Company or Company Authorized Suppliers or by Company or any Authorized Company Authorized Suppliers to Bottler.

28.	COMPANY’S RIGHT OF ASSIGNMENT
Company or, solely with respect to the Sub-Bottling Territory, Company and CCR, may assign any of their rights and delegate all or any of their duties or obligations under this Agreement to one or more of their Affiliates; provided, however, that any such delegation will not relieve Company or, solely with respect to the Sub-Bottling Territory, Company and CCR, from any of their contractual obligations under this Agreement.

29.	LITIGATION
29.1.	Company reserves and has the sole and exclusive right and responsibility to institute any civil, administrative or criminal proceedings or actions, and generally to take or seek any available legal remedy it deems desirable, for the protection of its reputation, the Trademarks, and other intellectual property rights, as well as for the Covered Beverages and Related Products, and to defend any action affecting these matters.
29.2.	At the request of Company, Bottler will render reasonable assistance in any such action, including, if requested to do so in the sole discretion of Company, allowing Bottler to be named as a party to such action. However, no financial burden will be imposed on Bottler for rendering such assistance.
29.3.	Bottler shall not have any claim against Company or CCR as a result of such proceedings or action or for any failure to institute or defend such proceedings or action.
29.4.	Bottler must promptly notify Company and CCR of any litigation or proceedings instituted or threatened against Bottler affecting these matters.
29.5.	Bottler must not institute any legal or administrative proceedings against any third party that may affect the interests of Company in the Trademarks without the prior written consent of Company, which consent Company may grant or withhold in its sole discretion.
29.6.	Bottler will consult with Company and CCR on all product liability claims, proceedings or actions brought against Bottler in connection with the Covered Beverages or Related Products and will take such action with respect to the defense of any such claim or lawsuit as Company may reasonably request in order to protect the interests of Company and CCR in the Covered Beverages and Related Products or the goodwill associated with the Trademarks.
30.	INDEMNIFICATION
30.1.
CCR and Company will indemnify, protect, defend and hold harmless each of Bottler and its Affiliates, and their respective directors, officers, employees, shareholders, owners and agents, from and against all claims, liabilities, losses, damages, injuries, demands, actions, causes of action, suits, proceedings, judgments and expenses, including reasonable attorneys' fees, court costs and other legal expenses (collectively, “Losses”), to the extent arising from, connected with or attributable to: (a) Company’s or CCR’s manufacture or handling of the Covered Beverages or Related Products; (b) the breach by Company or CCR of any provision this Agreement; (c) Bottler’s use, in accordance with this Agreement and Company guidelines respecting use of Company intellectual property, of the Trademarks or of package labels, POS materials and other local marketing and merchandising materials supplied by Company in conjunction with the distribution and sale of the Covered Beverages or Related Products; or (d) the inaccuracy of any warranty or representation made by Company or CCR herein or in connection herewith. None of the above indemnities shall require Company or CCR to indemnify, protect, defend or hold harmless any indemnitee with respect to any claim to the extent such claim arises from, is connected with or is attributable to the negligence or willful misconduct of such indemnitee.

30.2.	Bottler will indemnify, protect, defend and hold harmless each of Company and its Affiliates, and their respective directors, officers, employees, shareholders, owners and agents, from and against all Losses to the extent arising from, connected with or attributable to: (a) Bottler’s handling, distribution, promotion, marketing, and sale of the Covered Beverages or Related Products (except to the extent caused by Company’s manufacture or handling of the Covered Beverages or Related

Products); (b) the breach by Bottler of any provision of this Agreement; or (c) the inaccuracy of any warranty or representation made by Bottler herein or in connection herewith. None of the above indemnities shall require Bottler to indemnify, protect, defend or hold harmless any indemnitee with respect to any claim to the extent such claim arises from, is connected with or is attributable to the negligence or willful misconduct of such indemnitee.
30.3.
Neither party will be obligated under this Section 30 to indemnify the other party for Losses consisting of lost profits or revenues, loss of use, or similar economic loss, or for any indirect, special, incidental, consequential or similar damages (“Consequential Damages”) arising out of or in connection with the performance or non-performance of this Agreement (except to the extent that an indemnified third party claim asserted against a party includes Consequential Damages).

31.	BOTTLER’S INSURANCE
Bottler shall obtain and maintain a policy of insurance with insurance carriers in such amounts and against such risks as would be maintained by a similarly situated company of a similar size and giving full and comprehensive coverage both as to amount and risks covered in respect of matters referred to in Section 30 (including Bottler’s indemnity of Company contained therein) and shall on request produce evidence satisfactory to Company of the existence of such insurance. Compliance with this Section 31 will not limit or relieve Bottler from its obligations under Section 30. In addition, Bottler will satisfy the insurance requirements specified on Schedule 31.

32.	LIMITATION ON BOTTLER REPRESENTATIONS OR DISCLOSURES REGARDING COVERED BEVERAGES OR RELATED PRODUCTS
Bottler covenants and agrees that, except as required by law, it will make no representations or disclosures to the public or any Governmental Authority or to any third party concerning the attributes of the Covered Beverages or Related Products (other than statements consistent with representations or disclosures previously made or authorized by Company), without the prior written consent of Company. If Bottler is required to make any such representations or disclosures to a Governmental Authority, Bottler first will notify Company before making any such representation or disclosure and will cooperate with Company in good faith to ensure the accuracy of all such information (except to the extent that such Notice and cooperation would otherwise be prohibited under applicable law). This Section 32 will not apply to financial information disclosed in accordance with applicable securities laws or to marketing and advertising materials used in the ordinary course of business consistent with the provisions of this Agreement.

33.	INCIDENT MANAGEMENT
33.1.	Company and Bottler recognize that incidents may arise that can threaten the reputation and business of Bottler and/or negatively affect the good name, reputation and image of Company and the Trademarks.
33.2.	In order to address such incidents, including any questions of quality of the Covered Beverages or Related Products that may occur, Bottler will designate and organize an incident management team and inform Company of the members of such team.
33.3.	Bottler further agrees to cooperate fully with Company and such third parties as Company may designate and coordinate all efforts to address and resolve any such incident consistent with procedures for crisis management that may be issued to Bottler by Company from time to time.

34.	SEVERABILITY
If any provision of this Agreement is or becomes legally ineffective or invalid, the validity or effect of the remaining provisions of this Agreement shall not be affected; provided that the invalidity or ineffectiveness of such provision shall not prevent or unduly hamper performance hereunder or prejudice the ownership or validity of the Trademarks.

35.	AMENDMENT AND RESTATEMENT OF CERTAIN PRIOR CONTRACTS, MERGER, AND REQUIREMENTS FOR MODIFICATION
35.1.	As to all matters and things herein mentioned, the parties agree:
35.1.1.
The existing bottle contracts between Company and its Affiliates and Bottler and its Affiliates, including those contracts identified on Exhibit D, are hereby amended, restated and superseded in their entirety, and all rights, duties and obligations of Company and Bottler regarding the Trademarks and the manufacture, packaging, distribution and sale of the Covered Beverages and Related Products shall be determined under this Agreement, without regard to the terms of any prior agreement and without regard to any prior course of conduct between the parties (the parties acknowledge that any existing bottle contract between Company and Bottler that is not listed on Exhibit D is nevertheless superseded hereby), except as specifically provided in Section 35.1.4.

35.1.2.
This Agreement sets forth the entire agreement between Company, CCR and Bottler with respect to the subject matter hereof, and all prior understandings, commitments or agreements relating to such matters between the parties or their predecessors-in-interest are of no force or effect and are cancelled hereby, except as specifically provided in Section 35.1.4.

	35.1.3.	Any waiver, amendment or modification of this Agreement or any of its provisions, and any consents given under this Agreement shall not be binding upon Bottler, CCR or Company unless made in writing, signed by an officer or other duly qualified and authorized representative of company that it purports to bind.
35.1.4.
Section 35.1.1 and Section 35.1.2 are not intended to affect in any way the rights and obligations of Bottler (or any of its Affiliates) or Company (or any of its Affiliates) under the agreements listed in Schedule 35.1.4.

36.	NO WAIVER
Failure of Company, CCR or Bottler (including any of their respective Affiliates) to exercise promptly any right herein granted, or to require strict performance of any obligation undertaken herein by the other party, shall not be deemed to be a waiver of such right or of the right to demand subsequent performance of any and all obligations herein undertaken by Bottler or by CCR or by Company.

37.	NATURE OF AGREEMENT AND RELATIONSHIP OF THE PARTIES
37.1.	Bottler is an independent contractor and is not an agent of, or a partner or joint venturer with, CCR or Company.

37.2.	Each of Company and CCR, on the one hand, and Bottler, on the other hand, agree that it will neither represent, nor allow itself to be held out as an agent of, or partner or joint venturer with the other (including any of its Affiliates).
37.3.	Bottler and CCR and Company do not intend to create, and this Agreement shall not be construed to create, a partnership, joint venture, agency, or any form of fiduciary relationship. Each party covenants and agrees never to assert that a partnership, joint venture or fiduciary relationship exists or has been created under or in connection with this Agreement and the Related Agreements. There is no partnership, joint venture, agency, or any form of fiduciary relationship existing between Bottler and CCR or Bottler and Company, but if it there is determined or found to be a partnership, joint venture, or agency, then Bottler CCR, and Company expressly disclaim all fiduciary duties that might otherwise exist under applicable law.
37.4.	Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person, other than the parties to this Agreement and their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained in this Agreement. This Agreement does not, and is not intended to, confer any rights or remedies upon any Person other than Bottler and Company.
38.	HEADINGS AND OTHER MATTERS
38.1.	The headings herein are solely for the convenience of the parties and shall not affect the interpretation of this Agreement.
38.2.	As used in this Agreement, the phrase “including” means “including, without limitation” in each instance.
38.3.
References in this Agreement to Sections are to the respective Sections of this Agreement, and references to Exhibits and Schedules are to the respective Exhibits and Schedules to this Agreement as they may be amended from time to time.

39.	EXECUTION IN MULTIPLE COUNTERPARTS
The parties may execute this Agreement in counterparts, each of which is deemed an original and all of which only constitute one original.

40.	NOTICE AND ACKNOWLEDGEMENT
40.1.	Notices.
40.1.1.
Requirement of a Writing and Permitted Methods of Delivery. Each party giving or making any notice, request, demand or other communication (each, a “Notice”) pursuant to this Agreement must give the Notice in writing and use one of the following methods of delivery, each of which for purposes of this Agreement is a writing:

		40.1.1.1.	Personal delivery;
		40.1.1.2.	Registered or Certified Mail, in each case, return receipt requested and postage prepaid;
		40.1.1.3.	Nationally recognized overnight courier, with all fees prepaid; or

40.1.1.4.	E-mail (followed by delivery of an original by another delivery method provided for in this Section).
40.1.2.
Addressees and Addresses. Each party giving a Notice must address the Notice to the appropriate person at the receiving party (the “Addressee”) at the address listed below or to another Addressee or at another address designated by a party in a Notice pursuant to this Section.

Company:
The Coca-Cola Company
One Coca-Cola Plaza
Atlanta, Georgia 30313
Attention: EVP & President CCNA [or such other title as may be applicable to Company’s most senior officer for North America operations]
Email: jdouglas@coca-cola.com
With a copy to:

The Coca-Cola Company
One Coca-Cola Plaza
Atlanta, Georgia 30313
Attention: General Counsel
Email: bgoepelt@coca-cola.com
and
King & Spalding LLP
1180 Peachtree Street NE
Atlanta, Georgia 30309
Attention: William G. Roche
Anne M. Cox-Johnson
Email: broche@kslaw.com
acox@kslaw.com
CCR:

Coca-Cola Refreshments USA, Inc.
c/o The Coca-Cola Company
One Coca-Cola Plaza
Atlanta, Georgia 30313
Attention: Vice President - Finance
Email: dherndon@coca-cola.com
With a copy to:

Coca-Cola Refreshments USA, Inc.
c/o The Coca-Cola Company
One Coca-Cola Plaza
Atlanta, Georgia 30313
Attention: General Counsel
Email: bgarren@coca-cola.com
and
King & Spalding LLP

1180 Peachtree Street NE
Atlanta, Georgia 30309
Attention: William G. Roche
Anne M. Cox-Johnson
Email: broche@kslaw.com
acox@kslaw.com
Bottler:

Coca-Cola Bottling Co. Consolidated
4100 Coca Cola Plaza
Charlotte, North Carolina 28211
Attention:E. Beauregarde Fisher III,
Executive Vice President & General Counsel
Email: beau.fisher@ccbcc.com
With a copy to:
Moore & Van Allen PLLC
100 North Tryon Street
Suite 4700
Charlotte, North Carolina 28202
Attention: John V. McIntosh
Email: johnmcintosh@mvalaw.com

40.1.3.
Effectiveness of a Notice. Except as specifically provided elsewhere in this Agreement, a Notice is effective only if the party giving or making the Notice has complied with Sections 40.1.1 and 40.1.2 and if the Addressee has received the Notice. A Notice is deemed to have been received as follows:

	40.1.3.1.	If a Notice is delivered in person, when delivered to the Addressee.
	40.1.3.2.	If delivered by Registered or Certified Mail, upon receipt by Addressee, as indicated by the date on the signed receipt.
	40.1.3.3.	If delivered by nationally recognized overnight courier service, one Business Day after deposit with such courier service.
	40.1.3.4.	If sent by e-mail, when sent (if followed promptly by delivery of an original by another delivery method provided for in this Section).
	40.1.3.5.	If the Addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address for which no Notice was given, then upon the rejection, refusal or inability to deliver.
40.1.3.6.
Despite the other clauses of this Section 40.1.3, if any Notice is received after 5:00 p.m. on a Business Day where the Addressee is located, or on a day that is not a Business Day where the Addressee is located, then the Notice is deemed received at 9:00 a.m. on the next Business Day where the Addressee is located.

40.2.
If Bottler’s signature or acknowledgment is required or requested with respect to any document in connection with this Agreement and any employee or representative authorized by Bottler “clicks” in the appropriate space on the website designated by Company or takes such other action as may be indicated by Company, Bottler shall be deemed to have signed or acknowledged the document to the same extent and with the same effect as if Bottler had signed the document manually; provided, however, that no such signature or acknowledgment shall amend or vary the terms and conditions of this Agreement.

40.3.	Bottler acknowledges and agrees that Bottler has the ability and knowledge to print information delivered to Bottler electronically, or otherwise knows how to store that information in a way that ensures that it remains accessible to Bottler in an unchanged form.
41.	CHOICE OF LAW AND VENUE
41.1.	This Agreement shall be interpreted, construed and governed by and in accordance with the laws of the State of Georgia, United States of America, without giving effect to any applicable principles of choice or conflict of laws, as to contract formation, construction and interpretation issues, and the federal trademark laws of the United States of America as to trademark matters.
41.2.	The parties agree that any lawsuit commenced in connection with, or in relation to, this Agreement must be brought in a United States District Court, if there is any basis for federal court jurisdiction. If the party bringing such action reasonably concludes that federal court jurisdiction does not exist, then the party may commence such action in any court of competent jurisdiction.
42.	CONFIDENTIALITY
42.1.	For purposes hereof:
42.1.1.
“Confidential Business Information” means any valuable, secret business information, other than Trade Secrets, that a Disclosing Party designates or identifies as confidential at the time of disclosure or is by its nature recognizable as confidential information to a reasonably prudent person with knowledge of the Disclosing Party’s business and industry. Confidential Business Information includes any confidential business information provided to Disclosing Party by any third party that the Disclosing Party is obligated to hold in confidence as confidential business information.

42.1.2.
“Disclosing Party” means the party disclosing any Proprietary Information under this Agreement, whether such party is Bottler or Company or any of their respective Affiliates and whether such disclosure is directly from the Disclosing Party or through the Disclosing Party’s employees or agents.

42.1.3.
“Proprietary Information” means Trade Secrets, Confidential Business Information, and any other information or materials that in whole or in part include or are developed or based on any Trade Secrets or Confidential Business Information. Proprietary Information does not include any information that: (a) was in the Receiving Party’s possession without restriction as to confidentiality, before receipt from the Disclosing Party; (b) is or becomes a matter of public knowledge through no breach of agreement or other fault of the Receiving Party; (c) is rightfully received by the Receiving Party from a third party without a duty of confidentiality; (d) is disclosed by the Disclosing Party to a third party without a duty of confidentiality on the third party; (e) is independently developed by the Receiving Party without regard to the Proprietary Information of the Disclosing Party; or (f) is disclosed by the Receiving Party with the Disclosing Party’s prior written approval.
42.1.4.
“Receiving Party” means the party receiving any Proprietary Information under this Agreement, whether such party is Bottler or Company or their respective Affiliates and whether such disclosure is received directly or through the Receiving Party’s employees or agents.

42.1.5.
“Trade Secrets” mean trade secrets of a Disclosing Party as defined under applicable law, as amended from time to time, including, without regard to form, technical or non-technical data, a formula, a pattern, a compilation, a program, a software program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, non-public forecasts, studies, projections, analyses, all customer data of any kind, or a list of actual or potential customers or suppliers, business and contractual relationships, or any information similar to the foregoing that: (a) derives economic value, actual or potential, from not being generally known and not being readily ascertainable by proper means to other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secrets include any trade secret information provided to Disclosing Party by any third party that the Disclosing Party is obligated to hold in confidence as a trade secret.

42.2.	In the performance of this Agreement, each party may disclose to the other party certain Proprietary Information. The Proprietary Information of the Disclosing Party will remain the sole and exclusive property of the Disclosing Party or a third party providing such information to the Disclosing Party. The disclosure of the Proprietary Information to the Receiving Party does not confer upon the Receiving Party any license, interest, or right of any kind in or to the Proprietary Information, except as expressly provided under this Agreement.
42.3.	At all times and notwithstanding any termination or expiration of this Agreement or any amendment hereto, the Receiving Party agrees that it will hold in strict confidence and not disclose to any third party the Proprietary Information of the Disclosing Party, except as approved in writing by the Disclosing Party. The Receiving Party will only permit access to the Proprietary Information of the Disclosing Party to those of its or its Affiliates’ employees or authorized representatives having a need to know and who have signed confidentiality agreements or are otherwise bound by confidentiality obligations at least as restrictive as those contained in this Agreement (including external auditors, attorneys and consultants).
42.4.	The Receiving Party will be responsible to the Disclosing Party for any third party’s use and disclosure of the Proprietary Information that the Receiving Party provides to such third party in accordance with this Agreement. The Receiving Party will use at least the same degree of care it would use to protect its own Proprietary Information of like importance, but in any case with no less than a reasonable degree of care, including maintaining information security standards specific to such information as set forth in this Agreement.
42.5.	If the Receiving Party is required by a Governmental Authority or applicable law to disclose any of the Proprietary Information of the Disclosing Party, the Receiving Party will (a) first give Notice of such required disclosure to the Disclosing Party (to the extent permitted by applicable law), (b) if requested by the Disclosing Party, use reasonable efforts to obtain a protective order requiring that the Proprietary Information to be disclosed be used only for the purposes for which disclosure is required, (c) if requested by the Disclosing Party, take reasonable steps to allow the Disclosing Party to seek to protect the confidentiality of the Proprietary Information required to be disclosed, and (d) disclose only that part of the Proprietary Information that, after consultation with its legal counsel, it determines that it is required to disclose.
42.6.	Each Party will immediately notify the other Party in writing upon discovery of any loss or unauthorized use or disclosure of the Proprietary Information of the other Party.
42.7.	The Receiving Party will not reproduce the Disclosing Party’s Proprietary Information in any form except as required to accomplish the intent of this Agreement. Any reproduction of any Proprietary Information by the Receiving Party will remain the property of the Disclosing Party and must contain any and all confidential or proprietary Notices or legends that appear on the original, unless otherwise authorized in writing by the Disclosing Party.
42.8.	Neither Party will communicate any information to the other Party in violation of the proprietary rights of any third party.
42.9.
Upon the earlier of termination of this Agreement, written request of the Disclosing Party, or when no longer needed by the Receiving Party for fulfillment of its obligations under this Agreement, the Receiving Party will, if requested by the Disclosing Party, either: (a) promptly return to the Disclosing Party all documents and other tangible materials representing the Disclosing Party’s Proprietary Information, and all copies thereof in its possession or control, if any; or (b) destroy all tangible copies of the Disclosing Party’s Proprietary Information in its possession or control, if any, in each case, except to the extent that such action would violate applicable regulatory or legal requirements. Each party’s counsel may retain one copy of documents and communications between the Parties as necessary for archival purposes or regulatory purposes.

43.	ACTIVE AND COMPLETE ARMS LENGTH NEGOTIATIONS
The parties acknowledge and agree that the terms and conditions of this Agreement have been the subject of active and complete negotiations, and that such terms and conditions must not be construed in favor of or against any party by reason of the extent to which a party or its professional advisors may have participated in the preparation of this Agreement.

44.	RESERVATION OF RIGHTS
Company reserves all rights not expressly granted to Bottler under this Agreement or Related Agreements.

[Signature page follows]

IN WITNESS WHEREOF, EACH OF COMPANY AND CCR AT ATLANTA, GEORGIA, AND BOTTLER AT CHARLOTTE, NORTH CAROLINA HAVE CAUSED THESE PRESENTS TO BE EXECUTED IN TRIPLICATE BY THE DULY AUTHORIZED PERSON OR PERSONS ON THEIR BEHALF ON THE EFFECTIVE DATE.

THE COCA-COLA COMPANY

By:	/s/ J. A. M. Douglas, Jr.
Authorized Representative
COCA-COLA REFRESHMENTS USA, INC.

By:	/s/ J. A. M. Douglas, Jr.
Authorized Representative
COCA-COLA BOTTLING CO. CONSOLIDATED

By:	/s/ E. Beauregarde Fisher III
Authorized Representative

[Signature Page to Comprehensive Beverage Agreement]

EXHIBIT A
Covered Beverages

The following Beverages and all SKUs, packages, flavor, calorie and other variations (e.g., Sprite Cranberry, Sprite Zero Cranberry) of each such Beverage offered by Company that are identified by the primary Trademark that also identifies such Beverage or any modification of such primary Trademark, such as, e.g., the primary Trademark used in conjunction with a prefix, a suffix or other modifier:

Coca-Cola
Caffeine Free Coca-Cola
Diet Coke
Diet Coke with Lime
Diet Coke with Splenda®
caffeine free Diet Coke
Coca-Cola Life
Coca-Cola Zero
caffeine free Coca-Cola Zero
Cherry Coke
Diet Cherry Coke
Cherry Coke Zero
Vanilla Coke
Diet Vanilla Coke
Vanilla Coke Zero

Barq’s
Diet Barq’s
DASANI
DASANI Plus
DASANI Sparkling
Fanta
Fanta Zero
Fresca
Mello Yello
Mello Yello Zero
PiBB Xtra
PiBB Zero
Seagram’s ginger ale
Seagram’s mixers
Seagram’s seltzer water
Sprite
Sprite Zero
TaB
VAULT
VAULT Zero
Delaware Punch
Surge
Minute Maid Sparkling
Exhibit A – page 1

FUZE
FUZE iced tea
FUZE Juices
FUZE Refreshments
FUZE slenderize
Glacéau Vitaminwater
Glacéau Vitaminwater Energy
Glacéau Vitaminwater Zero
Glacéau Smartwater
Glacéau Smartwater Sparkling
Glacéau Fruitwater
POWERADE
POWERADE ZERO

The following Multiple Route To Market Beverages may be distributed in the Territory via Direct Store Delivery only to the extent specified below, provided, however, that if Company reasonably believes that Bottler’s distribution of any of the Beverages described below does not conform to these conditions, Company will provide Bottler with Notice of the circumstances and a period of 90 days to address such circumstances before asserting that Bottler is in breach of this Agreement:

All flavors of Minute Maid® Juices To Go in cans and PET bottles with volume between 10.0 fluid ounces and 1.0 liter, and in such other single serve packages to which Company from time to time provides prior written consent, which consent shall not be unreasonably withheld.

All flavors of Minute Maid® Refreshment (cold fill) in 2 liter PET bottles, 12 fluid ounce cans, 20 fluid ounce PET bottles, 16 fluid ounce PET bottles, and 500 milliliter PET bottles, and in such other single serve packages to which Company from time to time provides prior written consent, which consent shall not be unreasonably withheld.

All flavors of Gold Peak (hot fill) in 500 milliliter PET Bottles, 64 ounce (1.89 Liter) PET Bottles, and PET bottles with volume between 16.9 fluid ounces and 1.0 liter, and in such other single serve packages to which Company from time to time provides prior written consent, which consent shall not be unreasonably withheld.

All flavors of Honest Tea and Honest Ade in 59 fluid ounce PET bottles and in PET bottles with volume between 16.9 fluid ounces and 1.0 liter, and in such other single serve packages to which Company from time to time provides prior written consent, which consent shall not be unreasonably withheld.
Exhibit A – page 2

EXHIBIT B

Trademarks

All trademarks, whether owned by Company, licensed by Company or otherwise authorized and approved for use by Company, to identify a Covered Beverage or Related Product identified on Exhibit A or Exhibit F, including any amendments thereto, including:
Coca-Cola
Coca-Cola (Script)
Coca-Cola (Red Disk icon)
Coke
Coca-Cola Bottle (2D symbol and 3D shape)
Dynamic Ribbon
Diet Coke
Coca-Cola Life
Coca-Cola Zero
Cherry Coke
Cherry Coke Zero
Vanilla Coke
Diet Vanilla Coke
Vanilla Coke Zero
Barq’s
Delaware Punch
Surge
Fanta
Fanta Zero
Fresca
Mello Yello
Mello Yello Zero
PiBB
PiBB Xtra
PiBB Zero
Seagram’s
Sprite
SPRITE Bottle (2D symbol and 3D shape)
Sprite Zero
TaB
VAULT
VAULT Zero
DASANI
DASANI Plus
DASANI Drops
FUZE
FUZE slenderize
FUZE Refreshments
FUZE Drops
Gold Peak
Exhibit B – page 1

Glacéau Vitaminwater
Glacéau Vitaminwater Energy
Glacéau Vitaminwater Zero
Glacéau Vitaminwater Zero Drops
Glacéau Smartwater
Glacéau Fruitwater
Honest Tea
Honest Ade
Minute Maid
Minute Maid Drops
Minute Maid Juices to Go
Minute Maid Sparkling
POWERADE
POWERADE MOUNTAIN BERRY BLAST
POWERADE ZERO
POWERADE ZERO DROPS

Exhibit B – page 2

EXHIBIT C-1

First-Line Territory

See attached.
Exhibit C-1 – page 1

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
IN THE STATE OF ALABAMA:
“In the Cities of Florence and Sheffield, Alabama, and all points in the State of Alabama, and within ten (10) miles of the line of railroad running from Chattanooga, Tennessee, to Memphis, Tennessee, from and including the town of Leighton, Alabama, west to the Mississippi State Line; and in all of the territory in the State of Tennessee within fifty (50) miles of the said City of Sheffield, Alabama, except such territory as may be within fifty (50) miles of Huntsville, Alabama; Nashville, Tennessee, Clarksville, Tennessee; or Jackson, Tennessee (as the Jackson, Tennessee fifty mile radius may be more clearly defined in the Agreement, dated June 1, 1967, by and between Florence Coca-Cola Bottling Company, Inc. and Corinth Coca-Cola Bottling Company), providing that the territory so described does not encroach upon nor conflict with the territory controlled or operated by any other Coca-Cola bottling plant.
“All points in Lauderdale County, Alabama, are included in this contract and all points in Tishomingo County, Mississippi, are specifically excluded.”
(All points referred to are as they existed May 2, 1946.)

Exhibit C-1- page 2

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of this Agreement.

1	That portion of the States of Alabama and Mississippi included within the
2	following boundaries to-wit: Beginning at the Southwest corner of Escambia
3	County, Alabama; thence North along the West boundary of Escambia County
4	to the Northwest corner of Section 6 TIN R5E; thence Eastwardly along the
5	Northern boundary of TIN R5E to its intersection with a straight line extending
6	from the point of intersection of the L & N Railroad and the Frisco Railroad,
7	in the town of Atmore, to the Northwest corner of Escambia County; thence
8	Northwest along said line in a straight line to the Northwest corner of Escambia
9	County; thence Westwardly along the Northern bank of Little River to the
10	Alabama River; thence Northwardly along the Eastern bank of the Alabama
11	River to a point where said River crosses the East-West dividing line between
12	Clarke and Monroe Counties; thence North along the Monroe-Clarke County
13	Line to the intersection of the southern boundary of Wilcox County Line; thence
14	West and North along the Clarke-Wilcox County Line to the intersection of
15	Marengo County Line; thence Westwardly along the Marengo-Clarke County
16	Line to the 88th Meridian of Longitude; thence running in a straight line in a
17	Southwestwardly direction to the point of intersection of the East bank of
18	Tombigbee River with the Washington-Choctaw County Line; thence Westwardly
19	along the Washington-Choctaw County Line to the Mississippi-Alabama State
20	Line; thence South along the Mississippi-Alabama State Line to a point where
21	the Wayne-Green County, Mississippi Line intersects said State Line; thence
22	running West along the Wayne-Green County, Mississippi Line, including the
23	town of State Line (as the same existed on April 13, 1939) to the Northeast
24	corner of Perry County; thence Southwardly along the Perry-Green County
25	Line to the Southeast corner of Section 36 T4N R9W; thence Westwardly along
26	the Southern boundaries of Sections 36, 35, 34, 33, 32 and 31 T4N R9W to the
27	Northeast corner of Section 1 T3N R10W; thence Southwardly along Eastern
28	boundaries of Sections 1, 12, 13 and 24 T3N R10W to the Southeast corner of
29	Section 24 T3N R10W; thence Westwardly along Southern boundaries of Sections
30	24, 23 and 22 to the Southwest corner of Section 22 T3N R10W; thence South-
31	wardly along the Western boundaries of Sections 27 and 34 T3N R10W and the
32	Western boundaries of Sections 3, 10, 15, 22, 27 and 34 T2N R10W and the
33	Western boundaries of Sections 3, 10, 15, 22, 27 and 34 T1N R10W to the St.
34	Stephens base line; thence West along said St. Stephens base line to the North-
35	west corner of Section 4 T1S R10W; thence Southwardly along the Western
36	boundaries of Sections 4, 9, 16, 21, 28 and 33 T1S R10W to the Perry-Stone
37	County Line; thence Westwardly along the Northern boundary of Stone County
38	to a point where the West boundary of Range 10 West crosses the North boundary
39	of Stone County, Mississippi, and running South along said West boundary of
40	Range 10 West to the North boundary of Harrison County, Mississippi; thence
41	East along the North boundaries of Sections 30 and 29 T45 R10W to the Northwest
42	corner of Section 28 T4S R10W; thence South along the West boundaries of
43	Sections 28 and 33 T4S R10W and continuing South along the West boundaries of
44	Sections 4, 9, 16, 21, 28 and 33 T5S R10W to the Northwest corner of Section
Exhibit C-1- page 3

45	4 T6S Rl0W; thence East along the North boundary of Section 4 T6S R10W to the
46	Northwest corner of Section 3 T6S R10W; thence South along the Wert boundaries
47	of Sections 3 and 10 T6S R10W to the Northwest corner of Section 15 T6S
48	thence East along the North boundary of Section 13 T6S R10W to the Northwest
49	corner of Section 14 T6S R10W; thence South along the West boundaries of Sections
50	14, 23, 26 and 35 To S R10W and continuing South along the West Boundaries of
51	Sections 2, 11, 14, and 23 T7S R10W to the North boundary of the South 1/2 of
52	said Section 23 T7S R10W to the North boundary of the South
53	1/2 of said Section 23 T7S R10W to the East boundary of West 1/2 of the
54	West 1/2 of the East 1/2 of Section 23 T7S R10W (said point lying 660 feet East
55	of the East boundary of the West 1/2 of said Section 23 T7S R10W); thence
56	South along the East boundaries of the West 1/2 of the West 1/2 of the East
57	1/2 of Sections 23, 26 and 35 T7S R10W (said line running parallel to and
58	660 feet East of the East boundaries of the West 1/2 of said Sections 23,
59	26 and 35 T7S R10W) and extended to include the inland waters and islands
60	of and a projection thereof to the Gulf of Mexico; thence East along the
61	South boundaries of Harrison and Jackson Counties, Mississippi and con-
62	tinuing East along the South boundaries of Mobile and Baldwin Counties,
63	Alabama to the Southeast corner of Baldwin County; thence North along the
64	East boundary of Baldwin County to the Southwest corner of Escambia County,
65	Alabama, the point of beginning.
Exhibit C-1 – page 4

TERM SUB-BOTTLER’S BOTTLE CONTRACT
THIS AGREEMENT, Made and entered into, on the 31st day of December, 1976, by and between FLORIDA COCA-COLA BOTTLING COMPANY a corporation organized and existing under the laws of the State of Florida having its principal office in Daytona Beach, Florida hereinafter called “FIRST LINE BOTTLER,” as Party of the First Part, and PANAMA CITY COCA-COLA BOTTLING COMPANY a corporation organized and existing under the laws of the State of Florida having its principal office in Panama City, Florida hereinafter called “SUB-BOTTLER,” as Party of the Second Part,
W I T N E S E T H:
THAT WHEREAS, As of the close of business December 31, 1954, The Coca-Cola Company succeeded to all of the rights, title, interest, and obligations of its wholly owned subsidiary Parent Bottling Companies; and
WHEREAS, FIRST LINE BOTTLER has received certain rights and privileges in regard to the bottling and selling of Coca-Cola in bottles; and
WHEREAS, FIRST LINE BOTTLER wishes to convey for the term of five (5) year(s) to SUB-BOTTLER the rights that it has so received, limited, however, to the following described territory, to-wit:
All of Bay County, Florida.
That portion of Washington County, Florida lying East and North of a line running from the Northwest corner of Holmes County to but not including Chipley; thence Southwestwardly to but not including Ebro in the Southwest corner of Washington County.
That portion of Gulf County, Florida lying North of a line running due East and West across the County from a point where the dividing line between Bay and Gulf Counties touches the Gulf of Mexico to the Apalachicola River.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, First Line Bottler, Sub-Bottler and Company agree as follows:
1.    Transfer of Territorial Description. The Panama City Contract is hereby amended by adding thereto the Quincy Territory as described hereafter:
All of Liberty County, Florida.
All of Gadsden County, Florida, except the town of Chattahoochee, Florida, and all points on U. S. Highway #90 from the Western City limits of Chattahoochee, Florida to the Western boundary of Gadsden County.
2.    Cancellation of Contracts. The Quincy Contract and the respective Contracts for Allied Products for the Quincy Territory are hereby cancelled.
3.    Agreements in Full Force and Effect. The Panama City Contract and respective Contracts for Allied Products for the Panama City Territory, as amended hereby, remain in full force and effect as to all their conditions, rights and obligations.
4.    Governing Law. This agreement shall be governed, construed and interpreted under the laws of the State of Georgia.
5.    Entire Agreement. This agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings related thereto.
Exhibit C-1 – page 5

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
(From 1904 contract)
The Central of Georgia Railway, Albany to and including Americus. Central of Georgia Railway from Albany to Alabama State line. The Central of Georgie Railway from Smithville to and including Georgetown. The Central of Georgia Railway from Cuthbert Junction to Alabama State line. The Seaboard Air Line Railway from Albany to and not including Richland. Seaboard Air Line, Plains to Americus. The Albany and Northern Railway from Albany to and including Cordele. The Atlantic Coast Line Railway from Albany to but not including Thomasville. The Atlantic Coast Line Railway from Cairo to Alabama State line. The Atlantic Coast Line Railway from Climax to Florida State line. The Atlantic Coats Line Railway from Albany to Willacoochee. The Georgia Northern Railway from Albany to, but not including Pidcock. The Tifton, Thomasville & Gulf Railway from Tifton to but not including Thomasville. The Tifton and Northern Railway Tifton to but not including Abbeville. The Georgia Southern & Florida Railway from Cordele to but not including Sparks.
(Deleted 1931)
Seaboard Air Line Railway from and including Parrott, Ga., to and not including Richland, Ga.
(Added 1931)
The town of Eufaula and all territory in the State of Georgia which may lie within fifteen miles of Eufaula, together with all territory in the State of Alabama adjacent to Eufaula beginning at a point on the Chattahoochee River fifteen miles north of Eufaula and running to but not including the town of Lugo, Ala., to a point half way between Eufaula and White Oak Springs on the Central of Georgia Ry., from thence to a point fifteen miles south of Eufaula on the Chattahoochee River.
(Added 1938)
Beginning at but not including Box Springs; thence to but not including Cusseta; thence to but not including Plains; thence to and including Ellaville; thence to but not including Rupert; thence to Box Springs, Georgia, the point of beginning.
(Added 1939) Pine Park, Georgia
(Deleted 1939)
That portion of Grady County, Georgia south and east of a line beginning at a point on the eastern boundary of Grady County one and one-half mile north of present Georgia State Highway No. 3 and running southwestwardly, parallel to and one and one-half mile from said highway, to the Georgia-Florida State line.
(Added 1968)
That territory in the State of Georgia included within the following boundaries, to-wit: Beginning at but not including Cusseta and running thence in a straight line to where the Seaboard Air Line Railroad from Richland to Americus leaves Webster County; thence to and including Parrott; thence on a straight line toward Eufaula, Alabama to a point 15 miles from Eufaula; thence Northwardly and Westwardly along a circle of 15 miles radius from Eufaula to the Chattahoochee River; thence North along the East bank of the Chattahoochee River to a point due West of Cusseta; thence due East to but not including Cusseta, the point of beginning.
Exhibit C-1 – page 6

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
All that section of country included within a boundary line beginning at and including Cusseta, Ala., to but not including Buffalo, Ala., thence to the northeast corner of Tallapoosa County, Ala., thence to west along said county line to and including Hollins, Ala., to and including Gabbett, Ala., to and including Guerryton, Ala., to but not including Cochran, Ala., to and including Eufaula, Ala., to and including Parrot, Ga., to and including Ellaville, Ga., to and including Butler, Ga., to and including Neal, Ga., to and including Greenville, Ga., thence to but not including Odessadale, Ga., thence to and including Durand, Ga., thence to but not including Whitesville, Ga., thence to but not including Blanton, Ala., thence to and including Cusseta, Ala., the point of beginning.
(All references above as same existed on October 1, 1915.)
LESS on July 2, 1917:
All territory included within the following boundary lines: commencing at but not including Blanton, Ala.; to and including Tip Top on the Central of Georgia railroad; thence to and including Cleola on the Southern railroad; thence to and including Beall on the A B & A railroad; thence to but not including Ypsailanti; thence to a point on the Flint River where a straight line from Butler to Neal crosses same; from this point on Flint River to and including Neal, Ga., to and including Greenville, Ga., thence to but not including Odessadale, Ga., thence to and including Durand, Ga., thence to but not including Whitesville, Ga., thence to the point of beginning.
LESS on November 1, 1917:
Eufaula, Ala., and all the territory belonging to the undersigned within fifteen miles of Eufaula, Ala., in both Alabama and Georgia.
LESS on August 15, 1924:
Beginning at and including Box Springs; thence to and including Repert; thence to and including Butler; thence to where a straight line from Butler to Neal crosses the Flint River; thence to, but not including Cleola; thence to and including the point of beginning, and all territory within the above described line.
LESS on February 26, 1932:
Beginning at but not including Hannon, Ala.; thence to and including Franklin, Ala.; thence north and east along the Macon and Lee County line to the southwest corner of Chambers County; thence north along said county line to where the Tallapoosa River crosses a straight line from Vichie, Ala., to Buffalo, Ala.; thence to but not including Buffalo, Ala.; thence to and including Cusseta, Ala.; thence to and including Beulah, Ala.; thence to and including Salem, Ala.; thence to and including Marvyn, Ala.; thence to but not including Warrior Stand, Ala.; thence to but not including the point of beginning, including all territory within said line.
LESS on November 19, 1936
Beginning at but not including Franklin or Gabbett, Alabama, thence due north to the northwest corner of Macon County, thence east along the Macon County and Tallapoosa County Line to the intersection of Lee County, thence along the Lee County and Tallapoosa County Line to the intersection of the
Exhibit C-1 – page 7

Chambers County line, thence along the Tallapoosa County and Chambers County line to the Tallapoosa River, thence southwest along the east bank of the Tallapoosa River to the mouth of the Sougahatchee Creek, thence to the point of beginning.
LESS on November 19, 1936:
Beginning at and including the town of Vichie, Ala.; thence west on a straight line to and including Hollins, Ala.; thence southeast along a straight line drawn between Hollins, Ala., and Franklin, Ala., from Hollins to a point where said line joins the Tallapoosa River; thence north and east along the west bank of the Tallapoosa River to a point where said river intersects a line drawn from Buffalo, Ala., to Vichie; thence along said line to Vichie, Ala., the point of beginning.
LESS on January 1, 1938:
Beginning at but not including Box Springs, thence to but not including Cusseta, thence to but not including Plains, thence to and including Ellaville, thence to but not including Rupert, thence to Box Springs, Ga., the point of beginning.
LESS on October 25, 1938:
That territory in the State of Georgia included within the following boundaries, to-wit: Beginning at but not including Cusseta and running thence in a straight line to where the Seaboard Air Line Railroad from Richland to Americus leaves Webster County; thence to and including Parrott; thence on a straight line toward Eufaula, Alabama to a point 15 miles from Eufaula; thence northwardly and westwardly along a circle of 15 miles radius from Eufaula to the Chattahoochee River; thence north along the east bank of the Chattahoochee River to a point due west of Cusseta; thence due east to but not including Cusseta, the point of beginning.

Exhibit C-1 – page 8

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
IN THE STATE OF MISSISSIPPI:
That portion of the State of Mississippi included within the following boundaries to-wit:
Beginning at a point on the Wayne-Greene County line which is intersected by the Range Line between Ranges 7 and 8 West and running Northwardly along said Range Line between Ranges 7 and 8 West to the Northeast corner of Section 1 Township 7 North Range 8 West; thence Northwestwardly in a straight line to the Northwest corner of Section 4 T8N R9W; thence North along the Western boundary of Section 33 T9N R9W to the Northwest corner of said Section 33 T9N R9W; thence Westwardly along the Northern boundaries of Sections 32 and 31 T9N R9W and the Northern boundaries of Sections 36 and 35 T9N R10W to the Northwest corner of Section 35 T9N R10W; thence Northwardly along the Eastern boundaries of Sections 27 and 22 T9N Rl0W to the Northeast corner of Section 22 T9N Rl0W; thence Westwardly along the Northern boundaries of Sections 22, 21, 20 and 19 T9N Rl0W to the Northwest corner of Section 19 T9N Rl0W; thence Northwardly along the Eastern boundary of Section 13 T9N R11W to the Northeast corner of Section 13 T9N R11W; thence Northwestwardly in a straight line to the Northwest corner of Section 12 T9N R11W; thence Northwestwardly in a straight line to the Northwest corner of Section 7 T2N R11E; thence Westwardly in a straight line along the Northern boundaries of Sections 12, 11, 10, 9 and 8 T2N R10E to the Northwest corner of Section 8 T2N R10E; thence Northwardly along the Eastern boundary of Section 6 T2N R10E and continuing Northwardly along the Eastern boundary of Section 31 T3N R10E to the Northeast corner of said Section 31 T3N R10E; thence Westwardly along the Northern boundary of Section 31 T3N R10E and the Northern boundaries of Sections 36, 35, 34, 33, 32 and 31 T3N R9E and the Northern boundaries of Sections 36, 35, 34, 33, 32, and 31 T3N R8E and the Northern boundaries of Sections 36, 35, 34, 33, 32 and 31 T3N R7E and the Northern boundaries of Sections 36 and 35 T3N R6E to the point of intersection of a straight line drawn from a point on the Smith-Scott County line that lies due South of a point on the Y. & M. V. Railroad half-way between the towns of Raworth and Forest to the Northeast corner of Simpson County; thence along said straight line to the Northeast corner of Simpson County; thence Southwardly along the Smith-Simpson County line to the Southeast corner of Simpson County; thence East along the Covington-Smith County line to the Eastern boundary of Section 35 T10N R15W; thence Southwardly along the Western boundary of Section 36 T10N R15W and the Western boundaries of Sections 1, 12, 13, 24, 25 and 36 T9N R15W to the Southwest corner of Section 36 T9N R15W; thence Eastwardly along the Southern boundary of Section 36 T9N R15W and the Southern boundaries of Sections 31, 32 and 33 T9N R14W to the Northeast corner of Section 4 T8N R14W; thence Southwardly along the Covington-Jones County line to the southwest corner of Section 34 T8N R14W; thence Eastwardly along the Northern boundaries of Sections 3, 2 and 1 T7N R14W and the Northern boundaries of Sections 6 and 5 T7N R13W to the Northeast corner of Section 5 T7N R13W; thence Southwardly along the Western boundaries of Sections 4, 9, 16 and 21 T7N R13W to the Southwest corner of Section 21 T7N R13W; thence Eastwardly along the Southern boundaries of Sections 21, 22, 23 and 24 T7N R13W to the Southeast corner of Section 24 T7N R13W ; thence Southwardly along the Western boundaries of Sections 30 and 31 T7N R12W to the Southwest corner of Section 31 T7N R12W; thence Eastwardly along the Southern boundaries of Sections 31, 32, 33 and 34 T7N R12W to the Southeast corner of Section 34 T7N R12W; thence Southwardly along the Western boundaries of Sections 2, 11, 14, 23, 26 and 35 T6N R12W to the Forrest-Jones County line; thence Eastwardly along the Forrest-Jones County line and the Perry-Jones County line to the Northwest corner of Section 5 T5N Rl0W; thence Southwardly along the Western boundaries of Sections 5, 8, 17, 20, 29 and 32 T5N R10W to the Southwest corner of Section 32 T5N
Exhibit C-1 – page 9

R10W; thence Eastwardly along the Southern boundaries of Sections 32 and 33 T5N R10W to the Southeast corner of Section 33 T5N R10W ; thence Southwardly along the Western boundaries of Sections 3, 10, 15, 22, 27 and 34 T4N R10W and the Western boundaries of Sections 3, 10, 15, and 22 T3N R10W to the Southwest corner of Section 22 T3N R10W; thence Eastwardly along the Southern boundaries of Sections 22, 23 and 24 T3N R10W to the Southeast corner of Section 24 T3N R10W; thence Northwardly along the Eastern boundaries of Sections 24, 13, 12 and 1 T3N R10W to the Northeast corner of Section 1 T3N R10W; thence Eastwardly along the Southern boundaries of Sections 31, 32, 33, 34, 35 and 36 T4N R9W to the Southeast corner of Section 36 T4N R9W, said point lying on the Perry-Greene County Line; thence Northwardly along the Perry-Greene County line to the Northeast corner of Perry County; thence Eastwardly along the Greene-Wayne County line to the Range Line between Ranges 7 and 8 West, said point of beginning.

Exhibit C-1 – page 10

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
IN THE STATE OF NORTH CAROLINA:
All territory in the State of North Carolina west of a line described below:
Starting at the South Carolina line at the dividing point between Rutherford and Cleveland Counties and running north on the dividing line between said counties to Burke County line, thence east on the southern boundary line of Burke County, and also east on the Southern boundary of Catawba County to Catawba River, thence northwest along the Catawba River to the eastern boundary of Caldwell County, thence north along the boundary of Caldwell County to Wilkes County, thence northwest along the boundary of Caldwell County to Wautaga County line, thence north on the western boundary of Wilkes County and the eastern boundary of Ashe County to the Virginia State line.
AND ALSO
Greenville County, South Carolina, in its entirety.
That portion of Anderson County, South Carolina, beginning at a point on the Anderson-Greenville County line due East of the Town of Williamston and running West in a straight line to and including Williamston (as said town existed on July 14, 1937, a town in the Greenville territory); thence Northwardly in a straight line from the Western extremity of the corporate limits of Williamston to the Western extremity of the present corporate limits of the Town of West Pelzer (a town in the Greenville territory, as said town existed on July 14, 1937); thence Northwardly in a straight line to and including the settlement as now constituted adjoining the mill village of Piedmont in Anderson County and nicknamed “Simpsonville”, to a point one hundred (100) feet West of Ayers Grocery Store, in Simpsonville (a point in the Greenville territory); thence East in a straight line in a slightly northeasterly direction to a point on the Anderson-Greenville County line one (1) mile North of State Highway Number 8, which crosses said County line at Piedmont, South Carolina, thence in a Southerly direction along the Anderson-Greenville County line to a point on said line due East of the Town of Williamston, the point of beginning.
All of Pickens County, South Carolina, except that portion lying West and South of a line beginning at a point on the Anderson-Pickens County line two hundred (200) feet East of the Wesleyan College Road and running in a Northwestwardly direction parallel to, and two hundred (200) feet East of said Wesleyan College Road to a point on the highway approximately two-tenths (2/10) of a mile Northeast of the City Limits of the Town of Central, where the Wesleyan College Road joins the Greenville Highway; thence continuing Northwestwardly, at right angles to the Southern Railroad, for a distance of one (1) mile; thence Southwestwardly running parallel to and one (1) mile North of the Southern Railroad, to the Oconee, County line.
That portion of Spartanburg County included within the following boundary lines, to-wit: Beginning at the point of intersection of Greenville, Spartanburg and Laurens Counties; thence Northwardly along the Greenville-Spartanburg County line to a point nearest the Pelham Mill School House; as the same existed on January 23, 1926 thence in an Easterly direction to said school house; thence in a Northerly direction in a straight line to “a point where the present State Highway No. 8 intersects with Groce’s Road near Lyman, South Carolina; thence along said Groce’s Road to the intersection of said road with the track of the Southern Railway Company where said road crosses the said railroad on a bridge; thence along the Holly Springs dirt road to Friendship School House; thence West to a point on the Greenville County line;
Exhibit C-1 – page 11

thence Southwardly and Southeastwardly to the point of intersection of Greenville, Spartanburg and Laurens Counties, point of beginning.
(It is further understood and agreed that all places where soft drinks are now sold, or may hereafter be sold, now facing or which may hereafter face, on either side of the Groce Road or the Holly Springs Road, herein referred to, shall belong to the territory of the Spartanburg Coca-Cola Bottling Company and that the Coca-Cola Bottling Company of Greenville, S. C. has not now nor will hereafter make any claim to the places facing or to face upon said roads, as herein specified.)
Exhibit C-1 – page 12

COCA-COLA PLAZA
ATLANTA, GEORGIA

LEGAL DIVISION	June 23, 1993	ADDRESS REPLY TO P. O. DRAWER 1734 ATLANTA, GA 3031 404 676.2121 OUR REFERENCE NO.
Coca-Cola Bottling Co. Affiliated, Inc.
c/o Coca-Cola Bottling Co. Consolidated
P.O. Box 31487
Charlotte, North Carolina 28231
Gentlemen:
It is our understanding that you wish to surrender the bottling rights to a portion of the territory covered under the Master Bottle Contract, dated January 11, 1990, and the respective Allied Bottle Contracts held by Coca-Cola Bottling Co. Affiliated, Inc. for the Asheville, North Carolina territory, said portion being described in Exhibit A attached hereto and made a part hereof (the “Territory”), upon the condition that the Territory be added to Schedule D of the Master Bottler Contract and Allied Bottle Contracts held by Coca-Cola Bottling Co. Affiliated, Inc. for the Anderson, South Carolina territory.
Please confirm by signing both copies of this letter that this is your desire and that you have appropriate corporate authority to effect this change in your contractual status, and return one signed copy of this letter to me.
Sincerely,
/s/ E. Virginia Woodlee
E. Virginia Woodlee
Manager, Domestic Bottler Contracts
Accepted and agreed to this 30th
day of June, 1993.
COCA-COLA BOTTLING CO.
AFFILIATED, INC.
By: /s/ [Authorized Signatory]
Title: Vice President
EVW/smj
Exhibit C-1 – page 13

EXHIBIT A
Greenville County, South Carolina, in its entirety.
That portion of Anderson County, South Carolina, beginning at a point on the Anderson Greenville County line due East of the Town of Williamston and running West in a straight line to and including Williamston (as said town existed on July 14, 1937, a town in the Greenville territory); thence Northwardly in a straight line from the Western, extremity of the corporate limits of Williamston to the Western extremity of the present corporate limits of the Town of West Pelzer (a town in the Greenville territory, as said town existed on July 14, 1937); thence Northwardly in a straight line to and including the settlement as now constituted adjoining the mill village of Piedmont in Anderson County and nicknamed “Simpsonville” to a point one hundred (100) feet West of Ayers Grocery Store, in Simpsonville ( a point in the Greenville territory); thence East in a straight line in a slightly northeasterly direction to a point on the Anderson-Greenville County line one (1) mile North of State Highway Number 8, which crosses said County line at Piedmont, South Carolina, thence in a Southerly direction along the Anderson-Greenville County line to a point on said line due East of the Town of Williamston, the point of the beginning.
All of Pickens County, South Carolina, except that portion lying West and South of a line beginning at a point on the Anderson-Pickens County line two hundred (200) feet East of the Wesleyan College Road and running in a Northwestwardly direction parallel to, and two hundred (200) feet East of said Wesleyan College Road to a point on the highway approximately two-tenths (2/10) of a mile Northeast of the City Limits of the Town of Central, where the Wesleyan College Road joins the Greenville Highway; thence continuing Northwestwardly, at right angles to the Southern Railroad, for a distance of one (1) mile; thence Southwestwardly running parallel to and one (1) mile North of the Southern Railroad, to the Oconee County line.
That portion of Spartanburg County included within the following boundary lines, to-wit: Beginning at the point of intersection of Greenville, Spartanburg and Lauren’s Counties; thence Northwardly along the Greenville-Spartanburg County line to a point nearest the Pelham Mill School House, as the same existed on January 23, 1926; thence in an Easterly direction to said school house; thence in a Northerly direction in a straight line to a point where the present State Highway No. 8 intersects with Groce’s Road near Lyman, South Carolina; thence along said Groce’s Road to the intersection of said road with the track of the Southern Railway Company where said road crosses the said railroad on a bridge; thence along the Holly Springs dirt road to Friendship School House; thence West to a point on the Greenville County line; thence Southwardly and Southeastwardly to the point of intersection of Greenville, Spartanburg and Lauren’s Counties, point of beginning.
(It is further understood and agreed that all places where soft drinks are now sold, or may hereafter be sold, now facing or which may hereafter face, on either side of the Groce Road or the Holly Springs Road, herein referred to, shall belong to the territory of the Spartanburg Coca-Cola Bottling Company and that the Coca-Cola Bottling Company of Greenville, S. C. or its successor has not now nor will hereafter make any claim to the places facing or to face upon said roads, as herein specified.)

Exhibit C-1 – page 14

SCHEDULE D

Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
IN THE STATE OF NORTH CAROLINA:
That portion of the State of North Carolina included within the following boundaries:
Beginning at the point on the Moore-Lee county line where Deep River first touches said county line and running southwestwardly in a straight line to the southwest corner of Deep River township in Moore County; thence continuing southwestwardly in a straight line to a point on the west line of Carthage township which is equidistant from the northwest and southwest corners of said township; thence westwardly in a straight line to a point on the N. & S. R. R. midway between the towns of Biscoe and Candor; thence due west to the eastern boundary of Troy township in Montgomery County; thence south along the eastern line of Troy township to its southeast corner; thence east to the northeast corner of Cheek Creek township; thence south along the east line of Cheek Creek township to the south line of Montgomery County; thence westwardly along the south line of Montgomery County to the southwest corner of Montgomery County; thence northwardly along the west line of said county to the northwest corner of said county; thence east along the north line of said county to the southeast corner of Davidson County; thence east along the south line of Randolph County to the northeast corner of Eldorado township; thence in a southeasterly direction in a straight line to a point midway between the towns of Ether and Star; thence in a northeasterly direction in a straight line to a point on the northern boundary of Moore County due south of Maffit, a town in Randolph County; thence eastwardly along the northern boundary of Moore County to the western boundary of Lee County; thence south along the Moore-Lee county line to the point on the Moore-Lee county line where Deep River first touches said county line, the point of beginning, excepting from said territory, however, the town of Carbonton.
Exhibit C-1 – page 15

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
(Contract June 15, 1928
Amended and Redescribed
September 8, 1938)
All of Cleveland, Gaston, Lincoln, Iredell, Alexander, Rowan, Cabarrus, Stanley,-Mecklenburg, and Union Counties, North Carolina. All of Davidson County, North Carolina except Abbotts Creek Township, Thomasville Township, Emmons Township, and that portion of Conrad Hill Township east of a line running due north from the northwest corner of Emmons Township to the Thomasville Township boundary line. In Davie County, North Carolina, the Townships of Fulton and Shady Grove, and the Town of Cooleemee as established by the present property lines of the Erwin Mills in Davie County, and all territory within one-half mile of the north, south, east, and west property lines of the said Erwin Mills as now established.
That portion of Anson County, North Carolina, west of a line drawn due north and south thru the county, which line is one mile due east of the most easterly point in the present eastern boundary line of the town of Polkton.
That portion of York County and Cherokee County, South Carolina, north of a line beginning at the southeast corner of Gaston County, North Carolina, and running southwestwardly in a straight line to the most southerly point in the southern boundary line of the Town of Clover in York County, South Carolina as said boundary was located in 1908, and including the Town of Clover as its corporate limits were defined in 1908; thence northwestwardly in a straight line to a point in the southwestern corner of the present boundary line of the Town of Grover in Cleveland County, North Carolina,
(Added October 31, 1973)
That portion of the State of South Carolina included within the following boundaries, to-wit: Beginning at the Northeast corner of Spartanburg County, South Carolina, and running Southeastwardly along the Cherokee-Spartanburg County Line to a point on said line which lies four and one quarter (4-1/4) miles front the Northeast corner of Spartanburg County; thence Southwardly in a straight line to a point which lies one and one-half (1-1/2) miles measured perpendicularly from a point on the Cherokee-Spartanburg County Line which lies six and one-half (6-1/2) miles from the Northeast corner of said Spartanburg County (it being understood and agreed that Mary-Louise Mill and Mary-Louise Mill Village, as the same existed November 20, 1952, including the store servicing this mill, is in the territory of Coca-Cola Bottling Company of Gaffney); thence Southeastwardly in a straight line to a point on the Cherokee-Spartanburg County Line which lies nine and one half (9-1/2) miles from the Northeast corner of said Spartanburg County; thence Southwardly along the Cherokee-Spartanburg County Line to a point which lies two and eleven-sixteenths (2-11/16) miles from the intersection of Union, Spartanburg, and Cherokee Counties; thence Northeastwardly in a straight line drawn perpendicularly from the last named point for a distance of two and one-fourth (2-1/4) miles; thence Southwardly to the intersection of Spartan-burg, Cherokee and Union Counties; (it being understood and agreed that the store now occupied by R. R. Brown is in the territory of Union Coca-Cola Bottling
Exhibit C-1 – page 16

Company); thence Southeastwardly along the Union-Cherokee County Line to the Southeast corner of Cherokee County; thence Northwardly along the Western boundary of York County to a point on said boundary due northwest of the Town of Smyrna in York County; thence in a Southeasterly direction in a straight line to but not including Smyrna; thence in a Northeasterly direction in a straight line to and including Bethel Church; thence in a Westerly direction in a straight line to the most Southerly point in the Southern boundary line of the Town of Clover as said boundary was located in 1908, and not including the Town of Clover as its corporate limits were defined in 1908; thence Northwestwardly in a straight line toward the Southwestern corner of the boundary line of the Town of Grover in Cleveland County, North Carolina, (as the same existed on September 8, 1938) to the South Carolina-North Carolina State Line; thence Westwardly along the Northern boundary of Cherokee County to the Northeast corner of Spartanburg County, said point of beginning.
AND ALSO:
That portion of the State of South Carolina included within the following boundaries, to-wit: Beginning at a point on the Cherokee-Spartanburg County Line which lies two and eleven-sixteenths (2-11/16) miles from the intersection of Union, Spartanburg and Cherokee Counties and running Southwestwardly in a straight line and parallel to the Union-Spartanburg County Line for a distance of three and one-half (3-1/2) miles; thence Southeastwardly in a straight line to a point on the Union-Spartanburg County Line which lies three and one-half (3-1/2) miles from the intersection of Union, Spartanburg and Cherokee Counties; thence Southwardly along the Union-Spartanburg County Line to the intersection of Union, Laurens, and Spartanburg Counties; thence Southeastwardly along the Laurens-Union County Line to the intersection of Laurens, Union and Newberry Counties; thence Southwardly along the Union-Newberry County Line to a point on the Union-Newberry County Line which lies one and one-half (1-1/2) miles North of the Seaboard Airline Railway; thence Northeastwardly running parallel to anti one-half mile North of the Seaboard Airline Railway to the Union-Chester County Line; thence Northwardly along the Union-Chester County Line to the inter section of Union, York and Chester Counties; thence continuing Northwardly along the Union-York County Line to the intersection of Union, Cherokee and York Counties; thence Northwestwardly along the Union-Cherokee County Line to the intersection of Union, Spartanburg and Cherokee Counties; thence Northwardly in a straight line to a point which lies two and one-fourth (2-1/4) miles measured per-pendicularly from a point on the Spartanburg-Cherokee County Line which lies two and eleven-sixteenths (2-11/16) miles from the intersection of Spartanburg, Cherokee and Union Counties (it being understood and agreed that the store now occupied by R. R. Brown is included within the above described territory); thence Southwestwardly in a straight line to said point on the Spartanburg-Cherokee County Line which lies two and eleven-sixteenths (2-11/16) miles from the intersection of Spartanburg. Cherokee and Union Counties, said point of beginning.
Attached hereto and made a part hereof are photostatic copies of portions of General Highway Transportation Maps of Spartanburg and Cherokee Counties on which portions of the above described lines are drawn in red.
(Added April 1, 1974 with notations of certain prior deletions)
Exhibit C-1 – page 17

GREENSBORO, NORTH CAROLINA’S ORIGINAL TERRITORY
(As set out in Contract of February 26, 1937)
The town of Kernersville in Forsyth County, the town of Prospect Hill in Caswell County, North Carolina, and that portion of the State of North Carolina included within the following boundaries, to-wit:
Beginning at the northwest corner of Guilford County; thence running east along the northern boundary of said county to the southwest corner of New Bethel township in Rockingham County; thence north along the western boundary of New Bethel township to its intersection with the eastern boundary of Mayo township; thence northeastwardly along the eastern boundary of Mayo township to the point of intersection with a straight line extending from a point one mile south of the town of Price, to a point one mile south of the town of Leaksville; thence southeastwardly along said line to said point one mile south of Leaksville; thence eastwardly in a straight line to a point one mile south of Ruffin, North Carolina, thence southeastwardly to a point one mile south of the town of Blackwells, North Carolina; thence eastwardly in a straight line toward a point one mile south of the town of Yanceyville, to the eastern boundary of Locust Hill township; thence southwardly along the eastern boundaries of Locust Hill and Stony Creek townships to the northern line of Alamance County; thence west along the northern line of Alamance County to the northwest corner of said county; thence south along the western line of said county to its southwest corner; thence east along the southern line of said county to its southeast corner; thence north along the eastern line of said county to its northeast corner; thence east along the southern line of Caswell County to the southeast corner of Caswell County; thence southeastwardly in a straight line to a point on the Southern Railway one-half way between the town of Hillsboro and University Station; thence in a southwesterly direction in a straight line to but not including the town of Bynum in Chatham County; thence southwardly in a straight line to and including the town of Cumnock in Lee County; thence south in a straight line to but not including Lemon Springs; thence due west to the western boundary of Lee County; thence northwestwardly along the Lee-Moore County line to Deep River; thence southwestwardly in a straight line to the southwest corner of Deep River township in Moore County; thence continuing southwestwardly in a straight line to a point on the west line of Carthage township which is equi-distant from the northwest and southwest corners of said township; thence westwardly in a straight line to a point on the N. & S. R. R. midway between the towns of Biscoe and Candor; thence due west to the eastern boundary of Troy township; in Montgomery County; thence south along the eastern line of Troy township to its southeast corner; thence east to the northeast corner of Cheek Creek township; thence south along the east line of Cheek Creek township to the south line of Montgomery County; thence westwardly along the south line of Montgomery County to the southwest corner of Montgomery County; thence northwardly along the west line of said County to the northwest corner of said County; thence east along the north line of said County to the southeast corner of Davidson County; thence north along the east line of Davidson County to the southeast corner of Emmons township in Davidson County; thence westwardly and northwardly along the southern and western line of Emmons township to the northwest corner of said township; thence due north in a straight line to the south line of Thomasville township; thence westwardly along the south line of Thomasville township to the southwest corner of said township; thence northwardly and eastwardly along the west and north lines of Thomasville township to the west line of Guilford County; thence northwardly along the west line of Guilford County to the northwest corner of said County, the point of beginning.
(All references to Cities and Towns are as they existed on February 26, 1937)
LESS AS
DELETED (Added to Burlington, North Carolina’s Contract as of January 15, 1940)
The town of Prospect Hill in Caswell County, North Carolina; and that part of Orange County, North Carolina, west of a line described as follows: Beginning at the southeast corner of Caswell County; thence
Exhibit C-1 – page 18

southeastwardly in a straight line to a point on the Southern Railway one-half way between the town of Hillsboro and University Station; thence in a southwesterly direction in a straight line, toward the town of Buynum to the southern line of Orange County.
LESS AS
DELETED (Added to Winston-Salem, North Carolina’s Contract as of June 1, 1949)
In the County of Forsyth, North Carolina, the Town of Kernersville.
(All references to Cities and Towns are as they existed on February 26, 1937)
AND ALSO
BURLINGTON, NORTH CAROLINA’s ORIGINAL TERRITORY:
(As set out in Contract of February 26, 1937)
All of Alamance County, North Carolina; also that part of the townships of Yanceyville and Leasburg in Caswell County, North Carolina, lying south of a line extending across said townships from a point one mile south of the town of Blackwells, North Carolina; thence in a straight line to a point one mile south of the town of Yanceyville; thence in a straight line to a point on the eastern boundary line of Caswell County one mile south of the town of Leasburg; also all of Anderson and Hightowers townships in said county except the town of Prospect Hill.
(All references to Cities and Towns are as they existed on February 26, 1937)
AND ALSO
ADDED (Acquired from Greensboro, North Carolina, as of January 15, 1940)
The town of Prospect Hill in Caswell County, North Carolina; and that part of Orange County, North Carolina, west of a line described as follows: Beginning at the southeast corner of Caswell County; thence southeastwardly in a straight line to a point on the Southern Railway one-half way between the town of Hillsboro and University Station; thence in a southwesterly direction in a straight line; toward the town of Buynum, to the southern line of Orange County.
(All references to Cities and Towns are as they existed on February 26, 1937)
AND ALSO
WINSTON-SALEM, NORTH CAROLINA’s ORIGINAL TERRITORY:
(As set out in Contract of February 26, 1937)
All of Abbots Creek Township in Davidson County, North Carolina, all of Surry County, North Carolina, except the towns of Elkin and Crutchfield; all of Stokes County, North Carolina; all of Forsyth County, North Carolina, except the town of Kernersville; all of Davie County, North Carolina, except the town of Cooleemee, territory within a quarter of a mile from the town of Cooleemee, and the townships of Fulton and Shady Grove; in Rockingham County, all the townships of Huntsville and Madison, and all of the townships of Mayo and Price lying south of a straight line extending from a point on the Virginia-North Carolina line west of the town of Price, North Carolina, and running southeastwardly through a point one mile south of Price and to a point one mile south of Leaksville, North Carolina.
Exhibit C-1 – page 19

That portion of Yadkin County, North Carolina lying east of a line running from the point of intersection of Iredell, Davie and Yadkin lines to a point one-fourth mile due east of the town of Footville, thence northwardly in a straight line to a point one mile due west of the present city limits of Yadkinville; thence northwardly in a straight line to a point one mile due west of the present city limits of Boonville; thence due north to the northern boundary of Yadkin County.
(All references to Cities and Towns are as they existed on February 26, 1937)
LESS AS
DELETED (Added to Charlotte, North Carolina, Contract as of April 6, 1937)
The town of Cooleemee, as established by the present property lines of the Erwin Mills in Davie County, and all territory within one-half mile of the north, south, east, and west property lines of the said Erwin Mills.
AND ALSO
ADDED (Acquired from Greensboro, North Carolina, as of June 1, 1949)
In the County of Forsyth, North Carolina, the Town of Kernersville.
(All references to Cities and Towns are as they existed on February 26, 1937)
AND ALSO
RALEIGH, NORTH CAROLINA’s ORIGINAL TERRITORY:
(As set out in Contract of August 6, 1930)
The town of Raleigh and all the territory East, North and South within a radius of fifty miles, and the following territory towards Greensboro on the Southern Road to University Station, on the Southern Road to Clarandon (Clarendon) and on the Seaboard Air Line towards Hamlet as far as Lemon Springs.
Exhibit C-1 – page 20

1. (SANFORD, N.C.): Part of the above territory is covered by a sub-bottler’s contract dated August 1, 1916, for Sanford, N.C. Said Sanford, N.C., and the territory covered by said contract, described as follows, to wit:
The County of Lee, Harnett County south of Cape Fear River, now owned by the Raleigh Coca-Cola Bottling Company of Raleigh, N.C. and the part of Chatham County, south of Haw River, now owned by the Raleigh Coca-Cola Bottling Company of Raleigh, N.C., including the town of Buynum (Bynum),

is subject to the terms of said sub-bottler’s contract.	The Sanford NC subbottler territory is NOT included in this Exhibit C to the CBA

2.(DUNN, N.C.): Part of the above territory is covered by a sub-bottler’s contract dated the 10th day of November, 1925, for Dunn, N.C. Said Dunn, N.C., and the territory covered by said contract, described as follows, to wit:
Beginning at the intersection of the Atlantic Coast Line R.R. and the Harnett and Cumberland County line, thence westward with the Harnett County line to a point where the Cape Fear River enters Cumberland County, thence up the Cape Fear River with the eastern bank to a point where the Norfolk & Southern R.R. crosses the Cape Fear River, thence in a straight line northeastwardly to a point on the Durham and Southern R.R. one mile south of Angier, thence to a point on contact or intersection of Wake, Harnett and Johnson County lines, thence in a straight line eastward to a point where the Atlantic Coast Line R.R. crosses the Neuse River, thence in a straight line to a point of contact or intersection of Johnson, Wayne and Sampson counties, thence with the Johnson and Harnett County lines to the beginning. Also including all territory in Cumberland and Sampson counties within a radius of 50 miles of Raleigh, N.C. as covered by Raleigh Coca-Cola Bottling Co.’s contract.
is subject to the terms of said sub-bottler’s contract.
LESS:
3.WILSON, N.C., territory, which territory was covered by contract dated July 20, 1909, described as follows, to wit:
The town of Wilson, North Carolina, together with all of the towns in North Carolina named below and all that section of territory included within a boundary line passing through said towns in order mentioned, Baca, Red Oak, Oakland, Bunn, Sutton, Middlesex, Micoe, Pinelevel, Oliver, Beasley, Rosinhill, Dudley, Moyton, Wilbanks, Medora and Baca.
LESS:
4.DURHAM, N.C., territory, which territory was covered by contract with Durham dated February 3, 1911, as amended and revised by contract dated October 31, 1929, described as follows, to wit:
Beginning at a point on the Southern Railway half-way between University Station and Hillsboro; and running to the Southwest corner of Person County; thence along the Western boundary of Person County to a point one mile south of the Southern Railway (Atlantic & Danville Division); thence parallel to and one mile south of this railroad in a northeastwardly direction to the Northern boundary of Person County; thence along this county line to the Person-Granville county line; thence south along this line to a
Exhibit C-1 – page 21

point one mile south of Holloway Mines, N.C.; thence northeastwardly to the northeast corner of Granville County; thence to and including the town of Ridgeway; thence south to an arc of a circle of fifty miles radius from Raleigh, N.C.; thence southeast along said arc to and including the town of Creek, on Fishing Creek; thence south to and including Inez; thence southwest to a point in Franklin County two miles north of Louisburg; thence west to a point in Franklin County two miles north of Franklinton; thence to a point five miles east of Creedmoor; thence to a point one mile west of Leesville; thence to and including Morrisville; thence to and including Upchurch; thence to and including Ebenezer, on the Norfolk & Southern Railroad; thence north along the Norfolk & Southern Railroad to the station of Seaforth; thence west to a point half-way between Seaforth and Bynum; thence north to a point on the Southern Railway half-way between University Station and Hillsboro, the point of beginning.
PLUS (As included under Raleigh’s Bottler’s Contract on October 11, 1938)
All territory in Franklin County, North Carolina south of a line running from a point five miles east of the town of Creedmoor In Granville County eastwardly in a straight line to a point two miles north of the town of Franklinton in Franklin County; thence eastwardly in a straight line to a point two miles north of the town of Louisburg; thence northeastwardly in a straight line to and including the town of Inez in Warren County. (Not already covered by Raleigh’s contract, dated August 6, 1930.)
LESS (As surrendered by Raleigh on October 11, 1938)
That portion of Nash County, North Carolina which is within 50 miles of the City of Raleigh, North Carolina.
LESS (As surrendered by Raleigh on May 15, 1957)
That portion of the State of North Carolina, lying within the following described boundaries, to-wit:
Beginning at the intersection of Johnston, Wayne and Sampson Counties, and running Southwardly in a straight line to a point two-tenths (2/10) of one (1) mile Northwest of Monk’s Crossroads on United States Highway Number 701; thence continuing in a Southwardly direction in a straight line to a point where the arc of a circle, having a radius of fifty (50) miles measured from the Triangulation Station Number Two (2) located on top of the Security Bank Building in Raleigh, North Carolina, crosses the Great Coharie Creek in Sampson County; thence continuing clockwise along said arc of a circle, having a radius of fifty (50) miles measured from the Triangulation Station Number Two (2) located on top of the Security Bank Building in Raleigh, North Carolina, to its intersection with the Hoke County line; thence Northwardly along the Hoke-Cumberland County line to the point of intersection of Harnett, Cumberland and Hoke Counties; thence Northeastwardly along the Harnett-Cumberland County line to its intersection with the Cape Fear River; thence Northwardly along the Eastern bank of Cape Fear River to a point where the Norfolk & Southern Railroad crosses the Cape Fear River; thence in a straight line Northeastwardly to a point on the Durham and Southern Railroad one (1) mile South of Angier; thence Northeastwardly in a straight line to the intersection of Wake, Harnett and Johnston Counties; thence Eastwardly in a straight line to a point where the Atlantic Coast Line Railroad crosses the Neuse River, said point lying in Johnston County, thence Southwardly in a straight line to a point of contact or intersection of Johnston, Wayne and Sampson Counties, said point of beginning.
(Added May 1, 1978)
That portion of the States of North Carolina and South Carolina included within the following boundaries: Beginning at and including the Town of Middendorf, in Chesterfield County, South Carolina, and running Northeastwardly in a straight line to but not including the Town of Cash; thence Southeastwardly in a
Exhibit C-1 – page 22

straight line to but not including the Town of Marlboro; thence Northeastwardly in a straight line through a point on the S.A.L. Railroad midway between the Towns of McColl and Clio to the North Carolina-South Carolina State line; thence Southeastwardly along said North Carolina-South Carolina State line to a point where the projection of a straight line drawn from but not including Red Springs, Robeson County, North Carolina, to the Eastern boundary (as the same existed on February 19, 1932) of the Town of Red Banks (a station on the S.A.L.R.R.) intersects said North Carolina-South Carolina State line; thence Northwardly along said projection and said straight line drawn from but not including Red Springs to the Eastern boundary (as the same existed on February 19, 1932) of the Town of Red Banks to but not including said Town of Red Springs; thence along the West side of North Carolina State Highway No. 70, including all territory on the West side of said Highway, to a point where the dividing line between Hoke and Robeson Counties crosses said North Carolina State Highway No. 70; thence Northwardly along the Eastern boundary of Hoke County so as to include all of said Hoke County to the intersection of Hoke, Moore, and Harnett Counties; thence Northeastwardly and Northwestwardly along the Northeastern boundary of Moore County to the point where Deep River first touches the Lee-Moore County Line; thence Southwestwardly in a straight line to the Southwest corner of Deep River Township, in Moore County; thence continuing Southwestwardly in a straight line to a point on the West line of Carthage Township, which is equidistant from the Northwest and Southwest corners of said township; thence Westwardly in a straight line to a point on the N. & S.R.R. midway between the Towns of Biscoe and Candor; thence due West to the Eastern boundary of Troy Township, in Montgomery County; thence South along the Eastern line of Troy Township to its Southeast corner; thence East to the Northeast corner of Cheek Creek Township; thence South along the East line of Cheek Creek Township to the South line of Montgomery County; thence Westwardly along the South line of Montgomery County to the Southwest corner of Montgomery County; thence Westwardly along the Stanly-Anson County line to a point which lies due North of a point one (1) mile due East of the most Eastern point in the Eastern boundary line of the Town of Polkton (as the same existed on the 8th day of September, 1938); thence due South through said point one (1) mile due East of the most Easterly point in the Eastern boundary of said Town of Polkton to the North Carolina-South Carolina State line; thence Eastwardly along said North Carolina-South Carolina State line to a point on said line due North of the Town of Chesterfield, in Chesterfield County, South Carolina; thence Southwardly in a straight line to and including the Town of Middendorf, said point of beginning.
(All points referred to above, unless specifically indicated, are as the same existed on December 21, 1948.)
(Deleted December 6, 1984)
All of Thomasville Township and all of Emmons Township and that portion of Conrad Hill Township east of a line running due north from the northwest corner of Emmons Township to the Thomasville Township line, all lying in Davidson County, North Carolina.
(Deleted January 1, 1985)
All of Lincoln County, North Carolina. That portion of Gaston County, North Carolina lying within the following boundaries:
Beginning at a point, the southeast corner of Lincoln County, and running in a southwesterly direction in a straight line to the southeast corner of the present boundary line of the Town of Stanley, North Carolina, and including the Town of Stanley, North Carolina; thence west, north and east with the present boundary lines of the Town of Stanley, North Carolina to a point in the present northern boundary line of the Town of Stanley, which point is one-fourth mile west of the center line of the Seaboard Airline Railway right of way; thence northwestwardly, running parallel to and one-fourth of a mile west of the Seaboard Airline

Exhibit C-1 – page 23

Railway (between Stanley and Lincolnton) to the southern boundary line of Lincoln County; thence in an easterly direction following said Lincoln County line to the point of beginning.
(Deleted February 1, 1985)
Territory described in the Sub-Bottler’s Contract dated January 1, 1938 between Greensboro Coca-Cola Bottling Co. and Biscoe Coca-Cola Bottling Co., Inc. (incorrectly referred to as Biscoe Coca-Cola Bottling Company, Incorporated), described therein as follows:
That portion of the State of North Carolina included within the following boundaries:
Beginning at the point on the Moore-Lee county line where Deep River first touches said county line and running southwestwardly in a straight line to the southwest corner of Deep River township in Moore County; thence continuing southwestwardly in a straight line to a point on the west line of Carthage township which is equidistant from the northwest and southwest corners of said township; thence westwardly in a straight line to a point on the N. & S. R. R. midway between the towns of Biscoe and Candor; thence due west to the eastern boundary of Troy township in Montgomery County; thence south along the eastern line of Troy township to its southeast corner; thence east to the northeast corner of Cheek Creek township; thence south along the east line of Cheek Creek township to the south line of Montgomery County; thence westwardly along the south line of Montgomery County to the southwest corner of Montgomery County; thence northwardly along the west line of said county to the northwest corner of said county; thence east along the north line of said county to the southeast corner of Davidson County; thence east along the south line of Randolph County to the northeast corner of Eldorado township; thence in a southeasterly direction in a straight line to a point midway between the towns of Ether and Star; thence in a northeasterly direction in a straight line to a point on the northern boundary of Moore County due south of Maffit, a town in Randolph County; thence eastwardly along the northern boundary of Moore County to the western boundary of Lee County; thence south along the Moore-Lee county line to the point on the Moore-Lee county line where Deep River first touches said county line, the point of beginning, excepting from said territory, however, the town of Carbonton.
(Deleted February 1, 1985)
That portion of the State of North Carolina included within the following boundaries:
Beginning at the Southeast corner of Montgomery County and running Southeastwardly along the Moore-Richmond County line to the Southernmost corner of Moore County; thence Southeastwardly, Northeastwardly and Northwestwardly around the Southern, Eastern and Northern boundaries of Hoke County so as to include all of said Hoke County to the intersection of Hoke, Moore, and Harnett Counties; thence Northeastwardly and Northwestwardly along the Northeastern boundary of Moore County to the point where Deep River first touches the Lee-Moore County line; thence Southwestwardly in a straight line to the Southwest corner of Deep River Township, in Moore County; thence continuing Southwestwardly in a straight line to a point on the West line of Carthage Township, which is equidistant from the Northwest and Southwest corners of said township; thence Westwardly in a straight line to a point on the N. & S. R.R. midway between the Towns of Biscoe and Candor; thence due West to the Eastern boundary of Troy Township, in Montgomery County; thence South along the Eastern line of Troy Township to its Southeast corner; thence East to the Northeast corner of Cheek Creek Township; thence South along the East line of Cheek Creek Township to the South line of Montgomery County; thence Eastwardly along the Southern boundary of Montgomery County to the Southeast corner of Montgomery County, said point of beginning.
(Deleted September 22, 1986)
Exhibit C-1 – page 24

IN THE STATE OF NORTH CAROLINA:
All of Lincoln County, North Carolina. That portion of Gaston County, North Carolina lying within the following boundaries:
Beginning at a point, the southeast corner of Lincoln County, and running in a southwesterly direction in a straight line to the southeast corner of the present boundary line of the Town of Stanley, North Carolina, and including the Town of Stanley, North Carolina; thence west, north and east with the present boundary lines of the Town of Stanley, North Carolina to a point in the present northern boundary line of the Town of Stanley, which point is one-fourth mile west of the center line of the Seaboard Airline Railway right of way; thence northwestwardly, running parallel to and one-fourth of a mile west of the Seaboard Airline Railway (between Stanley and Lincolnton) to the southern boundary line of Lincoln County; thence in an easterly direction following said Lincoln County line to the point of beginning.
(Said points are as same existed on November 11, 1938.)

Exhibit C-1 – page 25

(Danville, Virginia territory - Contract April 1, 1974)
“In the Cities of Danville, South Boston, Chase City, Va., and Leaksville, N.C., and the following territory in the State of Virginia, to wit; That part of Pittsylvania County, Virginia, that is colored green and lies Last of the line indicated on the map attached hereto, marked “Schedule A” and made a part hereof; all points on the line of railroad running from, and including, the towns of Boydton and Keysville to Danville; at all points on the Norfolk & Western Ry. from South Boston, Va., to the south side of the Staunton River; all points in Charlotte County, Va.; the town of Biery in Prince Edwards County, and all other territory in the State of Virginia within fifty (50) miles of the City of Danville, Va., except all such other territory within fifty miles of Roanoke, Va., not specifically included in the above description. All points within fifty one (51) miles of Richmond, Va., are specifically excluded from this contract. The following territory in the State of North Carolina is included in this contract, to wit: Those points in the State of North Carolina lying north of a direct line beginning at a point one mile south of Price; thence in a southeastwardly direction to a point one mile south of Leaksville; thence to a point one mile south of Ruffin; thence southeastwardly to a point one mile south of Blackswell in Caswell County; thence to a point one mile south of Yanceyville (but it is understood that N.W. Miles Store, in Caswell County is not included in this contract); thence to a point one mile south of Leesburg; thence north along the Caswell-Person County line to a point one mile south of the Southern Railway (Atlantic & Danville Division) at Semora; thence parallel to and one mile south of this railroad in a northeastwardly direction to the northern boundary of Person County; thence along this county line to the Person-Granville County line; thence south along this line to a point one mile south of Holloway Mines, N.C.; thence northeastwardly to the northeast corner of Granville County. This contract does not include any point that is within 100 miles of Charlotte, N.C.”

Exhibit C-1 – page 26

COCA-COLA PLAZA
ATLANTA, GEORGIA

LEGAL DIVISION	November 17, 1993	ADDRESS REPLY TO P. O. DRAWER 1734 ATLANTA, GA 3031 404 676.2121 OUR REFERENCE NO.
Coca-Cola Bottling Co. Consolidated
P.O. Box 31487
Charlotte, North Carolina 28231
Gentlemen:
It is our understanding that you wish to surrender the bottling rights to a portion of the territory covered under the Master Bottle Contract, dated January 27, 1989, and the respective Allied Bottle Contracts held by Coca-Cola Bottling Co. Consolidated for the Charlotte, North Carolina territory, said portion being described in Exhibit A attached hereto and made a part hereof (the “Territory”), upon the condition that the Territory be added to Schedule D of the Master Bottler Contract and Allied Bottle Contracts held by Coca-Cola Bottling Company of Roanoke, Inc. for the Roanoke, Virginia territory.
Please confirm by signing both copies of this letter that this is your desire and that you have appropriate corporate authority to effect this change in your contractual status, and return one signed copy of this letter to me.
Sincerely,
/s/ E. Virginia Woodlee
E. Virginia Woodlee
Manager, Domestic Bottler Contracts
Accepted and agreed to this 22
day of November, 1993.
COCA-COLA BOTTLING CO.
AFFILIATED, INC.
By: /s/ Umesh Kasbekar
Title: Vice President
EVW/smj

Exhibit C-1 – page 27

Exhibit A
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
IN THE STATE OF VIRGINIA:
(Danville, Virginia territory -- Contract dated April 1, 1974)
“In the Cities of Danville, South Boston, Chase City, Va., and Leaksville, N. C., and the following territory in the State of Virginia, to wit:
That part of Pittsylvania County, Virginia, that is colored green and lies East of the line indicated on the map attached to contract dated April 1, 1974, marked “Schedule A” and made a part thereof; all points on the line of railroad running from, and including, the towns of Boydton and Keysville to Danville; at all points on the Norfolk & Western Ry. from South Boston, Va., to the south side of the Staunton River; all points in Charlotte County, Va.; the town of Biery in Prince Edwards County, and all other territory in the State of Virginia within fifty (50) miles of the City of Danville, Va., except all such other territory within fifty miles of Roanoke, Va., not specifically included in the above description. All points within fifty one (51) miles of Richmond, Va., are specifically excluded from this contract.
The following territory in the State of North Carolina is included in this contract, to wit:
Those points in the State of North Carolina lying north of a direct line beginning at a point one mile south of Price; thence in a southeastwardly direction to a point one mile south of Leaksville; thence to a point one mile south of Ruffin; thence southeastwardly to a point one mile south of Blackswell in Caswell County; thence to a point one mile south of Yanceyville (but it is understood that N.W. Miles Store, in Caswell County is not included in this contract); thence to a point one mile south of Leasburg; thence north along the Caswell-Person County line to a point one mile south of the Southern Railway (Atlantic & Danville Division) at Semora; thence parallel to and one mile south of this railroad in a northeastwardly direction to the northern boundary of Person County; thence along this county line to the Person-Granville County line; thence south along this line to a point one mile south of Holloway Mines, N.C.; thence northeastwardly to the northeast corner of Granville County. This contract does not include any point that is within 100 miles of Charlotte, N.C.”

Exhibit C-1 – page 28

Fayetteville, NC
SCHEDULE D

Territories
The geographic areas described below define the Territory subject to the terms and conditions of this Agreement.
STATE OF NORTH CAROLINA:
“In the Cities of Fayetteville, North Carolina, and Lumberton, North Carolina, and in all of the territory in the State of North Carolina, lying west of a line drawn due north and south through a point one (1) mile west of the town of Clinton, North Carolina, except such territory as may be within fifty (50) miles of either Wilmington, North Carolina or Raleigh, North Carolina, and except also such territory as may be within one hundred (100) miles of Charlotte, North Carolina, except also Columbus County, North Carolina.
It is specifically agreed that the town of Bladenboro, North Carolina is not included in this contract.
That portion of the State of North Carolina, lying within the following described boundaries, to-wit:
Beginning at the intersection of Johnston, Wayne and Sampson Counties, and running Southwardly in a straight line to a point two-tenths (2/10) of one (1) mile Northwest of Monk’s Crossroads on United States Highway Number 701; thence continuing in a Southwardly direction in a straight line to a point where the arc of a circle, having a radius of fifty (50) miles measured from the Triangulation Station Number Two (2) located on top of the Security Bank Building in Raleigh, North Carolina, crosses the Great Coharie Creek in Sampson County; thence continuing clockwise along said arc of a circle, having a radius of fifty (50) miles measured from the Triangulation Station Number Two (2) located on top of the Security Bank-Building in Raleigh, North Carolina, to its intersection with the Hoke County line; thence Northwardly along the Hoke-Cumberland County line to the” point of intersection of Harnett,’ Cumberland and Hoke Counties; thence Northeastwardly along the Harnett-Cumberland County line to its intersection with the Cape Fear River; thence Northwardly along the Eastern bank of Cape Fear River to a point where the Norfolk Southern Railroad crosses the Cape Fear River; thence in a straight line Northeastwardly to a point on the Durham and Southern Railroad one (1) mile South of Angier; thence Northeastwardly in a straight line to the intersection of Wake; Harnett and Johnston Counties; thence Eastwardly in a straight line to a point where the Atlantic Coast Railroad crosses the Neuse River, said point lying in Johnston County; thence Southwardly in a straight line to a point of contact or intersection of Johnston, Wayne and Sampson Counties, said point of beginning.

Exhibit C-1 – page 29

SCHEDULE D

Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
IN THE STATE OF NORTH CAROLINA:
The counties of Wilkes, Allegheny; and the towns of Elkin and Crutchfield in Scurry County.
AND
That portion of Yadkin County, North Carolina lying west of a line running from the point of intersection of the Iredell, Davie and Yadkin County lines to a point one-fourth mile due east of the town of Footville; thence northwardly in a straight line to a point one mile due west of the present city limits of Yadkinville; thence northwardly in a straight line to a point one mile due west of the present city limits of Boonville; thence due north to the northern boundary of Yadkin County.
(As existed on February 27, 1937.)
Exhibit C-1 – page 30

SUB-BOTTLER’S CONTRACT
(PERMANENT)
THIS AGREEMENT, Made and entered into, on the 30th day of June, 1949, by and between GREENSBORO COCA-COLA BOTTLING CO., a corporation organized and existing under the laws of the State of Delaware, with its principal office in the State of North Carolina , County of Guilford, and City of Greensboro , as Party of the First Part, and REIDSVILLE COCA-COLA BOTTLING COMPANY, a corporation of the State of North Carolina , County of Rockingham, and City of Reidsville, as Party of the Second Part;
WITNESSETH
THAT WHEREAS, Party of the First Part has received from THE COCA-COLA BOTTLING COMPANY certain rights and privileges in regard to the bottling and selling of Coca-Cola in bottles; and
WHEREAS, Party of the First Part wishes to convey to Party of the Second Part the rights that it has received from The Coca-Cola Bottling Company, limited, however, to the following described territory, to-wit: That portion of the State of North Carolina included within the following boundaries, to-wit:
Beginning at the Southwest corner of New Bethel Township, in Rockingham County, North Carolina, and running North along the Western boundary of New Bethel Township to its intersection with the Eastern boundary of Mayo Township; thence Northeastwardly along the Eastern boundary of Mayo Township to the point of intersection of a straight line extending from a point one (1) mile South of the Town of Price, to a point one (1) mile South of the Town of Leaksville; thence Southeastwardly along said line to a point one (1) mile South of Leaksville; thence Eastwardly in a straight line to a point one (1) mile South of Ruffin, North Carolina; thence Southeastwardly to a point one (1) mile South of the Town of Blackwells, North Carolina; thence Eastwardly in a straight line toward a point one (1) mile South of the Town of Yanceyville to the Eastern boundary of Locust Hill Township; thence Southwardly along said Eastern boundary of Locust Hill Township to the Northeast corner of Stoney Creek Township; thence Southwardly along the Eastern boundary of Stoney Creek Township to the Caswell-Alamance County line; thence Westwardly along said Caswell-Alamance County line to the Southwest corner of Caswell County; thence Southwardly along the Rockingham-Alamance County line to the Southeast corner of Rockingham County; thence Westwardly along the Rockingham-Guilford County line to the Southwest corner of New Bethel Township, said point of beginning.
All disputes which may arise concerning the boundaries of the territory above described, if not adjusted by the interested Parties, shall be determined and adjusted by The Coca-Cola Bottling Company by and with the approval of The Coca-Cola Company.
NOW, THEREFORE, For and in consideration of mutual benefits and promises from one to the other, and other valuable consideration, the receipt of which is hereby acknowledged, IT IS AGREED:
Exhibit C-1 – page 31

SCHEDULE D

Territories
The geographic areas described below define the Territory subject to the terms and conditions of this Agreement.
IN THE STATE OF NORTH CAROLINA:
All of Thomasville Township and all of Emmons Township and that portion of Conrad Hill Township east of a line running due north from the northwest comer of Emmons Township to the Thomasville Township line, all lying in Davidson County, North Carolina.

Exhibit C-1 – page 32

SCHEDULE D

Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
IN THE STATE OF SOUTH CAROLINA:
That portion of Chesterfield County, South Carolina, included within the following boundaries, to-wit: Beginning at the northwest corner of Chesterfield County and running southeastwardly along the dividing line between Lancaster and Chesterfield Counties to a point due west of the town of Jefferson in Chesterfield County; thence due east in a straight line to but not including Jefferson; thence continuing due east in a straight line to the intersection of a straight line extending from Middendorf northeastwardly to a point on the North Carolina-South Carolina State Line due north of the town of Chesterfield; thence northeastwardly along said line to a point on the North Carolina-South Carolina State Line due north of Chesterfield; thence west along the North Carolina-South Carolina State Line to the northwest corner of Chesterfield County, the point of beginning.
All reference to towns and/or cities hereinabove referred to, are intended to designate the town and/or city limit of such town or city, as of June 21, 1935.
Exhibit C-1 – page 33

SCHEDULE D

Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
IN THE STATE OF SOUTH CAROLINA:
That portion of the State of South Carolina included within the following boundaries, to-wit: Beginning at a point on the North Carolina-South Carolina State line due east of Van Wyck in Lancaster County, South Carolina and running westwardly in a straight line to but not including Van Wyck; thence southwestwardly in a straight line to but not including Rowell; thence westwardly in a straight line to and including Lando; thence northwestwardly in a straight line to a point on the York-Chester County line due south of Smith; thence northwestwardly in a straight line to but not including Bullock Creek; thence due west in a straight line to the western boundary of York County; thence southwardly along the western boundary of York County to its intersection with the Chester County line; thence southwardly along the western boundary of Chester County to a point on said boundary one-half mile north of the Seaboard Air-Line Railway; thence southwestwardly, running parallel to and one-half mile north of said railway, to a point on the Union-Newberry County line due north of the town of Whitmire in Newberry County; thence in a straight line to and including Whitmire; thence eastwardly in ‘a straight line to but not including Herbert; thence eastwardly in a straight line to but not including Shelton; thence eastwardly in a straight line to but not including Winnsboro; thence eastwardly in a straight line to the point where the Wateree River intersects the Fairfield-Kershaw County line; thence south along the Fairfield-Kershaw County line to its intersection with the Richland County line; thence southwest, southeast, and northeast along the Richland-Kershaw County line to its intersection with the Wateree River; thence southwardly along the Wateree River to its confluence with the Congaree River; thence southwardly and eastwardly along the Santee River to the point where said river leaves the Clarendon County line; thence northwardly along the eastern boundary of Clarendon County to a point on the Clarendon-Williamsburg County line two miles south of Federal Highway No. 521; thence running eastwardly, parallel to and two miles south of said highway, to the Black River, and thence continuing eastwardly along the northern banks of the Black River to the Williamsburg-Georgetown County line; thence northwardly along the Williamsburg-Georgetown County line to the point where said line is intersected by the Peedee River; thence northwardly along the Peedee River to its intersection with the Lynches River; thence northwardly along the Lynches River to a point on said river due east of the easternmost point in Sumter County; thence due west to the easternmost point in Sumter County; thence northwardly along the Lynches River to the southernmost point in Darlington County; thence continuing northwardly to the point where the ACL Railway running from Elliott to Lamar intersects the western city limits of Lamar; thence due northwest to the Lee-Darlington County line; thence in a northwesterly direction to a point one-half mile north of the point on the SAL Railway halfway between the stations of Una and Alcot; thence due west to the Lynches River; thence northwardly along the Lynches River to the southern boundary of Chesterfield County; thence northeastwardly along the southern boundary of Chesterfield County to a point on said county line due south of a point one mile east of the CM & C Railroad at McBee; thence in a northeasterly direction to but not including Middendorf; thence northeastwardly along a line extending from Middendorf to a point on the North Carolina State line due north of the town of Chesterfield to a point due east of the town of Jefferson in Chesterfield County; thence west to and including the town of Jefferson; thence continuing due west to the Lancaster County line; thence north along the Lancaster County line to the North Carolina-South Carolina State line; thence west and north along said state line to a point on said line due east of the town of Van Wyck in Lancaster County, South Carolina, the point of beginning; EXCEPT, the town of Blaney in Kershaw County and all points, on U.S. Highway No. 1 from the eastern boundary of Richland County to Blaney.
Exhibit C-1 – page 34

AND ALSO IN THE STATE OF SOUTH CAROLINA (Territory added by Amendment April 1, 1973)
That portion of Williamsburg County, South Carolina, lying South of a line beginning at a point on the Williamsburg-Clarendon County Line two (2) miles South of Federal Highway Number 521 and running Eastwardly parallel to and two (2) miles South of said highway to the Black River and thence continuing Eastwardly along the Southern bank of the Black River to the Williamsburg-Georgetown County Line.

Exhibit C-1 – page 35

(NEW)
SUB-BOTTLER’S CONTRACT
THIS AGREEMENT, Made and entered into, on the 20th day of September 1916 by and between Charleston Coca-Cola Bottling Company of the State of South Carolina , County of Charleston and __Georgetown Coca-Cola Bottling Company _ of the State __South Carolina__ County of Georgetown and City of Georgetown as party of the second part;
WITNESSETH
THAT WHEREAS, party of the first part has received from THE COCA-COLA BOTTLING COMPANY certain rights and privileges in regard to the bottling and selling of bottled Coca-Cola; and
WHEREAS, party of the first part wishes to convey to party of the second part the rights that it has received from The Coca-Cola Bottling Company, limited, however, to the following described territory, to-wit:
County of Georgetown, State of South Carolina
NOW THEREFORE, For and in consideration of mutual benefits and promises from one to the other, and other valuable consideration, the receipt of which is hereby acknowledged, IT IS AGREED:
FIRST: That party of the first part hereby gives and conveys to party of the second part the right that it received from THE COCA-COLA BOTTLING COMPANY to use the trade-mark name COCA-COLA, and all labels and designs pertaining thereto, in connection with the product “Bottled Coca-Cola” in the territory hereinbefore described and party of the first part agree not to convey, assign or transfer the right of usage of said name in said territory to any other party whatsoever and said party of the first part agrees to obtain and furnish to party of the second part, and only to obtain for the territory herein referred to, sufficient syrup for bottling purposes to meet the requirements of party of the

Exhibit C-1 – page 36

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
IN THE STATE OF TENNESSEE:
In the city of Columbia, Tennessee, and all the territory in Williamson and Maury counties that lies south of a line drawn due east and west across Williamson County through a point one mile south of Franklin, Tennessee; also, all the territory in Lewis and Hickman counties, except the town of Napier, lying east of a line drawn one mile east of and parallel with the line of railroad that runs from Colesburg, Tennessee, to Allens Creek, Tennessee, but it is understood and agreed that this contract does not include any territory that is within fifty miles of either Huntsville, Alabama, or Sheffield, Alabama.
It is further agreed that this contract does not include any point that is north of a due east and west line drawn through a point one mile south of Franklin, Tennessee.
AND ALSO:
In the city of Lewisburg, Tennessee, and all points in Marshall County, Tennessee lying south of a line drawn due east and west across said county through a point one mile south of the town of Chappel Hill, Tennessee.
Exhibit C-1 – page 37

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
IN THE STATE OF TENNESSEE:
In the City of Dickson, Tennessee, and at all points in Benton, Humphreys and Dickson counties, Tenn., south of a line drawn due east and west through the center of the City of Nashville, Tenn. through said counties: at all points in Hickman and Lewis counties west of a line drawn one mile east of and parallel with the line of the N.C. & S.T.L. Ry., between Bon Aqua and Hohenwald inclusive: all points in Perry County that are not within fifty miles of Florence, Alabama or Jackson, Tennessee.
It is specifically understood that no point that is within fifty miles of either Jackson, Tenn. or Florence, Alabama, in included in this description.
Exhibit C-1 – page 38

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
IN THE STATE OF TENNESSEE:
In the City of Fayetteville, Tennessee, and all points in the State of Tennessee that are in Lincoln, Bedford and Moera Counties, within fifty (50) miles of the City of Huntsville, Alabama, except such points as are within fifty miles of Nashville or Chattanooga, Tennessee. Except also all points along the main line of the N.C. & St.L.Ry. from Wartrace, Tenn. to Estill Springs, Tenn. Including points in Franklin County, Tennessee except such points in Franklin County as may be along and within six miles of that section of the N.C. & St.L.Ry., extended south from Belvidere, Tennessee to where it crosses the Lincoln County east boundary line. The town of Elora, in Lincoln County, is not included in this contract.
It is agreed and understood that this contract does not include any point that is within fifty (50) miles, air line, of Nashville or Chattanooga, Tenn., nor any point along the main line of the N.C. & St.L.Ry. from Wartrace, Tenn. to Estill Springs, Tenn., nor any point in Franklin County, Tenn., on or within six miles of that section of the N.C. & St.L.Ry. extending south from Belvidere, Tenn. to where it crosses the Lincoln County east boundary line.
AND ALSO
“Territory in Franklin County, Tennessee, lying along and within six (6) miles of the line of railroad running from Belvidere, Tenn., to the Lincoln County east boundary line,, but not including any point in Franklin County, Tenn., that may be within fifty (50) miles, air line, of Chattanooga, Tennessee, or any point on the N.C. & St.L.Ry. running from Wartrace, Tennessee, to Estill Springs, Tenn. The town of Elora, in Lincoln County, Tennessee is included in this contract.”
“Beginning at a point in Franklin County, Tennessee, in the arc formed by a fifty (50) mile radius drawn from Chattanooga, Tennessee, which point is one mile air line, southwardly of the point where State Highway No. 130 intersects said arc. Thence along a meandering line running in a northwestwardly direction, following and parallel to the route of State Highway No. 130 but one mile to the south and west thereof until said meandering line intersects the Franklin-Moore County boundary line. Thence with the Moore-Franklin County line in a northwestwardly direction to the common intersection of the Moore, Franklin and Coffee County boundary line, thence northwestwardly with the Moore-Coffee County line to the Cumberland Springs Road; thence northwestwardly along the Cumberland Springs Road to its intersection with Old State Highway No 55. Thence northeastwardly along Old State Highway No. 55 to its intersection with State Highway No. 130. Thence continuing on Old State Highway No. 55 eastwardly for approximately one-fourth mile to the intersection of Old State Highway No. 55 and the Moore-Coffee County line as it existed in 1930. Thence northeastwardly with the said previous Moore-Coffee County line to a point on said line one mile southwestwardly from the N. C. & St. L. Ry. that runs from Wartrace to Estill Springs; thence in a northwestwardly direction along a line that is one mile southwestwardly from and parallel to this railroad to a point where said line intersects U. S. Highway No. 41A; thence northwestwardly along U. S. Highway No. 41A to the Moore-Bedford County line, and thence eastwardly with the Moore-Bedford County line to the common intersection of the Moore, Bedford and Coffee County lines, thence northwardly with the Coffee-Bedford County line to its intersection with the line of N. C. & St. L. Ry. , last above-mentioned, thence southeastwardly with said line of Ry. to the point where the same intersects the above-mentioned arc of a fifty (50) mile radius from Chattanooga, Tenn., thence counter-clockwise along said arc to the point of beginning.
Exhibit C-1 – page 39

The foregoing is shown outlined by hatched lines on the attached map which is hereby made a part of this contract.
It is understood that both sides of that part of Cumberland Springs Road referred to above are to be and remain in the territory of Coca-Cola Bottling Works of Tullahoma, Inc., Tullahoma, Tennessee, and that both sides of that part of Old Highway No. 55 referred to above are to be and remain in the territory of Party of the First Part.”
AND ADDING THE FOLLOWING:
“That part of Belvidere, Tennessee in Franklin County that is within fifty (50) miles of Chattanooga, Tennessee.”
Exhibit C-1 – page 40

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
IN THE STATE OF TENNESSEE:
In the City of Murfreesboro, Tennessee and at all other points in Rutherford County, Tennessee, except Lavergne; all points in Cannon County, Tennessee, and all points in Coffee County, Tennessee that are within fifty (50) miles of Nashville, Tennessee. Including Beech Grove, in Coffee County, and the town of Rover in Bedford County.
Exhibit C-1 – page 41

E. Virginia Woodlee
Assistant Secretary
Manager, Contracts Administration
Contractual Affairs Department
Coca-Cola USA
Division of
The Coca Cola Company
April 17, 1989
Mr. Marion Red
Coca-Cola Bottling Company of Nashville, Inc.
P. O. Box 40818
Nashville, Tennessee 37204
Dear Mr. Red:
It is our understanding that you wish to surrender the bottling rights to a portion of the territory covered under the Master Bottle Contract, dated January 27, 1989, and the respective Allied Bottle Contracts held by Coca-Cola Bottling Company of Nashville, Inc. for the Nashville, Tennessee territory, said portion being described in Exhibit A attached hereto and made a part hereof (the “Territory”) and commonly referred to as the Murfreesboro territory, upon the condition that a Master Bottle Contract and Allied Bottle Contracts for the Territory be issued to Coca-Cola Bottling Works of Murfreesboro, Tenn.
Please confirm by signing both copies of this letter that this is your desire and that you have appropriate corporate authority to effect this change in your contractual status. Send one signed copy of this letter to the Contractual Affairs Department, Coca-Cola USA.
Sincerely,
THE COCA-COLA COMPANY
Coca-Cola USA Division
/s/ E. Virginia Woodlee
E. Virginia Woodlee
Assistant Secretary
Accepted and agreed to this 24
day of April, 1989.
COCA-COLA BOTTLING COMPANY OF
NASHVILLE, INC.
By: /s/ [Authorized Signatory]
Title: President
P.O. Drawer 1734
Atlanta, GA 30301
404 676-2435
Exhibit C-1 – page 42

EXHIBIT A
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
IN THE STATE OF TENNESSEE:
In the City of Murfreesboro, Tennessee and at all other points in Rutherford County, Tennessee, except Lavergne; all points in Cannon County, Tennessee, and all points in Coffee County, Tennessee that are within fifty (50) miles of Nashville, Tennessee. Including Beech Grove, in Coffee County, and the town of Rover in Bedford County.

Exhibit C-1 – page 43

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
(Contract - November 1, 1921)
In the City of Nashville, Tennessee, and all the territory within fifty miles of said City of Nashville, Tenn., including the town of Smithville; with the following exceptions, to wit; - points in Dickson County lying south of a line drawn due east and west through the center of the City of Nashville, Tenn.; all points in Williamson and Hickman Counties south of a line drawn due east and west through a point one mile south of Franklin, Tenn.; all points in Hickman County lying west of a line drawn one mile east of and parallel with the line of railroad running from Colesburg, Tenn., to Allens Creek, Tenn.; all points in Marshall County south of a line drawn due east and west across said county through a point one half mile south of the town of Chappel Hill, Tenn.
Added November 1, 1929
“In the City of Clarksville, Tenn., and at all points lying north of a line drawn due east and west, and west of a line drawn due north and south through the City of Nashville, Tenn., that are not less than thirty five (35) miles nor more than fifty miles from the City of Nashville, Tenn., and at all such other territory as may be within fifty (50) miles of the City of Clarksville, Tenn., lying north of said line drawn due east and west, through the City of Nashville, lying in the following counties, namely: Montgomery, Stewart, Houston, Benton, Dickson and Humphreys, Tenn.; all of Todd County, Ky., that part of Logan County, Ky., within fifty miles of Nashville, Tenn., that lies west of a line drawn due north and south through the City of Nashville, and all other points in Logan County, Ky., that are more than fifty miles from Nashville, Tenn., that part of Christian County, Ky., lying east of a line drawn from a point five miles east of Mannington direct to a point five mile east of Hopkinsville, thence to a point one mile southeast of Tulane, thence to a point one mile southeast of Howell, thence direct south to the Tennessee State line.
This contract shall not include any point that is within fifty miles of Jackson, Tenn., nor any point within fifty miles of Nashville, Tenn., not specifically included in the above description. Such territory as may be within fifty miles of Paducah, Ky., in the State of Tennessee, and such territory in the State of Kentucky within sixty five miles of Paducah, Ky., is specifically excepted from this contract, also the territory lying along the two branches of the L. & N. Ry., entering Bowling Green, Ky., between the outside limits of the present territory of the Coca-Cola Bottling Works of Nashville, Tenn., and the City of Bowling Green, Ky.”
Added June 1, 1955
“That part of DeKalb County that is more than fifty miles from Nashville, and within the following described lines; along a line drawn from the 50 mile radius of Nashville through Temperance Hall and Buckner. Temperance Hall is included in this contract but Buckner is specifically excluded. Thence west of but not including stops on highway 56 that runs from Buckner to Smithville to the corporate limits of Smithville as they existed in 1921, thence clockwise around the corporate limits of Smithville as they existed in 1921 to the points of intersection of these corporate limits with Highway 26 that runs from Smithville to Dowelltown, thence due south one mile, thence westwardly along a line drawn one mile south of and parallel to Highway 26 to its intersection with a 50 mile radius from Nashville.”

Exhibit C-1 – page 44

Deleted July 5, 1955
“In the City of Clarksville, Tennessee, and all points in the County of Montgomery, Tennessee, except such points as are within thirty-five (35) miles of Nashville, Tennessee; all of Stewart County, except points within fifty miles of Paducah, Kentucky; all of Houston County, Tennessee; all points in Benton, Humphreys and Dickson Counties lying north of a line drawn due east and west through the City of Nashville, Tennessee, except such points in Dickson County that are within thirty-five (35) miles of the City of Nashville, Tennessee; also points in Robertson County, Tennessee, that are more than thirty-five (35) miles from the City of Nashville, Tennessee.
This contract shall not include any point that is within fifty (50) miles of Jackson, Tennessee, nor any point within thirty-five (35) miles of Nashville, Tennessee. Such territory as may be within fifty miles of Paducah, Kentucky, in the State of Tennessee, is also specifically excepted from this contract.”
Deleted May 21, 1956
In the City of Russellville, Ky., and at all points in Logan County, Ky., except such points in Logan County, Ky. that are within fifty miles of Nashville, Tenn. and that lie east of a line drawn due north and south through the City of Nashville, Tenn.
All points in Todd County, Ky.
That part of Christian County, Ky. lying east of a line drawn from a point five miles east of Mannington direct to a point five miles east of Hopkinsville, thence to a point one mile southeast of Tulane, thence to a point one mile southeast of Howell, thence direct south to the Tennessee State Line.
Deleted June 1, 1956
In the City of Shelbyville, Tennessee, and at all points in Bedford County, Tennessee, that are within fifty (50) miles of Nashville, Tennessee, - it being understood and agreed that the towns of Rover, in Bedford County, and Beech Grove, in Coffee County, are not included.

PARIS TN TERRITORY DELETED MAY 1 2015
(EXCHANGED W/ JACKSON TN TERRITORY FOR LEXINGTON KY TERRITORY IN LKE)
Added June 27, 1986
In the State of Tennessee:
The City of Paris and all points in Henry County; Also, all points in Benton County lying north of a line drawn due east and west through the City of Nashville.

Exhibit C-1 – page 45

NOTE TO FILE (NASHVILLE, TN):
See territory sale/transfer in Asset Purchase/Exchange Agreement among The Coca-Cola Company, Coca-Cola Refreshments USA, Inc. and Coca-Cola Bottling Co. Consolidated, constituting surrender of the following territory from the Nashville, TN Master Bottle Contract and amendment of its Schedule D, effective May 2, 2015:
In the State of Tennessee:
The City of Paris and all points in Henry County; Also, all points In Benton County lying north of a line drawn due east and west through the City of Nashville.
Exhibit C-1 – page 46

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
All points in Smyth and Washington Counties, Virginia.
Lee County, Virginia: At all points in Lee County, Virginia including the town of Blackwater, Virginia, that are within 50 miles airline distance of Bristol, Virginia, and south of Wallens Creek.
Scott County, Virginia: All points in Scott County, Virginia, except all points on the Carolina, Clinchfield and Ohio Railroad from a point one mile west of Fort Blackmore to the west boundary line of Russell County, Virginia.
Russell County, Virginia: At all points in Russell County, Virginia south of a line drawn from a point on the Russell County line five miles south of and paralleling the line of the N. & W. Railroad to a point five miles south of the N. & W. Railroad on the west boundary line of Tazewell County. It is specifically agreed and understood that all points along and on State Highway 64 and U. S. Highway 19, from its junction with State Highway 71, to the vest boundary of Tazewell County, Virginia, is included in this territory. It is further understood and agreed that Lebanon is in this territory.
Bland County, Virginia: At all points in Bland County, Virginia south and east of a line drawn in a north and westwardly direction from the point where State Highway 623 intersects the boundary line between Bland and Tazewell Counties through a point 11 miles north of the town of Bland, thence in a straight line to a point on the boundary line between Bland and Giles Counties, Virginia.
Wythe County, Virginia: All territory in Wythe County west and north of a line drawn across Wythe County from a point one mile west of Kent to a point one mile west of Speedwell, Virginia.
Grayson County, Virginia: All points in Grayson County, Virginia that are within 50 miles airline distance of the center of the city of Bristol, Virginia.
It is specifically understood and agreed that no point in the State of North Carolina is included in this agreement.
All points in Johnson County, Tennessee.
Carter County, Tennessee: All points in Carter County, Tennessee lying east of a straight line drawn in a northwestwardly direction, from a point on the North Carolina state line at the junction of the southeast corner of Unicoi County, Tennessee, and the southwest corner of Carter County, Tennessee, to a point on the present south corporate limits of Elizabethton, Tennessee, where Holly Lane Street, if extended, would cross the present southern boundary limits of Elizabethton, Tennessee, thence following Holly Lane Street north through the City of Elizabethton to the present northern city limits of Elizabethton, thence to a point on Holly Lane Street if extended, one mile north of the Watauga River; thence with the meanderings and a a distance at all times of
Exhibit C-1 – page 47

one mile from the Watauga River to a point at the junction of Washington. Sullivan, and Carter Counties, Tennessee. It is also specifically understood and agreed that all points north and east of the line running from the point one mile north of the Watauga River on Holly Lane Street if extended, and following the meanderings of the River at one mile to a point at the junction of Washington, Sullivan, and. Carter Counties, Tennessee, is specifically understood and agreed that both sides of Holly Lane Street are in Bristol, Virginia territory.
Sullivan County, Tennessee: Bristol, Tennessee and all points in Sullivan County, Tennessee, east and north of a line drawn in a north-westwardly direction from the junction of the Watauga and the South Fork Holston River on the Washington and Sullivan Counties, Tennessee lines, to the intersection of Bluff and Fuller Streets in the Highland Park suburb of Kingsport, Tennessee, thence west on Bluff Street to the present eastern corporate limit of Kingsport, Tennessee, thence north on the present eastern corporate limits of Kingsport, Tennessee, to the intersection of the present north corporate limits of Kingsport, Tennessee, thence following the present north corporate limits of the City of Kingsport, Tennessee to the intersection of the north and west present corporate limits of the present corporate limits of Kingsport, Tennessee, thence due west in a straight line to the North Fork Holston River. It is also specifically understood and agreed that both sides of Bluff Street are not in Bristol, Virginia territory. It is further understood and agreed that both sides of Fuller Street, and all points in Sullivan County, Tennessee within two miles of the Tri-City Airport (airport close to Kingsport) are expressly included in Bristol, Virginia territory.

Exhibit C-1 – page 48

Lynchburg, VA
SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
IN THE STATE OF VIRGINIA:
In the City of LYNCHBURG, VA, also at FARMVILLE, VA, and the following territory within fifty miles of the said City of Lynchburg, VA, to wit:
The territory lying north of a straight line drawn due east and west through the town of Rustburg, VA and south of a direct line drawn from a point one mile north of the present City limits of Howardsville in Albemarle County, thence to a point on Highway 56, one and one-half miles north of present city limits of Shipman, thence to a point one mile south of Parr, thence direct west to a point on the fifty mile radius line drawn with Roanoke as the center. Also, south of a direct east and west line drawn from said point one mile north of the present City limits of Howardsville through and in Buckingham County to Shores (in Fluvanna County), except such territory as may be within fifty-one (51) miles of either Richmond, VA or Roanoke, VA, or within twenty-five (25) miles of Clifton Forge, VA. Also, in all the territory within fifty miles of Roanoke, VA lying east of the western boundary line of Campbell County; also all points within fifty miles of Roanoke, VA lying northeast of a line drawn from and including the towns of Sedalia, Charlemont, Perrowville, to but not including the town of Forest Depot, thence to the Campbell County line. Also, all points in Campbell County, VA; also all points in Prince Edwards County, except Briery, that are not within fifty-one (51) miles of the City of Richmond, VA.
It is agreed and understood that this contract does not include any points south of the Staunton River, nor any point within fifty-one (51) miles of Richmond, VA, twenty-five miles of Clifton Forge, VA, or within fifty (50) miles of Roanoke, VA not specifically included in the above description, and, further, does not include any point in Charlotte County, VA.

Exhibit C-1 – page 49

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
Virginia Territory:
‘In the City of Norton, Virginia. All points in Wise, Dickenson and Buchanan Counties, Virginia. Points in Lee County, Virginia, lying East of a direct line drawn from a point one mile East of the center of the Town of St. Charles; thence to a point one mile East of the center of the Town of Pennington Gap; thence direct South to the North bank of Wallen Creek, - said territory in Lee County being that lying North of Wallen Creek and East of the line set out above.
Points in Scott County, Virginia, on and along the line of the Carolina, Clinchfield & Ohio Railway from a point one mile West of, and including, the Town of Fort Blackmore, in a Northeasterly direction to the Russell County West Boundary Line.
Points in Russell County, Virginia, lying North of a line drawn five miles South of and paralleling the line of the N. & W. Ry., but not including any point in said county that may be on State Highway No. 64 and U. S. Highway No. 19 from their junction with Highway No. 71, - specifically excluding the Town of Lebanon, Virginia, and not including any point in Tazewell County, Virginia.”
Kentucky Territory:
“In the City of Hazard, Kentucky, and in all the territory within the boundaries of Letcher, Perry and Knott Counties, Kentucky, except such territory as may be within fifty (50) miles of either Middlesboro, Kentucky, Winchester, Kentucky, or Bristol, Virginia.”

Exhibit C-1 – page 50

LEGAL DIVISION	June 30, 1998	ADDRESS REPLY TO P. O. DRAWER 1734 ATLANTA, GA 3031 ____ 404 676.2121 OUR REFERENCE NO.
Mr. Umesh Kasbekar
Coca-Cola Bottling Co. Consolidated
P. 0. Box 31487
Charlotte, NC 28231
Dear Umesh:
Further to our discussions about the St. Paul, VA territory, I am, asking you to sign below indicating your desire and agreement to surrender all of the former St. Paul bottling documents so that the St. Paul territory automatically reverts to its First Line, ROBC, INC., Norton. I ask that you sign on behalf of both the First Line, ROBC, INC., for the acceptance of the surrender of the Sub-Bottler Bottle Contract, and on behalf of the Sub-Bottler itself for the surrender of the Sub-Bottler Bottle Contract and the agreements for our other Company beverages.
It is my understanding from conversations with Mark that ROBC, INC. will have a sub-licensing arrangement with St. Paul Coca-Cola Bottling Company, Incorporated for the St. Paul territory for a finite period of time at the end of which Coca-Cola Bottling Company of Roanoke, Inc. will become the sub-licensee. Please let me know if I am mistaken about that. Otherwise, I will await documentation from you effecting that arrangement. At any rate, Norton will be one territory only, and it will include the former St. Paul territory.
Please retain one copy for your records and return one signed copy to me.
Thank you for your help.
Sincerely,
/s/ E. Virginia Woodlee
E. Virginia Woodlee
Manager, U. S. Bottler Contracts
EVW/smj
(Signature lines on attached page.)
Exhibit C-1 – page 51

Mr. Umesh Kasbekar
June 30, 1998

Agreed to as of June 12, 1998
By: /s/ Umesh Kasbekar
ST. PAUL COCA-COLA BOTTLING
COMPANY, INCORPORATED
Agreed to as of June 12, 1998
By: /s/ Umesh Kasbekar
ROBC, INC.
Exhibit C-1 – page 52

W. Thomas Haynes General Counsel, North America Group	September 29, 2000
ROBC, Inc.
200 W. 9th Street Plaza
Suite 209
Wilmington, DE 19801
Gentlemen:
Your Company currently holds the Master Bottle Contract, dated January 27, 1989, as amended, and the respective Allied Bottle Contracts for the Norton, Virginia territory. Portions of the Norton, Virginia territory located in the Commonwealth of Kentucky were sold to Coca-Cola Enterprises Inc. under the Franchise Acquisition Agreement dated September 29, 2000 by and among WVBC, Inc., a Delaware corporation, ROBC, Inc., a Delaware corporation, and Coca-Cola Enterprises Inc., a Delaware corporation.
It is our understanding that you wish to surrender the bottling rights to the Kentucky portion of the territory covered by the above referenced Bottle Contracts. Therefore, effective September 29, 2000, the territory descriptions on Schedule ID of the above referenced Bottle Contracts will be amended as reflected on Exhibit A attached hereto and made part hereof (such surrendered Kentucky portion of such territory being referred to as the “Territory”), upon the condition that the Territory be added to Schedule D of the Master Bottle Contract and Allied Bottle Contracts held by Coca-Cola Enterprises Inc.
Please confirm by signing both copies of this letter that this is your desire and that you have appropriate corporate authority to effect this change in your contractual status, and return one signed copy of this letter to us.
Sincerely,
/s/ W. Thomas Haynes
Accepted and agreed to:
ROBC, Inc
By: /s/ Umesh Kasbekar
Title: Vice President

Exhibit C-1 – page 53

Exhibit A to the Letter Agreement dated September 29, 2000
SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of this Agreement.
Virginia Territory:
“In the City of Norton, Virginia. All points in Wise, Dickenson and Buchanan Counties, Virginia. Points in Lee County, Virginia, lying East of a direct line drawn from a point one mile East of the center of the Town of St. Charles; thence to a point one mile East of the center of the Town of Pennington Gap; thence direct South to the North bank of Wallen Creek, - said territory in Lee County being that lying North of Wallen Creek and East of the line set out above.
Points in Scott County, Virginia, on and along the line of the Carolina, Clinchfield & Ohio Railway from a point one mile West of, and including, the Town of Fort Blackmore, in a Northeasterly direction to the Russell County West Boundary Line.
Points in Russell County, Virginia, lying North of a line drawn five miles South of and paralleling the line of the N. & W. Ry., but not including any point in said county that may be on State Highway No. 64 and U. S. Highway No. 19 from their junction with Highway No. 71, - specifically excluding the Town of Lebanon, Virginia, and not including any point in Tazewell County, Virginia.”
Kentucky Territory:
“In the City of Hazard, Kentucky, and in all the territory within the boundaries of Letcher, Perry and Knott Counties, Kentucky, except such territory as may be within fifty (50) miles of either Middlesboro, Kentucky, Winchester, Kentucky, or Bristol, Virginia.”
Excluded from the above territory by amendment dated September 29, 2000:
All of the licensed bottling territory within the Commonwealth of Kentucky, being included in the description above.
As further clarification, the boundary of the licensed bottling territory will follow the Kentucky state line as it borders the State of Virginia.
Exhibit C-1 – page 54

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of this Agreement.
“In the City of Roanoke, Va., also Pulaski, Va., and in all the territory in the State of Virginia within a radius of fifty miles of Roanoke, except the territory within a radius of twenty five miles of Clifton Forge, Va., lying north of a straight line drawn direct from the town of Newcastle to a point one half mile north of the town of Alpine, but the towns of Rapps Mill, Natural Bridge Station and Natural Bridge Post Office, in Rockbridge County shall be included in this contract, all other points in Rockbridge County being specifically excluded herefrom. The following territory is also excepted, namely; that territory within fifty miles of Roanoke that is in Campbell County and Amherst County, also that part of Bedford County lying northeast of a direct line drawn through a point one half mile south of the towns of Sedalia, Charlemont and Perrowville, thence to a point one half mile east of Forest Depot, thence to the Campbell County line; except also all points in Pittsylvania County lying along and east of the line of railroad running from Danville, Va., through Gretna to Lynchburg; except also, all points on the line of railroad running from Stuart, Va. to Danville, Va., that are more than fifty miles from Roanoke.
This contract shall also include all territory in the counties of Carroll and Grayson that is not within fifty miles of Bristol, Va.
It is agreed that all territory in Mercer County, West Va., and in Tazewell County, Virginia, is specifically excluded from territory to be operated or controlled by the Roanoke Coca-Cola Bottling Works,
All territory in Wythe County, Virginia, south and east of a direct line drawn from a point one mile west of Kent to a point one mile west of Speedwell, is also included in this contract.”
AND, WHEREAS, Said Contract of November 1, 1921, was amended on January 2, 1939, to add the following territory:
“All points in Henry and Patrick Counties, Virginia, not already covered by contract of November 1, 1921.”
continued...

Exhibit C-1 – page 55

“Those parts of Pulaski County and Giles County, Virginia, which are more than 50 miles from Roanoke.”
“In the State of Virginia: That portion of territory lying within the following described boundaries, to-wit: Beginning at a point on the dividing line between West Virginia and Craig County, Virginia that is one mile due north of the 37° and 30’ latitudinal line, thence along a line drawn in an easterly direction and parallel to this 37° and 30’ latitudinal line to a point one mile west of a point due north of the town of New Castle; thence in a straight line southeast to a point two and one-half miles due south of the town of New Castle; thence northeast in a straight line to a point three-fourths of a mile due north of the Natural Bridge of Virginia. Thence, in a straight line to a point one mile due east of the Natural Bridge of Virginia; thence in a straight line to the point at which the James River flows into Rockbridge County from Botetourt County. Thence, southeastwardly along the dividing line between Botetourt and Rockbridge Counties to the intersection of Botetourt, Rockbridge and Bedford Counties. Thence, southeastwardly in a straight line drawn through a point one-half mile due north of the town of Forest to the dividing line between Bedford and Campbell Counties but specifically excluding the towns of Sedalia, Perrowsville, and Charlemont. Thence, in a southwestwardly direction along the dividing line between Bedford and Campbell Counties to the intersection of Bedford, Campbell and Pittsylvania Counties. Thence, along the dividing line between Campbell and Pittsylvania Counties to a point one mile west of the Southern Railway running from Danville to Lynchburg. Then in a southerly direction along a line, which at each point shall be one mile due west of a corresponding point on said Southern Railway to a point where this line intersects a 50 mile radius drawn with Roanoke, Virginia, as the center. Thence, along the arc of a circle with this same radius and center in a clockwise direction to its intersection with the dividing line between Henry and Pittsylvania Counties. Thence, southwardly along the dividing line between Henry and Pittsylvania Counties to its intersection with the North Carolina State line. Thence west along the southern boundaries of Henry, Patrick and Carroll Counties to the intersection of the Carroll and Grayson County lines, thence, along the southern boundary of Grayson County to its intersection with a 50 mile radius drawn with Bristol, Virginia as the center. Thence, along the arc of a circle with this same radius and center in a counter-clockwise direction to its intersection with the dividing line between Grayson and Smyth Counties. Thence, in a northeasterly direction along the dividing line between Grayson and Smyth Counties to the intersection of Grayson and Wythe and Smyth Counties. Thence, in a northeasterly direction to a point one mile west of Speedwell, thence in a northeasterly direction to a point one mile west of Kent; thence, northeasterly to the intersection of Wythe, Bland and Pulaski Counties. Thence, in a northerly and easterly direction along the dividing line between Bland and Pulaski Counties to the intersection of Bland, Pulaski and Giles Counties. Thence, northwestwardly along the dividing line between Bland and Giles Counties to the West Virginia State line. Thence, northeastwardly along the Virginia-West Virginia State line to the point of beginning.”
continued...
Exhibit C-1 – page 56

“In the State of Virginia, the cities of Clifton Forge, Covington, Buena Vista, and Lexington and all points in Bath, Allegheny, Craig, Botetourt, and Rockbridge Counties that are located within the following described line:
Beginning at a point on the dividing line between West Virginia and Craig County, Virginia that is one mile due north of the 37° and 30’ latitudinal line, thence along a line drawn in an easterly direction and parallel to this 37° and 30’ latitudinal line to a point one mile west of a point due north of the town of New Castle; thence in a straight line southeast to a point two and one-half miles due south of the Town of New Castle; thence northeast in a straight line to a point three-fourths of a mile due north of the Natural Bridge of Virginia. Thence, in a straight line to a point one mile due east of the Natural Bridge of Virginia; thence in a straight line to the point at which the James River flows into Rockbridge County from Botetourt County. Thence southeastwardly along the dividing line between Botetourt and Rockbridge Counties to the intersection of Botetourt Rockbridge and Bedford Counties. Thence starting again at the original beginning point; thence northerly along the western boundary line of Craig, Allegheny and Bath Counties to the intersection of Bath and Highland Counties; thence eastwardly along the Bath-Highland County boundary line to the Augusta-Bath County line; thence southwardly along said line to the Rockbridge-Bath County lines. Then leaving the Augusta County line in a southwesterly direction along the Rockbridge-Bath County line approximately one and seven-eights miles to a point on said boundary line; (thence, extending in a straight line through part of said Rockbridge County in a southeasterly direction, passing through a point in the center line of Virginia State Highway No. 42, as it existed in September, 1957, one-half mile southeast of the center of the town of Bells Valley, Virginia, and ending at a point in the center of U. S. Highway No. 11, as it existed in September, 1957, one-half mile southwest of the center of the town of Fairfield, Virginia; thence extending in another straight line in a more southerly direction, through the remainder of Rockbridge County, Virginia, passing through a point in the center line of Virginia State Highway No. 608, as it existed in September, 1957, one-half mile northeast of the center of the town of Midvale, Virginia; and continuing to the boundary line between Rockbridge and Amherst Counties, Virginia); thence southwardly along said boundary line to the intersection of Botetourt, Rockbridge, and Bedford Counties.”

Exhibit C-1 – page 57

LEGAL DIVISION	November 17, 1993	ADDRESS REPLY TO P. O. DRAWER 1734 ATLANTA, GA 3031 ____ 404 676.2121 OUR REFERENCE NO.
Coca-Cola Bottling Co. Consolidated
P. O. Box 31487
Charlotte, North Carolina 28231
Gentlemen:
It is our understanding that you wish to surrender the bottling rights to a portion of the territory covered under the Master Bottle Contract, dated January 27, 1989, and the respective Allied Bottle Contracts held by Coca-Cola Bottling Co. Consolidated for the Charlotte, North Carolina territory, said portion being described in Exhibit A attached hereto and made a part hereof (the “Territory”), upon the condition that the Territory be added to Schedule D of the Master Bottler Contract and Allied Bottle Contracts held by Coca-Cola Bottling Company of Roanoke, Inc. for the Roanoke, Virginia territory.
Please confirm by signing both copies of this letter that this is your desire and that you have appropriate corporate authority to effect this change in your contractual status, and return one signed copy of this letter to me.
Sincerely,
/s/ E. Virginia Woodlee
E. Virginia Woodlee
Manager, Domestic Bottler Contracts
Accepted and agreed to this 22
day of November, 1993.
COCA-COLA BOTTLING CO.
CONSOLIDATED
By: /s/ Umesh Kasbekar
Title: Vice President
EVW/smj

Exhibit C-1 – page 58

Exhibit A
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
IN THE STATE OF VIRGINIA:
(Danville, Virginia territory -- Contract dated April 1, 1974)
“In the Cities of Danville, South Boston, Chase City, Va., and Leaksville, N. C., and the following territory in the State of Virginia, to wit:
That part of Pittsylvania County, Virginia, that is colored green and lies East of the line indicated on the map attached to contract dated April 1, 1974, marked “Schedule A” and made a part thereof; all points on the line of railroad running from, and including, the towns of Boydton and Keysville to Danville; at all points on the Norfolk & Western Ry. from South Boston, Va., to the south side of the Staunton River; all points in Charolotte County, Va.; the town of Biery in Prince Edwards County, and all other territory in the State of Virginia within fifty (50) miles of the City of Danville, Va., except all such other territory within fifty miles of Roanoke, Va., not specifically included in the above description. All points within fifty one (51) miles of Richmond, Va., are specifically excluded from this contract.
The following territory in the State of North Carolina is included in this contract, to wit:
Those points in the State of North Carolina lying north of a direct line beginning at a point one mile south of Price; thence in a southeastwardly direction to a point one mile south of Leaksville; thence to a point one mile south of Ruffin; thence southeastwardly to a point one mile south of Blackswell in Caswell County; thence to a point one mile south of Yanceyville (but it is understood that N. W. Miles Store, in Caswell County is not included in this contract); thence to a point one mile south of Leasburg; thence north along the Caswell-Person County line to a point one mile south of the Southern Railway (Atlantic & Danville Division) at Semora; thence parallel to and one mile south of this railroad in a northeastwardly direction to the northern boundary of Person County; thence along this county line to the Person-Granville County line; thence south along this line to a point one mile south of Holloway Mines, N. C.; thence northeastwardly to the northeast corner of Granville County. This contract does not include any point that is within 100 miles of Charlotte, N. C.”

Exhibit C-1 – page 59

SUB-BOTTLERS CONTRACT
THIS AGREEMENT, Made and entered into, on the 30th of April 1942 by and between Coca-Cola Bottling Company of Norton, Inc., a Corporation organized and existing under the laws of the State of Virginia , having its principal office, however, in the City of Norton, Virginia , as party of the first part, and St. Paul Bottling Company, Inc., a corporation of the State of Virginia County of Wise and City of St. Paul as party of the second part:
WITNESSETH
That Whereas, party of the first part has received from the Coca-Cola Bottling Co. (Thomas), Inc., of Chattanooga, Tennessee, certain rights and privileges in regard to the bottling and selling of bottled Coca-Cola; and
Whereas, party of the first part wishes to assign to party of the second part, on the conditions hereinafter stated, the rights that it has received from the Coca-Cola Bottling Co. (Thomas), Inc., of Chattanooga, Tennessee, limited, however, to the following described territory, to-wit:
In the City of St. Paul, Virginia; all points along and on the line of the N. & W. Ry, from St. Paul to the western boundary line of Tazewell County, and including all that part of Russell County, Virginia, lying north of a line drawn five miles south of and paralleling the line of the N. & W. Ry., but not including any point in said county that may be on state Highway No.64 and U. S. Highway No.19 from their junction with Highway No. 71, specifically excluding the town of Lebanon, VA., and not including any point in Tazewell County, Va.
Including all points on the C. C. & O.R.R., from a point one mile west of, and including the town of Fort Blackmore, in a northeasterly direction to the Russell County west boundary line.
Also, all points along and within two miles, on either side, of the C. C. & O.R.R., from St. Paul to the Virginia-Kentucky State line.
All errors and conflicts in and between the lines of the territory above described and those of adjacent bottlers shall be submitted to and fixed by the Coca-Cola Bottling Co. (Thomas), Inc., of Chattanooga, Tennessee, if not adjusted by the parties concerned.
And Whereas, party of the second part is desirous of obtaining the right to bottle Coca-Cola in the territory hereinbefore described:
Now, Therefore, For and in consideration of mutual benefits and promises from one to the other, and other valuable consideration, the receipt of which is hereby acknowledged, It is Agreed:
FIRST: That the party of the first part hereby assigns to the party of the second part the sole and exclusive right and license that it received from the Coca-Cola Bottling Co. (Thomas), Inc., of Chattanooga, Tennessee, to use and vend on bottled Coca-Cola the trade-mark name Coca-Cola, and all labels and designs pertaining thereto, in connection with the product “Bottled Coca-Cola” in the territory hereinbefore described, and party of the first part agrees not to assign or transfer the right of usage of said name in said territory to any other party whatsoever; and said party of the first part agrees to obtain and
Exhibit C-1 – page 60

furnish to party of the second part, and only to obtain, for the territory herein referred to, sufficient syrup for bottling purposes to meet the requirements of party of the second part in the territory herein described, provided party of the first part can obtain the delivery to it of such syrup from the Coca-Cola Bottling Co. (Thomas), Inc., of Chattanooga, Tennessee, under the contract existing between party of the first part and said the Coca-Cola Bottling Co. (Thomas), Inc., of Chattanooga, Tennessee. Nothing herein, however, shall give party of the second part any interest in the name Coca-Cola, labels, etc., except the right of usage in connection with Bottled Coca-Cola, nor shall this contract in any way interfere with the use of said name Coca-Cola, labels, etc., in connection with the fountain product of The Coca-Cola Company, it being understood and agreed that the use herewith given shall be confined to the bottled product; the names, labels, etc., in connection with the fountain product having been reserved by The Coca-Cola Company.

Exhibit C-1 – page 61

LEGAL DIVISION	June 30, 1998	ADDRESS REPLY TO P. O. DRAWER 1734 ATLANTA, GA 3031 ____ 404 676.2121 OUR REFERENCE NO.
Mr. Umesh Kasbekar
Coca-Cola Bottling Co. Consolidated
P. 0. Box 31487
Charlotte, NC 28231
Dear Umesh:
Further to our discussions about the St. Paul, VA territory, I am, asking you to sign below indicating your desire and agreement to surrender all of the former St. Paul bottling documents so that the St. Paul territory automatically reverts to its First Line, ROBC, INC., Norton. I ask that you sign on behalf of both the First Line, ROBC, INC., for the acceptance of the surrender of the Sub-Bottler Bottle Contract, and on behalf of the Sub-Bottler itself for the surrender of the Sub-Bottler Bottle Contract and the agreements for our other Company beverages.
It is my understanding from conversations with Mark that ROBC, INC. will have a sub-licensing arrangement with St. Paul Coca-Cola Bottling Company, Incorporated for the St. Paul territory for a finite period of time at the end of which Coca-Cola Bottling Company of Roanoke, Inc. will become the sub-licensee. Please let me know if I am mistaken about that. Otherwise, I will await documentation from you effecting that arrangement. At any rate, Norton will be one territory only, and it will include the former St. Paul territory.
Please retain one copy for your records and return one signed copy to me.
Thank you for your help.
Sincerely,
/s/ E. Virginia Woodlee
E. Virginia Woodlee
Manager, U. S. Bottler Contracts
EVW/smj
(Signature lines on attached page.)
Exhibit C-1 – page 62

Mr. Umesh Kasbekar
June 30, 1998

Agreed to as of June 12, 1998
By: /s/ Umesh Kasbekar
ST. PAUL COCA-COLA BOTTLING
COMPANY, INCORPORATED
Agreed to as of June 12, 1998
By: /s/ Umesh Kasbekar
ROBC, INC.

Exhibit C-1 – page 63

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
“In the City of Beckley or Mabscot, W. Va., also, Mullens, W. Va., and in all the territory within an air line radius of twenty (20) miles from said City of Beckley, W. Va., except points in Mercer County, W. Va., and except all points north and east of the main line of the C. & O. Ry. beginning at, but not including, Glade to a point where a twenty (20) mile air line radius line drawn with Beckley as the center crosses the Greenbrier river; except also all points on Paint Creek from Hickory Camp to Kingston both inclusive and all points on Cabin Creek. This contract shall include points on the C & O Ry. from and including Kaymoor to Keeney Creek station and all points on the Keeney Creek branch of the C. & O. Ry., to the Fayette County east line. All points in Wyoming County, W. Va., are also included in this contract.”
“All points in Greenbrier County, Pocahontas County, and Monroe County, West Virginia.
That part of Summers County not within twenty (20) miles of Beckley, thus giving to Beckley, all of Summers County, West Virginia.
That territory within twenty (20) miles of Beckley, West Virginia, on and along the line of the C & O Railroad, where said railroad crosses the 20 mile radius line from Beckley, and runs from Hinton, West Virginia, to Glade, West Virginia.”

Exhibit C-1 – page 64

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
IN THE STATE OF WEST VIRGINIA:
In the City of Northfork, West Virginia, Welch, West Virginia, Bluefield, West Virginia, and all points in McDowell and Mercer Counties, West Virginia, also, all points in Tazewell County, Virginia.
IN THE STATE OF VIRGINIA:
That part of Bland, County Virginia, north and west of a line drawn in a north and eastwardly direction from, the point where state Highway #623 intersects the boundary line between Bland and Tazewell Counties through a point one and one-half (1/1/2) miles north of the town of Bland; thence in a straight line to a point on the boundary line between Bland and Giles Counties, Virginia.
Exhibit C-1 – page 65

Charleston, WV Territory
SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
“In the City of Charleston, West Virginia at all points along the line of the Chesapeake & Ohio R.R. from Hurricane to Hinton, West Virginia, that are not within twenty (20) miles of Beckley, West Virginia, including Hurricane, West Virginia; at all points on the Kanawha River and the K. & M. R.R. within fifty (50) miles of Charleston, and at all other points in the State of West Virginia within fifty (50) miles of said city that are not within fifty (50) miles of the City of Parkersburg, West Virginia, nor within fifty (50) miles of Catlettsburg, Kentucky, and not within twenty (20) miles of Beckley, West Virginia. Logan County, West Virginia is entirely excluded from this contract. All points on Paint Creek from Hickory Camp to Kingston, both inclusive, and all points on Cabin Creek are included in this contract, but all points on the C. & O. R. R. from and including Kaymoor to Keeneys Creek Station and all points on the Keeneys Creek branch of the C. & O. R. R. from Keeneys Creek Station East to the Fayette County line are specifically excluded." (All references to counties, towns, railroads, etc., referred to above are as same existed on November 1, 1921.)
“In the City of Parkersburg, W. Va., and in all the territory within fifty (50) miles from said City, except the following territory, which is definitely excluded from this contract: All points within twenty-five (25) miles of Zanesville, Ohio; all points in Guernsey County, Ohio; that part of Noble County, Ohio, lying north of a direct east and west line drawn across said county through a point one mile south of the city limits of the City of Caldwell in Noble County, Ohio; the following townships in Vinton County, Ohio, viz: Vinton and Wilksville; that part of Clinton township that is within fifty (50) miles of Parkersburg, W. Va., (but not eliminating the town of Dundas); the townships of Morgan and Springfield in Gallia County, Ohio; that part of Huntington, Raccoon, Perry and Green townships in Gallia County, Ohio, that is within fifty (50) miles of Parkersburg, W. Va.; the town of Salem Center in Meigs County, Ohio; that part of Milton township, in Jackson County, Ohio, that is within fifty (50) miles of Parkersburg, W. Va.; that part of Belmont County, Ohio, that is within fifty (50) miles of Parkersburg, West Virginia.
The following territory is included as a part of this contract: All of Swan and Elk townships in Vinton County, Ohio. All of Monroe County, Ohio. That part of Wetzel County, West Virginia, that is more than fifty (50) miles from Parkersburg, with the exception of Clay and Church Districts. That part of Doddridge County, W. Va., and that part of Tyler County, W. Va., more than fifty (50) miles from Parkersburg, W. Va., and not more than fifty (50) miles from Wheeling, W. Va.”
THAT PART OF LINCOLN COUNTY, WEST VIRGINIA BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
“That part of Lincoln County lying East of a line drawn as follows: Beginning at a point on the Putnam-Lincoln County line approximately one and three-quarters (1-3/4) mile west of Garretts Bend Post Office and two and one-quarter (2-1/4) miles southwest of the intersection of Kanawha, Putnam and Lincoln Counties; thence in a southeasterly direction to a point on West Virginia Primary Road #14 approximately one-quarter (1/4) mile west of Sod Post Office (Sod Post Office being located at the intersection of Primary Road #14 and Secondary Road #14); thence to a point on the Lincoln-Boone County line to a point one (1) mile south of Alkol, W. Va., where latitude 85° 55 minutes crosses said line.”
Exhibit C-1 – page 66

Pikeville, Kentucky Territory:
“In the the City of Pikeville, Kentucky, and all points in Floyd County, Kentucky, and Pike County, Kentucky, that are south of a line drawn due east and west through a point one mile south of the town of Prestonburg in Floyd County, provided that none of said territory is within fifty miles of Bristol, Va., Middlesboro, Ky., or Winchester, Ky.
It is agreed that all points within seven and one-half (7-1/2) miles of the boundary line between Pike County, Ky., and the West Virginia state line are specifically excepted from this contract”.
Williamson, West Virginia Territory:
“In the City of Williamson, W. Va., and that part of Mingo County, W. Va., lying south of a line drawn due east and west across said county through a point two miles north of Nolan, W. Va.; also that part of Pike County, Ky., within five miles of the boundary line between the States of Kentucky and West Virginia”.
“In the City of Logan, West Virginia, and all points in Logan County, West Virginia, that are not within twenty (20) miles of Beckley, West Virginia.”
Exhibit C-1 – page 67

EXCLUDED FROM THE ABOVE TERRITORY IS THE FOLLOWING:
IN THE STATE OF WEST VIRGINIA:
In the City of Sistersville, W. Va., and that part of Wetzel County, W. Va., that is within fifty (50) miles of Parkersburg, W. Va.; that part of Tyler County, W. Va., lying north of a direct line drawn across said county from and including the town of Wick to Piney (in Wetzel County); that part of Pleasants County, W. Va., north of a line drawn through the town of St. Marys, including St. Marys. Also that part of Monroe County, Ohio, that is within fifty (50) miles of the city of Parkersburg, W. Va.
It is understood and agreed that this does not include any point that is more than fifty (50) miles from the city of Parkersburg, W. Va.
(All points referred to are as the same existed on February 1, 1951.)
AND ALSO:
That part of Wetzel County, West Virginia that is more than fifty (50) miles from Parkersburg, with the exception of Clay and Church Districts.
(All points referred to are as the same existed on February 5, 1952).
AND ALSO:
That part of Monroe County, Ohio, that is more than fifty (50) miles from Parkersburg, W. Va.
(All points referred to are as the same existed on May 12, 1952.)
Excluded from the above territory by amendment dated September 29, 2000:
All of the licensed bottling territory within the Commonwealth of Kentucky, being included in the description above.
All of the licensed bottling territory within the State of Ohio being included in the description above.
As further clarification, the boundary of the licensed bottling territory will follow the Ohio and Kentucky state lines as they border the states of Virginia and West Virginia.

Exhibit C-1 – page 68

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of this Agreement.
In the City of Clarksburg, West Virginia, and all the territory in said State of West Virginia within fifty (50) miles of said City of Clarksburg, except such territory as may be within fifty (50) miles of either the cities of Wheeling, Parkersburg or Charleston, West Virginia, or Cumberland, Maryland; except also, all points in Marion and Tucker counties, West Virginia; except also all points in Randolph County, West Virginia, that are north of a line drawn due east and west from-the western boundary line of Randolph County through the town of Adolph, and east of a direct line drawn from Adolph, Randolph County, to Samp in Webster County. The following territory is also specifically excepted from this contract, to wit: All points in Monongalia and Preston counties.
Including, - All points in Webster County, West Virginia; all points in Nicholas and Braxton Counties, West Virginia, except points that are within an air line distance of fifty (50) miles of the cities of Charleston or Parkersburg, West Virginia.
AND ALSO:
That part of Harrison County, West Virginia, within fifty (50) miles of Wheeling, West Virginia.
AND
In the City of Morgantown, West Virginia, and all points in Monongalia County, West Virginia, also the following towns, and all points west thereof, to wit: Gladesville, Reedsville, Browns Mills, Bretz, Masontown and Cascade, all of said points being in Preston County, West Virginia.
Clay and Church Districts in Wetzel County, West Virginia.
In the City of Waynesburg, Pennsylvania, and all points in Greene County, Pennsylvania.

Exhibit C-1 – page 69

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
IN THE STATE OF WEST VIRGINIA:
In the cities of Elkins and Thomas, West Virginia; all points in Tucker County, West Virginia, except those listed below, and all points in Randolph County, West Virginia, except that part of Randolph County lying south of a line drawn due east and west from the town of Adolph to the western boundary line of said county, and west of line drawn direct from the town of Adolph, Randolph County, to Samp, Webster County, West Virginia.
This contract also includes points in Grant County, West Virginia, on the Western Maryland Railroad from and including the town of Bayard south to the Tucker County line.
Excluded from the above is that part of Tucker County, West Virginia, lying north of a direct east and west line drawn across said County through the town of Davis; also that part of Grant County, West Virginia, lying along the Western Maryland Railroad from and including the town of Bayard south to the Tucker County line.
The town of Parsons, West Virginia is to remain in territory, while the town of Davis, West Virginia is excluded.

Exhibit C-1 – page 70

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of this Agreement.
In the City of Huntington, W. Va., and all territory in the following counties in West Virginia: Cabell, Logan, McDowell, Mercer, Mingo and Wayne. That part of Lincoln County lying west of a line drawn as follows: Beginning at a point on the Putnam-Lincoln County line approximately one and three-quarters (1-3/4) mile west of Garretts Bend Post Office and two and one-quarter (2-1/4) miles southwest of the intersection of Kanawha, Putnam and Lincoln Counties; thence in a southeasterly direction to a point on West Virginia Primary Road #14 approximately one-quarter (1/4) mile west of Sod Post Office (Sod Post Office being located at the intersection of Primary Road #14 and Secondary Road #14); thence to a point on the Lincoln-Boone County line to a point one (1) mile south of Alkol, W. Va., where latitude 85° 55 minutes crosses said line. That part of Mason County not within a radius of fifty (50) miles of Parkersburg; that part of Putnam County within one-half (1/2) mile of the C & O Railroad from the Cabell-Putnam County line to, but not including Hurricane as it existed in 1921.
In the State of Ohio: All of the territory in the following counties: Lawrence, Scioto, Pike, and Jackson. In Vinton County, the following townships: Vinton, Wilkesville and Clinton Townships, except the town of Dundas (as Dundas existed in 1932). In Meigs County, the town of Salem Center only (as Salem Center existed in 1932). In Adams County, the following townships: Green, Jefferson, Meigs, Franklin, Sprigg, Monroe, Tiffin, Oliver and Bratton. In Highland County, Brush Creek Township. In Ross County, Paxton Township. In Gallia County, the following townships: Guyan, Ohio, Harrison, Walnut, Greenfield, Perry, Green, Raccoon, Springfield, Huntington and Morgan, and that part of Clay Township not within (50) miles of Parkersburg, W. Va.
In the State of Virginia: All points in Tazewell County.
That part of Bland County, Virginia, north and west of a line drawn in a north and eastwardly direction from the point where State Highway #623 intersects the boundary line between Bland and Tazewell Counties through a point one and one-half (1-1/2) mile north of the town of Bland; thence in a straight line to a point on the boundary line between Bland and Giles Counties, Va.
In the State of Kentucky: All of the territory in the following counties: Pike, Floyd, Martin, Johnson, Lawrence, Elliot, Carter, Boyd, Greenup and Lewis. That part of Mason County, Kentucky, that is within five (5) miles of the Ohio River beginning at a point on said river five (5) miles east of the City of Maysville, Kentucky (as said city existed in 1921) continuing eastwardly to the Mason-Lewis County line.
EXCLUDED FROM THE ABOVE IS THE FOLLOWING:
The following territory in West Virginia, to wit: all points along and west of the Norfolk & Western Ry. beginning at a point two miles south of Wayne, Wayne County, W. Va.; and following the line of the Norfolk & Western Ry. to a point two miles north of Nolan, W. Va., but not including any point that may be more than five miles east of said line of the N. & W. Ry. running from said point two miles south of Wayne to said point two miles north of Nolan, W. Va.
In the City of Williamson, W. Va., and that part of Mingo County, W. Va., lying south of a line drawn due east and west across said county through a point two miles north of Nolan, W. Va.
In the City of Logan, West Virginia, and all points in Logan County, West Virginia, that are not within twenty (20) miles of Beckley, West Virginia.

Exhibit C-1 – page 71

In the City of LOUISA, KENTUCKY and all points in Lawrence and Johnson Counties, Ky.; that part of Floyd Co., Ky. lying north of a line drawn due east and west across said county through a point one mile south of Prestonburg, Floyd Co. Ky.; that part of Martin County, Ky. lying west of a direct line drawn from Davella, Martin County, Ky. to Steele, Pike County, Ky.; also that part of Martin County lying north of a direct line drawn due east and west from Davella, Ky. to a point two miles north of Nolan, W. Va.
In the City of Pikeville, Kentucky, and all points in Floyd County, Kentucky, and Pike County, Kentucky, that are south of a line drawn due east and west through a point one mile south of the town of Prestonburg in Floyd County, provided that none of said territory is within fifty miles of Bristol, Va., Middlesboro, Ky., or Winchester, Kentucky.
It is agreed that all points within seven and one half (7-1/2) miles of the boundary line between Pike County, Ky., and the West Virginia state line are specifically excepted from this contract.
That part of Pike County, Ky., within five miles of the boundary line between the States of Kentucky and West Virginia.

Exhibit C-1 – page 72

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
IN THE STATE OF WEST VIRGINIA:
All points in Pocahontas County, West Virginia.

Exhibit C-1 – page 73

EXECUTION COPY
ASSET ACQUISITION AGREEMENT
THIS AGREEMENT is executed and delivered this 29th day of September, 2000, by and among THE COCA-COLA BOTTLING COMPANY OF WEST VIRGINIA, INC., a West Virginia corporation ("CCBCWV"), COCA-COLA BOTTLING COMPANY OF ROANOKE, INC., a Delaware corporation ("CCBCR") (CCBCWV and CCBCR are sometimes referred to herein collectively as "Sellers" and individually as a "Seller") and COCA-COLA ENTERPRISES INC., a Delaware corporation ("Enterprises").
IN CONSIDERATION of the representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
PURCHASE OF ASSETS AND RIGHTS
LIABILITIES EXCLUDED AND ASSUMED
1.01 Purchased Assets.
(a)At the Closing (as defined in Section 7.01), subject to the terms and conditions of this Agreement, Sellers shall sell, assign, convey, transfer, and deliver to Enterprises, and Enterprises shall purchase, accept and acquire from Sellers, the Purchased Assets (as defined below), consisting of certain assets of Sellers relating to their businesses of distributing carbonated and non-carbonated soft drinks and packaged water within the portions of the states of Ohio and Kentucky in which such distributions are made pursuant to the Master Bottle Contract between The Coca-Cola Company, a Delaware corporation ("The Coca-Cola Company") and Coca-Cola Bottling Works of Charleston, Inc., dated December 31, 1986; the Master Bottle Contract between The Coca-Cola Company and Coca-Cola Bottling Works of Charleston, Inc. (Huntington, WV Territory), dated December 31, 1986; and the Master Bottle Contract between The Coca-Cola Company and Lonesome Pine Coca-Cola Bottling Company dated January 27, 1989 (collectively, the "Territory"). As further clarification, the Territory's boundary will follow the Ohio and Kentucky state lines as they border the states of Virginia and West Virginia.
(b)As used in this Agreement, the term "Business" refers only to the businesses of Sellers conducted within the Territory.
(c)The "Purchased Assets" shall consist collectively of all right, title and interest of Sellers in and to:

Exhibit C-1 – page 74

Lexington, KY Territory

State	County	Sales Center	Description
Kentucky	Anderson	Lexington KY	All locations in Anderson County.
Kentucky	Bath	Lexington KY	All locations in Bath County.
Kentucky	Bourbon	Lexington KY	All locations in Bourbon County.
Kentucky	Boyle	Lexington KY	All locations in Boyle County.
Kentucky	Casey	Lexington KY	All locations in Casey County within fifty (50) miles of Lexington, Kentucky at a point set at the Fayette District Courthouse (84°29'43.409"W 38°2'48.119"N); lying north of a line drawn ten (10) miles south of, and parallel to, the Norfolk Southern Railway (formerly the Louisville and Nashville Railways) that runs from Nashville, Tennessee to Louisville, Kentucky; and, lying east of a line drawn ten (10) miles west of, and parallel to, the Southern Railway that runs between Cincinnati, Ohio and Chattanooga, Tennessee.
Kentucky	Clark	Lexington KY	All locations in Clark County.
Kentucky	Clinton	Lexington KY	All locations in Clinton County
Kentucky	Cumberland	Lexington KY	All locations in Cumberland County lying south of the Cumberland River.
Kentucky	Estill	Lexington KY	All locations in Estill County.
Kentucky	Fayette	Lexington KY	All locations in Fayette County.
Kentucky	Fleming	Lexington KY	All locations in Fleming County.
Kentucky	Franklin	Lexington KY	All locations in Franklin County.
Kentucky	Garrard	Lexington KY	All locations in Garrard County.
Kentucky	Harrison	Lexington KY	All locations in Harrison County.
Kentucky	Jackson	Lexington KY	All locations in Jackson County.
Kentucky	Jessamine	Lexington KY	All locations in Jessamine County.
Kentucky	Lincoln	Lexington KY	All locations in Lincoln County.
Exhibit C-1 – page 75

State	County	Sales Center	Description
Kentucky	Madison	Lexington KY	All locations in Madison County.
Kentucky	McCreary	Lexington KY	All locations in McCreary County.
Kentucky	Mercer	Lexington KY	All locations in Mercer County.
Kentucky	Monroe	Lexington KY	All location in Monroe County lying south of a line drawn east and west across said county through a point (85°41'29.606"W 36°42'59.199"N) one (1) mile north of the intersection (85°41'29.606"W 36°42'7.618"N) of Main Street and East 4th St in the town of Tompkinsville, but including the towns of Fountain Run and Center Point (aka Cedar Point).
Kentucky	Montgomery	Lexington KY	All locations in Montgomery County.
Kentucky	Nicholas	Lexington KY	All locations in Nicholas County.
Kentucky	Powell	Lexington KY	All locations in Powell County west of a line that originates at the point (83°42'28.67"W 37°42'59.359"N) where Powell - Lee- Wolfe County boundaries intersect; thence northwesterly to the Highway 77/Nada Tunnel Road overpass (83°43'5.603"W 37°48'54.855"N) on the Bert T Combs Mountain Parkway; thence northeasterly to the point (83°40'32.395"W 37°50'38.528"N) where State Highway 613 crosses the Powell - Menifee County boundary.
Kentucky	Pulaski	Lexington KY	All locations in Pulaski County.
Kentucky	Rockcastle	Lexington KY	All locations in Rockcastle County.
Kentucky	Rowan	Lexington KY	All locations in Rowan County.
Kentucky	Russell	Lexington KY	All locations in Russell County lying south of the Cumberland River.
Kentucky	Scott	Lexington KY	All locations in Scott County.
Kentucky	Wayne	Lexington KY	All locations in Wayne County.
Kentucky	Woodford	Lexington KY	All locations in Woodford County.

Exhibit C-1 – page 76

EXHIBIT C-2

Sub-Bottling Territory

Johnson City/Morristown Subterritory:

State	County	Sales Center	Description
Tennessee	Carter	Johnson City	All locations in the western portion of Carter County divided by a line that originates at a point one (1) mile north of the Watauga River (82°17'59.365"W 36°23'4.453"N) on the Carter and Washington county line extending in an easterly direction maintaining a one (1) mile distance from the Watauga River to a point where said line would intersect with and north projected line from Holly Lane, Elizabethton (82°14'10.865"W 36°22'12.096"N). Thence in a south-easterly direction on Holly Lane to a point where the southerly project Holly Lane would intersect with the Elizabethton southern city limits (82°13'30.05"W 36°19'45.789"N). Then in a southerly direction to the intersection of Carter, Mitchell, and Unicoi counties.
Tennessee	Cocke	Morristown	All locations within Cocke County
Tennessee	Grainger	Morristown	All locations in the eastern portion of Grainger County divided by a line that originates at a point (83°29'48.781”W 36°21'43.402""N) on the Grainger and Claiborne county line directly north of the intersection of State Hwy 131 and Puncheon Creek Road (83°29'48.396”W 36°20'8.04""N) extending directly south to said intersection. Thence in a south-westerly direction to the intersection of Rutledge Pike/US Hwy 11 W and Henry Clark Lane (83°34'31.127”W 36°15'27.121""N). Thence in a south-easterly direction to the intersection of State Hwy 92 and the Grainger and Jefferson county line (83°30'15.409”W 36°10'7.668""N).
Exhibit C-2 – page 1

State	County	Sales Center	Description
Tennessee	Greene	Johnson City
All locations in the eastern portion of Greene County divided by a line that originates at the intersection of Stanley Valley Road and US Hwy 11 W (82°57'3.262"W 36°27'13.044"N) in Hawkins County, Tennessee south-south-easterly to the Bernard Road underpass on Interstate 81 (82°51'32.102"W 36°18'32.783"N). Thence south-easterly to the Chuckey Ruritan Road underpass on US Hwy 11 E/Andrew Johnson Hwy (82°42'19.548"W 36°13'6.34"N). Thence south-easterly to the intersection of Chuckey Hwy and Campbell Circle (82°42'1.85"W 36°12'43.66"N). Thence southerly from said point to the intersection of Chuckey Hwy and Campbell Circle (82°42'1.85"W 36°12'43.66"N).
Thence south-south-easterly to the intersection of Erwin Hwy and Chuckey Pike in Greene County (82°40'51.944"W 36°8'26.757"N). Thence directly east to a point along the Greene and Washington county line (82°38'28.878"W 36°8'26.757"N).

Tennessee	Greene	Morristown	All locations in the western portion of Greene County divided by a line that originates at the intersection of Stanley Valley Road and US Hwy 11 W (82°57'3.262"W 36°27'13.044"N) in Hawkins County, Tennessee south-south-easterly to the Bernard Road underpass on Interstate 81 (82°51'32.102"W 36°18'32.783"N). Thence south-easterly to the Chuckey Ruritan Road underpass on US Hwy 11 E/Andrew Johnson Hwy (82°42'19.548"W 36°13'6.34"N). Thence south-easterly to the intersection of Chuckey Hwy and Campbell Circle (82°42'1.85"W 36°12'43.66"N). Thence southerly from said point to the intersection of Chuckey Hwy and Campbell Circle (82°42'1.85"W 36°12'43.66"N). Thence south-south-easterly to the intersection of Erwin Hwy and Chuckey Pike in Greene County (82°40'51.944"W 36°8'26.757"N). Thence directly east to a point along the Greene and Washington county line (82°38'28.878"W 36°8'26.757"N).
Tennessee	Hamblen	Morristown	All locations within Hamblen County
Tennessee	Hancock	Morristown	All locations within Hancock County
Tennessee	Hawkins	Johnson City	All locations in the eastern portion of Hawkins County divided by a line that originates at the Hawkins and Hancock county line directly north of the intersection of Stanley Valley Road and US Hwy 11 W (82°57'3.262"W 36°27'13.044"N). Thence southerly to said intersection. Thence in a south-south-easterly direction to the intersection of the Kenneytown Road underpass on Interstate 81 (82°52'38.531"W 36°18'0.987"N) in Greene County, Tennessee.
Tennessee	Hawkins	Morristown	All locations in the western portion of Hawkins County divided by a line that originates at the Hawkins and Hancock county line directly north of the intersection of Stanley Valley Road and US Hwy 11 W (82°57'3.262"W 36°27'13.044"N). Thence southerly to said intersection. Thence in a south-easterly direction to the intersection of the Bernard Road underpass on Interstate 81 (82°51'32.102"W 36°18'32.783"N) in Greene County, Tennessee.
Exhibit C-2 – page 2

State	County	Sales Center	Description
Tennessee	Jefferson	Morristown
All locations in the eastern portion of Jefferson County divided by a line that originates at the intersection of Grainger, Jefferson, and Knox counties extending directly south to US Hwy 11 E
(83°40'2.429"W 36°4'3.225"N). Thence southwesterly to the intersection of Jefferson, Sevier, and Knox counties.

Tennessee	Sevier	Morristown	All locations in the eastern portion of Sevier County divided by a line that originates on the Jefferson and Sevier county line at the western most intersection of Sims Road and said county lines (83°25'44.781”W 35°55'30.114""N) south-easterly to the intersection of Newport Hwy/US 411 and Fairgarden Road (83°24'56.8”W 35°54'21.211""N). Thence south-easterly to the intersection of Wilhite Road and Stinnett Ridge Road (83°18'30.691”W 35°51'13.027""N). Thence south-southwesterly to a point (83°18'55.083”W 35°49'39.935""N ) on Jones Cove Road/State Hwy 339 midway between Tranquility Hills Way and Henry Town Rd. Thence southerly to a point (83°18'41.412”W 35°45'45.059""N) midway between the Texas Lane and Noel Drive on East Parkway/US Hwy 321. Thence southeasterly to a point (83°18'58.04”W 35°45'44.035""N) on the Cocke and Sevier county line where said line turns from an east-west direction to a north-south direction.
Tennessee	Sullivan	Johnson City	All locations in the southwestern portion of Sullivan County divided by a line that originates at the intersection of Sullivan and Hawkins Counties and US Hwy 11/W. Stone Drive (82°36'54.004"W 36°33'15.506"N). Thence in an easterly direction along, and included all address on, US Hwy 11/W. Stone Drive to the intersection of US Hwy 11/E. Stone Drive and State Hwy 93/John B. Dennis Hwy (82°30'32.523"W 36°32'41.634"N). Thence in a south-easterly direction to the Sullivan and Washington county line at the intersection of the South Fork Holston River and Watauga River in Boone Lake (82°25'17.747"W 36°26'50.137"N).
Tennessee	Unicoi	Johnson City	All locations within Unicoi County
Tennessee	Washington	Johnson City	All locations within Washington County

Knoxville Subterritory:

State	County	Sales Center	Description
Kentucky	Whitley	Knoxville SC	All locations in Whitley County, excluding the town of Corbin/South Corbin.
Tennessee	Anderson	Knoxville SC	All locations in Anderson County.
Tennessee	Blount	Knoxville SC	All locations in Blount County.
Tennessee	Campbell	Knoxville SC	All locations in Campbell County.
Exhibit C-2 – page 3

State	County	Sales Center	Description
Tennessee	Claiborne	Knoxville SC	In Claiborne County only those locations on the CSX Railroad (formerly Southern Railway) from Holten (aka Holden), Tennessee to Fonde, Kentucky.
Tennessee	Cumberland	Knoxville SC	All locations in Cumberland County east of line drawn from a point (84°45'45.202”W 36°1'58.217”N) on the Cumberland-Morgan County line due north from the intersection of Interstate 40 and Millstone Mountain Road (84°45'58.825”W 35°53'53.464”N) south to said intersection; thence southwesterly to the intersection of US Highway 70 and Dogwood Road (84°47'58.075”W 35°52'48.353”N); thence southeasterly to the intersection of Cumberland-Rhea-Roane County lines (84°46'54.815”W 35°49'30.143”N).
Tennessee	Grainger	Knoxville SC	All locations in the western portion of Grainger County divided by a line that originates at a point (83°29'48.781”W 36°21'43.402”N) on the Grainger and Claiborne county line directly north of the intersection of State Hwy 131 and Puncheon Creek Road (83°29'48.396”W 36°20'8.04”N) extending directly south to said intersection. Thence in a south-westerly direction to the intersection of Rutledge Pike/US Hwy 11 W and Henry Clark Lane (83°34'31.127”W 36°15'27.121”N). Thence in a south-easterly direction to the intersection of State Hwy 92 and the Grainger and Jefferson county line (83°30'15.409”W 36°10'7.668”N).
Tennessee	Jefferson	Knoxville SC	All locations in the western portion of Jefferson County divided by a line that originates at the intersection of Grainger, Jefferson, and Knox counties extending directly south to US Hwy 11 E (83°40'2.429"W 36°4'3.225"N). Thence southwesterly to the intersection of Jefferson, Sevier, and Knox counties.
Tennessee	Knox	Knoxville SC	All locations within Knox County
Tennessee	Loudon	Knoxville SC	All locations in Loudon County.
Exhibit C-2 – page 4

State	County	Sales Center	Description
Tennessee	Monroe	Knoxville SC
All locations in Monroe County east of a line drawn from a point (84°19'3.187"W 35°39'36.245"N) on the Monroe-Loudon County line intersections with Orr Road southerly to the intersection of State Highway 322/Sweetwater Vonore Road and Loudon Road (84°18'49.538"W 35°37'42.96"N); thence southeasterly to the intersection of US Highway 411 and Kincaid Road (84°17'7.84"W 35°34'12.638"N); thence southeasterly to the intersection of US Highway 165 and the Monroe-Graham County line (aka Beech Gap), excluding any locations on US
Highway 165.

Tennessee	Morgan	Knoxville SC	All locations in Morgan County.
Tennessee	Roane	Knoxville SC	All locations in Roane County.
Tennessee	Scott	Knoxville SC	All locations in Scott County.
Tennessee	Sevier	Knoxville SC	All locations in the western portion of Sevier County divided by a line that originates on the Jefferson and Sevier county line at the western most intersection of Sims Road and said county lines (83°25'44.781”W 35°55'30.114”N) south-easterly to the intersection of Newport Hwy/US 411 and Fairgarden Road (83°24'56.8”W 35°54'21.211”N). Thence south-easterly to the intersection of Wilhite Road and Stinnett Ridge Road (83°18'30.691”W 35°51'13.027”N). Thence south-southwesterly to a point (83°18'55.083”W 35°49'39.935”N ) on Jones Cove Road/State Hwy 339 midway between Tranquility Hills Way and Henry Town Rd. Thence southerly to a point (83°18'41.412”W 35°45'45.059”N) midway between the Texas Lane and Noel Drive on East Parkway/US Hwy 321. Thence southeasterly to a point (83°18'58.04”W 35°45'44.035”N) on the Cocke and Sevier county line where said line turns from an east-west direction to a north-south direction.
Tennessee	Union	Knoxville SC	All locations in Union County.

Cleveland/Cookeville Subterritory:

State	County	Sales Center	Description
Tennessee	Bledsoe	Cleveland TN	All locations in Bledsoe County east of a line drawn two (2) miles east of, and parallel to, US Highway 127 from the Bledsoe-Cumberland County line, on the north, to the Bledsoe-Sequatchie County line, on the south, generally described as the western foot of the Cumberland Escarpment.
Tennessee	Bledsoe	Cookeville TN	All locations in Bledsoe County west of a line drawn two (2) miles east of, and parallel to, US Highway 127 from the Bledsoe-Cumberland County line, on the north, to the Bledsoe-Sequatchie County line, on the south, generally described as the western foot of the Cumberland Escarpment.
Tennessee	Bradley	Cleveland TN	All locations in Bradley County.
Tennessee	Clay	Cookeville TN	All locations in Clay County.
Exhibit C-2 – page 5

State	County	Sales Center	Description
Tennessee	Cumberland	Cookeville TN	All locations in Cumberland County west of line drawn from a point (84°45'45.202"W 36°1'58.217"N) on the Cumberland-Morgan County line due north from the intersection of Interstate 40 and Millstone Mountain Road (84°45'58.825"W 35°53'53.464"N) south to said intersection; thence southwesterly to the intersection of US Highway 70 and Dogwood Road (84°47'58.075"W 35°52'48.353"N); thence southeasterly to the intersection of Cumberland-Rhea-Roane County lines (84°46'54.815"W 35°49'30.143"N).
Tennessee	DeKalb	Cookeville TN	All locations in DeKalb County outside fifty (50) miles of Nashville, Tennessee and north of a line drawn from Temperance Hall, at the intersection (85°54'4.789"W 36°4'59.132"N) of Hall Road and School House Road to, but not including, Buckner (formerly Pearlville), at 5000 State Highway 46/Cookeville Highway (85°45'5.19"W 36°0'16.854"N); thence northeast on a line bearing North 30° 33' 41" East from Blue Springs (85°50'40.587"W 35°52'47.955"N), formerly Jones Mill through Buckner to the DeKalb - Cookville County boundary.
Tennessee	Fentress	Cookeville TN	All locations in Fentress County.
Tennessee	Hamilton	Cleveland TN	All locations in Hamilton County lying north of a direct line drawn due east and west across said county through a point two (2) miles north of the intersection of Durham Street and Spring Street (85°9'43.513"W 35°17'20.937"N) in Soddy, TN.
Tennessee	Jackson	Cookeville TN	All locations in Jackson County.
Tennessee	Macon	Cookeville TN	All locations in Macon County outside of a fifty (50) mile radius of Nashville, Tennessee.
Tennessee	McMinn	Cleveland TN	All locations in McMinn County.
Tennessee	Meigs	Cleveland TN	All locations in Meigs County.
Tennessee	Monroe	Cleveland TN	All locations in Monroe County west of a line drawn from a point (84°19'3.187"W 35°39'36.245"N) on the Monroe-Loudon County line intersections with Orr Road southerly to the intersection of State Highway 322/Sweetwater Vonore Road and Loudon Road (84°18'49.538"W 35°37'42.96"N); thence southeasterly to the intersection of US Highway 411 and Kincaid Road (84°17'7.84"W 35°34'12.638"N); thence southeasterly to the intersection of US Highway 165 and the Monroe-Graham County line (aka Beech Gap), including any locations on US Highway 165.
Tennessee	Overton	Cookeville TN	All locations in Overton County.
Tennessee	Pickett	Cookeville TN	All locations in Pickett County.
Tennessee	Polk	Cleveland TN	All locations in Polk County.
Exhibit C-2 – page 6

State	County	Sales Center	Description
Tennessee	Putnam	Cookeville TN	All locations in Putnam County.
Tennessee	Rhea	Cleveland TN	All locations in Rhea County.
Tennessee	Sequatchie	Cookeville TN	All locations in Sequatchie County.
Tennessee	Smith	Cookeville TN	All location in Smith County outside of a fifty (50) mile radius of Nashville, Tennessee.

Louisville/Evansville Subterritory:

State	County	Sales Center	Description
Illinois	Edwards	Evansville	All locations in Edwards County.
Illinois	Lawrence	Evansville	All locations in Lawrence County.
Illinois	Richland	Evansville	All locations in Richland County east of North Ridge Road, two (2) miles east of the town of Noble, at the intersection of Noble Avenue and North Avenue (88°13'24.623"W 38°41'51.42"N).
Illinois	Wabash	Evansville	All locations in Wabash County.
Illinois	White	Evansville	All locations in White County, north and east of a line that originates on the Edwards - White County boundary, due north of the State Highway 20 and CR 2000 E (88°0'41.192"W 38°15'26.805"N); thence south on County Road 2000 E to the intersection (88°0'42.049"W 38°14'9.497"N) with Interstate 64; thence easterly along Interstate 64 to the intersection (87°59'5.253"W 38°13'43.37"N) of Interstate 64 and the Illinois - Indiana state boundary.
Indiana	Clark	Louisville	All locations in Clark County.
Indiana	Crawford	Louisville	All locations in Crawford County east of the eastern Hoosier National Forest boundary.
Indiana	Floyd	Louisville	All locations in Floyd County.
Indiana	Gibson	Evansville	All locations in Gibson County.
Indiana	Harrison	Louisville	All locations in Harrison County.
Indiana	Jackson	Louisville	All locations in Jackson County.
Indiana	Jefferson	Louisville	All locations in Jefferson County.
Indiana	Jennings	Louisville	All locations in Jennings County.
Indiana	Knox	Evansville	All locations in Knox County.
Indiana	Orange	Louisville	All locations in Orange County north and east of a line that originates at the intersection (86°25'12.062"W 38°41'16.062"N) of N 200E and the Orange - Lawrence County boundary; thence southerly along N 200 E to the intersection (86°25'13.148"W 38°36'55.001"N) of said road and East County Road 400 N; thence easterly along East County Road 400 N to the Orange - Washington County boundary (86°18'28.802"W 38°36'52.83"N).
Exhibit C-2 – page 7

State	County	Sales Center	Description
Indiana	Pike	Evansville
All locations in Pike County east of a line that originates at the intersection (87°24'26.167"W
38°26'10.704"N) of North County Road 700 W and the Pike - Gibson County boundary; thence north along North County Road 700 W to the intersection (87°24'26.381"W 38°28'21.872"N) of said road and W County Road 350 N/Cart Road; thence due north to a point (87°24'26.381"W 38°28'21.872"N) on the Pike - Knox County boundary and all locations south of a line that originates at the intersection (87°18'58.997"W 38°21'6.877"N) of West County Road 475 S and the Pike-Gibson County boundary; then easterly along County Road 475 S to the intersection (87°16'42.583"W 38°21'7.947"N) of said road and Line Road; thence south along Line Road to the intersection (87°16'43.332"W 38°20'28.865"N) of said road and State Highway 64; thence easterly along State Highway 64 to the intersection (87°4'20.869"W 38°18'13.949"N) of said highway and the Pike - Dubois County boundary.

Indiana	Posey	Evansville	All locations in Posey County.
Indiana	Scott	Louisville	All locations in Scott County.
Indiana	Spencer	Evansville	All locations in Spencer County south and east of a line that originates on Spencer - Warrick County boundary due north of North County Road 400 W (87°7'53.061"W 38°3'0.185"N); thence south along North County Road 400 W to a point (87°7'55.305"W 38°0'10.508"N) of intersection with a line projected west from the intersection (87°2'15.228"W 38°0'10.774"N) of East County Road 800 N and the Norfolk Southern Railroad; thence southerly along the Norfolk Southern Railroad to a point (87°2'46.755"W 37°53'21.693"N) where said railroad intersects the Indiana - Kentucky State boundary.
Indiana	Vanderburgh	Evansville	All locations in Vanderburgh County.
Indiana	Warrick	Evansville	All locations in Warrick County west of a line that originates (87°7'53.061"W 38°3'0.185"N) on Spencer - Warrick County boundary due south of the intersection of State Highway 62 and N Eames Station Road (87°7'54.188"W 38°3'39.179"N); thence north along North Eames Station Road to its terminus; thence projected due north to a point (87°7'52.594"W 38°13'57.828"N) on the Pike - Warrick County boundary, approximately seven tenths (7/10) of a mile east of North Coles Creek Road.
Indiana	Washington	Louisville	All locations in Washington County.
Kentucky	Bullitt	Louisville	All locations in Bullitt County lying north of a line drawn due east and west across said county through points south of and not including Solitude and Salt River.
Exhibit C-2 – page 8

State	County	Sales Center	Description
Kentucky	Carroll	Louisville	All locations in Carroll County west of a line that originates at the intersection(85°4'28.523"W 38°35'48.607"N) of Carroll-Henry-Owen County boundary; thence northerly to the intersection (85°4'38.871"W 38°36'31.506"N) of State Highway 227 and State Highway 467, west of the town of Worthville; thence northerly to a point (85°4'38.871"W 38°36'31.506"N) where Interstate 71 crosses State Highway 1112; thence northerly to a point (85°4'53.506"W 38°43'2.739"N) where the CSX Railroad crosses State Highway 2949; thence northwesterly along State Highway 2949 to the intersection (85°5'7.955"W 38°43'19.218"N) of said highway and US Highway 42; thence northwesterly (North 35° West) to a point (85°5'30.257"W 38°43'51.063"N) on the Kentucky-Ohio State boundary on the Ohio River.
Kentucky	Hardin	Louisville	All locations in Hardin County lying north of a line drawn from a point (85°59'28.337"W 37°57'34.814"N) where the Dixie Highway/US Highway 31 cross the Meade-Hardin County line, north of Muldraugh Hill (N 85°59'29"W 37°56'13"N); thence due east to the Hardin - Bullitt County lines.
Kentucky	Henderson	Evansville	All locations in Henderson County lying south and west of the Green River, excluding the town of Spottsville.
Kentucky	Henry	Louisville	All locations in Henry County.
Kentucky	Jefferson	Louisville	All locations in Jefferson County.
Kentucky	Nelson	Louisville	All locations in Nelson County north and east of a line beginning at a point (85°17'58.829"W 37°49'23.666"N) on the Nelson-Washington County line due east of the town of Early Times (85°24'40.111"W 37°49'29.205"N); thence west along said line to a point one (1) mile west of Early Times, but excluding the town of Early Times; thence northerly to a point (85°23'58.646"W 37°56'23.444"N) on the Nelson-Spencer County where State Highway 48 crosses said boundary, approximately one (1) mile west of the town of Fairfield.
Kentucky	Oldham	Louisville	All locations in Oldham County.
Exhibit C-2 – page 9

State	County	Sales Center	Description
Kentucky	Owen	Louisville
All locations in Owen County west of a line that originates at the intersection (84°44'26.183"W 38°21'8.787"N) of the Owen-Franklin-Scott County boundaries; thence northwesterly to the intersection (84°51'39.388"W 38°29'20.815"N) of US Highway 127 and Elmer Davis Dam Road; then northwesterly to the intersection (84°54'8.797"W 38°30'9.608"N) of State Highway 22 and Mint Springs Road; thence northwesterly to a point (85°2'16.133"W 38°36'40.871"N) where Buffalo Creek intersects the Carroll-Owen Boundary, approximately 1.7 miles east of the intersection (85°4'9.614"W 38°36'34.433"N) of State Highway 467 and Harrison Street, in the town of Worthville, Carroll County, Kentucky.

Kentucky	Shelby	Louisville	All locations in Shelby County.
Kentucky	Spencer	Louisville	All locations in Spencer County.
Kentucky	Trimble	Louisville	All locations in Trimble County.
Kentucky	Union	Evansville	All locations in Union County.

Paducah/Pikeville Subterritory:

State	County	Sales Center	Description
Illinois	Johnson	Paducah KY	All locations in Johnson County east of a line that originates at a point (88°48'36.012"W 37°20'7.571"N) 300-feet east of the intersection (88°48'40.311"W 37°20'7.505"N) of Old Metropolis Road/County Highway 5 and the Johnson - Massac County boundary; thence northerly to the intersection (88°49'11.248"W 37°24'33.495"N) of State Highway 146 and Stockdale Lane; thence northeasterly to the intersection (88°46'36.486"W 37°28'2.565"N) of State Highway 147 and Gilead Church Road; thence northeasterly to the intersection (88°42'34.727"W 37°29'52.581"N) of Trigg Tower Road and the Johnson - Pope County boundary.
Illinois	Massac	Paducah KY	All locations in Massac County.
Illinois	Pope	Paducah KY	All locations in Pope County south of a line drawn east to west across Pope County through the intersection (88°35'23.102"W 37°29'31.709"N) of State Highway 145 and Wattersburg Road, approximately one-half (1/2) mile south of the town of Eddyville.
Kentucky	Ballard	Paducah KY	All locations in Ballard County.
Kentucky	Caldwell	Paducah KY	All locations in Caldwell County.
Kentucky	Calloway	Paducah KY	All locations in Calloway County.
Kentucky	Carlisle	Paducah KY	All locations in Carlisle County.

Exhibit C-2 – page 10

State	County	Sales Center	Description
Kentucky	Christian	Paducah KY
All locations in Christian County lying west of a line drawn from a point (87°23'51.019"W 37°7'12.783"N) five (5) miles east of Mannington direct to a point (87°23'53.956"W 36°51'57.14"N) five (5) miles east of Hopkinsville; thence to a point (87°28'23.317"W 36°47'30.316"N) one (1) mile southeast of Tulane; thence to a point
(87°31'23.58"W 36°41'20.684"N) one (1) mile southeast of Howell; thence due south to the Tennessee State Line.

Kentucky	Crittenden	Paducah KY	All locations in Crittenden County.
Kentucky	Fulton	Paducah KY	All locations in Fulton County Kentucky east of a line one-half (1/2) mile east of, and parallel to, State Highway 239; and all locations in Fulton County north of a line that originates at a point (89°2'8.591"W 36°36'39.55"N) one-half (1/2) mile due north of the intersection (89°2'7.923"W 36°36'13.4"N) of Deweese Rd (formerly State Hwy 330 and Old Moscow Road) and the former G.M. & O. Railroad (as shown on USGS 24k map Cayce 1951), in Hickman County; thence due west to the east bank of the Mississippi River.
Kentucky	Graves	Paducah KY	All locations in Graves County.
Kentucky	Hickman	Paducah KY	All locations in Hickman County excluding that portion of said county beginning at a point on the Fulton - Hickman County boundary due west of a point (89°2'8.591"W 36°36'39.55"N) one-half (1/2) mile due north of the intersection (89°2'7.923"W 36°36'13.4"N) of Deweese Rd (formerly State Hwy 330 and Old Moscow Road) and the former G.M. & O. Railroad (as shown on USGS 24k map Cayce 1951); thence due east to a point (89°1'17.757"W 36°36'40.223"N ) one-half (1/2) mile east of State Highway 239 (formerly, State Highway 127); thence southerly, parallel to but always one-half (1/2) mile east, along said highway to the Fulton - Hickman County boundary, not including the town of Moscow, KY.
Kentucky	Hopkins	Paducah KY	All locations in Hopkins County that is within sixty-five (65) miles of the courthouse steps (88°35'59.013"W 37°4'59.026"N) in Paducah, Kentucky, and north of a direct line drawn across said county from a point (87°46'49.383"W 37°12'37.215"N) one (1) mile south of Olney, at the intersection (87°46'50.093"W 37°13'29.465"N) of Olney Road and Neisz Road through a point (87°28'29.792"W 37°13'43.553"N) at the intersection of South Main Street and Hopkinsville Rd in the town of Morton’s Gap.
Kentucky	Livingston	Paducah KY	All locations in Livingston County.
Kentucky	Lyon	Paducah KY	All locations in Lyon County.
Kentucky	Marshall	Paducah KY	All locations in Marshall County.
Kentucky	McCracken	Paducah KY	All locations in McCracken County.
Exhibit C-2 – page 11

State	County	Sales Center	Description
Kentucky	McLean	Paducah KY
All locations in McLean County south and west of the Green River and west of Highway 81 between the town of Calhoun and the town of Bremen, including the town of Calhoun and any locations on Highway 81.

Kentucky	Muhlenberg	Paducah KY	All locations in Muhlenberg County west of a line two (2) miles west of and parallel with the line of the CSX Railroad (formerly the L & N railroad) running from, but excluding, the town of Central City north to the Muhlenberg - McLean county boundary, and that part within fifty (50) miles of Evansville, measured from a point (87°34'20.144"W 37°58'26.154"N) at the center of the historic Court House, at the intersections of NW 4th St and Court St in Evansville, Indiana.
Kentucky	Trigg	Paducah KY	All locations in Trigg County.
Kentucky	Webster	Paducah KY	All locations in Webster County.
Tennessee	Obion	Paducah KY	All locations in Obion County north and east of a line that originates one (1) mile south of the intersection of Weakley and Obion Counties at the Kentucky - Tennessee state boundary, thence west and parallel with the Kentucky - Tennessee state boundary to a point (88°53'55.707"W 36°29'16.1"N ) directly south of a point (88°53'55.707"W 36°30'8.301"N ) on said state boundary line four (4) miles west of the point where the eastern boundary of Obion County intersects said state boundary line, thence north one (1) mile to said state boundary line.
Kentucky	Breathitt	Pikeville KY	All locations in Breathitt County.
Kentucky	Elliott	Pikeville KY	All locations in Elliott County.
Kentucky	Floyd	Pikeville KY	All locations in Floyd County south of a line drawn east and west across said county through a point (82°46'35.553"W 37°39'24.901"N) one (1) mile south of Prestonburg at the intersection of State Route 114/Country Music Highway and State Route 1428/North Lake Drive (82°46'32.588"W 37°40'16.997"N).
Kentucky	Knott	Pikeville KY	All locations in Knott County.
Kentucky	Lee	Pikeville KY	All locations in Lee County.
Kentucky	Letcher	Pikeville KY	All locations in Letcher County.
Kentucky	Magoffin	Pikeville KY	All locations in Magoffin County.
Kentucky	Menifee	Pikeville KY	All locations in Menifee County.
Kentucky	Morgan	Pikeville KY	All locations in Morgan County.
Kentucky	Owsley	Pikeville KY	All locations in Owsley County.
Kentucky	Perry	Pikeville KY	All locations in Perry County.
Kentucky	Pike	Pikeville KY	All locations in Pike County.

Powell County also serviced by Lexington KY sales center

Exhibit C-2- page 12

State	County	Sales Center	Description
Kentucky	Powell1	Pikeville KY	All locations in Powell County east of a line that originates at the point (83°42'28.67"W 37°42'59.359"N) where Powell - Lee- Wolfe County boundaries intersect; thence northwesterly to the Highway 77/Nada Tunnel Road overpass (83°43'5.603"W 37°48'54.855"N) on the Bert T Combs Mountain Parkway; thence northeasterly to the point (83°40'32.395"W 37°50'38.528"N) where State Highway 613 crosses the Powell - Menifee County boundary.
Kentucky	Wolfe	Pikeville KY	All locations in Wolfe County.

Norfolk/Fredericksburg/Staunton Subterritory:

State / Commonwealth	County	Sales Center	Description
North Carolina	Camden	Norfolk VA	All locations in Camden County
North Carolina	Chowan	Norfolk VA	All locations in Chowan County
North Carolina	Currituck	Norfolk VA	All locations in Currituck County
North Carolina	Dare	Norfolk VA	All locations in Dare County
North Carolina	Gates	Norfolk VA	All locations in Gates County
North Carolina	Hertford	Norfolk VA	In Hertford County, only locations in the town of Winston.
North Carolina	Hyde	Norfolk VA	All locations in Hyde County that are north of a due east-west line that runs through a point (76°13'27.75"W 35°32'27.926"N) at the intersection of Piney Woods Rd and NC-94 in the town of Fairfield, and west of a due north-south line that runs through a point (76°14'31.383"W 35°32'30.545"N) that is one (1) mile west of the town of Fairfield; and outside of an arc with a fifty (50) mile radius centered on a point (77°2'22.5"W 35°6'33.312"N) at the county court house in the town New Bern in Craven County
North Carolina	Pasquotank	Norfolk VA	All locations in Pasquotank County
North Carolina	Perquimans	Norfolk VA	All locations in Perquimans County
North Carolina	Tyrrell	Norfolk VA	All locations in Tyrrell County

Exhibit C-2- page 13

State / Commonwealth	County	Sales Center	Description
North Carolina	Washington	Norfolk VA
All locations in Washington County north and east of a line starting at a point (76°32'12.595"W 35°42'17.015"N) on the Washington - Hyde County
boundary where an arc, with a fifty (50) mile radius centered on a point (77°2'22.5"W 35°6'33.312"N) at the county court house in the town New Bern in Craven County, crosses; thence northwestwardly to a point (76°37'51.586"W 35°45'3.975"N) where said arc meets a due north south line; thence due north to a point (76°38'0.972"W 35°52'42.047"N) located one (1) mile west of a point (76°36'56.909"W 35°52'43.003"N) at the intersection of Railroad St and NC-32 in the town of Roper, Roper included; thence northwardly to a point (76°37'59.385"W 35°55'50.581"N) that is one (1) mile west of a point (76°36'55.243"W 35°55'51.449"N) at the intersection of Bear Pond Rd and Mackey’s Ferry Rd in the town of Mackey’s, Mackey’s included; thence due north to a point (76°38'2.57"W 35°58'23.679"N) on the Washington - Bertie County boundary

Virginia	Albemarle	Staunton VA	All locations in Albemarle County west of a line starting at a point (78°43'55.537"W 37°51'55.723"N) where the US Highway 29 (aka Monacan Trial Rd) crosses the Albemarle - Nelson County boundary; thence northwardly along US Highway 29 to a point (78°32'13.708"W 38°1'14.397"N) where it meets Interstate Highway 64; thence westwardly along I-64 to a point (78°40'18.272"W 38°1'48.113"N) where it meets the Mechums River; thence northwardly along Mechums River to a point (78°35'34.818"W 38°6'9.256"N) where it meets Garth Rd; thence westwardly along Garth Rd to a point (78°37'36.039"W 38°6'45.707"N) where it meets Millington Rd; thence northwardly along Millington Rd to a point (78°36'38.071"W 38°7'33.64"N) where it meets Ballards Mill Rd; thence northwardly along Ballards Mill Rd to a point (78°35'31.953"W 38°9'49.935"N) where it meets Wesley Chapel Rd; thence northwardly along Wesley Chapel Rd to a point (78°34'53.53"W 38°12'20.406"N) where it meets Davis Shop Rd; thence northeastwardly along Davis Shop Rd to a point (78°32'58.486"W 38°13'3.852"N) where it meets State Highway 664 (aka Markwood Rd); thence northwardly along State Highway 664 to a point (78°32'31.871"W 38°14'14.367"N) where it intersects the Albemarle - Greene County boundary

Exhibit C-2- page 14

State / Commonwealth	County	Sales Center	Description
Virginia	Amherst	Staunton VA
All locations in Amherst County north of a line starting at a point (78°52'15.843"W 37°44'46.638"N) on Highway 56 that is due west of a point (78°51'3.316"W 37°44'45.261"N) that is one and one-half (1 1/2) miles north of a point (78°51'5.588"W 37°43'27.084"N) at the intersection of James River Rd and Oak Ridge Rd in the town of Shipman in Nelson County; thence southwestwardly to a point (79°54'34.824"W 37°38'43.08"N) that is one (1) mile south of a point (79°54'34.06"W 37°39'35.309"N) that is the former location of the town of Parr in Botetourt County

Virginia	Augusta	Staunton VA	All locations in Augusta County
Virginia	Caroline	Fredericksburg VA	All locations in Caroline County north and west of a line starting at a point (77°33'43.155"W 37°56'11.594"N) where Hewlett Rd crosses the Caroline - Hanover County boundary; thence northeastwardly along Hewlett Rd to a point (77°32'35.658"W 37°57'3.854"N) where it meets Jericho Rd; thence northwardly along Jericho Rd to a point (77°32'54.286"W 37°57'43.243"N) where it meets Cedar Fork Rd; thence northeastwardly along Cedar Fork Rd to a point (77°30'3.971"W 37°58'51.64"N) where it meets US Highway 1 and turns into Golansville Rd; thence northwardly along Golansville Rd to a point (77°28'53.874"W 37°59'59.916"N) where it meets Bull Church Rd; thence northwardly along Bull Church Rd to a point (77°29'32.243"W 38°1'20.026"N) where it meets Ladysmith Rd; thence southeastwardly along Ladysmith Rd to a point (77°29'52.601"W 38°1'8.661"N) where it meets Interstate Highway 95; thence northwardly along Interstate Highway 95 to a point (77°31'3.813"W 38°6'19.466"N) where it crosses the Caroline - Spotsylvania County boundary; AND all locations in Caroline County north, east, and along of US Highway 17 - Tidewater Trail
Virginia	Chesapeake [Chesapeake City]	Norfolk VA	All locations in Chesapeake County
Virginia	Culpeper	Fredericksburg VA	All locations in Culpepper County
Virginia	Fauquier	Fredericksburg VA	All locations in Fauquier County south of Interstate Highway 66
Virginia	Franklin	Norfolk VA	All locations in the City and County of Franklin
Virginia	Fredericksburg	Fredericksburg VA	All locations in Fredericksburg County

Exhibit C-2- page 15

State / Commonwealth	County	Sales Center	Description
Virginia	Harrisonburg	Staunton VA	All locations in the City and County of Harrisonburg
Virginia	Highland	Staunton VA	All locations in Highland County
Virginia	Isle of Wight	Norfolk VA	All locations in Isle of Wight County
Virginia	King George	Fredericksburg VA	All locations in King George County
Virginia	Madison	Fredericksburg VA	All locations in Madison County
Virginia	Manassas	Fredericksburg VA	All locations in the City and County of Manassas
Virginia	Manassas Park	Fredericksburg VA	All locations in the City and County of Manassas Park
Virginia	Nelson	Staunton VA	All locations in Nelson County north of a line starting at a point (79°4'7.894"W 37°46'3.72"N) where Dickie Rd (aka Jacks Hill Rd) crosses the Nelson - Amherst county boundary; thence north and eastwardly along Dickie Rd to a point (79°0'11.509"W 37°46'31.526"N) where it meets State Highway 56; thence northwardly along State Highway 56 to a point (79°0'13.043"W 37°48'39.575"N) where it meets Cub Creek Rd; thence northeastwardly along Cub Creek Rd to a point (78°56'32.717"W 37°52'35.105"N) where it meets Beech Grove Rd; thence eastwardly along Beech Grove Rd to a point (78°54'49.992"W 37°52'10.748"N) where it meets Glenthorne Loop (aka State Highway 627); thence eastwardly along Glenthorne Loop to a point (78°53'58.302"W 37°53'5.882"N) where it meets State Highway 151 (aka Rockfish Valley Highway); thence northeastwardly on State Highway 151 to a point (78°49'20.118"W 38°1'8.301"N) where it intersects the Nelson - Albemarle County boundary
Virginia	Norfolk	Norfolk VA	All locations in Norfolk County

Exhibit C-2- page 16

State / Commonwealth	County	Sales Center	Description
Virginia	Orange	Fredericksburg VA
All locations in Orange County north and east of a line starting at a point (78°17'58.38"W 38°15'34.657"N) where Scuffletown Rd crosses the Orange - Greene County boundary; thence southeastwardly along Scuffletown Rd to a point (78°13'52.169"W 38°13'31.64"N) where it meets State Highway 20 (Constitution Highway); thence eastwardly along State Highway 20 to a point (78°11'22.015"W 38°13'19.076"N) where it meets Jacksontown Rd; thence southeastwardly along Jacksontown Rd to a point (78°11'8.268"W
38°13'10.887"N) where it meets Chicken Mountain Rd; thence southeastwardly along Chicken Mountain Rd to a point (78°8'11.6"W 38°11'40.106"N) where in crosses US Highway 15 and turns into Madison Run Rd; thence southeastwardly along Madison Run Rd to a point (78°5'41.943"W 38°10'8.322"N) where it meets Mallory’s Ford Rd; thence southeastwardly along Mallory’s Ford Rd to a point (78°4'14.976"W 38°8'33.57"N) where it crosses the Orange - Louisa County boundary

Virginia	Page	Staunton VA	All locations in Page County
Virginia	Portsmouth	Norfolk VA	All locations in Portsmouth County

Exhibit C-2- page 17

State / Commonwealth	County	Sales Center	Description
Virginia	Prince William	Fredericksburg VA
All locations in Prince William County south of a line starting at a point (77°42'35.22"W 38°49'25.371"N) where Interstate Highway 66 crosses the Fauquier - Prince William County boundary; thence eastwardly along Interstate Highway 66 to a point (77°30'54.644"W 38°48'6.003"N) where it meets Holkums Branch creek; thence northwardly along Holkums Branch creek to a point (77°30'16.668"W 38°48'58.5"N) where it meets the Bull Run River on the Prince William - Fairfax County boundary. Excluding all locations in the City and County of Manassas and Manassas Park. And excluding all locations east, and south of a line starting at a point (77°23'14.098"W 38°44'30.521"N) where Yates Ford Rd crosses the Prince William - Fairfax County boundary; thence westwardly on Yates Ford Rd to a point (77°25'24.727"W 38°43'48.118"N) where it intersects Prince William Pkwy; thence southwardly along Prince William Pkwy to a point (77°21'36.505"W 38°40'52.006"N) where it meets Hoady Rd; thence westwardly along Hoady Rd, including all locations along Hoady Rd, to a point (77°24'9.584"W 38°40'8.892"N) where it meets Springs Rd; thence southwardly along Springs Rd to a point (77°23'23.453"W 38°39'6.008"N) where it meets Olender Park Ct; thence southwestwardly to a point (77°23'29.348"W 38°38'56.608"N) at the end of Alps Dr; thence southwardly along Alps Dr to a point (77°23'45.867"W 38°37'56.966"N) where it meets Minnieville Rd; thence eastwardly along Minnieville Rd to a point (77°21'9.236"W 38°38'9.72"N) where it meets Cardinal Dr; thence south eastwardly along Cardinal Dr to a point (77°17'28.315"W 38°36'31.5"N) where it meets US Highway 1 (aka Jefferson Davis Highway); thence northwardly along US Highway 1 to a point (77°17'25.105"W 38°36'38.69"N) where it meets Neabsco Creek; thence south eastwardly along Neabsco Creek into Occoquan Bay to a point (77°14'46.657"W 38°35'36.33"N) on the Prince William - Charles County boundary

Virginia	Rappahannock	Fredericksburg VA	All locations Rappahannock County
Virginia	Rockbridge	Staunton VA	All locations in Rockbridge County north and east of a line starting at a point (79°30'0.025"W 38°3'45.505"N) on the Rockbridge - Bath county boundary that is approximately one and seven-eighths miles from a point (79°28'56.6"W 38°5'10.084"N) at the intersection of Augusta, Bath, and Rockbridge counties; thence southeastwardly to a point (79°27'22.958"W 38°1'22.333"N) located on the centerline of Highway 42, that is one-half (1/2) mile southwest of a point (79°27'5.086"W 38°1'44.282"N) at the intersection of Little River Rd and Virginia Ave (Hwy 42) in the town of Bells Valley, Bells Valley included; thence southeastwardly to a point (79°17'50.159"W 37°52'32.933"N) located on the centerline of Highway 11, that is one-half (1/2) mile southwest of a point (79°17'21.975"W 37°52'46.385"N) at the intersection of N Lee Highway (Hwy 11) and Depot Hill Rd in the town of Fairfield, Fairfield included, thence southeastwardly to a point (79°16'48.46"W 37°50'27.41"N) located on the centerline of Highway 608 (S River Rd) that is one-half (1/2) mile northeast of a point (79°17'12.21"W 37°50'9.367"N) at the intersection of Midvale HL and Midvale Station Ln in the town of Midvale, Midvale not included, thence on the same southeastwardly bearing to a point (79°15'24.007"W 37°47'35.646"N) on the Rockbridge - Amherst county boundary
Virginia	Rockingham	Staunton VA	All locations in Rockingham County
Virginia	Shenandoah	Staunton VA	All locations in Shenandoah County southwest of a line starting at a point (78°33'1.619"W 39°1'5.025"N) on the Shenandoah - Hardy County boundary; thence southeastwardly to a point (78°27'47.463"W 38°58'54.332"N) on Mount Olive Rd; thence southeastwardly along Mount Olive Rd to a point (78°25'42.074"W 38°57'16.025"N) where it meets Old Valley Pike; thence due southeast to a point (78°20'18.773"W 38°53'21.513"N) on the Shenandoah - Warren County boundary

Exhibit C-2- page 18

State / Commonwealth	County	Sales Center	Description
Virginia	Southampton	Norfolk VA	All locations in Southampton County east of a line that starts at a point (77°0'37.449"W 36°32'39.285"N) on the Virginia - North Carolina state line; thence northeastwardly to a point (76°57'19.375"W 36°40'11.694"N) that is one (1) mile west of a point (76°56'14.542"W 36°40'12.827"N) at the intersection of S College Dr and the CSX Railroad in the town of Franklin, Franklin included; thence northeastwardly to a point (76°53'40.033"W 36°46'5.308"N) at the intersection of Line Pine Rd and Burdette Rd in the town of Burdette, Burdette included; thence northwestwardly to a point (77°5'49.044"W 37°1'15.427"N), that is one (1) mile south of a point (77°5'50.447"W 37°2'7.562"N) at the intersection of Main St and Coppahaunk Ave in the town of Waverly in Sussex County
Virginia	Spotsylvania	Fredericksburg VA	All locations in Spotsylvania County
Virginia	Stafford	Fredericksburg VA	All locations in Stafford County
Virginia	Staunton	Staunton VA	All locations in the City and County of Staunton
Virginia	Suffolk	Norfolk VA	All locations in Suffolk County
Virginia	Surry	Norfolk VA	All locations in Surry County
Virginia	Virginia Beach	Norfolk VA	All locations in Virginia Beach County
Virginia	Waynesboro	Staunton VA	All locations in the City and County of Waynesboro
Virginia	Westmoreland	Fredericksburg VA	All locations in Westmoreland County

Richmond/ Yorktown/Easton/Salisbury Subterritory:

State / Commonwealth	County	Sales Center	Description
Delaware	Kent	Easton MD - Salisbury MD	All locations in Kent County
Delaware	New Castle	Easton MD - Salisbury MD	All locations in New Castle County south of the Chesapeake and Delaware Canal
Delaware	Sussex	Easton MD - Salisbury MD	All locations in Sussex County
Maryland	Caroline	Easton MD - Salisbury MD	All locations in Caroline County

Exhibit C-2- page 19

State / Commonwealth	County	Sales Center	Description
Maryland	Dorchester	Easton MD - Salisbury MD	All locations in Dorchester County
Maryland	Kent	Easton MD - Salisbury MD	All locations in Kent County
Maryland	Queen Anne's	Easton MD - Salisbury MD	All locations in Queen Anne's County
Maryland	Somerset	Easton MD - Salisbury MD	All locations in Somerset County
Maryland	Talbot	Easton MD - Salisbury MD	All locations in Talbot County
Maryland	Wicomico	Easton MD - Salisbury MD	All locations in Wicomico County
Maryland	Worcester	Easton MD - Salisbury MD	All locations in Worcester County
Virginia		Richmond VA	All locations in the Independent City of Richmond.
Virginia	Accomack	Easton MD - Salisbury MD	All locations in Accomack County

Exhibit C-2- page 20

State / Commonwealth	County	Sales Center	Description
Virginia	Albemarle	Richmond VA
All locations in Albemarle County north of a line starting at a point (78°21'38.43"W 37°44'41.242"N) at Seay’s Chapel at 4916 Shores Road, Palmyra, VA 22963 (former location of the town of Shores); thence westwardly to a point (78°38'47.295"W 37°44'56.079"N) that is one (1) mile north of a point (78°38'48.995"W 37°44'3.832"N) at the intersection of Howardsville Turnpike and James River Rd in the town of Howardsville; thence to a point (78°52'15.843"W 37°44'46.638"N) on Highway 56 that is due west of a point (78°51'3.316"W 37°44'45.261"N) that is one and one-half (1 1/2) miles north of a point (78°51'5.588"W 37°43'27.084"N) at the intersection of James River Rd and Oak Ridge Rd in the town of Shipman in Nelson County. And East of a line starting at a point (78°43'55.537"W 37°51'55.723"N) where the US Highway 29 (aka Monacan Trial Rd) crosses the Albemarle - Nelson County boundary; thence northwardly along US Highway 29 to a point (78°32'13.708"W 38°1'14.397"N) where it meets Interstate Highway 64; thence westwardly along I-64 to a point (78°40'18.272"W 38°1'48.113"N) where it meets the Mechums River; thence northwardly along Mechums River to a point (78°35'34.818"W 38°6'9.256"N) where it meets Garth Rd; thence westwardly along Garth Rd to a point (78°37'36.039"W 38°6'45.707"N) where it meets Millington Rd; thence northwardly along Millington Rd to a point (78°36'38.071"W 38°7'33.64"N) where it meets Ballards Mill Rd; thence northwardly along Ballards Mill Rd to a point (78°35'31.953"W 38°9'49.935"N) where it meets Wesley Chapel Rd; thence northwardly along Wesley Chapel Rd to a point (78°34'53.53"W 38°12'20.406"N) where it meets Davis Shop Rd; thence northeastwardly along Davis Shop Rd to a point (78°32'58.486"W 38°13'3.852"N) where it meets State Highway 664 (aka Markwood Rd); thence northwardly along State Highway 664 to a point (78°32'31.871"W 38°14'14.367"N) where it intersects the Albemarle - Greene County boundary (includes the independent city of Charlottesville)

Virginia	Amelia	Richmond VA	All locations in Amelia County
Virginia	Brunswick	Richmond VA	All locations in Brunswick County north of an arc with a fifty (50) mile radius centered on a point (77°26'1.046"W 37°32'19.632"N) at the Virginia State Capitol building in the town of Richmond
Virginia	Buckingham	Richmond VA	All locations in Buckingham County east of an arc, with a fifty one (51) mile radius centered on a point (77°26'1.046"W 37°32'19.632"N) at the Virginia State Capitol building in the town of Richmond, starting at a point (78°21'31.922"W 37°29'13.216"N) on the Cumberland - Buckingham county boundary; thence northwardly along said arc to a point (78°20'32.734"W 37°43'6.313"N) on the Buckingham - Fluvanna county boundary. And north of a line starting at a point (78°21'38.43"W 37°44'41.242"N) at Seay’s Chapel at 4916 Shores Road, Palmyra, VA 22963 (former location of the town of Shores); thence westwardly to a point (78°38'47.295"W 37°44'56.079"N) that is one (1) mile north of a point (78°38'48.995"W 37°44'3.832"N) at the intersection of Howardsville Turnpike and James River Rd in the town of Howardsville in Albemarle County
Exhibit C-2- page 21

State / Commonwealth	County	Sales Center	Description
Virginia	Caroline	Richmond VA
All locations in Caroline County south and east of a line starting at a point (77°33'43.155"W 37°56'11.594"N) where Hewlett Rd crosses the Caroline - Hanover County boundary; thence northeastwardly along Hewlett Rd to a point (77°32'35.658"W 37°57'3.854"N) where it meets Jericho Rd; thence northwardly along Jericho Rd to a point (77°32'54.286"W 37°57'43.243"N) where it meets Cedar Fork Rd; thence northeastwardly along Cedar Fork Rd to a point (77°30'3.971"W 37°58'51.64"N) where it meets US Highway 1 and turns into Golansville Rd; thence northwardly along
Golansville Rd to a point (77°28'53.874"W 37°59'59.916"N) where it meets Bull Church Rd; thence northwardly along Bull Church Rd to a point (77°29'32.243"W 38°1'20.026"N) where it meets Ladysmith Rd; thence southeastwardly along Ladysmith Rd to a point (77°29'52.601"W 38°1'8.661"N) where it meets Interstate Highway 95; thence northwardly along Interstate Highway 95 to a point (77°31'3.813"W 38°6'19.466"N) where it crosses the Caroline - Spotsylvania County boundary. And southwest and along US Highway 17 - Tidewater Trail.

Virginia	Charles City	Richmond VA	All locations in Charles City County
Virginia	Chesterfield	Richmond VA	All locations in Chesterfield County
Virginia	Colonial Heights	Richmond VA	All locations in Colonial Heights County
Virginia	Cumberland	Richmond VA	All locations in Cumberland County east of an arc, with a fifty one (51) mile radius centered on a point (77°26'1.046"W 37°32'19.632"N) at the Virginia State Capitol building in the town of Richmond, starting at a point (78°18'54.245"W 37°18'47.92"N) on the Prince Edward - Cumberland county boundary; thence northwestwardly along said arc to a point (78°21'31.922"W 37°29'13.216"N) on the Cumberland - Buckingham county boundary
Virginia	Dinwiddie	Richmond VA	All locations in Dinwiddie County
Virginia	Essex	Richmond VA	All locations in Essex County northwest of a two (2) mile buffer of US Highway 360. The buffer crosses the Essex - King and Queen County line at (76°56'30.725"W 37°48'0.858"N) on the west side , the buffer crosses US Highway 17 (Tidewater Trail) at (76°50'56.411"W 37°52'24.523"N) just north of the Piscataway Creek at approximate address of 23369 Tidewater Trail, and the buffer crosses the Essex - Richmond County line at (76°49'7.552"W 37°55'2.318"N)
Virginia	Essex	Yorktown VA	All locations in Essex County southeast of a two (2) mile buffer of US Highway 360. The buffer crosses the Essex - King and Queen County line at (76°56'30.725"W 37°48'0.858"N) on the west side , the buffer crosses US Highway 17 (Tidewater Trail) at (76°50'56.411"W 37°52'24.523"N) just north of the Piscataway Creek at approximate address of 23369 Tidewater Trail, and the buffer crosses the Essex - Richmond County line at (76°49'7.552"W 37°55'2.318"N)
Exhibit C-2- page 22

State / Commonwealth	County	Sales Center	Description
Virginia	Fluvanna	Richmond VA
All locations in Fluvanna County east and north of a
line starting at a point (78°20'10.662"W 37°42'58.47"N) on the Fluvanna - Buckingham county boundary; thence northwardly on an arc, with a fifty one (51) mile radius centered on a point (77°26'1.046"W 37°32'19.632"N) at the Virginia State Capitol building in the town of Richmond, to a point (78°19'35.025"W 37°44'39.305"N) on said arc; thence westwardly to a point (78°21'38.43"W 37°44'41.242"N) at Seay’s Chapel at 4916 Shores Road, Palmyra, VA 22963 (former location of the town of Shores); thence westwardly to a point (78°38'47.295"W 37°44'56.079"N) that is one (1) mile north of a point (78°38'48.995"W 37°44'3.832"N) at the intersection of Howardsville Turnpike and James River Rd in the town of Howardsville in Albemarle County

Virginia	Gloucester	Yorktown VA	All locations in Gloucester County
Virginia	Goochland	Richmond VA	All locations in Goochland
Virginia	Greene	Richmond VA	All locations in Greene County
Virginia	Hampton	Yorktown VA	All locations in Hampton County
Virginia	Hanover	Richmond VA	All locations in Hanover County
Virginia	Henrico	Richmond VA	All locations in Henrico County
Virginia	Hopewell	Richmond VA	All locations in Hopewell County
Virginia	James City	Yorktown VA	All locations in James City County
Virginia	King and Queen	Richmond VA	All locations in King and Queen County north of a two (2) mile buffer of US Highway 360. The buffer crosses the King William - King and Queen County boundary at (77°4'27.797"W 37°46'3.524"N) on the west side, the buffer crosses State Highway 14 (The Trail) at (77°0'21.637"W 37°47'10.859"N) just west of Fleets Mill Rd S at approximate address of 386 The Trail, and the buffer crosses the Essex - King and Queen County line at (76°56'30.725"W 37°48'0.858"N) on the west
Virginia	King and Queen	Yorktown VA	All locations in King and Queen County south of a two (2) mile buffer of US Highway 360. The buffer crosses the King William - King and Queen County boundary at (77°4'27.797"W 37°46'3.524"N) on the west side, the buffer crosses State Highway 14 (The Trail) at (77°0'21.637"W 37°47'10.859"N) just west of Fleets Mill Rd S at approximate address of 386 The Trail, and the buffer crosses the Essex - King and Queen County line at (76°56'30.725"W 37°48'0.858"N) on the west

Exhibit C-2- page 23

State / Commonwealth	County	Sales Center	Description
Virginia	King William	Richmond VA	All locations in King William County west of a due north - south line running through a point (76°51'42.589"W 37°35'29.325"N) at the intersection of Custis Millpond Rd and King William Rd
Virginia	King William	Yorktown VA	All locations in King William County east of a due north - south line running through a point (76°51'42.589"W 37°35'29.325"N) at the intersection of Custis Millpond Rd and King William Rd
Virginia	Lancaster	Richmond VA	All locations in Lancaster County
Virginia	Louisa	Richmond VA	All locations in Louisa County
Virginia	Lunenburg	Richmond VA	All locations in Lunenburg County excluding the town of Dundas on the eastern county boundary
Virginia	Mathews	Yorktown VA	All locations in Matthews County
Virginia	Middlesex	Yorktown VA	All locations in Middlesex County
Virginia	Nelson	Richmond VA	All locations in Nelson County north of a line starting at a point (78°38'47.295"W 37°44'56.079"N) that is one (1) mile north of a point (78°38'48.995"W 37°44'3.832"N) at the intersection of Howardsville Turnpike and James River Rd in the town of Howardsville in Albemarle County; thence to a point (78°52'15.843"W 37°44'46.638"N) on Highway 56 that is due west of a point (78°51'3.316"W 37°44'45.261"N) that is one and one-half (1 1/2) miles north of a point (78°51'5.588"W 37°43'27.084"N) at the intersection of James River Rd and Oak Ridge Rd in the town of Shipman; thence southwestwardly to a point (79°54'34.824"W 37°38'43.08"N) that is one (1) mile south of a point (79°54'34.06"W 37°39'35.309"N) that is the former location of the town of Parr in Botetourt County. And south of a line starting at a point (79°4'7.894"W 37°46'3.72"N) where Dickie Rd (aka Jacks Hill Rd) crosses the Nelson - Amherst county boundary; thence north and eastwardly along Dickie Rd to a point (79°0'11.509"W 37°46'31.526"N) where it meets State Highway 56; thence northwardly along State Highway 56 to a point (79°0'13.043"W 37°48'39.575"N) where it meets Cub Creek Rd; thence northeastwardly along Cub Creek Rd to a point (78°56'32.717"W 37°52'35.105"N) where it meets Beech Grove Rd; thence eastwardly along Beech Grove Rd to a point (78°54'49.992"W 37°52'10.748"N) where it meets Glenthorne Loop (aka State Highway 627); thence eastwardly along Glenthorne Loop to a point (78°53'58.302"W 37°53'5.882"N) where it meets State Highway 151 (aka Rockfish Valley Highway); thence northeastwardly on State Highway 151 to a point (78°49'20.118"W 38°1'8.301"N) where it intersects the Nelson - Albemarle County boundary

Exhibit C-2- page 24

State / Commonwealth	County	Sales Center	Description
Virginia	New Kent	Richmond VA	All locations in New Kent County north and west of a one (1) mile buffer of US Interstate 64 starting at the New Kent - James City County line at (76°52'45.871"W 37°26'19.984"N); thence northwardly paralleling US Interstate 64 to where it intersects State Highway 33 (Eltham Rd) and the buffer crosses US Interstate 64 at (76°56'12.164"W 37°28'59.672"N) just west of Good Hope Rd; thence northeastwardly paralleling State Highway 33 to the New Kent - King William County boundary at (76°51'35.165"W 37°31'21.186"N).
Virginia	New Kent	Yorktown VA	All locations in New Kent County south and east of a one (1) mile buffer of US Interstate 64 starting at the New Kent - James City County line at (76°52'45.871"W 37°26'19.984"N); thence northwardly paralleling US Interstate 64 to where it intersects State Highway 33 (Eltham Rd) and the buffer crosses US Interstate 64 at (76°56'12.164"W 37°28'59.672"N) just west of Good Hope Rd; thence northeastwardly paralleling State Highway 33 to the New Kent - King William County boundary at (76°51'35.165"W 37°31'21.186"N).
Virginia	Newport News	Yorktown VA	All locations in Newport News County
Virginia	Northampton	Easton MD - Salisbury MD	All locations in Northampton County
Virginia	Northumberland	Richmond VA	All locations in Northumberland County
Virginia	Nottoway	Richmond VA	All locations in Nottoway County

Exhibit C-2- page 25

State / Commonwealth	County	Sales Center	Description
Virginia	Orange	Richmond VA
All locations in Orange County south and west of a line starting at a point (78°17'58.38"W 38°15'34.657"N) where Scuffletown Rd crosses the Orange - Greene County boundary; thence southeastwardly along Scuffletown Rd to a point (78°13'52.169"W 38°13'31.64"N) where it meets State Highway 20 (Constitution Highway); thence eastwardly along State Highway 20 to a point (78°11'22.015"W 38°13'19.076"N) where it meets Jacksontown Rd; thence southeastwardly along Jacksontown Rd to a point (78°11'8.268"W 38°13'10.887"N) where it meets Chicken Mountain Rd; thence southeastwardly along Chicken Mountain Rd to a point (78°8'11.6"W 38°11'40.106"N) where in crosses US Highway 15 and turns into Madison Run Rd; thence southeastwardly along Madison Run Rd to a point (78°5'41.943"W 38°10'8.322"N) where it meets Mallory’s Ford Rd; thence southeastwardly along Mallory’s Ford Rd to a point (78°4'14.976"W
38°8'33.57"N) where it crosses the Orange - Louisa County boundary

Virginia	Petersburg	Richmond VA	All locations in Petersburg County
Virginia	Poquoson	Yorktown VA	All locations in Poquoson County
Virginia	Powhatan	Richmond VA	All locations in Powhatan County
Virginia	Prince Edward	Richmond VA	All locations in Prince Edward County that are east of an arc, with a fifty one (51) mile radius centered on a point (77°26'1.046"W 37°32'19.632"N) at the Virginia State Capitol building in the town of Richmond, starting at a point (78°14'17.52"W 37°10'47.443"N) on the Prince Edward - Nottoway county boundary; thence northwestwardly along said arc to a point (78°18'54.245"W 37°18'47.92"N) on the Prince Edward - Cumberland county boundary
Virginia	Prince George	Richmond VA	All locations in Prince George County
Virginia	Richmond	Richmond VA	All locations in Richmond County
Virginia	Sussex	Richmond VA	All locations in Sussex County north of an arc with a fifty (50) mile radius centered on a point (77°26'1.046"W 37°32'19.632"N) at the Virginia State Capitol building in the town of Richmond. Excluding an area north of said arc inside a one (1) mile wide corridor that follows Interstate Highway 95 to the town of Stony Creek, Stony Creek included. And excluding All locations in Sussex County east, south, and west of a line starting at a point (77°12'10.928"W 36°49'5.709"N) on the Sussex - Southampton County boundary where an arc with a fifty (50) mile radius, centered on a point (76°17'18.219"W 36°51'12.337"N) at the court house in the town of Norfolk, crosses; thence northwardly along said arc to a point (77°10'29.755"W 37°1'10.373"N) where said arc intersects a due east west line that runs through a point (77°5'49.044"W 37°1'15.427"N), that is one (1) mile south of a point (77°5'50.447"W 37°2'7.562"N) at the intersection of Main St and Coppahaunk Ave in the town of Waverly, Waverly not included; thence southeastwardly to a point (76°54'44.785"W 36°46'4.147"N) that is one (1) mile west of a point (76°53'40.033"W 36°46'5.308"N) at the intersection of Line Pine Rd and Burdette Rd in the town of Burdette in Southampton County
Virginia	Williamsburg	Yorktown VA	All locations in Williamsburg County
Virginia	York	Yorktown VA	All locations in York County

Exhibit C-2- page 26

Alexandria/Capitol Heights/La Plata Subterritory:

State	County	Sales Center	Description
District of Columbia	District of Columbia	Alexandria VA -Capitol Heights MD	All locations in District of Columbia

Exhibit C-2- page 27

State	County	Sales Center	Description
Maryland	Anne Arundel	Alexandria VA -Capitol Heights MD
All locations in Anne Arundel County south and east of a line starting at a point (76°43'41.458"W 39°0'26.737"N) on the Anne Arundel - Prince George’s County boundary that is two (2) miles west of State Highway 3 (Crain Highway); thence northeastwardly along a two (2) mile buffer running parallel with State Highway 3 crossing Patuxent Rd at a point (76°42'57.922"W 39°2'17.443"N) just south of Bragers Rd; thence continuing northeastwardly along a two (2) mile buffer running parallel with State Highway 3 crossing Waugh Chapel Rd at a point (76°41'46.92"W 39°3'16.547"N) just south of Fall Ridge Way; thence continuing northeastwardly along a two (2) mile buffer running parallel with State Highway 3 crossing Annapolis Rd at a point (76°40'41.216"W 39°4'21.679"N) just south of Carol Ave; thence continuing northeastwardly along a two (2) mile buffer running parallel with State Highway 3 to a point (76°40'12.578"W 39°4'42.875"N) where it meets State Highway 32; thence southeastwardly along State Highway 32 to a point (76°37'59.69"W 39°3'29.841"N) where it meets Interstate Highway 97; thence southwardly along Interstate Highway 97 to a point (76°37'19.444"W 39°2'52.109"N) where it crosses Waterbury Rd; thence eastwardly along Waterbury Rd to a point (76°36'54.615"W 39°2'57.134"N) at the intersection of Waterbury Rd and Generals Highway; thence northwardly along Generals Highway to a point (76°37'5.482"W 39°3'9.818"N) at the intersection of Generals Highway and Sunrise Beach Rd; thence northeastwardly along Sunrise Beach Rd to a point (76°35'20.332"W 39°3'51.207"N) where it turns into Omar Rd; thence eastwardly along Omar Rd to a point (76°34'40.73"W 39°3'57.785"N) at the intersection of Omar Rd and Shore View Circle; thence due east into the Severna River; thence southeastwardly down the middle of Severna River to a point (76°30'13.555"W 39°0'23.676"N) on US Highway 50; thence due southeast through the Severna River to a point (76°24'30.881"W 38°55'57.738"N) in the Chesapeake Bay on the Anne Arundel - Queen Anne’s County boundary. AND North of a line starting at a point (76°37'24.915"W
38°45'3.579"N) where Jewell Rd crosses the Anne Arundel - Calvert County boundary; thence east on Jewell Rd to a point (76°37'20.473"W 38°45'4.445"N) at the intersection of Jewell Rd and Wilson Rd; thence southeastwardly along Wilson Rd to a point (76°36'13.195"W 38°44'10.487"N) at the intersection of Wilson Rd and Sansbury Rd; thence eastwardly along Sansbury Rd to a point (76°35'24.245"W 38°44'12.22"N) where it turns into Friendship Rd; thence eastwardly along Friendship Rd to a point (76°32'48.111"W 38°43'38.552"N) just west of Herrington Harbour; thence due northeast to a point ( 76°32'29.546"W 38°43'46.475"N) in Chesapeake Bay; thence due east to a point (76°27'35.222"W 38°43'47.05"N) on the Anne Arundel - Talbot County boundary.

Maryland	Anne Arundel	La Plata MD	All locations in Anne Arundel County south of a line starting at a point (76°37'24.915"W 38°45'3.579"N) where Jewell Rd crosses the Anne Arundel - Calvert County boundary; thence east on Jewell Rd to a point (76°37'20.473"W 38°45'4.445"N) at the intersection of Jewell Rd and Wilson Rd; thence southeastwardly along Wilson Rd to a point (76°36'13.195"W 38°44'10.487"N) at the intersection of Wilson Rd and Sansbury Rd; thence eastwardly along Sansbury Rd to a point (76°35'24.245"W 38°44'12.22"N) where it turns into Friendship Rd; thence eastwardly along Friendship Rd to a point (76°32'48.111"W 38°43'38.552"N) just west of Herrington Harbour; thence due northeast to a point ( 76°32'29.546"W 38°43'46.475"N) in Chesapeake Bay; thence due east to a point (76°27'35.222"W 38°43'47.05"N) on the Anne Arundel - Talbot County boundary
Maryland	Calvert	La Plata MD	All locations in Calvert County
Maryland	Charles	La Plata MD	All locations in Charles County

Exhibit C-2- page 28

State	County	Sales Center	Description
Maryland	Montgomery	Alexandria VA -Capitol Heights MD
All locations in Montgomery County south and west of a line starting at a point (76°58'18.856"W 39°1'6.155"N) on the Montgomery - Prince George’s County boundary where Interstate Highway 495 crosses; thence westwardly along Interstate Highway 495 to a point (77°7'59.713"W 39°0'46.978"N) at the intersection of Interstate Highway 495 and Fernwood Rd; thence northwardly along Fernwood Rd to a point (77°8'5.62"W 39°1'19.712"N) at the intersection of Fernwood Rd and Democracy Blvd; thence westwardly along Democracy Blvd to a point (77°8'34.818"W 39°1'18.331"N) at the intersection of Democracy Blvd and the Washington National
Pike (I-270 Spur); thence northwardly along the Washington National Pike to a point (77°13'56.986"W 39°9'39.159"N) at the intersection of the Washington National Pike and the Great Seneca Creek, just north of Game Preserve Rd; thence northeastwardly along the Great Seneca Creek to a point (77°12'14.384"W 39°12'4.739"N) at the intersection of The Great Seneca Creek and Brink Rd; thence northwestwardly along Brink Rd to a point (77°14'23.468"W 39°12'36.543"N) at the intersection of Brink Rd and Ridge Rd (State Highway 27); thence northwest along Brink Road to a point (77°14'57.58"W 39°12'50.162"N) at the intersection of Frederick Rd and Brink Rd; thence northwest along Frederick Rd to a point (77°15'34.573"W 39°13'17.497"N) at the intersection of Little Seneca Creek and Frederick Rd; thence southwest along Little Seneca Creek and the eastern city limits of Clarksburg, Clarksburg not included, to a point (77°16'24.402"W 39°12'24.354"N) at the intersection of the Germantown city limits and the Washington National Pike (I-270); thence southwest along the western Germantown city limits, which follows Little Seneca Creek, Germantown included, to a point (77°17'59.546"W 39°10'30.557"N) at the intersection of Clopper Rd and the Germantown city limits; thence north along Clopper Rd to a point (77°18'51.53"W 39°11'2.654"N) where Clopper Rd turns into White Ground Rd; thence southwest along White Ground Rd to a point (77°20'47.923"W 39°7'49.827"N) at the intersection of Darnestown Rd and White Ground Rd; thence eastwardly along Darnestown Rd to a point (77°20'8.349"W 39°7'41.132"N) at the intersection of Seneca Creek and Darnestown Rd; thence southwardly along Seneca Creek, and the western boundary of the town of Darnestown, Darnestown included, to a point (77°20'26.886"W 39°3'46.72"N) on the Montgomery - Loudoun County boundary

Exhibit C-2- page 29

State	County	Sales Center	Description
Maryland	Prince George's	Alexandria VA -Capitol Heights MD
All locations in Prince George’s County located south of a line starting at a point (77°4'42.268"W 38°41'38.763"N) on the Prince George’s - Charles County boundary; thence eastwardly along the Potomac River to Piscataway Creek (77°2'35.565"W 38°42'13.046"N); thence eastwardly along Piscataway Creek to a point (76°59'11.184"W 38°41'55.194"N) where is crosses State Highway 210; thence northeastwardly along Piscataway Creek to a point (76°58'34.585"W 38°42'10.76"N); thence due east to a point (76°58'0.474"W 38°42'10.85"N) at the intersection of Piscataway Rd and Floral Park Rd; thence eastwardly along Floral Park Rd to a point (76°52'57.886"W 38°42'17.45"N) at the intersection of Floral Park Rd and Brandywine Rd; thence eastwardly along Brandywine Rd to a point (76°52'7.84"W 38°41'56.843"N) at the intersection of Brandywine Rd and US Highway 301; thence northward on US Highway 301 to a point (76°49'46.237"W 38°43'56.932"N) at the intersection of US Highway 301 and Cross Road Trail; thence southeastwardly along Cross Road Trail to a point (76°49'37.536"W 38°43'41.781"N) at the intersection of Cross Road Trail and Cherry Tree Crossing Rd; thence southwestwardly along Cherry Tree Crossing Rd to a point (76°50'15.37"W 38°42'48.565"N) at the intersection of Cherry Tree Crossing Rd and Old Indian Head Rd; thence southwardly along Old Indian Head Rd at a point (76°50'7.057"W 38°42'13.647"N) at the intersection of Old Indian Head Rd and Tower Rd; thence southwardly along Old Indian Head Rd to a point (76°49'50.976"W 38°41'42.605"N) at the intersection of Old Indian Head Rd and Brandywine Rd; thence eastwardly a short distance along Brandywine Rd to a point (76°49'48.646"W 38°41'41.877"N) at the intersection of Brandywine Rd and N Keys Rd; thence eastwardly along N Keys Rd to a point (76°47'47.766"W 38°41'55.034"N) at the intersection of N Keys Rd and Martin Rd; thence eastwardly along Martin Rd to a point (76°45'56.674"W 38°42'16.072"N) at the intersection of Martin Rd and Molly Berry Rd; thence northwardly along Molly Berry Rd to a point (76°46'0.481"W 38°42'28.863"N) at the intersection of Molly Berry Rd and Candy Hill Rd; thence eastwardly along Candy Hill Rd to a point (76°42'52.247"W 38°42'56.081"N) at the intersection of Candy Hill Rd and Nottingham Rd; thence southeastwardly along Nottingham Rd to a point (76°42'16.589"W 38°42'38.381"N) on Nottingham Rd; thence due east to a point (76°42'6.723"W 38°42'38.26"N) on the Prince George’s - Calvert County boundary

Exhibit C-2- page 30

State	County	Sales Center	Description
Maryland	Prince George's	La Plata MD
All locations in Prince George’s County located south of a line starting at a point (77°4'42.268"W 38°41'38.763"N) on the Prince George’s - Charles County boundary; thence eastwardly along the Potomac River to Piscataway Creek (77°2'35.565"W 38°42'13.046"N); thence eastwardly along Piscataway Creek to a point (76°59'11.184"W
38°41'55.194"N) where is crosses State Highway 210; thence northeastwardly along Piscataway Creek to a point (76°58'34.585"W 38°42'10.76"N); thence due east to a point (76°58'0.474"W 38°42'10.85"N) at the intersection of Piscataway Rd and Floral Park Rd; thence eastwardly along Floral Park Rd to a point (76°52'57.886"W 38°42'17.45"N) at the intersection of Floral Park Rd and Brandywine Rd; thence eastwardly along Brandywine Rd to a point (76°52'7.84"W 38°41'56.843"N) at the intersection of Brandywine Rd and US Highway 301; thence northward on US Highway 301 to a point (76°49'46.237"W 38°43'56.932"N) at the intersection of US Highway 301 and Cross Road Trail; thence southeastwardly along Cross Road Trail to a point (76°49'37.536"W 38°43'41.781"N) at the intersection of Cross Road Trail and Cherry Tree Crossing Rd; thence southwestwardly along Cherry Tree Crossing Rd to a point (76°50'15.37"W 38°42'48.565"N) at the intersection of Cherry Tree Crossing Rd and Old Indian Head Rd; thence southwardly along Old Indian Head Rd at a point (76°50'7.057"W 38°42'13.647"N) at the intersection of Old Indian Head Rd and Tower Rd; thence southwardly along Old Indian Head Rd to a point (76°49'50.976"W 38°41'42.605"N) at the intersection of Old Indian Head Rd and Brandywine Rd; thence eastwardly a short distance along Brandywine Rd to a point (76°49'48.646"W 38°41'41.877"N) at the intersection of Brandywine Rd and N Keys Rd; thence eastwardly along N Keys Rd to a point (76°47'47.766"W 38°41'55.034"N) at the intersection of N Keys Rd and Martin Rd; thence eastwardly along Martin Rd to a point (76°45'56.674"W 38°42'16.072"N) at the intersection of Martin Rd and Molly Berry Rd; thence northwardly along Molly Berry Rd to a point (76°46'0.481"W 38°42'28.863"N) at the intersection of Molly Berry Rd and Candy Hill Rd; thence eastwardly along Candy Hill Rd to a point (76°42'52.247"W 38°42'56.081"N) at the intersection of Candy Hill Rd and Nottingham Rd; thence southeastwardly along Nottingham Rd to a point (76°42'16.589"W 38°42'38.381"N) on Nottingham Rd; thence due east to a point (76°42'6.723"W 38°42'38.26"N) on the Prince George’s - Calvert County boundary

Maryland	St. Mary's	La Plata MD	All locations in St. Mary's County
Virginia	Alexandria	Alexandria VA -Capitol Heights MD	All locations in Alexandria County

Exhibit C-2- page 31

State	County	Sales Center	Description
Virginia	Arlington	Alexandria VA -Capitol Heights MD	All locations in Arlington County
Virginia	Fairfax	Alexandria VA -Capitol Heights MD	All locations in Fairfax County
Virginia	Falls Church	Alexandria VA -Capitol Heights MD	All locations in Falls Church County
Virginia	Fauquier	Alexandria VA -Capitol Heights MD	All locations in Fauquier County north of Interstate Highway 66
Virginia	Loudoun	Alexandria VA -Capitol Heights MD	All locations in Loudoun County
Virginia	Prince William	Alexandria VA -Capitol Heights MD	All locations in Prince William County north of a line starting at a point (77°42'35.22"W 38°49'25.371"N) where Interstate Highway 66 crosses the Fauquier - Prince William County boundary; thence eastwardly along Interstate Highway 66 to a point (77°30'54.644"W 38°48'6.003"N) where it meets Holkums Branch creek; thence northwardly along Holkums Branch creek to a point (77°30'16.668"W 38°48'58.5"N) where it meets the Bull Run River on the Prince William - Fairfax County boundary AND all locations in Prince William County east, and south of a line starting at a point (77°23'14.098"W 38°44'30.521"N) where Yates Ford Rd crosses the Prince William - Fairfax County boundary; thence westwardly on Yates Ford Rd to a point (77°25'24.727"W 38°43'48.118"N) where it intersects Prince William Pkwy; thence southwardly along Prince William Pkwy to a point (77°21'36.505"W 38°40'52.006"N) where it meets Hoady Rd; thence westwardly along Hoady Rd, including all locations along Hoady Rd, to a point (77°24'9.584"W 38°40'8.892"N) where it meets Springs Rd; thence southwardly along Springs Rd to a point (77°23'23.453"W 38°39'6.008"N) where it meets Olender Park Ct; thence southwestwardly to a point (77°23'29.348"W 38°38'56.608"N) at the end of Alps Dr; thence southwardly along Alps Dr to a point (77°23'45.867"W 38°37'56.966"N) where it meets Minnievile Rd; thence eastwardly along Minnievile Rd to a point (77°21'9.236"W 38°38'9.72"N) where it meets Cardinal Dr; thence southeastwardly along Cardinal Dr to a point (77°17'28.315"W 38°36'31.5"N) where it meets US Highway 1 (aka Jefferson Davis Highway); thence northwardly along US Highway 1 to a point (77°17'25.105"W 38°36'38.69"N) where it meets Neabsco Creek; thence southeastwardly along Neabsco Creek into Occoquan Bay to a point (77°14'46.657"W 38°35'36.33"N) on the Prince William - Charles County boundary

Exhibit C-2- page 32

Baltimore / Cumberland / Hagerstown Subterritory:

State or Commonwealth	County	Sales Center	Description
Maryland	Allegany	Cumberland MD	All locations in Allegany County
Exhibit C-2- page 33

State or Commonwealth	County	Sales Center	Description
Maryland	Anne Arundel	Baltimore MD
All locations in Anne Arundel County north and west of a line starting at a point (76°43'41.458"W 39°0'26.737"N) on the Anne Arundel - Prince George’s County boundary that is two (2) miles west of State Highway 3 (Crain Highway); thence northeastwardly along a two (2) mile buffer running parallel with State Highway 3 crossing Patuxent Rd at a point (76°42'57.922"W 39°2'17.443"N) just south of Bragers Rd; thence continuing northeastwardly along a two (2) mile buffer running parallel with State Highway 3 crossing Waugh Chapel Rd at a point (76°41'46.92"W 39°3'16.547"N) just south of Fall Ridge Way; thence continuing northeastwardly along a two (2) mile buffer running parallel with State Highway 3 crossing Annapolis Rd at a point (76°40'41.216"W 39°4'21.679"N) just south of Carol Ave; thence continuing northeastwardly along a two (2) mile buffer running parallel with State Highway 3 to a point (76°40'12.578"W 39°4'42.875"N) where it meets State Highway 32; thence southeastwardly along State Highway 32 to a point (76°37'59.69"W 39°3'29.841"N) where it meets Interstate Highway 97; thence southwardly along Interstate Highway 97 to a point (76°37'19.444"W 39°2'52.109"N) where it crosses Waterbury Rd; thence eastwardly along Waterbury Rd to a point (76°36'54.615"W 39°2'57.134"N) at the intersection of Waterbury Rd and Generals Highway; thence northwardly along Generals Highway to a point (76°37'5.482"W 39°3'9.818"N) at the intersection of Generals Highway and Sunrise Beach Rd; thence northeastwardly along Sunrise Beach Rd to a point (76°35'20.332"W 39°3'51.207"N) where it turns into Omar Rd; thence eastwardly along Omar Rd to a point (76°34'40.73"W 39°3'57.785"N) at the intersection of Omar Rd and Shore View Circle; thence due east into the Severna River; thence southeastwardly down the middle of Severna River to a point (76°30'13.555"W 39°0'23.676"N) on US Highway 50; thence northeastwardly along US Highway 50 to a point (76°28'52.157"W 39°1'7.992"N) where it meets Mill Creek; thence southeastwardly along Mill Creek into Chesapeake
Bay to a point (76°23'49.13"W 38°57'21.353"N) on the Anne Arundel - Queen Anne’s County boundary

Maryland	Baltimore	Baltimore MD	All locations in the City and County of Baltimore
Maryland	Carroll	Baltimore MD	All locations in Carroll County south and east of a line starting at a point (77°7'44.634"W 39°30'33.228"N) where New Windsor Rd crosses the Carroll - Frederick County boundary; thence eastwardly along New Windsor Rd to a point (77°6'32.498"W 39°30'59.941"N) at the intersection of State Highway 407 (Marston Rd); and New Windsor Rd; thence southwardly along State Highway 407 to a point (77°3'51.92"W 39°28'53.817"N) at the intersection of Ridge Rd and State Highway 407; thence northwardly along Ridge Rd to a point (77°2'18.64"W 39°31'0"N) at the intersection of Nicodemus Rd and Ridge Rd; thence northwestwardly along Nicodemus Rd to a point (77°3'17.058"W 39°32'53.484"N) at the intersection of Nicodemus Rd and Medford Rd; thence northwardly along Medford Rd to a point (77°3'20.443"W 39°32'58.686"N) at the intersection of Medford Rd and New Windsor Rd; thence northeastwardly along New Windsor Rd (State Highway 31) to a point (77°1'13.955"W 39°34'4.361"N) at the intersection of New Windsor Rd and Tahoma Farm Rd; thence northwardly along Tahoma Farm Rd to a point (77°1'42.935"W 39°34'51.145"N) at the intersection of Tahoma Farm Rd and Uniontown Rd; thence northwardly along Royer Rd to a point (77°1'28.856"W 39°35'17.524"N) at the intersection of Royer Rd and State Highway 140 (Taneytown Pike); thence northwestwardly along State Highway 140 to a point (77°2'3.364"W 39°35'31.473"N) at the intersection of State Highway 140 and Hughes Shop Rd; thence northwardly along Hughes Shop Rd to a point (77°1'32.553"W 39°38'33.758"N) at the intersection of Hughes Shop Rd and Stone Rd; thence eastwardly along Stone Rd to a point (77°0'21.808"W 39°38'15.19"N) at the intersection of Stone Rd and State Highway 97 (Littlestown Pike); thence northwardly along State Highway 97 to a point (77°4'0.922"W 39°43'11.716"N) on the northern Carroll County boundary

Exhibit C-2- page 34

State or Commonwealth	County	Sales Center	Description
Maryland	Carroll	Hagerstown MD
All locations in Carroll County north and west of a line starting at a point (77°7'44.634"W 39°30'33.228"N) where New Windsor Rd crosses the Carroll - Frederick County boundary; thence eastwardly along New Windsor Rd to a point (77°6'32.498"W 39°30'59.941"N) at the intersection of State Highway 407 (Marston Rd); and New Windsor Rd; thence southwardly along State Highway 407 to a point (77°3'51.92"W 39°28'53.817"N) at the intersection of Ridge Rd and State Highway 407; thence northwardly along Ridge Rd to a point (77°2'18.64"W 39°31'0"N) at the intersection of Nicodemus Rd and Ridge Rd; thence northwestwardly along Nicodemus Rd to a point (77°3'17.058"W 39°32'53.484"N) at the intersection of Nicodemus Rd and Medford Rd; thence northwardly along Medford Rd to a point (77°3'20.443"W 39°32'58.686"N) at the intersection of Medford Rd and New Windsor Rd; thence northeastwardly along New Windsor Rd (State Highway 31) to a point (77°1'13.955"W 39°34'4.361"N) at the intersection of New Windsor Rd and Tahoma Farm Rd; thence northwardly along Tahoma Farm Rd to a point (77°1'42.935"W 39°34'51.145"N) at the intersection of Tahoma Farm Rd and Uniontown Rd; thence northwardly along Royer Rd to a point (77°1'28.856"W 39°35'17.524"N) at the intersection of Royer Rd and State Highway 140 (Taneytown Pike); thence northwestwardly along State Highway 140 to a point (77°2'3.364"W 39°35'31.473"N) at the intersection of State Highway 140 and Hughes Shop Rd; thence northwardly along Hughes Shop Rd to a point (77°1'32.553"W 39°38'33.758"N) at the intersection of Hughes Shop Rd and Stone Rd; thence eastwardly along Stone Rd to a point (77°0'21.808"W 39°38'15.19"N) at the intersection of Stone Rd and State Highway 97 (Littlestown Pike); thence northwardly along State Highway 97 to a point (77°4'0.922"W 39°43'11.716"N) on the northern Carroll County boundary

Maryland	Cecil	Baltimore MD	All locations in Cecil County
Maryland	Frederick	Baltimore MD	All locations in Frederick County in the town of Mount Airy and inside a one half (1/2) mile buffer along State Highway 27 from the southern city limit of Mount Airy to the Frederick - Montgomery County boundary.
Maryland	Frederick	Hagerstown MD	All locations in Frederick County EXCLUDING the town of Mount Airy and inside a one half (1/2) mile buffer along State Highway 27 from the southern city limit of Mount Airy to the Frederick - Montgomery County boundary.

Exhibit C-2- page 35

State or Commonwealth	County	Sales Center	Description
Maryland	Garrett	Cumberland MD	All locations in Garrett County
Maryland	Harford	Baltimore MD	All locations in Harford County
Maryland	Howard	Baltimore MD	All locations in Howard County
Maryland	Montgomery	Baltimore MD	All locations in Montgomery County north and east of a line starting at a point (76°58'18.856"W 39°1'6.155"N) on the Montgomery - Prince George’s County boundary where Interstate Highway 495 crosses; thence westwardly along Interstate Highway 495 to a point (77°7'59.713"W 39°0'46.978"N) at the intersection of Interstate Highway 495 and Fernwood Rd; thence northwardly along Fernwood Rd to a point (77°8'5.62"W 39°1'19.712"N) at the intersection of Fernwood Rd and Democracy Blvd; thence westwardly along Democracy Blvd to a point (77°8'34.818"W 39°1'18.331"N) at the intersection of Democracy Blvd and the Washington National Pike (I-270 Spur); thence northwardly along the Washington National Pike to a point (77°13'56.986"W 39°9'39.159"N) at the intersection of the Washington National Pike and the Great Seneca Creek, just north of Game Preserve Rd; thence northeastwardly along the Great Seneca Creek to a point (77°12'14.384"W 39°12'4.739"N) at the intersection of The Great Seneca Creek and Brink Rd; thence northwestwardly along Brink Rd to a point (77°14'23.468"W 39°12'36.543"N) at the intersection of Brink Rd and Ridge Rd (State Highway 27); thence northwardly along Ridge Rd to a point (77°12'35.97"W 39°17'4.904"N) at the intersection of Ridge Rd and Bethesda Church Rd; thence northwardly along Bethesda Church Rd to a point (77°15'2.921"W 39°18'56.798"N) on the Montgomery - Frederick County Boundary.

Exhibit C-2- page 36

State or Commonwealth	County	Sales Center	Description
Maryland	Montgomery	Hagerstown MD
All locations in Montgomery County north and west of a line starting at a point (77°20'26.886"W 39°3'46.72"N) on the Montgomery - Loudoun County boundary; thence northwardly along Seneca Creek, and the western boundary of the town of Darnestown, Darnestown not included, to a point (77°20'8.349"W 39°7'41.132"N) at the intersection of Seneca Creek and Darnestown Rd; thence westwardly along Darnestown Rd to a point (77°20'47.923"W 39°7'49.827"N) at the intersection of Darnestown Rd and White Ground Rd; thence northwardly along White Ground Rd to a point (77°18'51.53"W 39°11'2.654"N) where White
Ground Rd turns into Clopper Rd; thence southeastwardly along Clopper Rd to a point (77°17'59.546"W 39°10'30.557"N) where it meets the Germantown city limits; thence northeastwardly along the western Germantown city limits, which follows Little Seneca Creek, Germantown not included, to a point (77°16'24.402"W 39°12'24.354"N) at the intersection of the Germantown city limits and the Washington National Pike (I-270); thence northeastwardly along Little Seneca Creek and the eastern city limits of Clarksburg to a point (77°15'34.573"W 39°13'17.497"N) at the intersection of Little Seneca Creek and Frederick Rd; thence southwardly along Frederick Rd to a point (77°14'57.58"W 39°12'50.162"N) at the intersection of Frederick Rd and Brink Rd; thence southeastwardly along Brink Rd to a point (77°14'23.468"W 39°12'36.543"N) at the intersection of Brink Rd and Ridge Rd (State Highway 27); thence northwardly along Ridge Rd to a point (77°12'35.97"W 39°17'4.904"N) at the intersection of Ridge Rd and Bethesda Church Rd; thence northwardly along Bethesda Church Rd to a point (77°15'2.921"W 39°18'56.798"N) on the Montgomery - Frederick County Boundary.

Exhibit C-2- page 37

State or Commonwealth	County	Sales Center	Description
Maryland	Prince George's	Baltimore MD
All locations in Prince George’s County north of a line starting at a point (76°58'18.147"W 39°1'6.821"N) where Interstate Highway 495 crosses the Prince George’s - Montgomery County boundary; thence eastwardly along Interstate Highway 495 to a point (76°57'23.556"W 39°1'14.155"N) where it meets Interstate Highway 95; thence northwardly along Interstate Highway 95 to a point (76°53'50.681"W 39°5'6.346"N) where it crosses Van Dusen Rd; thence eastwardly along Van Dusen Rd to a point (76°53'21.261"W 39°4'52.302"N) at the intersection of Van Dusen Rd and Virginia Manor Rd; thence southwardly along Virginia Manor Rd to a point (76°53'16.015"W 39°4'12.894"N) at the intersection of Virginia Manor Rd and Cinder Rd; thence southeastwardly to a point (76°53'2.215"W 39°3'48.457"N) at the intersection of US Highway 1 and Muirkirk Meadows Dr; thence southwestwardly along US Highway 1 (Baltimore Ave) to a point (76°53'7.245"W 39°3'43.702"N) at the intersection of US Highway 1 and Muirkirk Rd; then eastwardly along Muirkirk Rd to a point (76°50'28.73"W 39°3'19.095"N) at the intersection of Muirkirk Rd and Apache Tear Circle; thence due east to a point (76°50'16.853"W 39°3'19.095"N) on State Highway 197; thence southeastwardly along State Highway 197 (Laurel Bowie Rd) to a point (76°46'0.669"W 39°1'6.078"N) at the intersection of State Highway 197 and Lemon Bridge Rd; thence northeastwardly along Lemon Bridge Rd to a point (76°45'6.437"W 39°2'5.784"N) on the Prince George’s - Anne Arundel County boundary.

Maryland	Washington	Hagerstown MD	All locations in Washington County
Pennsylvania	Adams	Hagerstown MD	All locations in Adams County located in Highland, Hamiltonban, and Liberty townships. Including the towns of Carroll Valley and Fairfield, and all locations in Freedom Township south of a two (2) mile buffer along Interstate 15.
Pennsylvania	Bedford	Cumberland MD	All locations in Bedford County excluding the East Providence Township
Pennsylvania	Bedford	Hagerstown MD	Only locations in Bedford County located in East Providence Township
Pennsylvania	Blair	Cumberland MD	All locations in Blair County south and east of a line starting at a point (78°29'17.16"W 40°16'26.687"N) on the Blair - Bedford County boundary where Pine Hollow Rd crosses; thence northeast along Pine Hollow Rd to a point (78°27'44.056"W 40°17'40.639"N) at the intersection of Pine Hollow Rd, Ski Gap Rd, and Evergreen Rd; thence northeast along Evergreen Rd and the Claysburg city limits, Claysburg included, to a point (78°27'6.319"W 40°18'6.4"N) at the intersection of Evergreen Rd and Dunnings Highway (Old US 220); thence northeast along Dunnings Highway to a point (78°26'51.182"W 40°18'44.587"N) at the intersection of Dunnings Highway and Polecat Hollow Rd; thence east along Polecat Hollow Rd to a point (78°26'42.135"W 40°18'44.658"N) at the intersection of Polecat Hollow Rd, Bedford Rd, and Everett Rd; thence southeastwardly to a point (78°26'3.432"W 40°18'8.34"N) on the Blair - Bedford Rd
Pennsylvania	Cumberland	Hagerstown MD	All locations in Cumberland County located in Southampton, Shippenburg, and Hopewell townships.

Exhibit C-2- page 38

State or Commonwealth	County	Sales Center	Description
Pennsylvania	Fayette	Cumberland MD
All locations in Fayette County in the Henry Clay township south of a one (1) mile buffer along US Highway 40 from a point (79°23'59.095"W 39°45'15.593"N) where US Highway 40 crosses the Fayette - Somerset County boundary to a point (79°31'0.516"W 39°47'0.445"N) on the Henry Clay -
Wharton township boundary; thence continuing west inside of a one (1) mile buffer along US Highway 40 in the Wharton township to a point (79°32'16.605"W 39°47'38.158"N) at the intersection of US Highway 40 and Smith School Rd

Pennsylvania	Franklin	Hagerstown MD	All locations in Franklin County
Pennsylvania	Fulton	Hagerstown MD	All locations in Fulton County
Pennsylvania	Somerset	Cumberland MD	All locations in Somerset County south of US Highway 40 through and including the town of Addison
Virginia	Clarke	Hagerstown MD	All locations in Clarke County
Virginia	Frederick	Hagerstown MD	All locations in Fredrick County
Virginia	Shenandoah	Hagerstown MD	All locations in Shenandoah County northeast of a line starting at a point (78°33'1.619"W 39°1'5.025"N) on the Shenandoah - Hardy County boundary; thence southeastwardly to a point (78°27'47.463"W 38°58'54.332"N) on Mount Olive Rd; thence southeastwardly along Mount Olive Rd to a point (78°25'42.074"W 38°57'16.025"N) where it meets Old Valley Pike; thence due southeast to a point (78°20'18.773"W 38°53'21.513"N) on the Shenandoah - Warren County boundary
Virginia	Warren	Hagerstown MD	All locations in Warren County
Virginia	Winchester	Hagerstown MD	All locations in the City and County of Winchester
West Virginia	Berkeley	Hagerstown MD	All locations in Berkeley County
West Virginia	Grant	Cumberland MD	All locations in Grant County
West Virginia	Hampshire	Cumberland MD	All locations in Hampshire County
West Virginia	Hardy	Cumberland MD	All locations in Hardy County
West Virginia	Jefferson	Hagerstown MD	All locations in Jefferson County
West Virginia	Mineral	Cumberland MD	All locations in Mineral County
West Virginia	Morgan	Cumberland MD	All locations in Morgan County west of State Highway 9 running from the Morgan - Hampshire County boundary northwardly through and including the town of Paw Paw to the Morgan - Allegany County boundary

Exhibit C-2- page 39

State or Commonwealth	County	Sales Center	Description
West Virginia	Morgan	Hagerstown MD	All locations in Morgan County excluding locations that are west of State Highway 9 running from the Morgan - Hampshire County boundary northwardly through and including the town of Paw Paw to the Morgan - Allegany County boundary
West Virginia	Pendleton	Cumberland MD	All locations in Pendleton County
West Virginia	Preston	Cumberland MD	All locations in Preston County east and south of a line starting at a point (79°43'17.639"W 39°15'35.568"N) where State Highway 72 crosses the Preston - Tucker County line; thence northwardly along State Highway 72 to a point (79°41'2.699"W 39°20'20.857"N) where it intersects the Rowlesburg city limits; thence northeastwardly along the southern city limits of Rowlesburg, Rowlesburg not included, to a point (79°38'50.935"W 39°21'31.047"N) where the city limits meet the CSX Railroad; thence northwardly along the CSX Railroad to a point (79°35'37.825"W 39°24'56.718"N) at the intersection of the CSX Railroad and Tanner Siding Rd (County Road 719); thence northwest along Tanner Siding Road to a point (79°35'38.987"W 39°25'2.194"N) at the intersection of Tanner Siding Rd and Spruce Run Rd; thence northeastwardly along Spruce Run Rd to a point (79°34'17.244"W 39°27'19.879"N) at the intersection of Spruce Run Rd and State Highway 7; thence eastwardly along State Highway 7 to a point (79°33'28.745"W 39°27'29.321"N) at the intersection of State Highway 7 and White Church Rd; thence northeast along White Church Rd to a point (79°33'20.018"W 39°27'32.36"N) at the intersection of White Church Rd and Freeland Rd; thence due east to a point (79°32'39.118"W 39°27'32.36"N) on Brandonville St; thence northwardly along Brandonville St to a point (79°32'29.769"W 39°28'57.911"N) where it meets Greggs Knob Rd; thence northeastwardly along Greggs Knob Rd a point (79°31'51.616"W 39°32'3.645"N) where it meets Afton Rd; thence eastwardly along Afton Rd to a point (79°30'18.831"W 39°31'19.392"N) where it meets County Highway 47; thence northwardly along County Highway 47 to a point (79°30'14.678"W 39°31'40.407"N) where it meets Burnside Camp Rd; thence eastwardly along Burnside Camp Rd to a point (79°28'56.607"W 39°31'38.343"N) where it intersects the Preston County - Garrett County boundary.

Exhibit C-2- page 40

State or Commonwealth	County	Sales Center	Description
West Virginia	Tucker	Cumberland MD	All locations in Tucker County lying north of a direct east-west line beginning at a point (79°28'1.742"W 39°7'49.492"N) at the intersection of 5th St and Henry Ave in the town of Davis, Davis included.

Cincinnati/Dayton/Lima/Portsmouth/Louisa Subterritory:

State	County	Sales Center	Description
Indiana	Dearborn	Cincinnati OH	All locations in Dearborn County
Indiana	Decatur	Cincinnati OH	All location in Decatur County located in the Salt Creek township, including the town of New Point.
Indiana	Franklin	Cincinnati OH	All locations in Franklin County
Indiana	Ohio	Cincinnati OH	All locations in Ohio County
Indiana	Ripley	Cincinnati OH	All locations in Ripley County
Indiana	Switzerland	Cincinnati OH	All locations in Switzerland County
Indiana	Union	Cincinnati OH	All locations in Union County
Kentucky	Boone	Cincinnati OH	All locations in Boone County
Kentucky	Boyd	Portsmouth OH	All locations in Boyd County
Kentucky	Bracken	Cincinnati OH	All locations in Bracken County
Kentucky	Campbell	Cincinnati OH	All locations in Campbell County
Kentucky	Carroll	Cincinnati OH	All locations in Carroll County east of a line that originates at the intersection (85°4'28.523"W 38°35'48.607"N) of Carroll-Henry-Owen County boundary; thence northerly to the intersection (85°4'38.871"W 38°36'31.506"N) of State Highway 227 and State Highway 467, west of the town of Worthville; thence northerly to a point (85°4'38.871"W 38°36'31.506"N) where Interstate 71 crosses State Highway 1112; thence northerly to a point (85°4'53.506"W 38°43'2.739"N) where the CSX Railroad crosses State Highway 2949; thence northwesterly along State Highway 2949 to the intersection (85°5'7.955"W 38°43'19.218"N) of said highway and US Highway 42; thence northwesterly (North 35° West) to a point (85°5'30.257"W 38°43'51.063"N) on the Kentucky-Ohio State boundary on the Ohio River.
Kentucky	Carter	Portsmouth OH	All locations in Carter County
Kentucky	Floyd	Louisa KY	All location in Floyd County north of a line drawn east and west across said county through a point (82°46'35.553"W 37°39'24.901"N) one (1) mile south of Prestonburg at the intersection of State Route 114/Country Music Highway and State Route 142 and North Lake Drive (82°46'32.588"W 37°40'16.997"N).
Kentucky	Gallatin	Cincinnati OH	All locations in Gallatin County

Exhibit C-2- page 41

State	County	Sales Center	Description
Kentucky	Grant	Cincinnati OH	All locations in Grant County
Kentucky	Greenup	Portsmouth OH	All locations in Greenup County
Kentucky	Johnson	Louisa KY	All locations in Johnson County.
Kentucky	Kenton	Cincinnati OH	All locations in Kenton County
Kentucky	Lawrence	Louisa KY	All locations in Lawrence County.
Kentucky	Lewis	Portsmouth OH	All locations in Lewis County
Kentucky	Martin	Louisa KY	All locations in Martin County
Kentucky	Mason	Cincinnati OH	All locations in Mason County
Kentucky	Owen	Cincinnati OH	All locations in Owen County east of a line that originates at the intersection (84°44'26.183"W 38°21'8.787"N) of the Owen-Franklin-Scott County boundaries; thence northwesterly to the intersection (84°51'39.388"W 38°29'20.815"N) of US Highway 127 and Elmer Davis Dam Road; thence northwesterly to the intersection (84°54'8.797"W 38°30'9.608"N) of State Highway 22 and Mint Springs Road; thence northwesterly to a point (85°2'16.133"W 38°36'40.871"N) where Buffalo Creek intersects the Carroll-Owen Boundary, approximately 1.7 miles east of the intersection (85°4'9.614"W 38°36'34.433"N) of State Highway 467 and Harrison Street, in the town of Worthville, Carroll County, Kentucky.
Kentucky	Pendleton	Cincinnati OH	All locations in Pendleton County
Kentucky	Robertson	Cincinnati OH	All locations in Robertson County
Ohio	Adams	Cincinnati OH	All locations in the northwest corner of Adams County north of State Highway 32 and west of State Highway 247; including all locations in the towns of Winchester and Seaman.
Ohio	Adams	Portsmouth OH	All locations in Adams County EXCLUDING an area in the northwest corner of the County north of State Highway 32 and west of State Highway 247; AND not including the towns of Winchester and Seaman.
Ohio	Allen	Lima OH	All locations in Allen County
Ohio	Auglaize	Dayton OH	All locations in Auglaize County south of State Highway 274 and including the town of New Bremen.
Ohio	Auglaize	Lima OH	All locations in Auglaize County EXCLUDING the area south of State Highway 274 and not including the town of New Bremen.
Ohio	Brown	Cincinnati OH	All locations in Brown County
Ohio	Butler	Cincinnati OH	All locations in Butler County
Ohio	Champaign	Dayton OH	All locations in Champaign County
Ohio	Clark	Dayton OH	All locations in Clark County
Ohio	Clermont	Cincinnati OH	All locations in Clermont County

Exhibit C-2- page 42

State	County	Sales Center	Description
Ohio	Clinton	Cincinnati OH
All locations in Clinton County west and south of State Route 72 starting at a point (83°42'59.896"W 39°33'11.378"N) where State Route 72 crosses the Clinton - Greene county boundary; thence southwardly along State Route 72 to a point (83°35'37.895"W 39°22'37.619"N) where it crosses the Clinton - Highland county boundary; NOT including the town of Sabina.

Ohio	Darke	Dayton OH	All locations in Darke County EXCLUDING those locations in Darke County located in Jackson township, bounded on the north by Brock Cosmos Rd., bounded on the east by Coletown-Lightsville Rd., and bounded on the south by Hillgrove Woodington Rd.; AND EXCLUDING and area north of a line starting at a point (84°44'55.318"W 40°21'8.451"N) where State Route 49 crosses the Darke - Mercer County Boundary; thence south along State Route 49 to a point (84°44'23.949"W 40°20'16.063"N) at the intersection of State Route 49 and State Highway 705; thence east along State Highway 705, through and not including the town of Weston, to a point (84°36'32.375"W 40°20'14.921"N) at the intersection of State Highway 705 and Ross Medford Rd; thence south on Ross Medford Rd to a point (84°36'32.144"W 40°19'22.346"N) at the intersection of Ross Medford Rd and N Star Fort Loramie Rd; thence east along N Star Fort Loramie Rd, through and not including the towns of North Star and Yorkshire, to a point (84°26'4.301"W 40°20'21.426"N) where N Star Fort Loramie Rd crosses the Darke - Shelby County Boundary.
Ohio	Darke	Lima OH	All locations in Darke County north of a line starting at a point (84°44'55.318"W 40°21'8.451"N) where State Route 49 crosses the Darke - Mercer County Boundary; thence south along State Route 49 to a point (84°44'23.949"W 40°20'16.063"N) at the intersection of State Route 49 and State Highway 705; thence east along State Highway 705, through and including the town of Weston, to a point (84°36'32.375"W 40°20'14.921"N) at the intersection of State Highway 705 and Ross Medford Rd; thence south on Ross Medford Rd to a point (84°36'32.144"W 40°19'22.346"N) at the intersection of Ross Medford Rd and N Star Fort Loramie Rd; thence east along N Star Fort Loramie Rd, through and including the towns of North Star and Yorkshire, to a point (84°26'4.301"W 40°20'21.426"N) where N Star Fort Loramie Rd crosses the Darke - Shelby County Boundary; including the towns of Osgood and Burkettsville.

Exhibit C-2- page 43

State	County	Sales Center	Description
Ohio	Fayette	Portsmouth OH
Only those locations in Fayette County on and along County Highway 6 starting at a point (83°28'19.619"W 39°22'39.757"N) where it crosses the Fayette - Highland county boundary; thence northward to a point (83°27'34.441"W 39°24'13.393"N) at the intersection of County Highway 6 and Greenfield Sabina Rd.

Ohio	Gallia	Portsmouth OH	All locations in Gallia County
Ohio	Greene	Cincinnati OH	Only those locations in Greene County in the very southwest corner that are south of Social Row Rd.
Ohio	Greene	Dayton OH	All locations in Greene County EXCLUDING a very small portion in the very southwest corner that is south of Social Row Rd.
Ohio	Hamilton	Cincinnati OH	All locations in Hamilton County
Ohio	Hancock	Lima OH	All locations in Hancock County
Ohio	Hardin	Lima OH	All locations in Hardin County EXCLUDING an area east and south of a line starting at a point (83°29'49.82"W 40°30'15.174"N) where State Route 31 crosses the Hardin - Union county boundary; thence northwestwardly along State Route 31 through, and not including the town of Mt Victory, to a point (83°33'29.491"W 40°34'48.101"N) at the intersection of State Route 31 and County Road 190, thence northeastwardly along County Road 190 to a point (83°25'11.693"W 40°35'37.223"N) where County Road 190 crosses the Hardin - Marion county boundary.
Ohio	Henry	Lima OH	All locations in Henry County south of a line starting at a point (84°13'39.037"W 41°15'11.586"N) where State Route 18 crosses the Henry - Defiance County boundary; thence eastwardly along State Route 18, through and including the town of Holgate, to a point (84°2'11.551"W 41°15'14.379"N) at the intersection of State Route 18 and County Road G; thence south along State Route 18 through and including the town of Hamler; thence south and eastwardly out of Hamler on State Route 18 to a point (83°52'55.48"W 41°13'33.438"N) where State Route 18 crosses the Henry - Wood County boundary.
Ohio	Highland	Cincinnati OH	All locations in Highland County EXCLUDING all locations in the eastern townships of Madison, Paint, Marshall, and Brushcreek.
Ohio	Highland	Portsmouth OH	All locations in eastern Highland County in the Madison, Paint, Marshall, and Brushcreek townships; including all locations in the towns of Greenfield & Sinking Springs.
Ohio	Jackson	Portsmouth OH	All locations in Jackson County
Ohio	Lawrence	Portsmouth OH	All locations in Lawrence County

Exhibit C-2- page 44

State	County	Sales Center	Description
Ohio	Logan	Dayton OH	All locations in Logan County EXCLUDING those locations in Logan County in the Stokes, Richland, Bloomfield, Washington, and McArthur townships in the northwest corner of the County.
Ohio	Logan	Lima OH	Only those locations in Logan County in the Stokes, Richland, Bloomfield, Washington, and McArthur townships in the northwest corner of Logan County.
Ohio	Meigs	Portsmouth OH	All locations in Meigs County EXCLUDING those locations in Meigs County on and along State Highway 681 and State Route 692 starting at a point (82°9'23.099"W 39°11'50.854"N) where State Highway 681 crosses the Meigs - Athens county boundary; thence southwardly along State Highway 681 to a point (82°8'11.43"W 39°10'35.004"N) at the intersection of State Highway 681 and State Route 692; thence south along State Route 692 to and including the town of Pageville.
Ohio	Mercer	Lima OH	All locations in Mercer County
Ohio	Miami	Dayton OH	All locations in Miami County
Ohio	Montgomery	Dayton OH	All locations in Montgomery County
Ohio	Pike	Portsmouth OH	All locations in Pike County
Ohio	Preble	Cincinnati OH	All locations in Preble County located in Israel Township located in the southwest corner of Preble County, south of Paint Creek Four Mile Rd and west of Reeve Rd., including Hueston Woods State Park.
Ohio	Preble	Dayton OH	All locations in Preble County EXCLUDING locations in Israel Township located in the southwest corner of Preble County, south of Paint Creek Four Mile Rd and west of Reeve Rd.; not Including Hueston Woods State Park.
Ohio	Putnam	Lima OH	All locations in Putnam County
Ohio	Ross	Portsmouth OH	All locations in Ross County
Ohio	Sandusky	Lima OH	Only locations in Sandusky County that are in the Green Springs city limits.
Ohio	Scioto	Portsmouth OH	All locations in Scioto County
Ohio	Seneca	Lima OH	All locations in Seneca County, EXCLUDING all locations in a small portion in the northeast corner around the town of Flat Rock bounded on the west by Township Road 82 and bounded on the south by Township Rd 178; AND EXCLUDING all locations in the Venice Township in the southeast corner bounded on the north by E Township Rd 104 and bounded on the west by County Highway 23.
Ohio	Shelby	Dayton OH	All locations in Shelby County
Ohio	Van Wert	Lima OH	All locations in Van Wert County
Ohio	Vinton	Portsmouth OH	All locations in Vinton County in the southern portion of the county in the following townships: Harrison, Richland, Clinton, Vinton, and Wilkesville; and including the towns of Hamden and Wilkesville.

Exhibit C-2- page 45

State	County	Sales Center	Description
Ohio	Warren	Cincinnati OH	All locations in Warren County EXCLUDING a small area on the northern County boundary bordered by State Route 48 on the west, E Lytle Five Points Rd on the south, and Kenrick Rd on the east.
Ohio	Warren	Dayton OH	All locations in Warren County on the northern County boundary bordered by State Route 48 on the west, E Lytle Five Points Rd on the south, and Kenrick Rd on the east.
Ohio	Wood	Lima OH	All locations in Wood County south of a line starting at a point (83°52'57.78"W 41°17'3.093"N) where State Route 281 (Defiance Pike) crosses the Wood - Henry County boundary; thence east along State Route 281 to a point (83°30'31.289"W 41°16'57.215"N) at the intersection of State Route 281 and State Route 199 (McCutcheonville Rd); thence southward along State Route 199 to a point (83°29'27.587"W 41°14'37.734"N) at the intersection of State Route 199 and County Highway 3 (Cygnet Rd), in the town of West Millgrove, West Millgrove included; thence north and eastwardly along County Highway 3 to a point (83°25'11.467"W 41°15'14.495"N) where County Highway 3 crosses the Wood - Sandusky County boundary.

Exhibit C-2- page 46

State	County	Sales Center	Description
Ohio	Wyandot	Lima OH
All locations in Wyandot County EXCLUDING an area north and east of a line starting at a point (83°6'44.012"W 40°49'8.71"N) where County Highway 55 crosses the Wyandot - Crawford county boundary; thence west along County Highway 55 (Center St) to a point (83°7'50.571"W 40°49'8.483"N) at the intersection of County Highway 55 and State Highway 231 (Main St) in the town of Nevada, Nevada not included; thence north along State Highway 231 to a point (83°7'53.212"W 40°49'34.623"N) at the intersection of State Highway 231 and State Highway 182 (Grove St); thence west along State Highway 182 to a point (83°10'11.099"W 40°49'33.933"N) at the intersection of State Highway 182 and County Road 134; thence north along County Road 134 to a point (83°10'12.039"W 40°56'59.054"N) at the intersection of County Road 134 (Sycamore Ave), State Highway 103, and State Highway 231 in the town of Sycamore, Sycamore not included; thence continuing north along State Highway 231 (Sycamore Ave) to a point (83°10'12.513"W 40°57'51.027"N) at the intersection of State Highway 231 and County Highway 16; thence west along County Highway 16 to a point (83°10'41.114"W 40°57'50.853"N) at the intersection of County Highway 16 and Township Highway 12; thence north along Township Highway 12 to a point (83°11'48.525"W 40°58'54.924"N) at the intersection of Township Highway 12 and County Highway 37; thence northwardly along County Highway 37 to a point (83°11'29.497"W 40°59'10.086"N) at the intersection of County Highway 37 and County Highway 9; thence northwestwardly along County Highway 9 to a point (83°12'18.114"W 40°59'34.734"N) where it meets the Wyandot - Seneca County boundary.

West Virginia	Mingo	Louisa KY	All locations in Mingo County north and west of a line starting at a point (82°18'21.769"W 37°56'38.074"N) on the Wayne - Lincoln county boundary; thence southwardly along the path of the former location of the Norfolk and Western Railroad, as shown on the USGS Wayne, WV 1909 quad map, following County Hwy 3/05; thence westwardly along the path of the N & W RR, following State Highway 65; thence southwardly along the path of the N & W RR, following US Highway 62, to a point (82°19'32.493"W 37°46'9.999"N) that is two (2) miles north of a point (82°19'51.686"W 37°44'25.188"N) at the intersection of Nolan St and County Hwy 52/19 in the town of Nolan; thence due west to a point (82°19'47.355"W 37°46'9.827"N) on the Mingo - Martin county boundary
West Virginia	Wayne	Louisa KY	All locations in Wayne County south and west of a line starting at a point (82°36'10.838"W 38°11'25.291"N) on the Wayne - Lawrence county boundary; thence due east on a straight line that is five (5) miles south of a point (82°26'32.469"W 38°13'17.293"N) at the intersection of Hall St and Hendricks St in the town of Wayne to a point (82°28'21.3"W 38°11'31.547"N) where said line intersects the former location of the Norfolk and Western Railroad, as shown on the USGS Wayne, WV 1909 quad map; thence southwardly along the path of the Norfolk and Western railroad, following near State Highway 152, to County Highway 35, to County Highway 41 to a point (82°18'21.769"W 37°56'38.074"N) on the Wayne - Lincoln county boundary

Anderson/Fort Wayne/Lafayette/South Bend/Terre Haute Subterritory:

State	County	Sales Center	Description
Illinois	Clark	Terre Haute IN	All locations in Clark County

Exhibit C-2- page 47

State	County	Sales Center	Description
Illinois	Edgar	Terre Haute IN
All locations in Edgar County south of a line starting at a point (87°56'23.397"W 39°47'32.573"N) where US Highway 36 crosses the Edgar - Douglas County boundary; thence east along US Highway 36 to a point (87°31'59.532"W 39°47'46.58"N) where US 36 crosses the Edgar - Vermillion County boundary; EXCLUDING all locations on State Highway 16 from the Edgar - Coles County boundary to and including the town of Kansas.

Indiana	Adams	Fort Wayne IN	All locations in Adams County
Indiana	Allen	Fort Wayne IN	All locations in Allen County
Indiana	Benton	Lafayette IN	All locations in Benton County
Indiana	Blackford	Anderson IN	All locations in Blackford County located west and south of a line starting at a point (85°17'51.38"W 40°34'2.016"N) at the intersection of W County Road 1200 S and N County Road 400 on the Blackford - Wells County boundary; thence south on N County Road 400 to a point (85°17'47.52"W 40°29'10.942"N) at the intersection of N County Road 400 and E County Road 250; thence east on E County Road 250 (State Highway 22) to a point (85°12'2.41"W 40°29'12.703"N) at the intersection of E County Road 250 and N County Road 25 E on the Blackford - Jay Country boundary; EXCLUDING the town of Montpelier.
Indiana	Blackford	Fort Wayne IN	All locations in Blackford County located east and north of a line starting at a point (85°17'51.38"W 40°34'2.016"N) at the intersection of W County Road 1200 S and N County Road 400 on the Blackford - Wells County boundary; thence south on N County Road 400 to a point (85°17'47.52"W 40°29'10.942"N) at the intersection of N County Road 400 and E County Road 250; thence east on E County Road 250 (State Highway 22) to a point (85°12'2.41"W 40°29'12.703"N) at the intersection of E County Road 250 and N County Road 25 E on the Blackford - Jay Country boundary. Including the town of Montpelier.

Exhibit C-2- page 48

State	County	Sales Center	Description
Indiana	Carroll	Lafayette IN
All locations in Carroll County south and west of a line starting at a point (86°41'41.83"W 40°29'35.639"N) on the Carroll - Tippecanoe County boundary; thence due east through a point (86°38'19.136"W 40°29'35.083"N) that is one quarter (1/4) mile north of a point (86°38'19.044"W 40°29'21.901"N) at the intersection of County Road 400 S and US Highway 421 next to the town of Ockley, Ockley included; thence continuing due east to a point (86°28'5.938"W 40°29'32.706"N) on S County Road 300 E, and the western boundary of the Burlington township; thence southwardly along the western edge of the Burlington township and S County Road 300 E to a point (86°28'6.511"W 40°25'51.514"N) at the intersection of S County Road
300 E and E County Road 1000 N on the Carroll - Clinton County boundary; AND all locations west of a line starting at a point (86°39'31.607"W 40°44'11.721"N) at the intersection of N County Road 700 W and W County Road 1300 N on the Carroll - White County boundary; thence southwardly along N County Road 700 W and the western boundary of the Adams township to a point (86°39'32.525"W 40°38'56.476"N) where the Adams township meets the Tippecanoe township; thence eastwardly to a point (86°39'19.399"W 40°38'56.708"N) where the northeast corner of the Tippecanoe township meets the Wabash River; thence southwardly along the Wabash River and the eastern edge of the Tippecanoe township to a point (86°41'51.129"W 40°33'42.828"N) on the Carroll - Tippecanoe County boundary. All locations in the Jefferson and Tippecanoe townships in Carroll County are included.

Indiana	Clay	Terre Haute IN	All locations in Clay County
Indiana	Clinton	Lafayette IN	All location in Clinton County in the southwest corner of the County south and west of US Highway 52, including all locations in the town of Colfax; AND all locations in Clinton County in the northwest corner of the county north and west of a line starting at a point (86°41'42.588"W 40°18'57.305"N) at the intersection of W County Road 200 N and S County Line Road E on the Clinton - Tippecanoe County boundary; thence east on W County Road 200 N to a point (86°34'49.841"W 40°18'55.205"N) at the intersection of W County Road 200 N and N County Road 400 W; thence north on N County Road 400 W to a point (86°34'49.387"W 40°20'39.627"N) at the intersection of N County Road 400 W and State Road 38; thence east on State Road 38 to a point (86°33'44.754"W 40°20'38.762"N) at the intersection of State Road 38 and N County Road 300 W; thence north on N County Road 300 W to a point (86°33'43.28"W 40°23'16.175"N) at the intersection to N County Road 300 W and W County Road 700 N; thence east on W County Road 700 N to a point (86°32'40.461"W 40°23'16.175"N) at the intersection of W County Road 700 N and N County Road 200 W; thence north on N County Road 200 W to a point (86°32'38.873"W 40°25'52.968"N) at the intersection of N County Road 200 W and W County Road 800 S on the Clinton - Carroll County boundary.
Indiana	DeKalb	Fort Wayne IN	All locations in DeKalb County
Indiana	Delaware	Anderson IN	All locations in Delaware County

Exhibit C-2- page 49

State	County	Sales Center	Description
Indiana	Elkhart	South Bend IN	All locations in Elkhart County
Indiana	Fountain	Lafayette IN	All locations in Fountain County north of W County Road 650 N.
Indiana	Fountain	Terre Haute IN	All locations in Fountain County south of W County Road 650 N.
Indiana	Grant	Anderson IN	All locations in Grant County, EXCLUDING locations in Sims and Green townships, AND EXCLUDING all locations in Liberty township within three (3) miles east of the Green - Liberty township line, AND EXCLUDING all locations in the town of Herbst; bounded by a line starting at a point (85°51'49.105"W 40°33'55.922"N) at the intersection of W County Road 100 N and N County Road 1000 W on the Grant - Howard County boundary; thence eastwardly along W County Road 100 N and the northern boundary of Sims township to a point (85°47'16.137"W 40°33'58.995"N) at the northeastern corner of Sims township; thence southwardly along the eastern boundary of Sims township and S County Road 600 W to a point (85°47'14.829"W 40°31'22.791"N) at the intersection of S County Road 600 W and W County Road 200 S; thence eastwardly along W County Road 200 S to a point (85°46'4.117"W 40°31'24.235"N) at the intersection of W County Road 200 S and S County Road 500 W; thence southwardly along S County Road 500 W, passing east of the town of Herbst, Herbst not included, to a point (85°46'2.925"W 40°30'31.728"N) at the intersection of S County Road 500 W and W County Road 300 S; thence westwardly along W County Road 300 S to a point (85°47'14.22"W 40°30'30.532"N) at the intersection of W County Road 300 S and S County Road 600 W; thence southwardly along S County Road 600 W to a point (85°47'13.356"W 40°28'46.248"N) at the intersection of S County Road 600 W and W County Road 500 S and the northeast corner of the Green township; thence eastwardly along W County Road 500 S and the northern boundary of the Liberty township three (3) miles to a point (85°43'46.349"W 40°28'48.428"N) at the intersection of W County Road 500 S and S County Road 300 W; thence southwardly along S County Road 300 W to a point (85°43'40.675"W 40°22'43.642"N) at the intersection of S County Road 300 W and W County Road 1200 S on the Grant - Madison County boundary.

Exhibit C-2- page 50

State	County	Sales Center	Description
Indiana	Greene	Terre Haute IN
All locations in Greene County west of a line starting at a point (87°3'31.045"W 38°54'10.968"N) where State Highway 57 crosses the Greene - Daviess
County boundary; thence north along State Highway 57, through but NOT including the town of Newberry, to a point (87°0'42.821"W 39°4'45.597"N) at the intersection of State Highway 57 and State Highway 67; thence due north to a point (87°0'42.946"W 39°10'5.126"N) on the Greene - Owen County boundary.

Indiana	Hancock	Anderson IN	All locations in Hancock County north and east of State Road 109, including the towns of Wilkinson and Shirley.
Indiana	Henry	Anderson IN	All locations in Henry County
Indiana	Huntington	Fort Wayne IN	All locations in Huntington County
Indiana	Jay	Anderson IN	All locations in Jay County south and west of a line starting at a point (85°12'2.41"W 40°29'12.703"N) at the intersection of (State Highway 22) E County Road 250 and N County Road 25 E on the Jay - Blackford Country boundary; thence east along State Highway 22 (W County Road 350 N) to a point (85°9'2.839"W 40°29'9.905"N) at the intersection of State Highway 22 and State Highway 1; thence south on State Highway 1 to a point (85°9'1.384"W 40°22'46.82"N) at the intersection of State Highway 1 and W County Road 400 S; thence east on W County Road 400 S to a point (84°58'40.368"W 40°22'54.301"N) at the intersection of W County Road 400 S and US Highway 27; thence south on US Highway 27 to a point (84°58'35.882"W 40°18'32.604"N) at the intersection of US Highway 27 and E County Road 1000 N on the Jay - Randolph County boundary, including all locations in the towns of Dunkirk and Redkey.

Exhibit C-2- page 51

State	County	Sales Center	Description
Indiana	Jay	Fort Wayne IN
All locations in Jay County north and east of a line starting at a point (85°12'2.41"W 40°29'12.703"N) at the intersection of (State Highway 22) E County Road 250 and N County Road 25 E on the Jay - Blackford Country boundary; thence east along State Highway 22 (W County Road 350 N) to a point (85°9'2.839"W 40°29'9.905"N) at the intersection of State Highway 22 and State Highway 1; thence south on State Highway 1 to a point (85°9'1.384"W 40°22'46.82"N) at the intersection of State Highway 1 and W County Road 400 S; thence east on W County Road 400 S to a point (84°58'40.368"W 40°22'54.301"N) at the intersection of W County Road 400 S and US Highway 27; thence south on US Highway 27 to a point (84°58'35.882"W 40°18'32.604"N) at the intersection of US Highway 27 and E County Road 1000 N on the Jay - Randolph County boundary, including all locations in the towns of Portland,
Bryant, and Pennville.

Exhibit C-2- page 52

State	County	Sales Center	Description
Indiana	Kosciusko	Fort Wayne IN
All locations in Kosciusko County south and east of a line starting at a point (86°3'19.66"W 41°14'44.365"N) where State Highway 10 crosses the Kosciusko - Marshall County boundary; thence east to a point (86°3'2.207"W 41°14'44.252"N) at the intersection of State Highway 10 and State Road 19; thence south on State Road 19 to a point (86°2'47.69"W 41°14'31.322"N) at the intersection of State Road 19 and W County Road 75 N; thence east on W County Road 75 N to a point (86°1'36.213"W 41°14'32.762"N) at the intersection of W County Road 75 N and N County Road 950 W; thence north on N County Road 950 W to a point (86°1'36.662"W 41°14'58.783"N) at the intersection of N County Road 950 W and W County Road 125 N; thence east on W County Road 125 N to a point (85°59'52.99"W 41°15'0.641"N) at the intersection of W County Road 125 N and N County Road 800 W; thence south on N County Road 800 W to a point (85°59'52.279"W 41°14'47.406"N) where the road turns east and becomes W County Road 100 N; thence east on W County Road 100 N to a point (85°58'6.359"W 41°14'51.799"N) at the intersection of W County Road 100 N and N County Road 650 W; thence north on N County Road 650 W, passing to the east of the town of Atwood, Atwood NOT included, to a point (85°58'11.603"W 41°17'23.984"N) at the intersection of N County Road 650 W and W County Road 400 N; thence east on W County Road 400 N to a point (85°51'26.952"W 41°17'30.738"N) at the intersection of W County Road 400 N and N State Road 15; thence north on N State Road 15 to a point (85°51'20.659"W 41°17'45.698"N) at the intersection of N State Road 15 and W Levi Lee Road; thence east on W Levi Lee Road to a point (85°49'27.592"W 41°18'10.457"N) at the intersection of W Levi Lee Road and N County Road 100 E; thence south on N County Road 100 E to a point (85°49'27.306"W 41°17'57.973"N) at the intersection of N County Road 100 E and E County Road 450 N; thence east on E County Road 450 N to a point (85°47'9.119"W 41°18'0.416"N) at the intersection of E County Road 450 N and N County Road 300 E; thence north on N County Road 300 E to a point (85°47'10.169"W 41°19'1.953"N) at the intersection of N County Road 300 E and Race St; thence east on Race Street to a point (85°47'8.868"W 41°19'2.116"N) at the intersection of Race St, N Pound Road and N 3rd St; thence north on N 3rd Street to a point (85°47'7.64"W 41°19'12.213"N) at the intersection of N 3rd Street and E Armstrong Road; thence east on E Armstrong Road to a point (85°46'58.46"W 41°19'11.616"N) at the intersection of E Armstrong Road and Ems T26 Lane; thence north on Ems T26 Lane to a point (85°46'49.598"W 41°19'42.223"N) in Tippecanoe Lake; thence east on the southern shoreline of Tippecanoe Lake through a channel into James Lake to a point (85°43'47.687"W 41°19'21.79"N) that is due south of a point (85°43'47.944"W 41°19'47.762"N) at the intersection of E County Road 650 N and N County Road 600 E; thence north on N County Road 600 E to a point (85°43'50.425"W 41°21'0.549"N) at the intersection of N County Road 600 E and E County Road 800 N; thence east on E County Road 800 N to a point (85°42'4.411"W 41°21'2.219"N) at the intersection of E County Road 800 N and N State Road 13; thence north on N State Road 13 to a point (85°42'6.51"W 41°23'12.315"N) where it turns to the west; thence due north across Lake Wawasee to a point (85°42'5.737"W 41°25'22.63"N) at the intersection of E County Road 1300 N and N County Road 750 E; thence north on N County Road 750 E to a point (85°42'5.982"W 41°26'11.642"N) at the intersection of N County Road 750 E and County Line Road on the Kosciusko - Elkhart County boundary.

Exhibit C-2- page 53

State	County	Sales Center	Description

Exhibit C-2- page 54

State	County	Sales Center	Description
Indiana	Kosciusko	South Bend IN
All locations in Kosciusko County south and east of a line starting at a point (86°3'19.66"W 41°14'44.365"N) where State Highway 10 crosses the Kosciusko - Marshall County boundary; thence east to a point (86°3'2.207"W 41°14'44.252"N) at the intersection of State Highway 10 and State Road 19; thence south on State Road 19 to a point (86°2'47.69"W 41°14'31.322"N) at the intersection of State Road 19 and W County Road 75 N; thence east on W County Road 75 N to a point (86°1'36.213"W 41°14'32.762"N) at the intersection of W County Road 75 N and N County Road 950 W; thence north on N County Road 950 W to a point (86°1'36.662"W 41°14'58.783"N) at the intersection of N County Road 950 W and W County Road 125 N; thence east on W County Road 125 N to a point (85°59'52.99"W 41°15'0.641"N) at the intersection of W County Road 125 N and N County Road 800 W; thence south on N County Road 800 W to a point (85°59'52.279"W 41°14'47.406"N) where the road turns east and becomes W County Road 100 N; thence east on W County Road 100 N to a point (85°58'6.359"W 41°14'51.799"N) at the intersection of W County Road 100 N and N County Road 650 W; thence north on N County Road 650 W, passing to the east of the town of Atwood, Atwood included, to a point (85°58'11.603"W 41°17'23.984"N) at the intersection of N County Road 650 W and W County Road 400 N; thence east on W County Road 400 N to a point (85°51'26.952"W 41°17'30.738"N) at the intersection of W County Road 400 N and N State Road 15; thence north on N State Road 15 to a point (85°51'20.659"W 41°17'45.698"N) at the intersection of N State Road 15 and W Levi Lee Road; thence east on W Levi Lee Road to a point (85°49'27.592"W 41°18'10.457"N) at the intersection of W Levi Lee Road and N County Road 100 E; thence south on N County Road 100 E to a point (85°49'27.306"W 41°17'57.973"N) at the intersection of N County Road 100 E and E County Road 450 N; thence east on E County Road 450 N to a point (85°47'9.119"W 41°18'0.416"N) at the intersection of E County Road 450 N and N County Road 300 E; thence north on N County Road 300 E to a point (85°47'10.169"W 41°19'1.953"N) at the intersection of N County Road 300 E and Race St; thence east on Race Street to a point (85°47'8.868"W 41°19'2.116"N) at the intersection of Race St, N Pound Road and N 3rd St; thence north on N 3rd Street to a point (85°47'7.64"W 41°19'12.213"N) at the intersection of N 3rd Street and E Armstrong Road; thence east on E Armstrong Road to a point (85°46'58.46"W 41°19'11.616"N) at the intersection of E Armstrong Road and Ems T26 Lane; thence north on Ems T26 Lane to a point (85°46'49.598"W 41°19'42.223"N ) in Tippecanoe Lake; thence east on the southern shoreline of Tippecanoe Lake through a channel into James Lake to a point (85°43'47.687"W 41°19'21.79"N) that is due south of a point (85°43'47.944"W 41°19'47.762"N) at the intersection of E County Road 650 N and N County Road 600 E; thence north on N County Road 600 E to a point (85°43'50.425"W 41°21'0.549"N) at the intersection of N County Road 600 E and E County Road 800 N; thence east on E County Road 800 N to a point (85°42'4.411"W 41°21'2.219"N) at the intersection of E County Road 800 N and N State Road 13; thence north on N State Road 13 to a point (85°42'6.51"W 41°23'12.315"N) where it turns to the west; thence due north across Lake Wawasee to a point (85°42'5.737"W 41°25'22.63"N) at the intersection of E County Road 1300 N and N County Road 750 E; thence north on N County Road 750 E to a point (85°42'5.982"W 41°26'11.642"N) at the intersection of N County Road 750 E and County Line Road on the Kosciusko - Elkhart County boundary.

Indiana	LaGrange	Fort Wayne IN	All locations in LaGrange County
Indiana	LaPorte	South Bend IN	All locations in LaPorte County east of a line that originates where North 300 East intersects (86°38'28.849"W 41°45'34.972"N) the LaPorte - Berrien County boundary; thence southerly along North 300 East to its intersection (86°38'29.429"W 41°41'40.146"N) with East 600 North; thence easterly on East 600 North to its intersection (86°34'59.834"W 41°41'39.44"N) with North 600 East; thence southerly along North 600 East to its intersection (86°34'55.757"W 41°25'58.187"N) with the LaPorte - Stark County boundary.

Exhibit C-2- page 55

State	County	Sales Center	Description
Indiana	Madison	Anderson IN
All locations in Madison County located in the Stony Creek, Anderson, Union, Green, Fall Creek, and Adams townships, AND that part of LaFayette and Richland townships south of a due east - west line drawn across said townships beginning at a point two (2) miles north of the southwest corner of LaFayette township; AND all locations in Madison County south of a line starting at a point (85°51'47.837"W 40°6'13.864"N) at the intersection of W County Road 10 N and Atlantic Road E, and the southwest corner of the Jackson township on the Hamilton - Madison County boundary; thence eastwardly along W County Road 10 N and the southern boundary of the Jackson township to a point (85°48'4.561"W 40°6'15.714"N) at the intersection of W County Road 10 N and N County Road 675 W; thence continuing eastwardly along the southern boundary of the Jackson township to a point (85°44'56.147"W 40°6'18.046"N) at the southeastern corner of Jackson township on Layton Road; thence northwardly along Layton Road and the eastern boundary of the Jackson township to a point (85°44'55.698"W 40°7'4.552"N) at the intersection of Layton Road and W 8th St; thence continuing north along the eastern boundary of the Jackson township to a point (85°44'55.486"W 40°7'38.051"N) where it meets N County Road 400 W; thence continuing north along N County Road 400 W and the eastern boundary of the Jackson township to a point (85°44'55.194"W 40°8'6.161"N)
at the intersection of N County Road 400 W and W County Road 200 N where the Jackson township meets the southern boundary of the Lafayette township; thence westwardly along W County Road 200 N and the southern boundary of the Layfayette township to a point (85°47'10.698"W 40°8'5.414"N) at the intersection of W County Road 200 N and N County Road 600 W, which is the southwest corner of Layfayette township; thence north along N County Road 600 W to a point (85°47'9.588"W 40°9'49.834"N) where a due east-west line, that is drawn two (2) miles north of a point (85°47'10.698"W 40°8'5.414"N) at southwest corner of Layfayette township, crosses said road; thence due east across the Layfeyette and Richland townships to a point (85°34'33.033"W 40°9'41.162"N) on S County Road 1000 W and the Madison - Delaware County boundary.

Indiana	Miami	Anderson IN	All locations in Miami County located in the southeast corner including Jackson township and that part of Harrison township south of a due east - west line across said township from a point two (2) miles south of the southwest corner of Wabash County; AND all locations in Miami County south and east of a line starting at a point (86°0'47.958"W 40°33'50.888"N) at the intersection of E County Road 1400 S and S County Road 300 E, also the southeast corner of the Clay township; thence northwardly along S County Road 300 E and the eastern boundary of Clay township to a point (86°0'49.815"W 40°37'21.59"N) on S County Road 300 E and the eastern boundary of Clay township; thence due east on a line, that is two (2) miles south of a point (85°56'22.248"W 40°39'3.438"N) at the intersection of E County Road 800 S and S County Road 700 E, and also the southwest corner of Wabash County, to a point (85°56'20.803"W 40°37'19.209"N) on the eastern boundary of Harrison township and S County Road 700 E; thence northwardly along the eastern boundary of Harrison township and S County Road 700 E to a point (85°56'22.248"W 40°39'3.438"N) at the intersection of E County Road 800 S and S County Road 700 E, and also the northeast corner of Harrison township.

Exhibit C-2- page 56

State	County	Sales Center	Description
Indiana	Montgomery	Lafayette IN
All locations in Montgomery County north and west of a line starting at a point (86°47'56.747"W 39°51'54.758"N) at the intersection of County Road 1400 N and Country Road 550 E on the Montgomery - Putnam County boundary; thence north on County
Road 550 E (Ladoga Road), through and NOT including the town of Ladoga, to a point (86°48'31.55"W 39°58'0.709"N) at the intersection of County Road 550 E and County Road 500 S; thence east on County Road 500 S, through and NOT including the town of New Ross, to a point (86°41'42.236"W 39°57'57.799"N) where County Road 500 S crosses the Montgomery - Boone County boundary. AND All locations East of a line starting at a point (86°59'32.977"W 39°51'59.611"N) at the intersection of County Road 1375 N and County Road 475 W on the Montgomery - Putnam County boundary; thence north on County Road 475 W to a point (86°59'48.975"W 39°55'28.683"N) at the intersection of County Road 475 W and W State Road 234; thence east on W State Road 234 to a point (86°59'31.873"W 39°55'28.808"N) at the intersection of W State Road 234 and State Road 475 W; thence north on State Road 475 W to a point (86°59'31.547"W 39°56'21.014"N) at the intersection of State Road 475 W and W County Road 700 S; thence east on W County Road 700 S to a point (86°59'14.445"W 39°56'20.789"N) at the intersection of W County Road 700 S and S County Road 450 W; thence north on S County Road 450 W to a point (86°59'14.934"W 39°57'9.113"N) at the intersection of S County Road 450 W and W County Road 600 S; thence west on W County Road 600 S to a point (86°59'49.301"W 39°57'9.238"N) at the intersection of W County Road 600 S and S County Road 500 W (Davis Bridge Road); thence north and west along S County Road 500 W to a point (87°0'56.568"W 39°58'7.164"N) where it turns into S County Road 600 W; thence north on S County Road 600 W to a point (87°0'57.974"W 40°1'29.824"N) at the intersection of S County Road 600 W and State Highway 32; thence east on State Highway 32 to a point (86°58'32.172"W 40°1'30.119"N) at the intersection of State Highway 32 and S County Road 400 W; thence north on S County Road 400 W to a point (86°58'46.033"W 40°6'3.293"N) at the intersection of S County Road 400 W and Old State Highway 55; thence northeast on Old State Highway 55, through and including the town of Wingate, to a point (87°5'31.268"W 40°11'5.94"N) where State Highway 55 crosses the Montgomery - Fountain County boundary.

Exhibit C-2- page 57

State	County	Sales Center	Description
Indiana	Montgomery	Terre Haute IN
All locations in Montgomery County west of a line starting at a point (86°59'32.977"W 39°51'59.611"N)
at the intersection of County Road 1375 N and County Road 475 W on the Montgomery - Putnam County boundary; thence north on County Road 475 W to a point (86°59'48.975"W 39°55'28.683"N) at the intersection of County Road 475 W and W State Road 234; thence east on W State Road 234 to a point (86°59'31.873"W 39°55'28.808"N) at the intersection of W State Road 234 and State Road 475 W; thence north on State Road 475 W to a point (86°59'31.547"W 39°56'21.014"N) at the intersection of State Road 475 W and W County Road 700 S; thence east on W County Road 700 S to a point (86°59'14.445"W 39°56'20.789"N) at the intersection of W County Road 700 S and S County Road 450 W; thence north on S County Road 450 W to a point (86°59'14.934"W 39°57'9.113"N) at the intersection of S County Road 450 W and W County Road 600 S; thence west on W County Road 600 S to a point (86°59'49.301"W 39°57'9.238"N) at the intersection of W County Road 600 S and S County Road 500 W (Davis Bridge Road); thence north and west along S County Road 500 W to a point (87°0'56.568"W 39°58'7.164"N) where it turns into S County Road 600 W; thence north on S County Road 600 W to a point (87°0'57.974"W 40°1'29.824"N) at the intersection of S County Road 600 W and State Highway 32; thence east on State Highway 32 to a point (86°58'32.172"W 40°1'30.119"N) at the intersection of State Highway 32 and S County Road 400 W; thence north on S County Road 400 W to a point (86°58'46.033"W 40°6'3.293"N) at the intersection of S County Road 400 W and Old State Highway 55; thence northeast on Old State Highway 55, through and NOT including the town of Wingate, to a point (87°5'31.268"W 40°11'5.94"N) where State Highway 55 crosses the Montgomery - Fountain County boundary.

Indiana	Noble	Fort Wayne IN	All locations in Noble County
Indiana	Parke	Terre Haute IN	All locations in Parke County

Exhibit C-2- page 58

State	County	Sales Center	Description
Indiana	Putnam	Terre Haute IN
All locations in Putnam County in the southwest corner of the county, south and west of a line starting at a point (87°0'49.67"W 39°32'53.796"N) where US Highway 40 crosses the Putnam - Clay County boundary; thence east on US Highway 40 to a point (86°57'49.135"W 39°33'1.324"N) at the intersection of US Highway 40 and S County Road 625 W; thence south on S County Road 625 W to a point (86°57'1.133"W 39°31'25.7"N) at the intersection of S County Road 625 W and S County
Road 550 W; thence south on S County Road 550 to a point (86°57'13.499"W 39°30'34.862"N) at the intersection of S County Road 550 and W County Road 1025 S; thence due south to a point (86°57'13.337"W 39°28'24.14"N) on the Putnam - Clay County boundary; AND all locations in Putnam County in the northwest corner of the county, north and west of a line starting at a point (87°0'35.513"W 39°50'41.517"N) where State Highway 236 crosses the Putnam - Parke county boundary; thence east on State Highway 236 to a point (86°57'19.692"W 39°50'36.309"N) at the intersection of State Highway 236 and N County Road 600 W; thence north on N County Road 600 W to a point (86°57'17.923"W 39°51'58.264"N) at the intersection of N County Road 600 W and W County Road 1400 N on the Putnam - Montgomery county boundary, including all locations in the town of Russellville.

Indiana	Randolph	Anderson IN	All locations in Randolph County
Indiana	St. Joseph	South Bend IN	All locations in St. Joseph County
Indiana	Steuben	Fort Wayne IN	All locations in Steuben County
Indiana	Sullivan	Terre Haute IN	All locations in Sullivan County
Indiana	Tippecanoe	Lafayette IN	All locations in Tippecanoe County
Indiana	Vermillion	Terre Haute IN	All locations in Vermillion County
Indiana	Vigo	Terre Haute IN	All locations in Vigo County
Indiana	Wabash	Fort Wayne IN	All locations in Wabash County EXCLUDING the area west and north of a line starting a point (85°54'26.196"W 41°2'34.592"N) on the Wabash - Kosciusko County boundary that is two (2) miles east of a point (85°56'44.162"W 41°2'34.172"N) at the northwest corner of Wabash county and the intersection of W County Road 1300 S and S County Road 600 W; thence due south to a point (85°54'38.328"W 40°50'16.348"N) where it meets a due east - west line that is two (2) miles south of a point (85°56'35.199"W 40°52'1.812"N) at the intersection of E County Road 700 N and N County Road 700 E, that is also the intersection of the Noble - Paw Paw townships; thence due east two (2) miles to a point (85°52'20.887"W 40°50'15.005"N); thence due south to a point (85°52'26.981"W 40°44'16.511"N) on W County Road 600 S and the Noble - Waltz township boundary; thence westwardly along W County Road 600 S to a point (85°56'27.894"W 40°44'14.093"N) on the Miami - Wabash County boundary.
Indiana	Warren	Lafayette IN	All locations in Warren County
Indiana	Wayne	Anderson IN	All locations in Wayne County
Indiana	Wells	Fort Wayne IN	All locations in Wells County

Exhibit C-2- page 59

State	County	Sales Center	Description
Indiana	White	Lafayette IN	All locations in White County
Indiana	Whitley	Fort Wayne IN	All locations in Whitley County
Ohio	Darke	Anderson IN	Only those locations in Darke County located in Jackson township, bounded on the north by Brock Cosmos Road, bounded on the east by Coletown-Lightsville Road, and bounded on the south by Hillgrove Woodington Road.
Ohio	Defiance	Fort Wayne IN	All locations in Defiance County
Ohio	Paulding	Fort Wayne IN	All locations in Paulding County
Ohio	Williams	Fort Wayne IN	All locations in Williams County west of a line starting at a point (84°28'41.096"W 41°25'37.75"N) at the intersection of County Line Road and County Road 18 on the Williams - Defiance County boundary; thence north on County Road 18 to a point (84°28'40.828"W 41°31'42.77"N) at the intersection of County Road 18 and County Road H; thence west on County Road H to a point (84°37'55.7"W 41°31'41.766"N) at the intersection of County Road H and County Road 10; thence north on County Road 10 to a point (84°37'52.484"W 41°42'3.072"N) where County Road 10 crosses the Williams - Hillsdale County boundary.

Exhibit C-2- page 60

Indianapolis/Bloomington/Columbus/Mansfield Subterritory:

State	County	Sales Center	Description
Indiana	Boone	Indianapolis IN	All locations in Boone County
Indiana	Brown	Bloomington IN	All locations in Brown County, EXCLUDING an area in the northeast corner north and east of a line starting at a point (86°6'15.654"W 39°20'37.639"N) that is one (1) mile west of the intersection of Brown, Bartholomew, and Johnson Counties; thence due south seven (7) miles to a point (86°6'20.111"W 39°14'34.202"N); thence due east to a point (86°4'56.338"W 39°14'33.55"N) on the Brown - Bartholomew county boundary.

Exhibit C-2- page 61

State	County	Sales Center	Description
Indiana	Clinton	Indianapolis IN
All locations in Clinton County, EXCLUDING locations in three areas: those locations in Clinton County located in the Forest Township located in the northwest corner of Clinton County, bounded by a line starting at a point (86°21'24.601"W 40°25'54.707"N) where N County Road 800 E crosses the Clinton - Howard County boundary; thence southwardly along N County Road 800 E and the western boundary of Forest Township towards a point (86°21'22.776"W 40°20'14.502"N) at the southwestern corner of the Forest Township; thence eastwardly along the southern boundary of Forest Township to a point (86°14'34.458"W 40°20'14.97"N) on the Clinton - Tipton County boundary, AND those locations in Clinton County in the southwest corner of the County south and west of US Highway 52, including all locations in the town of Colfax, AND those locations in Clinton County in the northwest corner of the county north and west of a line starting at a point (86°41'42.588"W 40°18'57.305"N) at the intersection of W County Rd 200 N and S County Line Rd E on the Clinton - Tippecanoe County boundary; thence east on W County Rd 200 N to a point (86°34'49.841"W 40°18'55.205"N) at the intersection of W County Rd 200 N and N County Rd 400 W; thence north on N County Rd 400 W to a point (86°34'49.387"W 40°20'39.627"N) at the intersection of N County Rd 400 W and State Rd 38; thence east on State Rd 38 to a point (86°33'44.754"W 40°20'38.762"N) at the intersection of State Rd 38 and N County Rd 300 W; thence north on N County Rd 300 W to a point (86°33'43.28"W 40°23'16.175"N) at the intersection to N County Rd 300 W and W County Rd 700 N; thence east on W County Rd 700 N to a point (86°32'40.461"W 40°23'16.175"N) at the intersection of W County Rd 700 N and N County Rd 200 W;
thence north on N County Rd 200 W to a point (86°32'38.873"W 40°25'52.968"N) at the intersection of N County Rd 200 W and W County Rd 800 S on the Clinton - Carroll County boundary.

Indiana	Crawford	Bloomington IN	All locations in Crawford County west of the eastern Hoosier National Forest boundary.
Indiana	Daviess	Bloomington IN	All locations in Daviess County
Indiana	Decatur	Indianapolis IN	The north part of Decatur County comprised of Adams, Clinton, and Fugit townships in their entirety, EXCLUDING locations in the town of Adams.
Indiana	Dubois	Bloomington IN	All locations in Dubois County
Indiana	Fayette	Indianapolis IN	All locations in Fayette County
Indiana	Greene	Bloomington IN	All locations in Greene County east of a line starting at a point (87°3'31.045"W 38°54'10.968"N) where State Highway 57 crosses the Greene - Daviess County boundary; thence north along State Highway 57, through and including the town of Newberry, to a point (87°0'42.821"W 39°4'45.597"N) at the intersection of State Highway 57 and State Highway 67; thence due north to a point (87°0'42.946"W 39°10'5.126"N) on the Greene - Owen County boundary.

Exhibit C-2- page 62

State	County	Sales Center	Description
Indiana	Hamilton	Indianapolis IN
All locations in Hamilton County, EXCLUDING those locations in Hamilton County located in White River and Jackson townships, AND EXCLUDING all locations in the Noblesville Township north of a line drawn due east - west across Hamilton County from a point two (2) miles south of the intersection of Adams and Washington townships, bounded by a line starting at a point (86°7'41.666"W 40°13'1.97"N) where US Highway 31 crosses the Tipton - Hamilton county boundary; thence southwardly along US Highway 31 and the western boundary of Jackson Township to a point (86°7'41.137"W 40°6'5.462"N) at the intersection of US Highway 31 and E 216th St, and the southwest corner of Jackson Township; thence eastwardly along E 216th St to a point (86°5'25.184"W 40°6'4.572"N) at the intersection of E 216th St and Hinkle Rd, which is also the intersection of Jackson, Washington, and Noblesville townships; thence southwardly along Hinkle Rd, Moontown Rd, and the western boundary of Noblesville Township to a point (86°5'25.183"W 40°4'20.133"N) where the western edge of Noblesville Township meets a due east-west line that is two (2) miles south of a point (86°7'40.32"W 40°6'5.579"N) at the intersection of Adams and Washington townships; thence due east to a point (85°57'27.855"W 40°4'16.122"N) on the eastern boundary of Noblesville Township; thence northwardly along the eastern boundary of the Noblesville Township to a point (85°57'31.263"W 40°6'8.905"N) on E 216th St and the northeast corner of the Noblesville Township where it meets the White River Township; thence eastwardly along E 216th St and the southern boundary of the White River Township to a point (85°51'47.837"W 40°6'13.864"N) at the intersection of E 216th St and Atlantic Rd E, and the southeast corner of the White River Township on the Hamilton - Madison county boundary.

Indiana	Hancock	Indianapolis IN	All locations in Hancock County, EXCLUDING those locations north and east of State Road 109, and excluding the towns of Wilkinson and Shirley.
Indiana	Hendricks	Indianapolis IN	All locations in Hendricks County
Indiana	Johnson	Indianapolis IN	All locations in Johnson County north of a due east - west line that is four (4) miles North of a point (86°15'6.372"W 39°20'29.971"N) at the southwest corner of Johnson County
Indiana	Lawrence	Bloomington IN	All locations in Lawrence County
Indiana	Marion	Indianapolis IN	All locations in Marion County
Indiana	Martin	Bloomington IN	All locations in Martin County
Indiana	Monroe	Bloomington IN	All locations in Monroe County
Indiana	Montgomery	Indianapolis IN	All locations in Montgomery County south and east of a line starting at a point (86°47'56.747"W 39°51'54.758"N) at the intersection of County Rd 1400 N and Country Rd 550 E on the Montgomery - Putnam County boundary; thence north on County Rd 550 E (Ladoga Rd), through and including the town of Ladoga, to a point (86°48'31.55"W 39°58'0.709"N) at the intersection of County Rd 550 E and County Rd 500 S; thence east on County Rd 500 S, through and including the town of New Ross, to a point (86°41'42.236"W 39°57'57.799"N) where County Rd 500 S crosses the Montgomery - Boone County boundary.
Indiana	Morgan	Bloomington IN	All locations in Morgan County in the south half of the county comprised of the following townships in their entirety: Ray, Baker, Jefferson, Washington, Green, and Jackson.
Indiana	Morgan	Indianapolis IN	All locations in Morgan County in the north half of the county comprised of the following townships in their entirety: Adams, Ashland, Greg, Monroe, Clay, Brown, Madison, and Harrison.

Exhibit C-2- page 63

State	County	Sales Center	Description
Indiana	Orange	Bloomington IN
All locations in Orange County south and west of a line that originates at the intersection (86°25'12.062"W 38°41'16.062"N) of N 200E and the Orange - Lawrence County boundary; thence southerly along N 200 E to the intersection (86°25'13.148"W 38°36'55.001"N) of said road and East County Road 400 N; thence easterly along East County Road 400 N to the Orange - Washington County boundary (86°18'28.802"W 38°36'52.83"N).

Indiana	Owen	Bloomington IN	All locations in Owen County, EXCLUDING the area in the north half of the county comprised of the following townships in their entirety: Jackson, Jennings, Taylor, and Harrison.
Indiana	Owen	Indianapolis IN	All locations in Owen County in the north half of the county comprised of the following townships in their entirety: Jackson, Jennings, Taylor, and Harrison.
Indiana	Perry	Bloomington IN	All locations in Perry County lying east of a line starting at a point (86°40'46.143"W 38°15'46.936"N) approximately two (2) miles west of the of the northwest corner of the Oil Township, on the Crawford - Perry county boundary, thence due south approximately thirteen (13) miles to the southwest corner of the Leopold Township (86°40'45.121"W 38°4'23.102"N), thence due east along said township line three (3) miles to the Anderson-Union Township line (86°37'24.786"W 38°4'24.793"N), thence to a point (86°37'26.128"W 38°0'3.197"N) due south five (5) miles , thence to a point (86°35'14.209"W 38°0'2.794"N) due east two (2) miles, thence due south to the Ohio River.
Indiana	Pike	Bloomington IN	All locations in Pike County west of a line that originates at the intersection (87°24'26.167"W 38°26'10.704"N) of North County Road 700 W and the Pike - Gibson County boundary; thence north along North County Road 700 W to the intersection (87°24'26.381"W 38°28'21.872"N) of said road and W County Road 350 N/Cart Road; thence due north to a point (87°24'26.381"W 38°28'21.872"N) on the Pike - Knox County boundary and all locations north of a line that originates at the intersection (87°18'58.997"W 38°21'6.877"N) of West County Road 475 S and the Pike-Gibson County boundary; then easterly along County Road 475 S to the intersection (87°16'42.583"W 38°21'7.947"N) of said road and Line Road; thence south along Line Road to the intersection (87°16'43.332"W 38°20'28.865"N) of said road and State Highway 64; thence easterly along State Highway 64 to the intersection (87°4'20.869"W 38°18'13.949"N) of said highway and the Pike - Dubois County boundary.

Exhibit C-2- page 64

State	County	Sales Center	Description
Indiana	Putnam	Indianapolis IN
All locations in Putnam County, EXCLUDING locations in two areas: in the southwest corner of the county south and west of a line starting at a point
(87°0'49.67"W 39°32'53.796"N) where US Highway 40 crosses the Putnam - Clay County boundary; thence east on US Highway 40 to a point (86°57'49.135"W 39°33'1.324"N) at the intersection of US Highway 40 and S County Rd 625 W; thence south on S County Rd 625 W to a point (86°57'1.133"W 39°31'25.7"N) at the intersection of S County Rd 625 W and S County Rd 550 W; thence south on S County Rd 550 to a point (86°57'13.499"W 39°30'34.862"N) at the intersection of S County Rd 550 and W County Rd 1025 S; thence due south to a point (86°57'13.337"W 39°28'24.14"N) on the Putnam - Clay County boundary, AND all locations in Putnam County in the northwest corner of the county north and west of a line starting at a point (87°0'35.513"W 39°50'41.517"N) where State Highway 236 crosses the Putnam - Parke county boundary; thence east on State Highway 236 to a point (86°57'19.692"W 39°50'36.309"N) at the intersection of State Highway 236 and N County Rd 600 W; thence north on N County Rd 600 W to a point (86°57'17.923"W 39°51'58.264"N) at the intersection of N County Rd 600 W and W County Rd 1400 N on the Putnam - Montgomery county boundary.

Indiana	Rush	Indianapolis IN	All locations in Rush County
Indiana	Shelby	Indianapolis IN	All locations in Shelby County
Indiana	Spencer	Bloomington IN	All locations in Spencer County north and east of a line that originates on Spencer - Warrick County boundary due north of North County Road 400 W (87°7'53.061"W 38°3'0.185"N); thence south along North County Road 400 W to a point (87°7'55.305"W 38°0'10.508"N) of intersection with a line projected west from the intersection (87°2'15.228"W 38°0'10.774"N) of East County Road 800 N and the Norfolk Southern Railroad; thence north on the Norfolk Southern Railroad, through and including the town of Chrisney, to the town of Lincoln City, Lincoln City included; thence southeastwardly along the Norfolk and Southern Railroad, that runs from Lincoln City to Cannelton, to the Spencer - Perry County boundary.

Exhibit C-2- page 65

State	County	Sales Center	Description
Indiana	Warrick	Bloomington IN
All locations in Warrick County east of a line that originates (87°7'53.061"W 38°3'0.185"N) on Spencer - Warrick County boundary due south of the intersection of State Highway 62 and N Eames Station Road (87°7'54.188"W 38°3'39.179"N); thence north along North Eames Station Road to its terminus; thence projected due north to a point
(87°7'52.594"W 38°13'57.828"N) on the Pike - Warrick County boundary, approximately seven tenths (7/10) of a mile east of North Coles Creek Road.

Ohio	Ashland	Mansfield OH	All locations in Ashland County
Ohio	Athens	Columbus OH	All locations in Athens County
Ohio	Clinton	Columbus OH	All locations in Clinton County east and north of State Route 72 starting at a point (83°42'59.896"W 39°33'11.378"N) where State Route 72 crosses the Clinton - Greene county boundary; thence southwardly along State Route 72 to a point (83°35'37.895"W 39°22'37.619"N) where it crosses the Clinton - Highland county boundary, including the town of Sabina.
Ohio	Coshocton	Columbus OH	All locations in Coshocton County
Ohio	Crawford	Mansfield OH	All locations in Crawford County
Ohio	Delaware	Columbus OH	All locations in Delaware County
Ohio	Fairfield	Columbus OH	All locations in Fairfield County
Ohio	Fayette	Columbus OH	All locations in Fayette County EXCLUDING a small portion on and along County Highway 6 starting at a point (83°28'19.619"W 39°22'39.757"N) where it crosses the Fayette - Highland county boundary; thence northward to a point (83°27'34.441"W 39°24'13.393"N) at the intersection of County Highway 6 and Greenfield Sabina Rd.
Ohio	Franklin	Columbus OH	All locations in Franklin County
Ohio	Guernsey	Columbus OH	All locations in Guernsey County
Ohio	Hardin	Mansfield OH	All locations in Hardin County east and south of a line starting at a point (83°29'49.82"W 40°30'15.174"N) where State Route 31 crosses the Hardin - Union county boundary; thence northwestwardly along State Route 31 through and including the town of Mt Victory, to a point (83°33'29.491"W 40°34'48.101"N) at the intersection of State Route 31 and County Road 190, thence northeastwardly along County Road 190 to a point (83°25'11.693"W 40°35'37.223"N) where County Road 190 crosses the Hardin - Marion county boundary.
Ohio	Harrison	Columbus OH	All locations in Harrison County located in the Washington, Freeport, and Moorefield townships in the southwest corner of the county, including the towns of Tippecanoe, Freeport, and Piedmont.
Ohio	Hocking	Columbus OH	All locations in Hocking County
Ohio	Holmes	Mansfield OH	All locations in Holmes County

Exhibit C-2- page 66

State	County	Sales Center	Description
Ohio	Huron	Mansfield OH	All locations in Huron County south of a due east-west line running through a point (82°33'33.325"W 41°10'34.722"N) at the intersection of US Highway 250 and Dublin Rd.
Ohio	Knox	Mansfield OH	All locations in Knox County
Ohio	Licking	Columbus OH	All locations in Licking County
Ohio	Lorain	Mansfield OH	All locations in Lorain County on or along New London Eastern Rd across the very southern part of the County.
Ohio	Madison	Columbus OH	All locations in Madison County
Ohio	Marion	Mansfield OH	All locations in Marion County
Ohio	Medina	Mansfield OH	All locations in Medina County east, south, and west of a line starting at a point (82°0'20.379"W 40°59'25.562"N) where Cemetery Rd crosses the Medina - Wayne county boundary; thence north along Cemetery Rd to a point (82°0'20.395"W 41°0'1.963"N) at the intersection of Cemetery Rd and Willow Rd; thence east along Willow Rd to a point (81°59'46.669"W 41°0'1.823"N) at the intersection of Willow Rd and State Highway 83 (Avon Lake Rd); thence north along State Highway 83 to a point (81°59'46.382"W 41°0'18.51"N) at the intersection of State Highway 83 and White Rd; thence east along White Rd to a point (81°57'54.494"W 41°0'33.523"N) at the intersection of White Rd and Friendsville Rd; thence south along Friendsville Rd to a point (81°57'28.662"W 40°59'23.484"N) where it crosses the Medina - Wayne county boundary, AND all points along Wooster Pike from the Medina - Wayne county boundary north to a point (81°53'13.003"W 41°0'5.231"N) at the intersection of Wooster Pike and Mud Lake Rd.
Ohio	Meigs	Columbus OH	Only those locations in Meigs County on and along State Highway 681 and State Route 692 starting at a point (82°9'23.099"W 39°11'50.854"N) where State Highway 681 crosses the Meigs - Athens county boundary; thence southwardly along State Highway 681 to a point (82°8'11.43"W 39°10'35.004"N) at the intersection of State Highway 681 and State Route 692; thence south along State Route 692 to and including the town of Pageville.
Ohio	Morgan	Columbus OH	All locations in Morgan County
Ohio	Morrow	Mansfield OH	All locations in Morrow County
Ohio	Muskingum	Columbus OH	All locations in Muskingum County
Ohio	Noble	Columbus OH	All locations in Noble County
Ohio	Perry	Columbus OH	All locations in Perry County
Ohio	Pickaway	Columbus OH	All locations in Pickaway County
Ohio	Richland	Mansfield OH	All locations in Richland County

Exhibit C-2- page 67

State	County	Sales Center	Description
Ohio	Seneca	Mansfield OH
Only those locations in Seneca County located in the Venice Township in the southeast corner bounded on the north by E Township Rd 104 and bounded on the west by County Highway 23, including the town of Attica.

Ohio	Tuscarawas	Columbus OH	All locations in Tuscarawas County in the following townships in the southern part of the county: Jefferson, Salem, Oxford, Washington, and Perry, including the towns of Newcomerstown, Port Washington, and Stone Creek.
Ohio	Tuscarawas	Mansfield OH	All locations in Tuscarawas County in the following townships in the northwestern part of the county: Wayne, Sugarcreek, Auburn, and Bucks, including the towns of Baltic and Sugarcreek.
Ohio	Union	Columbus OH	All locations in Union County
Ohio	Vinton	Columbus OH	All locations in Vinton County in the northern portion of the county in the following townships: Eagle, Jackson, Swan, Elk, Brown, Madison, and Knox, including the town of McArthur.
Ohio	Washington	Columbus OH	All locations in Washington County EXCLUDING a portion on the eastern county boundary inside a half (1/2) mile buffer along State Highway 7 starting at a point (81°14'16.588"W 39°23'25.281"N) where Dana’s Run Creek meets the Ohio River; thence northeastwardly following State Highway 7 and the Ohio River to the Washington - Monroe county boundary, including the towns of Newport and New Matamoras.
Ohio	Wayne	Mansfield OH	All locations in Wayne County excluding a small portion in the northeast corner bounded by a line starting at a point (81°38'52.207"W 40°53'42.248"N) where County Road 27 (Fulton Rd) crosses the Wayne - Stark county boundary; thence westwardly along County Road 27, through and not including the town of Marshallville, to a point (81°48'40.181"W 40°54'6.568"N) at the intersection of County Road 27 and County Road 200 (Blough Rd); thence north along County Road 200 to a point (81°48'43.266"W 40°56'44.561"N) at the intersection of County Road 200 and State Highway 604; thence west along State Highway 604 (Easton Rd) to a point (81°49'17.228"W 40°56'44.387"N) at the intersection of State Highway 604 and Shorle Rd; thence north along Shorle Rd to a point (81°49'20.154"W 40°59'18.124"N) where it crosses the Wayne - Medina county boundary.

Exhibit C-2- page 68

State	County	Sales Center	Description
Ohio	Wyandot	Mansfield OH
All locations in Wyandot County north and east of a line starting at a point (83°6'44.012"W 40°49'8.71"N) where County Highway 55 crosses the Wyandot - Crawford county boundary; thence west along County Highway 55 (Center St) to a point (83°7'50.571"W 40°49'8.483"N) at the intersection of County Highway 55 and State Highway 231 (Main St) in the town of Nevada, Nevada included; thence north along State Highway 231 to a point (83°7'53.212"W 40°49'34.623"N) at the intersection of State Highway 231 and State Highway 182 (Grove St); thence west along State Highway 182 to a point (83°10'11.099"W 40°49'33.933"N) at the intersection of State Highway 182 and County Road 134; thence north along County Road 134 to a point (83°10'12.039"W 40°56'59.054"N) at the intersection of County Road 134 (Sycamore Ave), State Highway 103, and State Highway 231 in the town of Sycamore, Sycamore included; thence continuing north along State Highway 231 (Sycamore Ave) to a point (83°10'12.513"W 40°57'51.027"N) at the intersection of State Highway 231 and County Highway 16; thence west along County Highway 16 to a point (83°10'41.114"W 40°57'50.853"N) at the intersection of County Highway 16 and Township Highway 12; thence north along Township Highway 12 to a point (83°11'48.525"W 40°58'54.924"N) at the intersection of Township Highway 12 and County Highway 37; thence northwardly along County Highway 37 to a point (83°11'29.497"W 40°59'10.086"N) at the intersection of County Highway 37 and County Highway 9; thence northwestwardly along County Highway 9 to a point (83°12'18.114"W 40°59'34.734"N) where it meets the Wyandot - Seneca County boundary.

Exhibit C-2- page 69

EXHIBIT D

Preexisting Contracts

Contract / Product	Bottler	Territory	Date
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte	May 1, 2002
Allied Bottle Contract for Fresca	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte	January 27, 1989
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte	January 27, 1989
Allied Bottle Contract for Mr. PiBB	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte	January 27, 1989
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte	January 27, 1989
Allied Bottle Contract for TAB	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte	January 27, 1989
Barq's Bottler's Agreement	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte	January 18, 1982 March 22, 1994
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte	May 27, 2004
Distribution Agreement for glaceau with Energy Brands, Inc.	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte [all legacy territories]	November 1, 2007
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte	January 27, 1989
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte	December 15, 1997
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte	January 27, 1989
Seagram Soft Drink Trademark License and Bottling Agreement	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte [and all legacy territories]	September 1, 1988
Seagram Soft Drink Production Agreement	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte	July 17, 1992
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte [and other legacy territories]	August 1, 2010
Exhibit D - page 1

Contract / Product	Bottler	Territory	Date
Term Processing Appointment	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte	April 1, 1986
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	Alabama, Florence	January 21, 1998
Allied Bottle Contract for Fresca	Coca-Cola Bottling Co. Consolidated	Alabama, Florence	January 21, 1998
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	Alabama, Florence	January 21, 1998
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	Alabama, Florence	January 21, 1998
Allied Bottle Contract for TAB	Coca-Cola Bottling Co. Consolidated	Alabama, Florence	January 21, 1998
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	Alabama, Florence	May 27, 2004
Side Letter to Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte [all legacy territories]	May 18, 2004
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Alabama, Florence	January 21, 1998
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	Alabama, Florence	October 1, 2000
Side Letter to Dasani MDA	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte [all legacy territories]	December 10, 2001
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	Alabama, Florence	September 11, 2001
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	Alabama, Florence	January 21, 1998
Side Letter to PowerAde MDA	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte [and all legacy territories]	December 14, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Alabama, Florence	January 21, 1998
Side Letter to Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte [and all legacy territories]	January 27, 1989
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	Alabama, Florence	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	Alabama, Mobile	January 27, 1989
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	Alabama, Mobile	January 27, 1989
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	Alabama, Mobile	January 27, 1989
Exhibit D - page 2

Contract / Product	Bottler	Territory	Date
Allied Bottle Contract for TAB	Coca-Cola Bottling Co. Consolidated	Alabama, Mobile	January 27, 1989
Barq's Bottler's Agreement	Coca-Cola Bottling Co. Consolidated	Alabama, Mobile	June 2, 1978 March 22, 1994
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	Alabama, Mobile	May 27, 2004
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Alabama, Mobile	January 27, 1989
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	Alabama, Mobile	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	Alabama, Mobile	December 1, 1997
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	Alabama, Mobile	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Alabama, Mobile	January 27, 1989
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	Alabama, Mobile	August 1, 2010
Term Processing Appointment	Coca-Cola Bottling Co. Consolidated	Alabama, Mobile	April 1, 1986
1983 TAB Amendment	Coca-Cola Bottling Co. Consolidated	Florida, Panama City	October 12, 1983
Amendment [to Sub-Bottler’s Bottle Contract]	Coca-Cola Bottling Co. Consolidated	Florida, Panama City	December 20, 1982
1978 Amendment to Sub-Bottler's Contract	Coca-Cola Bottling Co. Consolidated	Florida, Panama City	June 6, 1979
Barq's Bottler's Agreement	Coca-Cola Bottling Co. Consolidated	Florida, Panama City	March 22, 1994
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	Florida, Panama City	May 27, 2004
Contract for TAB	Coca-Cola Bottling Co. Consolidated	Florida, Panama City	December 31, 1966
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	Florida, Panama City	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	Florida, Panama City	December 1, 1997
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	Florida, Panama City	November 30, 1994
Sub-Bottler's 1983 Amendment	Coca-Cola Bottling Co. Consolidated	Florida, Panama City	December 15, 1983
Exhibit D - page 3

Contract / Product	Bottler	Territory	Date
Sub-Bottler's Temporary Processing Agreement - Coca-Cola	Coca-Cola Bottling Co. Consolidated	Florida, Panama City	March 1, 2002
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	Florida, Panama City	August 1, 2010
Term Sub-Bottler's Bottle Contract	Coca-Cola Bottling Co. Consolidated	Florida, Panama City	December 31, 1976
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	Georgia, Albany	January 27, 1989
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	Georgia, Albany	January 27, 1989
Allied Bottle Contract for Mr. PiBB	Coca-Cola Bottling Co. Consolidated	Georgia, Albany	January 27, 1989
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	Georgia, Albany	January 27, 1989
Allied Bottle Contract for TAB	Coca-Cola Bottling Co. Consolidated	Georgia, Albany	January 27, 1989
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	Georgia, Albany	May 27, 2004
Cessation of Production Acknowledgement	Coca-Cola Bottling Co. Consolidated	Georgia, Albany	December 6, 1990
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Georgia, Albany	January 27, 1989
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	Georgia, Albany	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	Georgia, Albany	December 1, 1997
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	Georgia, Albany	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Georgia, Albany	January 27, 1989
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	Georgia, Albany	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	Georgia, Columbus	January 27, 1989
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	Georgia, Columbus	January 27, 1989
Allied Bottle Contract for Mr. PiBB	Coca-Cola Bottling Co. Consolidated	Georgia, Columbus	January 27, 1989
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	Georgia, Columbus	January 27, 1989
Exhibit D - page 4

Contract / Product	Bottler	Territory	Date
Allied Bottle Contract for TAB	Coca-Cola Bottling Co. Consolidated	Georgia, Columbus	January 27, 1989
Barq's Bottler's Agreement	Coca-Cola Bottling Co. Consolidated	Georgia, Columbus	December 12, 1982 March 22, 1994
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	Georgia, Columbus	May 27, 2004
Cessation of Production Acknowledgement	Coca-Cola Bottling Co. Consolidated	Georgia, Columbus	December 6, 1990
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Georgia, Columbus	January 27, 1989
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	Georgia, Columbus	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	Georgia, Columbus	December 1, 1997
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	Georgia, Columbus	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Georgia, Columbus	January 27, 1989
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	Georgia, Columbus	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	Mississippi, Laurel	May 1, 2002
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	Mississippi, Laurel	November 17, 1989
Allied Bottle Contract for Mr. PiBB	Coca-Cola Bottling Co. Consolidated	Mississippi, Laurel	November 17, 1989
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	Mississippi, Laurel	November 17, 1989
Allied Bottle Contract for TAB	Coca-Cola Bottling Co. Consolidated	Mississippi, Laurel	November 17, 1989
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	Mississippi, Laurel	May 27, 2004
Cessation of Production Acknowledgement	Coca-Cola Bottling Co. Consolidated	Mississippi, Laurel	December 6, 1990
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Mississippi, Laurel	December 26, 1989
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	Mississippi, Laurel	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	Mississippi, Laurel	December 1, 1997

Exhibit D - page 5

Contract / Product	Bottler	Territory	Date
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	Mississippi, Laurel	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Mississippi, Laurel	November 17, 1989
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	Mississippi, Laurel	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	North Carolina, Asheville	January 11, 1990
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	North Carolina, Asheville	January 11, 1990
Allied Bottle Contract for Mr. PiBB	Coca-Cola Bottling Co. Consolidated	North Carolina, Asheville	January 11, 1990
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	North Carolina, Asheville	January 11, 1990
Allied Bottle Contract for TAB	Coca-Cola Bottling Co. Consolidated	North Carolina, Asheville	January 11, 1990
Barq's Bottler's Agreement	Coca-Cola Bottling Co. Consolidated	North Carolina, Asheville	March 22, 1994
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	North Carolina, Asheville	May 27, 2004
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	North Carolina, Asheville	January 31, 1990
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	North Carolina, Asheville	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	North Carolina, Asheville	December 15, 1997
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	North Carolina, Asheville	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	North Carolina, Asheville	January 11, 1990
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	North Carolina, Asheville	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	North Carolina, Biscoe	January 2, 1990
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	North Carolina, Biscoe	January 2, 1990
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	North Carolina, Biscoe	January 2, 1990
Allied Bottle Contract for TAB	Coca-Cola Bottling Co. Consolidated	North Carolina, Biscoe	January 2, 1990
Exhibit D - page 6

Contract / Product	Bottler	Territory	Date
Barq's Bottler's Agreement	Coca-Cola Bottling Co. Consolidated	North Carolina, Biscoe	March 22, 1994
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	North Carolina, Biscoe	May 27, 2004
Cessation of Production Acknowledgement	Coca-Cola Bottling Co. Consolidated	North Carolina, Biscoe	December 6, 1990
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	North Carolina, Biscoe	March 2, 1990
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	North Carolina, Biscoe	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	North Carolina, Biscoe	December 15, 1997
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	North Carolina, Biscoe	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	North Carolina, Biscoe	January 2, 1990
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	North Carolina, Biscoe	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	North Carolina, Fayetteville	August 28, 1987
Allied Bottle Contract for Fresca	Coca-Cola Bottling Co. Consolidated	North Carolina, Fayetteville	August 28, 1987
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	North Carolina, Fayetteville	August 28, 1987
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	North Carolina, Fayetteville	August 28, 1987
Allied Bottle Contract for TAB	Coca-Cola Bottling Co. Consolidated	North Carolina, Fayetteville	August 28, 1987
Barq's Bottler's Agreement	Coca-Cola Bottling Co. Consolidated	North Carolina, Fayetteville	November 1, 1983 March 22, 1994
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	North Carolina, Fayetteville	May 27, 2004
Cessation of Production Acknowledgement	Coca-Cola Bottling Co. Consolidated	North Carolina, Fayetteville	December 6, 1990
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	North Carolina, Fayetteville	August 28, 1987
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	North Carolina, Fayetteville	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	North Carolina, Fayetteville	December 1, 1997
Exhibit D – page 7

Contract / Product	Bottler	Territory	Date
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	North Carolina, Fayetteville	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	North Carolina, Fayetteville	August 28, 1987
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	North Carolina, Fayetteville	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	North Carolina, N. Wilkesboro	January 11, 1990
Allied Bottle Contract for Fresca	Coca-Cola Bottling Co. Consolidated	North Carolina, N. Wilkesboro	January 11, 1990
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	North Carolina, N. Wilkesboro	January 11, 1990
Allied Bottle Contract for Mr. PiBB	Coca-Cola Bottling Co. Consolidated	North Carolina, N. Wilkesboro	January 11, 1990
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	North Carolina, N. Wilkesboro	January 11, 1990
Allied Bottle Contract for TAB	Coca-Cola Bottling Co. Consolidated	North Carolina, N. Wilkesboro	January 11, 1990
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	North Carolina, N. Wilkesboro	May 27, 2004
Cessation of Production Acknowledgement	Coca-Cola Bottling Co. Consolidated	North Carolina, N. Wilkesboro	December 6, 1990
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	North Carolina, N. Wilkesboro	January 31, 1990
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	North Carolina, N. Wilkesboro	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	North Carolina, N. Wilkesboro	December 15, 1997
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	North Carolina, N. Wilkesboro	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	North Carolina, N. Wilkesboro	January 11, 1990
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	North Carolina, N. Wilkesboro	August 1, 2010
1983 TAB Amendment (83TAB)	Coca-Cola Bottling Co. Consolidated	North Carolina, Reidsville	December 30, 1983
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	North Carolina, Reidsville	May 27, 2004
Contract for TAB	Coca-Cola Bottling Co. Consolidated	North Carolina, Reidsville	August 23, 1963
Exhibit D – page 8

Contract / Product	Bottler	Territory	Date
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	North Carolina, Reidsville	September 27, 1994
Sub-Bottler's Contract	Coca-Cola Bottling Co. Consolidated	North Carolina, Reidsville	June 30, 1949
Sub-Bottler's [1978] Amendment	Coca-Cola Bottling Co. Consolidated	North Carolina, Reidsville	January 16, 1979
Sub-Bottler's 1983 Amendment	Coca-Cola Bottling Co. Consolidated	North Carolina, Reidsville	December 22, 1983
Sub-Bottler's Temporary Processing Agreement--Coca-Cola	Coca-Cola Bottling Co. Consolidated	North Carolina, Reidsville	August 1, 1998
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	North Carolina, Reidsville	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	North Carolina, Thomasville	May 1, 2002
Allied Bottle Contract for Fresca	Coca-Cola Bottling Co. Consolidated	North Carolina, Thomasville	January 29, 1997
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	North Carolina, Thomasville	January 29, 1997
Allied Bottle Contract for Mr. PiBB	Coca-Cola Bottling Co. Consolidated	North Carolina, Thomasville	January 29, 1997
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	North Carolina, Thomasville	January 29, 1997
Allied Bottle Contract for TAB	Coca-Cola Bottling Co. Consolidated	North Carolina, Thomasville	January 29, 1997
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	North Carolina, Thomasville	May 27, 2004
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	North Carolina, Thomasville	January 29, 1997
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	North Carolina, Thomasville	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	North Carolina, Thomasville	December 15, 1997
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	North Carolina, Thomasville	January 29, 1997
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	North Carolina, Thomasville	January 29, 1997
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	North Carolina, Thomasville	August 1, 2010
1983 TAB Amendment (83TAB)	Coca-Cola Bottling Co. Consolidated	South Carolina, Georgetown	September 27, 1985
Exhibit D – page 9

Contract / Product	Bottler	Territory	Date
Amendment to Bottler's Contract	Coca-Cola Bottling Co. Consolidated	South Carolina, Georgetown	August 18, 1921
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	South Carolina, Georgetown	May 27, 2004
Contract for TAB	Coca-Cola Bottling Co. Consolidated	South Carolina, Georgetown	June 6, 1963
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	South Carolina, Georgetown	October 1, 2000
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	South Carolina, Georgetown	November 14, 1994
Sub-Bottler's 1983 Amendment	Coca-Cola Bottling Co. Consolidated	South Carolina, Georgetown	September 27, 1985
Sub-Bottler's 1988 Amendment	Coca-Cola Bottling Co. Consolidated	South Carolina, Georgetown	April 18, 1988
Sub-Bottler's [1978] Amendment	Coca-Cola Bottling Co. Consolidated	South Carolina, Georgetown	October 1, 1980
Sub-Bottler's Contract	Coca-Cola Bottling Co. Consolidated	South Carolina, Georgetown	September 20, 1916
Sub-Bottler's Temporary Processing Agreement - Coca-Cola	Coca-Cola Bottling Co. Consolidated	South Carolina, Georgetown	October 1, 2001
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	South Carolina, Georgetown	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	South Carolina, Pageland	January 27, 1989
Allied Bottle Contract for Fresca	Coca-Cola Bottling Co. Consolidated	South Carolina, Pageland	January 27, 1989
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	South Carolina, Pageland	January 27, 1989
Allied Bottle Contract for Mr. PiBB	Coca-Cola Bottling Co. Consolidated	South Carolina, Pageland	January 27, 1989
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	South Carolina, Pageland	January 27, 1989
Allied Bottle Contract for TAB	Coca-Cola Bottling Co. Consolidated	South Carolina, Pageland	January 27, 1989
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	South Carolina, Pageland	May 27, 2004
Cessation of Production Acknowledgement	Coca-Cola Bottling Co. Consolidated	South Carolina, Pageland	December 6, 1990
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	South Carolina, Pageland	January 27, 1989

Exhibit D – page 10

Contract / Product	Bottler	Territory	Date
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	South Carolina, Pageland	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	South Carolina, Pageland	December 15, 1997
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	South Carolina, Pageland	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	South Carolina, Pageland	January 27, 1989
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	South Carolina, Pageland	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	South Carolina, Sumter	May 1, 2002
Allied Bottle Contract for Fresca	Coca-Cola Bottling Co. Consolidated	South Carolina, Sumter	May 28, 1999
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	South Carolina, Sumter	May 28, 1999
Allied Bottle Contract for Mr. PiBB	Coca-Cola Bottling Co. Consolidated	South Carolina, Sumter	May 28, 1999
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	South Carolina, Sumter	May 28, 1999
Allied Bottle Contract for TAB	Coca-Cola Bottling Co. Consolidated	South Carolina, Sumter	May 28, 1999
Barq's Bottler's Agreement	Coca-Cola Bottling Co. Consolidated	South Carolina, Sumter	May 28, 1999 March 22, 1994
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	South Carolina, Sumter	May 27, 2004
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	South Carolina, Sumter	May 28, 1999
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	South Carolina, Sumter	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	South Carolina, Sumter	May 28, 1999
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	South Carolina, Sumter	May 28, 1999
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	South Carolina, Sumter	May 28, 1999
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	South Carolina, Sumter	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	Tennessee, Columbia	May 1, 2002
Exhibit D – page 11

Contract / Product	Bottler	Territory	Date
Allied Bottle Contract for Fresca	Coca-Cola Bottling Co. Consolidated	Tennessee, Columbia	October 25, 1990
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	Tennessee, Columbia	October 25, 1990
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	Tennessee, Columbia	October 25, 1990
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	Tennessee, Columbia	May 27, 2004
Cessation of Production Acknowledgement	Coca-Cola Bottling Co. Consolidated	Tennessee, Columbia	December 6, 1990
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Tennessee, Columbia	February 5, 1991
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	Tennessee, Columbia	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	Tennessee, Columbia	January 1, 1998
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	Tennessee, Columbia	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Tennessee, Columbia	October 25, 1990
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	Tennessee, Columbia	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	Tennessee, Dickson	May 1, 2002
Allied Bottle Contract for Fresca	Coca-Cola Bottling Co. Consolidated	Tennessee, Dickson	November 13, 1989
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	Tennessee, Dickson	November 13, 1989
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	Tennessee, Dickson	November 13, 1989
Allied Bottle Contract for TAB	Coca-Cola Bottling Co. Consolidated	Tennessee, Dickson	November 13, 1989
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	Tennessee, Dickson	May 27, 2004
Cessation of Production Acknowledgement	Coca-Cola Bottling Co. Consolidated	Tennessee, Dickson	December 6, 1990
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Tennessee, Dickson	February 2, 1990
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	Tennessee, Dickson	October 1, 2000
Exhibit D – page 12

Contract / Product	Bottler	Territory	Date
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	Tennessee, Dickson	January 1, 1998
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	Tennessee, Dickson	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Tennessee, Dickson	November 13, 1989
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	Tennessee, Dickson	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	Tennessee, Fayetteville	November 1, 1991
Allied Bottle Contract for Fresca	Coca-Cola Bottling Co. Consolidated	Tennessee, Fayetteville	November 1, 1991
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	Tennessee, Fayetteville	November 1, 1991
Allied Bottle Contract for Mr. PiBB	Coca-Cola Bottling Co. Consolidated	Tennessee, Fayetteville	November 1, 1991
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	Tennessee, Fayetteville	November 1, 1991
Allied Bottle Contract for TAB	Coca-Cola Bottling Co. Consolidated	Tennessee, Fayetteville	November 1, 1991
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	Tennessee, Fayetteville	May 27, 2004
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Tennessee, Fayetteville	January 8, 1992
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	Tennessee, Fayetteville	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	Tennessee, Fayetteville	January 1, 1998
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	Tennessee, Fayetteville	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Tennessee, Fayetteville	November 1, 1991
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	Tennessee, Fayetteville	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	Tennessee, Murfreesboro	April 24, 1989 March 22, 1994
Allied Bottle Contract for Fresca	Coca-Cola Bottling Co. Consolidated	Tennessee, Murfreesboro	April 24, 1989
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	Tennessee, Murfreesboro	April 24, 1989
Exhibit D – page 13

Contract / Product	Bottler	Territory	Date
Allied Bottle Contract for Mr. PiBB	Coca-Cola Bottling Co. Consolidated	Tennessee, Murfreesboro	April 24, 1989
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	Tennessee, Murfreesboro	April 24, 1989
Barq's Bottler's Agreement	Coca-Cola Bottling Co. Consolidated	Tennessee, Murfreesboro	June 3, 1986
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	Tennessee, Murfreesboro	May 27, 2004
Cessation of Production Acknowledgement	Coca-Cola Bottling Co. Consolidated	Tennessee, Murfreesboro	December 6, 1990
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Tennessee, Murfreesboro	April 24, 1989
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	Tennessee, Murfreesboro	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	Tennessee, Murfreesboro	January 1, 1998
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	Tennessee, Murfreesboro	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Tennessee, Murfreesboro	April 24, 1989
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	Tennessee, Murfreesboro	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	Tennessee, Nashville	January 27, 1989
Allied Bottle Contract for Fresca	Coca-Cola Bottling Co. Consolidated	Tennessee, Nashville	October 28, 1991
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	Tennessee, Nashville	January 27, 1989
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	Tennessee, Nashville	January 27, 1989
Allied Bottle Contract for TAB	Coca-Cola Bottling Co. Consolidated	Tennessee, Nashville	January 27, 1989
Barq's Bottler's Agreement	Coca-Cola Bottling Co. Consolidated	Tennessee, Nashville	April 14, 1983 March 22, 1994
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	Tennessee, Nashville	May 27, 2004
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Tennessee, Nashville	January 27, 1989
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	Tennessee, Nashville	October 1, 2000
Exhibit D – page 14

Contract / Product	Bottler	Territory	Date
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	Tennessee, Nashville	January 1, 1998
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	Tennessee, Nashville	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Tennessee, Nashville	January 27, 1989
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	Tennessee, Nashville	August 1, 2010
Term Processing Appointment--Non-Licensee	Tennessee Soft Drink Production Company (a subsidiary of CCBCC Operations LLC)	Tennessee, Nashville (NL Processor)	March 9, 1989
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	Virginia, Bristol	May 1, 2002
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	Virginia, Bristol	January 27, 1989
Allied Bottle Contract for Mr. PiBB	Coca-Cola Bottling Co. Consolidated	Virginia, Bristol	January 27, 1989
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	Virginia, Bristol	January 27, 1989
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	Virginia, Bristol	May 27, 2004
Cessation of Production Acknowledgement	Coca-Cola Bottling Co. Consolidated	Virginia, Bristol	December 6, 1990
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Virginia, Bristol	January 27, 1989
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	Virginia, Bristol	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	Virginia, Bristol	January 1, 1998
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	Virginia, Bristol	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Virginia, Bristol	January 27, 1989
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	Virginia, Bristol	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	Virginia, Lynchburg	October 29, 1999
Allied Bottle Contract for Fresca	Coca-Cola Bottling Co. Consolidated	Virginia, Lynchburg	October 29, 1999

Exhibit D – page 15

Contract / Product	Bottler	Territory	Date
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	Virginia, Lynchburg	October 29, 1999
Allied Bottle Contract for Mr. PiBB	Coca-Cola Bottling Co. Consolidated	Virginia, Lynchburg	October 29, 1999
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	Virginia, Lynchburg	October 29, 1999
Allied Bottle Contract for TAB	Coca-Cola Bottling Co. Consolidated	Virginia, Lynchburg	October 29, 1999
Barq's Bottler's Agreement	Coca-Cola Bottling Co. Consolidated	Virginia, Lynchburg	October 29, 1999 March 22, 1994
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	Virginia, Lynchburg	May 27, 2004
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Virginia, Lynchburg	October 29, 1999
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	Virginia, Lynchburg	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	Virginia, Lynchburg	October 29, 1999
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	Virginia, Lynchburg	October 29, 1999
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Virginia, Lynchburg	October 29, 1999
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	Virginia, Lynchburg	August 1, 2010
(Temporary) Processing Agreement	Coca-Cola Bottling Co. Consolidated	Virginia, Lynchburg	February 7, 1992
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	Virginia, Norton	May 1, 2002
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	Virginia, Norton	January 27, 1989
Allied Bottle Contract for Mr. PiBB	Coca-Cola Bottling Co. Consolidated	Virginia, Norton	January 27, 1989
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	Virginia, Norton	January 27, 1989
Barq's Bottler's Agreement	Coca-Cola Bottling Co. Consolidated	Virginia, Norton	October 14, 1986 March 22, 1994
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	Virginia, Norton	May 27, 2004
Cessation of Production Acknowledgement	Coca-Cola Bottling Co. Consolidated	Virginia, Norton	December 6, 1990
Exhibit D – page 16

Contract / Product	Bottler	Territory	Date
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Virginia, Norton	January 27, 1989
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	Virginia, Norton	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	Virginia, Norton	January 1, 1998
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	Virginia, Norton	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Virginia, Norton	January 27, 1989
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	Virginia, Norton	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	Virginia, Roanoke	January 27, 1989
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	Virginia, Roanoke	January 27, 1989
Allied Bottle Contract for Mr. PiBB	Coca-Cola Bottling Co. Consolidated	Virginia, Roanoke	January 27, 1989
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	Virginia, Roanoke	January 27, 1989
Barq's Bottler's Agreement	Coca-Cola Bottling Co. Consolidated	Virginia, Roanoke	March 22, 1994
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	Virginia, Roanoke	May 27, 2004
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Virginia, Roanoke	January 27, 1989
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	Virginia, Roanoke	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	Virginia, Roanoke	January 1, 1998
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	Virginia, Roanoke	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	Virginia, Roanoke	January 27, 1989
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	Virginia, Roanoke	August 1, 2010
Term Processing Appointment	Coca-Cola Bottling Co. Consolidated	Virginia, Roanoke	April 1, 1986
Contract for TAB	Coca-Cola Bottling Co. Consolidated	Virginia, St. Paul	March 12, 1964
Exhibit D – page 17

Contract / Product	Bottler	Territory	Date
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	Virginia, St. Paul	October 1, 2000
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	Virginia, St. Paul	October 28, 1994
Sub-Bottler's 1983 Amendment	Coca-Cola Bottling Co. Consolidated	Virginia, St. Paul	April 15, 1986
Sub-Bottler's 1978 Amendment	Coca-Cola Bottling Co. Consolidated	Virginia, St. Paul	April 23, 1986
Sub-Bottler's Contract	Coca-Cola Bottling Co. Consolidated	Virginia, St. Paul	April 30, 1942
Sub-Bottler's Temporary Processing Agreement--Coca Cola	Coca-Cola Bottling Co. Consolidated	Virginia, St. Paul	December 1, 1999
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	Virginia, St. Paul	December 1, 1999
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	West Virginia, Beckley	January 27, 1989
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	West Virginia, Beckley	January 27, 1989
Allied Bottle Contract for Mr. PiBB	Coca-Cola Bottling Co. Consolidated	West Virginia, Beckley	January 27, 1989
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	West Virginia, Beckley	January 27, 1989
Barq's Bottler's Agreement	Coca-Cola Bottling Co. Consolidated	West Virginia, Beckley	April 14, 1983 March 22, 1994
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	West Virginia, Beckley	May 27, 2004
Cessation of Production Acknowledgement	Coca-Cola Bottling Co. Consolidated	West Virginia, Beckley	December 6, 1990
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	West Virginia, Beckley	January 27, 1989
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	West Virginia, Beckley	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	West Virginia, Beckley	February 1, 1998
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	West Virginia, Beckley	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	West Virginia, Beckley	January 27, 1989
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	West Virginia, Beckley	August 1, 2010
Exhibit D – page 18

Contract / Product	Bottler	Territory	Date
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	West Virginia, Bluefield	May 1, 2002
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	West Virginia, Bluefield	February 1, 1988
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	West Virginia, Bluefield	February 1, 1988
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	West Virginia, Bluefield	May 27, 2004
Cessation of Production Acknowledgement	Coca-Cola Bottling Co. Consolidated	West Virginia, Bluefield	December 6, 1990
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	West Virginia, Bluefield	January 25, 1989
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	West Virginia, Bluefield	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	West Virginia, Bluefield	February 1, 1998
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	West Virginia, Bluefield	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	West Virginia, Bluefield	February 1, 1988
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	West Virginia, Bluefield	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	West Virginia, Charleston	May 1, 2002
Allied Bottle Contract for Fresca	Coca-Cola Bottling Co. Consolidated	West Virginia, Charleston	January 1, 2001
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	West Virginia, Charleston	December 31, 1986
Allied Bottle Contract for Mr. PiBB	Coca-Cola Bottling Co. Consolidated	West Virginia, Charleston	December 31, 1986
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	West Virginia, Charleston	December 31, 1986
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	West Virginia, Charleston	May 27, 2004
Cessation of Production Acknowledgement	Coca-Cola Bottling Co. Consolidated	West Virginia, Charleston	December 6, 1990
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	West Virginia, Charleston	January 25, 1989
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	West Virginia, Charleston	October 1, 2000
Exhibit D – page 19

Contract / Product	Bottler	Territory	Date
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	West Virginia, Charleston	February 1, 1998
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	West Virginia, Charleston	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	West Virginia, Charleston	December 31, 1986
Service Agreement (Automatic Vendors) with Coca-Cola Enterprises Inc. - Portsmouth OH	Coca-Cola Bottling Co. Consolidated	West Virginia, Charleston	March 26, 2001
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	West Virginia, Charleston	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	West Virginia, Clarksburg	December 31, 1986
Allied Bottle Contract for Fresca	Coca-Cola Bottling Co. Consolidated	West Virginia, Clarksburg	January 1, 2001
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	West Virginia, Clarksburg	December 31, 1986
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	West Virginia, Clarksburg	December 31, 1986
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	West Virginia, Clarksburg	May 27, 2004
Cessation of Production Acknowledgement	Coca-Cola Bottling Co. Consolidated	West Virginia, Clarksburg	December 6, 1990
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	West Virginia, Clarksburg	January 25, 1989
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	West Virginia, Clarksburg	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	West Virginia, Clarksburg	February 1, 1998
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	West Virginia, Clarksburg	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	West Virginia, Clarksburg	December 31, 1986
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	West Virginia, Clarksburg	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	West Virginia, Elkins	May 1, 2002
Allied Bottle Contract for Fresca	Coca-Cola Bottling Co. Consolidated	West Virginia, Elkins	September 14, 1990

Exhibit D – page 20

Contract / Product	Bottler	Territory	Date
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	West Virginia, Elkins	September 14, 1990
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	West Virginia, Elkins	December 17, 1993
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	West Virginia, Elkins	May 27, 2004
Cessation of Production Acknowledgement	Coca-Cola Bottling Co. Consolidated	West Virginia, Elkins	December 6, 1990
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	West Virginia, Elkins	November 6, 1990
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	West Virginia, Elkins	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	West Virginia, Elkins	February 1, 1998
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	West Virginia, Elkins	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	West Virginia, Elkins	September 14, 1990
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	West Virginia, Elkins	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	West Virginia, Huntington	December 31, 1986
Allied Bottle Contract for Fresca	Coca-Cola Bottling Co. Consolidated	West Virginia, Huntington	December 31, 1986
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	West Virginia, Huntington	December 31, 1986
Allied Bottle Contract for Mr. PiBB	Coca-Cola Bottling Co. Consolidated	West Virginia, Huntington	December 31, 1986
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	West Virginia, Huntington	December 31, 1986
Amendment to Bottle Contract(s) (AMD/INDEMITY)	Coca-Cola Bottling Co. Consolidated	West Virginia, Huntington	April 15, 1988
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	West Virginia, Huntington	May 27, 2004
Cessation of Production Acknowledgement	Coca-Cola Bottling Co. Consolidated	West Virginia, Huntington	December 6, 1990
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	West Virginia, Huntington	January 25, 1989
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	West Virginia, Huntington	October 1, 2000

Exhibit D – page 21

Contract / Product	Bottler	Territory	Date
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	West Virginia, Huntington	February 1, 1998
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	West Virginia, Huntington	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	West Virginia, Huntington	December 31, 1986
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	West Virginia, Huntington	August 1, 2010
Allied Bottle Contract for Fanta	Coca-Cola Bottling Co. Consolidated	West Virginia, Marlinton	May 1, 2002
Allied Bottle Contract for Fresca	Coca-Cola Bottling Co. Consolidated	West Virginia, Marlinton	September 14, 1990
Allied Bottle Contract for Mello Yello	Coca-Cola Bottling Co. Consolidated	West Virginia, Marlinton	September 14, 1990
Allied Bottle Contract for Sprite	Coca-Cola Bottling Co. Consolidated	West Virginia, Marlinton	December 17, 1993
Bottler Contract for Minute Maid Cold Fill Products	Coca-Cola Bottling Co. Consolidated	West Virginia, Marlinton	May 27, 2004
Cessation of Production Acknowledgement	Coca-Cola Bottling Co. Consolidated	West Virginia, Marlinton	December 6, 1990
Home Market Amendment - Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	West Virginia, Marlinton	November 6, 1990
Marketing and Distribution Agreement for DASANI	Coca-Cola Bottling Co. Consolidated	West Virginia, Marlinton	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Coca-Cola Bottling Co. Consolidated	West Virginia, Marlinton	February 1, 1998
Marketing and Distribution Agreement for POWERADE	Coca-Cola Bottling Co. Consolidated	West Virginia, Marlinton	November 30, 1994
Master Bottle Contract	Coca-Cola Bottling Co. Consolidated	West Virginia, Marlinton	September 14, 1990
Temporary Processing Agreement	Coca-Cola Bottling Co. Consolidated	West Virginia, Marlinton	August 1, 2010
Comprehensive Beverage Agreement	Coca-Cola Bottling Co. Consolidated	Johnson City/Morristown	May 23, 2014
Comprehensive Beverage Agreement	Coca-Cola Bottling Co. Consolidated	Knoxville	October 24, 2014
Comprehensive Beverage Agreement	Coca-Cola Bottling Co. Consolidated	Cleveland/Cookeville	January 30, 2015
Comprehensive Beverage Agreement	Coca-Cola Bottling Co. Consolidated	Louisville/Evansville	February 27, 2015

Exhibit D – page 22

Contract / Product	Bottler	Territory	Date
Comprehensive Beverage Agreement	Coca-Cola Bottling Co. Consolidated	Paducah/Pikeville	May 1, 2015
Comprehensive Beverage Agreement	Coca-Cola Bottling Co. Consolidated	Norfolk/Fredericksburg/ Staunton	October 30, 2015
Comprehensive Beverage Agreement	Coca-Cola Bottling Co. Consolidated	Richmond/Yorktown/Easton/ Salisbury	January 29, 2016
Comprehensive Beverage Agreement	Coca-Cola Bottling Co. Consolidated	Alexandria/Capitol Heights/ La Plata	April 1, 2016
Comprehensive Beverage Agreement	Coca-Cola Bottling Co. Consolidated	Baltimore/Cumberland/ Hagerstown	April 29,2 016
Comprehensive Beverage Agreement	Coca-Cola Bottling Co. Consolidated	Cincinnati/Dayton/Lima/ Portsmouth/Louisa	October 28, 2016
Comprehensive Beverage Agreement	Coca-Cola Bottling Co. Consolidated	Anderson/Fort Wayne/ Lafayette/South Bend/Terre Haute	January 27, 2017
Letter Agreement regarding CCNA Exchange	Coca-Cola Bottling Co. Consolidated	Territory	April 29, 2016

Exhibit D – page 23

EXHIBIT E

Finished Goods Supply Agreement

See attached.

NATIONAL PRODUCT SUPPLY GROUP FINISHED GOODS SUPPLY AGREEMENT
[For Use Between Two RPBs]
This National Product Supply Group (NPSG) Finished Goods Supply Agreement (“Agreement”) is made and executed this ___ day of _______, 20__ by and between ____________________________ (“Supplier”) and ______________________________ (“Purchaser”).
Background

A.	The Coca-Cola Company (“Company”) and Supplier (or one or more of its affiliates of Supplier) have entered into one or more Regional Manufacturing Agreements (collectively, and as may be amended, restated or modified from time to time, “Supplier’s RMA”).
B.	Among other things, pursuant to Supplier’s RMA, Company has appointed Supplier as an authorized purchaser of certain concentrates and/or beverage bases for the purpose of manufacturing, producing and packaging Authorized Covered Beverages in authorized containers at its Regional Manufacturing Facilities for sale by Supplier and its affiliates to certain other U.S. Coca-Cola bottlers in accordance with Supplier’s RMA, the National Product Supply Group Governance Agreement, and this Agreement.
In exchange for the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Term
The term of this Agreement (the “Term”) will begin as of January 1, 2017 and will continue until terminated in accordance with Section 24 hereof.

2.	Definitions
In addition, the following terms have the meanings specified below:

a.	“Annual Sourcing Plan” means the annual plan for Regional Manufacturing Facility to Distribution Center sourcing and Regional Manufacturing Facility to Regional Manufacturing Facility sourcing approved by the NPSG Board.

b.	“Authorized Covered Beverages” means shelf-stable ready-to-drink beverages sold under trademarks owned or licensed by Company and produced by Supplier under authorization from Company in Supplier’s RMA.
c.	“Comprehensive Beverage Agreement” or “CBA” means a comprehensive beverage agreement under which Company has authorized Purchaser to market, promote, distribute and sell Authorized Covered Beverages and certain other shelf-stable, ready to drink beverages and beverage products sold under trademarks owned or licensed by Company within specific geographic territories.

d.
“CCNA Exchange” means a process unilaterally established and operated by Company, acting by and through its Coca-Cola North America division (“CCNA”), to conduct certain financial activities in support of the National Product Supply System, including, but not limited to, reconciling the [***] with standardized cost differences, providing input into the development of [***] by Company, providing each RPB with [***] for each SKU of Authorized Covered Beverages sold by each such RPB as provided under the RMA, and facilitating sales to Coca-Cola bottlers that have not entered into a form of comprehensive beverage agreement or form of regional manufacturing agreement with Company.

e.	“Current Year Sourcing” means sourcing changes or additions during a particular calendar year approved by the NPSG Board.
f.	“Distribution Center” means a facility operated by Purchaser or other Coca-Cola bottlers at which Products are received, and from which Products are distributed to customers and consumers in their authorized distribution territories pursuant to a comprehensive beverage agreement or other authorization agreement with Company.
g.	“Effective Date” means January 1, 2017.
h.	“Innovation SKU” means a new SKU that has been introduced by Company that Purchaser distributes or intends to distribute in Purchaser’s Territory. Innovation SKU does not include any SKU that has been distributed in the Territory for greater than thirteen weeks.
i.	“Limited Source SKU” means a SKU that is produced in a limited number of Regional Manufacturing Facilities based on criteria determined by NPSG.
j.	[***]
k.	“National Product Supply Group” or “NPSG” means the Coca-Cola national product supply group established by the NPSG Agreement.
l.	“National Product Supply System” or “NPSS” means the national product supply system for Authorized Covered Beverages produced using concentrate based, cold-fill manufacturing processes.
m.	“NPSG Agreement” means the National Product Supply System Governance Agreement among Supplier, certain other Regional Producing Bottlers and Company, as may be amended, restated or modified from time to time.

n.	“NPSG Board” means The Coca-Cola System National Product Supply Group Governance Board, the governing body for the Coca-Cola National Product Supply Group consisting of representatives of Company and all Regional Producing Bottlers, as described more fully in the NPSG Agreement.
o.	“Party” means either Supplier or Purchaser, or their permitted successors or assigns hereunder.
p.	“Primary Packaging” means the container for a Product SKU in any form or material (together with the graphics), including, by way of example and not limitation, 8 oz. glass bottles with graphics imprinted, 12 oz. aluminum cans with graphics imprinted or plastic 2 two liter containers with labels.
q.	“Products” has the meaning ascribed thereto in Section 3 below.
r.	“Regional Manufacturing Facility” means a manufacturing facility operated by Supplier, an affiliate of Company, or other RPBs from time to time during the Term, that manufactures, produces, and/or assembles Authorized Covered Beverages, and from which Supplier or such other supplier transports Authorized Covered Beverages to Purchaser. “Regional Manufacturing Facility” includes, without limitation, any manufacturing facility acquired or built by Supplier or other RPBs after the Effective Date with the approval of the NPSG Board.
s.	“Regional Producing Bottler” or “RPB” means Supplier and other Coca-Cola bottlers who manufacture and produce Authorized Covered Beverages and are considered Regional Producing Bottlers under regional manufacturing agreements with Company.
t.	“Rolling Forecast” means a weekly-generated written estimate, by individual SKU, by week, by Distribution Center and in the aggregate for all of Purchaser’s Distribution Centers, of the volume of Products that Purchaser expects to purchase from Supplier for the next thirteen (13) calendar weeks.
u.	[***]
v.	“Service Level Agreement” or “SLA” means the Service Level Agreement agreed to between Parties, attached to this Agreement as Exhibit C, and as hereafter amended by the Parties.
w.	“Secondary Packaging” means packaging that contains Primary Packaging.
x.	“SKU” means a stock-keeping unit or other uniquely identifiable type of beverage or other product configuration, distinguished by the use of a different primary or secondary packaging and/or different flavoring or other characteristics from other beverage or product configurations, such that such configuration requires the use of a separate UPC code to distinguish it from other forms of beverage or product configurations.

y.	[***].
z.	“Territory” means the geographic territory in which Company has authorized Purchaser to market, promote, distribute and sell certain shelf-stable, ready to drink beverages and beverage products sold under trademarks owned or licensed by Company.
aa.	“Tertiary Packaging” means packaging that contains Secondary Packaging.
bb.	“Value Added Facility” or “VAF” means a facility owned by Supplier and designated by CCNA as a VAF, which consolidates certain Product SKUs determined by CCNA (“VAF Products”) for shipment to Supplier’s Distribution Centers and Regional Manufacturing Facilities and Purchaser’s Distribution Centers and Regional Manufacturing Facilities.
cc.	“Version” means the Primary Packaging, Secondary Packaging, Tertiary Packaging, and the pallet configuration, in which a Product SKU is to be provided by Supplier hereunder.
3.	Products
This Agreement covers the supply by Supplier to Purchaser of the Authorized Covered Beverages produced by or on behalf of Supplier in bottles, cans or other factory sealed containers (“Products”) for Purchaser.
Supplier will supply all SKUs of the Products required by Purchaser as provided in the Annual Sourcing Plan and Current Year Sourcing. Supplier agrees to add SKUs for Purchaser as directed by NPSG.
Supplier may delete and not produce a SKU by providing Purchaser and NPSG with written notice at least sixty (60) days prior to the end of a calendar year provided, however, that Supplier may not delete a SKU that has been determined to be a “Core” or “Mandated” Beverage, or required SKU, by the System Leadership Governance Board or its designated committee.
The methodology of determining Product SKU prices to Purchaser is provided in Exhibit A.

4.	Parties’ Purchase and Supply Commitments and Sourcing
a.	Except as specifically permitted in this Section 4, the Parties agree to abide by the NPSG Annual Sourcing Plans and Current Year Sourcing between Supplier Regional Manufacturing Facilities and Purchaser Distribution Centers and

Regional Manufacturing Facilities. The NPSG Annual Sourcing Plan is intended to be available by the end of November of each calendar year.
b.
Subject to the Purchaser’s right to purchase from: (i) a finished goods co-operative if Purchaser is a member of such co-operative and has purchase obligations, or (ii) any other Company Authorized Supplier described in Section 2.9(b) of the CBA, subject to the terms of any applicable supply agreement between Purchaser and such Company Authorized Supplier (but expressly restricted to the purchase volumes consistent with Purchaser’s transactions with such Company Authorized Supplier prior to the Effective Date), Purchaser will purchase from Supplier Products as provided in the NPSG Annual Sourcing Plan and Current Year Sourcing requirements. Supplier will supply Purchaser with such Products in accordance with, and subject to, the terms and conditions contained in this Agreement. Supplier will use commercially reasonable efforts to promptly advise Purchaser of any actual or anticipated delay in delivery of Products. See Exhibit B for Demand and Supply Variance Management between Supplier Regional Manufacturing Facilities and Purchaser Distribution Centers and Regional Manufacturing Facilities.

c.
The Parties understand that intermittent demand- or supply-related sourcing issues routinely occur. No financial remedy of any kind is available between Supplier and Purchaser for any such sourcing issues. The Parties agree to work diligently to minimize demand- or supply-related sourcing issues with specific requirements to mitigate them as part of the Service Level Agreement in Exhibit C. Purchaser is permitted to seek sourcing from alternative sources to the extent provided in Exhibit B.

d.
The Parties understand that NPSG Annual Sourcing Plan and Current Year Sourcing requirements may change sourcing of Products supplied by Supplier or to Purchaser. The Parties acknowledge and agree that in the event that such NPSG requirements impact Supplier’s Regional Manufacturing Facility absorption costs, the Parties’ remedies are solely as set forth in Exhibit A.

e.
If, from time to time, Supplier cannot source product from its NPSG-designated Regional Manufacturing Facilities, then the Parties agree to follow the NPSG secondary sourcing requirements except as permitted by Exhibit B. In all situations, Supplier will promptly notify Purchaser of a change in sourcing to a secondary Regional Manufacturing Facility. Product sourcing from secondary Regional Manufacturing Facilities to Purchaser’s facilities will be managed as follows:

	i.	If Supplier’s Regional Manufacturing Facility is the secondary source, then Supplier agrees to instruct the secondary Supplier Regional Manufacturing Facility to source the affected Purchaser Distribution Center or Regional Manufacturing Facility.
	ii.	If another RPB Regional Manufacturing Facility is the secondary source, then Purchaser agrees to notify the secondary RPB Regional Manufacturing Facility to source the affected Purchaser Distribution Center or Regional Manufacturing Facility.
	iii.	The secondary sourcing Regional Manufacturing Facility will manage the freight to Purchaser Distribution Center or Regional Manufacturing Facility.

f.	Funding for VAF services may be provided by CCNA at its discretion. If and to the extent funded by CCNA sufficient to meet the verifiable costs incurred by Supplier in providing VAF services, Supplier will operate VAFs and handle VAF Products, both of which are designated by CCNA, for supply to Supplier’s Distribution Centers and Regional Manufacturing Facilities and to Purchaser’s Distribution Centers. With the assistance of NPSG, CCNA shall determine the location of VAFs, the VAF SKUs for each VAF, and the VAF SKU flow (i.e., in full pallet or less than full pallet quantities). If Purchaser orders VAF SKUs not in the CCNA-determined flows, then Purchaser shall pay a VAF-specific handling fee set by Supplier.
5.	Regional Manufacturing Facilities and Package Versions
a.	Supplier will supply Products in Versions for each Purchaser Distribution Center and Purchaser Regional Manufacturing Facility as reasonably determined by Supplier.
b.	Supplier will supply the specified Versions as determined pursuant to Section 5(a) from its primary and secondary Regional Manufacturing Facilities as required by the NPSG Annual Sourcing Plan and the Current Year Sourcing.
c.	Supplier and Purchaser will meet as specified in their SLA (Exhibit C) as part of the normal management process.
6.	Forecasts, Purchaser’s Purchase Obligation, and Allocation of Constrained SKUs
a.
The Parties will determine if a Rolling Forecast for an existing Product SKU is required. If an existing Product SKU Rolling Forecast is required, then Purchaser will provide the Rolling Forecast as described in the SLA (Exhibit C).

b.	A Rolling Forecast is required from Purchaser for all Innovation SKUs. The requirements of the Innovation SKU Rolling Forecast are set forth in the SLA (Exhibit C).
c.	Supplier will use commercially reasonable efforts to avoid shortages and will provide timely updates on constrained SKUs. In the event of capacity constraints or short supply of Supplier, Supplier will allocate available supply based on the following:
	i.	For an existing Product SKU: In the event of a shortage of an existing Product SKU (based on Supplier’s total capacity), Supplier will manage a fair and equitable process based on the annual historical total case volume percentage of all bottlers supplied by Supplier for the constrained SKU for the previous calendar year applied to the available supply of the constrained SKU supplied by Supplier, considering only the bottlers requiring the SKU that is in short supply.
	ii.	For an Innovation SKU new to the system: In the event of a shortage of an Innovation SKU new to the system, the available supply would be allocated by Supplier on a pro rata basis among the bottlers ordering such Innovation SKU from Supplier (based upon the forecasts of each bottler for such Innovation SKU).
	iii.	For an Innovation SKU new to Purchaser but not new to the system, where the SKU is replacing an existing SKU (a “Replacement Innovation SKU”): In the event of shortage of a Replacement Innovation SKU, the available supply would be allocated by Supplier on a pro rata basis among the bottlers ordering the

Replacement Innovation SKU from Supplier (based on (x) Purchaser’s prior year sales of the SKU being replaced, (y) the prior year sales of the SKU being replaced for any other bottlers that are ordering the Replacement SKU for the first time, and (z) the prior year sales of the Replacement Innovation SKU and of the SKU being replaced for the bottlers that are not ordering the Replacement Innovation SKU for the first time).
	iv.	For an Innovation SKU new to Purchaser but not new to the system, where the SKU is not replacing an existing SKU (a “Non-Replacement Innovation SKU”): In the event of shortage of a Non-Replacement Innovation SKU, the available supply would be allocated by Supplier on a pro rata basis among the bottlers ordering the Non-Replacement Innovation SKU from Supplier (based on (x) Purchaser’s forecast for the Non-Replacement SKU, (y) the forecast for the Non-Replacement Innovation SKU for any other bottlers that are ordering the Non-Replacement SKU for the first time, and (z) the prior year sales of the Non-Replacement Innovation SKU for the bottlers that are not ordering the Non-Replacement Innovation SKU for the first time).
d.	Purchaser may, in its sole discretion, direct such constrained Products in disproportionate amounts to any of its Distribution Centers or Regional Manufacturing Facilities that are sourced by Supplier.
e.	Supplier will use commercially reasonable efforts to provide Purchaser with written notice (by email to Purchaser’s defined representative) of the proposed launch of an Innovation SKU as soon as practicable prior to the proposed launch date.
i.
Purchaser shall: (A) within ninety (90) days of the Innovation SKU launch date; or (B) within fifteen (15) days following its receipt of such notice, whichever is later, provide to Supplier a written Innovation SKU forecast as determined in the SLA between Parties but at least for the first thirteen (13) weeks (unless a different period of time is mutually agreed by the Parties) after launch of such Innovation SKU (“Innovation SKU Forecast”). Purchaser may revise any Innovation SKU Forecast at any time prior to sixty (60) days before the launch date.

	ii.	The Innovation SKU Forecast will bind Purchaser to reimburse Supplier for all raw materials purchased by Supplier to meet this Innovation SKU Forecast. Additionally, Purchaser may revise any part of the last nine (9) weeks of the Innovation SKU Forecast (but not the first four (4) weeks of the Innovation SKU Forecast, as the first four (4) weeks of such forecast is a firm order) between sixty (60) days and thirty (30) days prior to the launch date. Prior to any Supplier production run of the Innovation SKU, Purchaser may request changes in timing of receiving the first four (4) week order and Supplier will accommodate Purchaser's request if commercially reasonable, but Supplier is not obligated to do so. Supplier will communicate the potential liability (i.e., required purchases by Purchaser) of Innovation SKU finished goods to Purchaser at the end of the first four (4) weeks.
	iii.	Once the Innovation SKU is launched, Purchaser shall update all final weeks of the Innovation SKU forecast (but not the first four (4) weeks of each updated Innovation SKU Forecast). The first four (4) weeks of the Innovation SKU Forecast (as modified by any permitted revisions, as permitted by this paragraph) will be a firm purchase obligation on behalf of Purchaser, and Purchaser must purchase all Product if Supplier has completed the production of the Innovation SKU for the four (4) week Innovation SKU Forecast. Supplier will use commercially reasonable efforts to provide Purchaser with additional Innovation SKU volume during the first thirteen (13) weeks if product sales are greater than the forecast.
	iv.	For orders of Innovation SKUs once launched, the SLA between Supplier and Purchaser will determine the order lead time due to differences in production cycles. Once Innovation SKU orders are placed within the SLA-agreed order lead time, these Innovation SKU orders shall be firm purchase orders, and Purchaser shall purchase and pay in full for the Innovation SKUs contained in such purchase orders. Supplier will accommodate Purchaser’s order that does not meet the order lead time if commercially reasonable, but Supplier is not obligated to do so.
	v.	After the Innovation SKU has been distributed for thirteen (13) weeks, Purchaser will comply with the requirements of Section 6(a) above for any Rolling Forecasts required, which will provide subsequent Rolling Forecasts that include the Innovation SKU.
7.	Local Innovation and Product Requests by Purchaser
a.	Primary packaging local innovation requests will go through Company’s commercialization process as updated from time to time by Company in its sole discretion.
b.	If a local innovation request involves Secondary and Tertiary Packaging changes and the request calls for graphics changes, the local innovation execution process for the graphics changes will be guided by the Company’s commercialization processes as described above.
In all other respects, the approval process for a local innovation request relating to Secondary or Tertiary Packaging will be as set forth below:

	i.	Within three business days of a written request from Purchaser, Supplier will inform Purchaser whether Supplier has the capability to provide the requested local innovation; provided, however, that this response will not constitute a commitment by Supplier to proceed with the local innovation request.
ii.
If Supplier indicates that it does have the capability and capacity to supply the requested local innovation, then within ten (10) business days of a written request from Purchaser, Supplier will inform Purchaser of the costs of such requested local innovation within an expected range of +/- 40% accuracy.

iii.
Within twenty (20) business days of a written request from Purchaser, Supplier will inform Purchaser in writing of the actual costs, delivery dates and projected production quantities for the requested local innovation. If within twenty (20) business days following such written notice, Purchaser accepts such additional costs and delivery dates set forth in the notice and agrees to purchase all or a portion of such quantities set forth in such notice, Supplier shall be obligated to produce and deliver such quantities at the price and dates set forth in the notice.

c.	If Purchaser desires to purchase a SKU for its Territory that is not included in the Annual Sourcing Plan or Current Year Sourcing determined by NPSG for Purchaser’s

Distribution Centers or Regional Manufacturing Facilities, Supplier shall not be required to provide such SKU. However, NPSG may update the Annual Sourcing Plan or Current Year Sourcing to determine the appropriate RPB and Regional Manufacturing Facility to source such SKU to Purchaser.
8.	Price
Purchaser will purchase, and Supplier will sell, the Products at the applicable price determined in accordance with the pricing methodology set forth in Exhibit A determined by CCNA, except as specifically provided in Section 7(b)(iii) above.

9.	Payment Terms and Invoicing
a.	Payment for Products is due in full within twenty-one (21) days from date of invoice.
b.	Supplier shall submit invoices for Products in accordance with Exhibit A hereto, and such invoices shall be submitted by Supplier to Purchaser within forty-five (45) days of shipment.
c.	Invoices will identify any applicable sales, use, or excise taxes.
d.	Purchaser will reimburse Supplier for all sales, use or excise taxes (if any), but Purchaser will not be responsible for remittance of such taxes to applicable tax authorities. Supplier will remit such taxes to the applicable tax authorities. In the event Supplier fails to timely remit such taxes to the applicable tax authorities and Purchaser receives an audit assessment for such taxes, Supplier will reimburse Purchaser for such tax assessment including penalties and interest. To the extent applicable, Supplier shall reasonably cooperate with Purchaser in its efforts to obtain or maintain any reseller tax exemption certificates
10.	Service Level Agreement (SLA)
Supplier and Purchaser agree to comply with the terms of the Service Level Agreement determined by the Parties as set forth in Exhibit C. The Parties agree that Exhibit C may contain more specific provisions, metrics and standards than are stated elsewhere in this Agreement. However, no provisions of the Service Level Agreement may act to limit, reduce or render unenforceable any of the terms of this Agreement and any such provisions of the SLA shall have no force and effect.

11.	Supplier Customer Service Metrics
a.	Supplier agrees to implement a customer service metric or metrics to assess service performance to Purchaser Distribution Centers and Regional Manufacturing Facilities. Supplier will define the metric(s) with targets developed with Purchaser as part of the SLA.
b.	Supplier will use commercially reasonable efforts to (a) meet the customer service metric performance targets as set forth in the SLA and (b) measure, track, and report to Purchaser the customer service metric by time period for each Purchaser Distribution Center and Regional Manufacturing Facility sourced by Supplier as set forth in the SLA.

12.	Purchaser Performance Metrics
a.	If the Parties agree to a Rolling Forecast as part of Section 6(a), then Forecast Accuracy will be measured.
i.
“Forecast Accuracy” means the accuracy of the “Lag 2 Week” included in Purchaser’s Rolling Forecast for each Purchaser Distribution Center or Regional Manufacturing Facility, which is the forecasted volume to be purchased from Supplier for the second week of each such Rolling Forecast, and is measured as 1 minus the Mean Absolute Percent Error (MAPE) over the 1 week period measured. “MAPE” is defined as the sum across all SKUs of the absolute value of the difference between the SKU-level Lag-2 Week of the Rolling Forecast provided to Supplier and the actual SKU-level trade sales of Product sold by Purchaser in the Territory for such Lag-2 Week, divided by the actual SKU-level trade sales of Product sold by Purchaser in the Territory for such Lag-2 Week. Purchaser will not be responsible for forecast errors to the extent attributable to Product not delivered by Supplier (i.e., the calculation will be adjusted to take into account Product not delivered by Supplier to a particular Distribution Center or Regional Manufacturing Facility for the Lag-2 Week period in question).

	ii.	Purchaser will use commercially reasonable efforts to (a) meet the “Forecast Accuracy Performance Target” set forth in the Service Level Agreement and (b) track, measure, and report to Supplier Forecast Accuracy weekly by Lag 2 Week.
	iii.	NPSG maintains the listing of Limited Source SKUs. Because of sourcing difficulties related to Limited Source SKUs, forecasts for all Limited Source Core SKUs are considered firm purchase orders for the “Lag 2 Week.”
b.	Purchaser will measure order lead time adherence as defined by the Parties in the SLA ensuring that the requirements in Subsection 12(a) of this Agreement are met.
13.	Product Quality
a.	Products must be delivered to Purchaser in saleable condition, meeting all product and package quality standards established by Company.
b.
Supplier will deliver all Products to Purchaser’s Distribution Center or Regional Manufacturing Facility with at least 45 days of shelf life remaining, except that, in the case of SKUs requiring more than 45 days of shelf life remaining because of customer requirements (e.g., Club Stores, ARTM, etc.), Supplier will deliver such SKUs to Purchaser’s Distribution Center or Regional Manufacturing Facility with at least 12 days more than the customer-specific requirements.

c.	Purchaser may accept or reject any Product with less than 45 days of available shelf life remaining, in Purchaser’s sole discretion, after discussion with Supplier.
d.	Products must have no material defects in material or workmanship when delivered to Purchaser’s Distribution Center or Regional Manufacturing Facility.
e.	Supplier will not deliver to Purchaser’s Distribution Center(s) or Regional Manufacturing Facility any Products that Supplier knows to be subject to recall.
f.	Product SKUs must be standing and undamaged when delivered by Supplier to Purchaser’s Distribution Center or Regional Manufacturing Facility.
g.	Product loads must be braced and dunnaged or wrapped when delivered to Purchaser’s Distribution Center or Regional Manufacturing Facility.
h.	Delivery trailers containing Products must be sealed, with Product documentation, and must not have off odors, leaks, or contaminants.
14.	Product Orders and Risk of Loss

a.
Ordering will be as set forth in the SLA (Exhibit C), whether Purchaser places orders for Products via the Coke One North America (CONA) system or places orders for Products via manual or other type of order generation. Supplier will implement order lead time requirements and define order lead time targets in the SLA. Order lead time will not exceed fourteen (14) calendar days from Purchaser order submittal to Purchaser order delivery, except as described in Section 14(c) below.

b.	For those Purchasers that place orders manually or by any other non-CONA system methodology, Purchaser agrees to cooperate with Supplier’s order management personnel to comply with an efficient, level ordering plan for the purchase of Products by Purchaser.
c.	NPSG maintains a listing of Limited Source SKUs. Because of sourcing difficulties related to Limited Source SKUs, orders for all Limited Source Core SKUs are considered firm purchase orders within seven (7) calendar days of their requested delivery to Purchaser, and Purchaser shall purchase and pay in full for the Limited Source Core SKUs contained in such purchase orders. For orders of Limited Source Non-Core SKUs, the SLA between Supplier and Purchaser will determine the order lead time due to differences in production cycles. Once Limited Source Non-Core SKU orders are placed within the SLA-agreed order lead time, these Limited Source Non-Core SKU orders shall be firm purchase orders, and Purchaser shall purchase and pay in full for the Limited Source Non-Core SKUs contained in such purchase orders.
d.	Except as provided in the SLA (Exhibit C), (i) all orders for Product from Supplier must be in full truck load quantities only and (ii) the minimum order quantity per SKU will be a full pallet.
e.	Supplier will ship Product orders from the Regional Manufacturing Facility designated by the NPSG to Purchaser’s Distribution Centers or Regional Manufacturing Facilities, except as provided in Subsection 14(f). Title and risk of loss will pass to Purchaser upon initial receipt of the Products at Purchaser’s Distribution Center or Regional Manufacturing Facility.
f.	At Supplier’s sole discretion, Purchaser may be permitted to pick up Product orders at Supplier’s Regional Manufacturing Facility designated by the NPSG. Title and risk of loss will pass to Purchaser upon completion of the loading of such Products on Purchaser’s vehicles or common carriers at Supplier’s Regional Manufacturing Facility.
g.	Additional provisions regarding placement and execution of orders are set forth in the SLA (Exhibit C).

i.	Neither Purchaser nor Supplier will make any changes in the Product order fulfillment process that could have an operational or financial impact on the other Party without the prior review and approval of the other Party (such approval not to be unreasonably withheld, conditioned or delayed and which will be documented in the SLA).
15.	Escalation
a.
The Parties acknowledge and agree that they anticipate that demand and supply issues will occur during the Term, and that, pursuant to Section 4 above, financial remedies are not available for such variances. However if demand- or supply-related issues (a) are substantial or excessive in the reasonable opinion of Purchaser because of their impact to service and costs; and (b) these issues have not been mitigated to Purchaser’s reasonable requirements identified in the SLA, then the Parties shall attempt to resolve any disputes amicably, with ultimate referral of the issues to their senior Supply Chain and Financial officers. If these officers are unable to resolve the dispute, Purchaser may, at its option, refer the matter to NPSG staff for possible resolution through potential modifications to the Annual Sourcing Plan or Current Year Sourcing.

b.	While financial remedies for demand or supply-related sourcing issues are not prescribed in this Agreement, the Parties acknowledge that future circumstances may require that financial remedies be considered. The Parties may, at their option, refer such matters to CCNA and CCNA will work collaboratively with all RPBs to consider appropriate remedies. No such remedies would be effective unless first agreed upon in writing by the Parties.
c.
The Parties acknowledge that this Agreement has been prepared based on a form determined by the Company, in order to support the goals of the Coca-Cola bottling system in the United States, including: (i) the sustainable effectiveness and efficiency of such system and its members; (ii) increasing the competitiveness of such system and its members; and (iii) the profitable growth of such system and its members. The Parties, along with Company, shall meet periodically in order to discuss proposed amendments to this Agreement to support the goals stated above. The Parties shall negotiate in good faith with one another and with Company with respect to such proposed amendments, which amendments will require mutual written agreement to be effective. It is provided, however, that: (i) no amendment shall conflict with the reserved rights of Supplier set forth in Attachment 1-A of the NPSG Governance Agreement; and (ii) no amendment shall be effective with respect to a Party if it conflicts with the Party’s existing contractual obligations, whether with Company or otherwise. It is further provided that the Parties shall not modify or amend this Agreement (except for amendments to Exhibit C and for amendments to the notice addresses provided in section 32) without the express written consent of Company.

d.
The Parties acknowledge and agree that for the purposes of section 15(c) above, and of Exhibit A to this Agreement, Company is an intended third party beneficiary and shall have rights to enforce same as if it were a party to this Agreement.

16.	Warranties
a.	Each Party represents and warrants the following: (i) the Party’s execution, delivery and performance of this Agreement: (A) have been authorized by all necessary company action, (B) do not violate the terms of any law, regulation, or court order to which such Party is subject or the terms of any material agreement to which the Party or any of its assets may be subject and (C) are not subject to the consent or approval of any third party; (ii) this

Agreement is the valid and binding obligation of the representing Party, enforceable against such Party in accordance with its terms; and (iii) such Party is not subject to any pending or threatened litigation or governmental action which could interfere with such Party’s performance of its obligations under this Agreement in any material respect.
b.	In rendering its obligations under this Agreement, without limiting other applicable performance warranties, Supplier represents and warrants to Purchaser as follows: (i) Supplier is in good standing in the state of its incorporation or formation and is qualified to do business in each of the other states in which it conducts business; and (ii) Supplier shall secure or has secured all permits, licenses, regulatory approvals and registrations required to deliver and sell the Products, including registration with the appropriate taxing authorities for remittance of taxes.
c.	In performing its obligations under this Agreement, Purchaser represents and warrants to Supplier as follows: (i) Purchaser is in good standing in the state of its incorporation or formation and is qualified to do business in each of the other states in which it is doing business; and (ii) Purchaser shall secure or has secured all permits, licenses, regulatory approvals and registrations required to perform its obligations under this Agreement.
17.	Product Warranty
a.	Based on and subject to the warranties provided to Supplier by Company in Supplier’s RMA, Supplier warrants to Purchaser that (i) the Products sold to Purchaser under this Agreement comply at the time of shipment to Purchaser in all respects with the Federal Food, Drug and Cosmetic Act, as amended (the “Act”), and all federal, state and local laws, rules, regulations and guidelines applicable in the Territory, and (ii) all Products shipped to Purchaser under this Agreement, and all packaging and other materials which come in contact with such Products, will not at the time of shipment to Purchaser be adulterated, contaminated, or misbranded within the meaning of the Act or any other federal, state or local law, rule or regulation applicable in Purchaser’s Territory. Supplier warrants to Purchaser that the Products sold to Purchaser under this Agreement will be handled, stored and transported properly by Supplier, up to the time of delivery to Purchaser.
b.	Supplier makes no covenant, representation or warranty concerning the Products of any kind whatsoever, express or implied, except as expressly set forth in this Agreement. THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS, AND CONSTITUTE THE ONLY WARRANTIES OF SUPPLIER WITH RESPECT TO SUPPLIER’S PRODUCTS.
18.	Returns of Rejected Products
a.
Product Returns Classification. Supplier or Purchaser may discover or become aware of the existence of Product related problems, quality or other technical problems relating to Products at the time of receipt by Purchaser, after acceptance by Purchaser, or after delivery by Purchaser to customers. If such problems or quality issues are discovered, and such quality issues were due to quality or technical defects prior to delivery to Purchaser’s Distribution Center or Regional Manufacturing Facility, then the affected Products will be returned to Supplier following the procedures in this Section based on the timing or circumstances of the discovery of quality or technical problems.

b.
Product Return - At Receipt. If Purchaser discovers any of the following issues associated with Products within 24 hours following delivery of such Products to the Purchaser’s Distribution Center or Regional Manufacturing Facility (or of pickup by Purchaser at a Supplier Regional Manufacturing Facility, if applicable):

	i.	any Product that has either not been ordered and scheduled for delivery on a particular date, or
	ii.	any Product that does not match the shipping documents presented at delivery, or
	iii.	any defect or deficiency in such Product (e.g., loose caps or leaking seams), or
	iv.	any non-conformance of such Product with any applicable warranties or quality standards, then Purchaser will, within 24 hours following delivery of such Products to Purchaser’s Distribution Center or Regional Manufacturing Facility (or of pickup by Purchaser at a Supplier Regional Manufacturing Facility, if applicable), notify Supplier of such defect, deficiency or non-conformance. Purchaser will be entitled to credit equal to the price paid by Purchaser for the defective, deficient or non-conforming Product (or cancellation of any unpaid charges associated with the defective, deficient or non-conforming Product), plus freight costs, if any, incurred by Purchaser in connection with the delivery and return of such defective, deficient or non-conforming product. Any such credits will be applied within twenty-one (21) days against amounts otherwise due from Purchaser and will be reflected in reasonable detail on appropriate invoices sent to Purchaser. All credit requests must be submitted by Purchaser to Supplier within thirty (30) days of shipment acceptance for credit requests to be considered.

c.
Product Return - Quality Issues Post-Acceptance. If after acceptance of any Product and more than 24 hours following delivery to Purchaser’s Distribution Center or Regional Manufacturing Facility (or of pickup by Purchaser at a Supplier Regional Manufacturing Facility, if applicable), Purchaser discovers:

	i.	any defect or deficiency in such Products caused by Supplier, or
	ii.	any non-conformance of such Products with any applicable warranties or quality standards that existed as of the time of delivery by Supplier, then Purchaser will notify Supplier within 24 hours of Purchaser’s identification of such defect, deficiency or non-conformance. If the Product issue was discovered while in Purchaser’s possession, Purchaser will be entitled to a credit equal to price paid by Purchaser for the defective, deficient or non-conforming Product (or cancellation of any unpaid charges associated with the defective, deficient or non-conforming Product) as identified by Purchaser, plus freight costs, if any, incurred by Purchaser in connection with the delivery and return of such defective, deficient or non-conforming product. If the Product issue was discovered while in possession of Purchaser’s customer or another third party, Purchaser will be entitled to reimbursement of any reasonable expenses it incurred in connection with removing, returning and/or replacing such defective, deficient or non-conforming Product. Any such credits awarded hereunder will be applied against amounts otherwise due from Purchaser and will be reflected in reasonable detail on appropriate invoices sent to Purchaser.

19.	Product Recalls
Supplier’s duties as a supplier regarding Product Recalls are as provided in Supplier’s RMA. Purchaser’s duties as a distributor regarding Product Recalls are as provided in its Comprehensive Beverage Agreement.

20.	Return of Deposit Materials, Recyclable Materials, and Tertiary Packaging
a.
Supplier will work with Purchaser to coordinate return of deposit SKUs, Tertiary Packaging, non-hazardous recyclables, and CO2 cylinders from Distribution Centers at commercially reasonable times. Purchaser will be responsible for shipping such items to Supplier at Purchaser’s expense, utilizing Supplier back hauling to the extent available. Additional provisions regarding these matters may be found on Exhibit C attached hereto.

b.	Supplier will credit Purchaser at Supplier’s invoice rates any deposit amounts due to Purchaser for items that are timely returned in useable condition. Any such credits will be applied within twenty-one (21) days against amounts otherwise due from Purchaser.
c.	Supplier will accept the return of non-hazardous recyclables based on the recyclables list approved by Supplier.
21.	Recycling Programs
Supplier and Purchaser will develop recycling programs as set forth in the SLA for the disposal of defective, damaged or expired Products held by Purchaser or Purchaser’s customers that have been paid for by Purchaser and for which Purchaser has not received credit.

22.	Compliance with Laws
a.	Supplier will, and will cause its affiliates and subcontractors to, comply with all applicable federal, state and local laws and regulations applicable to each of them relating to: (i) the production, packaging, labeling, transport and delivery to Purchaser of the Products; and (ii) the performance of Supplier’s obligations set forth herein.
b.	Purchaser will comply with all applicable federal, state and local laws and regulations applicable to it and relating to: (i) the storage, marketing, promotion, distribution and sale of the Products; and (ii) and the performance of Purchaser’s obligations set forth herein.
23.	Indemnity
Supplier will indemnify, defend, and hold harmless Purchaser against any and all damages, loss, costs, or other liability (including reasonable attorneys’ fees) arising out of a third party claim that (i) results from Supplier’s breach of this Agreement or any representation or warranty made by Supplier in this Agreement, or any negligent act or omission of Supplier, or (ii) alleges damage for loss to property, death, illness or injuries, resulting from the use or consumption of any Products, except as set forth below. Supplier will assume responsibility and expense of investigation, litigation, judgment and/or settlement of any such claim on the condition that Supplier is notified promptly (in no event later than thirty (30) days after the first receipt of written notice thereof by Purchaser) in writing of any such claim and is permitted to deal therewith at its own discretion and through its own representatives; except that Purchaser’s failure to provide notice of a claim will not affect Supplier’s obligation to indemnify the claim under this Section 23 unless such failure prejudices the defense of such claim. The Parties will cooperate reasonably in the investigation and defense of any such claim, and Supplier will not settle any such claim that imposes on Purchaser a non-monetary obligation or a liability that is not indemnified without Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Supplier will have no obligation to indemnify Purchaser for any claim to the extent that such claim arises out of the negligence or recklessness of Purchaser. This Section 23 sets forth the sole and exclusive remedy for Purchaser against Supplier with respect to third party claims relating to the Products purchased by Purchaser from Supplier under this Agreement. SUPPLIER WILL NOT BE LIABLE TO PURCHASER WHETHER IN CONTRACT OR IN TORT OR ON ANY OTHER LEGAL THEORY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, ANY LOST REVENUES, PROFITS OR BUSINESS OPPORTUNITIES, OR FOR ANY OTHER LOSS OR COST OF A SIMILAR TYPE (COLLECTIVELY, “CONSEQUENTIAL DAMAGES”) OF PURCHASER OR ANY CUSTOMER OF PURCHASER OR OF ANY PERSON WHO MAY HAVE BECOME INJURED BY SUPPLIER’S PRODUCTS PURCHASED FROM PURCHASER (EXCEPT TO THE EXTENT THAT AN INDEMNIFIED THIRD PARTY CLAIM INCLUDES CONSEQUENTIAL DAMAGES).

24.	Termination
This Agreement will terminate automatically upon termination of either Supplier’s RMA or Purchaser’s CBA.

25.	Confidentiality
The terms and conditions of this Agreement are strictly confidential. Purchaser agrees that the terms and conditions of this Agreement are subject to the confidentiality requirements set forth in the Comprehensive Beverage Agreement. Supplier agrees that the terms and conditions of this Agreement are subject to the confidentiality requirements set forth in Supplier’s RMA.

26.	Modification/Waivers
No modification, waiver or amendment to this Agreement will be binding upon either Party unless first agreed to in writing by both Parties. The Parties shall not modify or amend this Agreement (except for amendments to Exhibit C and for amendments to the notice addresses provided in section 32) without the express written consent of Company. A waiver by either Party of any default or breach by the other Party will not be considered as a waiver of any subsequent default or breach of the same or other provisions of this Agreement.

27.	Assignment
Except in connection with any permitted assignment by Purchaser of its rights under the Comprehensive Beverage Agreement, Purchaser may not assign this Agreement or any of the rights hereunder or delegate any of its obligations hereunder, without the prior written consent of Supplier, and any such attempted assignment will be void.

28.	Relationship of Parties
The Parties are acting under this Agreement as independent contractors. Nothing in this Agreement will create or be construed as creating a partnership, joint venture or agency relationship between the Parties, and no Party will have the authority to bind the other in any respect.

29.	Authority
Each Party represents and warrants that it has the full right and authority necessary to enter into this Agreement. Each Party further represents and warrants that all necessary approvals for this Agreement have been obtained, and the person whose signature appears below has the power and authority necessary to execute this Agreement on behalf of the Party indicated.

30.	Force Majeure
Neither Party will be liable to the other for any delay or failure to perform fully where such delay or failure is caused by terrorism, acts of public enemy, acts of a sovereign nation or any state or political subdivision, fires, floods or explosions, where such cause is beyond the reasonable control of the affected Party and renders performance commercially impracticable as defined under the Uniform Commercial Code (a “Force Majeure Event”).

31.	Business Continuity
Supplier will develop and maintain a commercially reasonable business continuity plan.

32.	Notices
All notices under this Agreement or the Service Level Agreement by either Party to the other Party must be in writing, delivered by electronic mail and confirmed by overnight delivery, certified or registered mail, return receipt requested, and will be deemed to have been duly given when received or when deposited in either the United States mail, postage prepaid, or with the applicable overnight carrier, addressed as follows:

If to Purchaser:	The then current address of Purchaser as contained in Supplier’s contractual files
With a copy to: Purchaser’s Chief Financial Officer or other designated representative, at the above address

If to Supplier:	[Add Supplier’s address
Add Supplier’s address
Direct: (xxx) xxx-xxxx
Fax: (xxx) xxx-xxxx
Attention: Add Name & Title
With a copy to: Add Name & Title]

33.	Governing Law
This Agreement and any dispute arising out of or relating to this Agreement will be governed by and construed in accordance with the laws of the State of Georgia, without reference to its conflict of law rules.

34.	Entire Agreement
a.	This Agreement and the NPSG Governance Agreement constitute the final, complete and exclusive written expression of the intentions of the Parties with respect to the subject matter herein and supersede all previous communications, representations, agreements, promises or statements, either oral or written, by or between either Party concerning the activities described herein.
b.	Supplier will not be bound by any provisions in Purchaser’s purchase order(s) or other documents, electronic or otherwise (including counter offers) which propose any terms or conditions in addition to or differing with the terms and conditions set forth in this Agreement, and any such terms and conditions of Purchaser and any other modification to this Agreement will have no force or effect and will not constitute any part of the terms and conditions of purchase, except to the extent separately and specifically agreed to in writing by Supplier. Supplier’s failure to object to provisions contained in Purchaser’s documents will not be deemed a waiver of the terms and conditions set forth in this Agreement, which will constitute the entire agreement between the Parties.
c.	Purchaser will not be bound by any provisions in Supplier’s confirmation of acceptance or other documents, electronic or otherwise (including counter offers) which propose any terms or conditions in addition to or differing with the terms and conditions set forth in this Agreement, and any such terms and conditions of Supplier and any other modification to this Agreement will have no force or effect and will not constitute any part of the terms and conditions of purchase, except to the extent separately and specifically agreed to in writing by Purchaser. Purchaser’s failure to object to provisions contained in Supplier’s documents will not be deemed a waiver of the terms and conditions set forth herein, which constitute the entire agreement between the Parties.
d.	This Agreement will inure to the benefit of and be binding upon each of the Parties and their successors and permitted assigns.

[Signature Page Follows]

Agreed to and accepted as of the date indicated below.

Supplier	Purchaser

By:	By:

Print Name:	Print Name:

Title:	Title:

EXHIBIT A
Transfer Price Methodology from Supplier to Purchaser

1.	The Transfer Price for sales of Authorized Covered Beverages by Supplier to Purchaser is calculated in accordance with the following formula established by the Company (by its Coca-Cola North America division (“CCNA”)) and required under Supplier’s RMA:
Transfer Price = [***]

2.
CCNA will unilaterally determine [***] as provided in Supplier’s RMA, if and to the extent applicable. CCNA Exchange will maintain records of [***] for each of Supplier’s Regional Manufacturing Facilities. [***] will be added to [***] for all Authorized Covered Beverages sold by Supplier to Purchaser.

3.
Supplier intends to provide initial estimates of [***] by Supplier Regional Manufacturing Facility and by freight lane annually by November 1 for each following calendar year. As the Supplier’s internal cost standard calculations may not be finalized until early in the calendar year, Supplier may update Transfer Prices on or by May 1 which changes will apply for the remainder of the calendar year, subject to other Transfer Price changes that may occur in accordance with Paragraph 7 below. Once each calendar year begins, Supplier may use [***] for invoicing purposes.

4.
For each calendar year, Supplier and Purchaser will reconcile variances between the estimated Transfer Price and the actual Transfer Price in the manner described in this Paragraph 4. As used in this Exhibit, “Transfer Price Variances” mean variances between: (i) the estimated Transfer Price established on January 1 of the applicable calendar year (or updated on May 1 or September 1 of such year, if applicable), and (ii) the actual Transfer Price, calculated as the sum of [***] and [***]. Supplier will provide Purchaser with an interim report on Transfer Price Variances on a quarterly basis, for informational purposes only and a reconciliation will occur within 120 days following calendar year end. If the actual Transfer price is greater than, or less than, the estimated Transfer Price established on January 1 or updated on May 1 or September 1, if applicable, then Supplier and Purchaser will settle the differences between themselves within 120 days following year end.

5.	NPSG may direct that sourcing of certain SKUs from Supplier’s Regional Manufacturing Facilities shift to Purchaser’s Regional Manufacturing Facilities as part of its Annual Sourcing or Current Year Sourcing processes. The volume of physical cases of Authorized Covered Beverages that shift to Purchaser’s Regional Manufacturing Facilities are referred to below as “Shifted Physical Cases.”

a.	Separately, Supplier and Purchaser may agree that the Purchaser will reimburse the Supplier up to the total costs of lost absorption (i.e., the increase in costs per case due to lower volume handled by a Production Facility) on Shifted Physical
Exhibit A-1

Cases resulting from NPSG-designated sourcing changes, and reimbursement will be based on the last fully completed twelve calendar months of volume at the time of sourcing change. Supplier and Purchaser will solely determine between themselves whether reimbursement is made, and will directly manage this process without CCNA’s involvement. If Supplier and Purchaser agree that reimbursements are made for lost absorption, then the reimbursement up to the total costs of lost absorption on Shifted Physical Cases will be a one-time adjustment.

b.	Any payments to be made by Purchaser as described above for lost absorption (if any, to the extent mutually agreed by Purchaser and Supplier) will be made at the same time as any required payment for Transfer Price Variances is made within 120 days after calendar year end.

6.
In addition to changes in the Transfer Price as described in Paragraph 3 above, the estimated Transfer Price may be adjusted by Supplier (a “September Adjustment”) during the year as of September 1 (“September Adjustment Date”) to account for changes in Supplier’s [***], as provided in subparagraphs a and b of this Paragraph 6:

a.
If Supplier’s actual year to date costs per physical case for any of the components shown in the table below as compared to the estimated costs per physical case for such component as included in the estimated Transfer Price established on January 1 of the applicable calendar year (or updated May 1 of such year, if applicable), change by more than the percentage indicated in the table below as of a September Adjustment Date, then a September Adjustment will be made to [***]:

Component	September 1
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

b.
No September Adjustment will be made for any pricing components other than [***]. The Parties agree to consider adjusting the cost ranges as part of the escalation process of Section 15 of this Agreement.

7.
[***] will be taken into account by Supplier in establishing the Transfer Price annually, subject to annual reconciliation as part of the Transfer Price Variance process provided for in Paragraph 4 above.

8.	Purchaser will be entitled to a freight credit from Supplier for Authorized Covered Beverages picked up by Purchaser at the Supplier’s Regional Manufacturing Facility only
Exhibit A-2

if Supplier has agreed to allow for Purchaser pick up of Products as specified in Section 14(f) of this Agreement. The amount of the freight credit will be based on Supplier’s actual freight cost.

9.
Purchaser will pay Supplier a deposit equal to Supplier’s standard rate, as stated in the Service Level Agreement (Exhibit C), for shells, pallets, CO2 containers, etc., which will be refunded to Purchaser when such items are timely returned in useable condition as set forth in Section 20 of this Agreement.

10.	To the extent funded by NPSG, CCNA Exchange will engage a certified public accounting firm (“Firm”) to annually review and perform tests of:

a.	[***] calculated and provided by Supplier to ensure it is consistent with the [***] methodology approved by NPSG;

b.	Transfer Price Variances for the settlement of RPB to RPB transactions.
The costs of the Firm will be funded by NPSG members in proportion to the funding shares set out in the NPSG Governance Agreement. NPSG, the CCNA Exchange and the RPBs will provide the Firm with the books, records and access that is reasonably required to conduct the review and testing described above. To the extent permitted by law, CCNA Exchange will share the Firm’s report with each member of the NPSG.
Exhibit A-3

EXHIBIT B
Demand and Supply Variance Management between Supplier and Purchaser Distribution Centers & Regional Manufacturing Facilities

a.	When used in this Exhibit B, “Variance(s)” shall mean variances from the Annual Sourcing Plan or Current Year Sourcing determined by NPSG.
b.	Any Variances within a calendar year (whether or not required by NPSG sourcing requirements) that solely impact Supplier and Purchaser shall be managed directly between Supplier and Purchaser without CCNA’s involvement as per Section 4 of this Agreement. No financial remedy of any kind is available between Supplier and Purchaser for any such Variances.
c.	In the case of Authorized Covered Beverages, Purchaser may purchase or acquire one or more SKUs from alternate Regional Manufacturing Facilities based on the NPSG Annual Sourcing or Current Year Sourcing matrix (i.e., primary and secondary sources including, if applicable, from any such authorized production facilities operated by Purchaser), or from a finished goods co-operative if Purchaser is a member of such co-operative and has purchase obligations, if and to the extent that (i) Supplier has notified Purchaser that Supplier cannot or will not provide such SKU (such notice to be provided by telephone call and email); (ii) Purchaser has reasonably determined that delivery by Supplier of any such SKU (including any SKU requested by Purchaser’s customers) to the applicable Distribution Center will either (A) be 48 hours or more overdue, or (B) result in a Distribution Center out-of-stock situation; or (iii) Supplier’s delivery of any Products is delayed or impaired as a result of a Force Majeure Event. No financial remedy of any kind is available between Supplier and Purchaser for any such Variances.
d.	Purchaser will have the right to source from alternate Regional Manufacturing Facilities based on the NPSG Annual Sourcing Plan or Current Year Sourcing matrix (i.e., primary and secondary sources including, if applicable, any such authorized production facilities operated by Purchaser) or from a finished goods co-operative if Purchaser is a member of such a co-operative and has purchase obligations, if and to the extent the order is for: (i) slow moving products (less than full pallet quantities), (ii) customer special requests, and (iii) “Hot Shot” Orders (i.e., time-sensitive orders that require faster delivery times than are required in the normal order process) that Supplier cannot fulfill or elects not to fulfill, in each case, so long as Purchaser has first provided Supplier with the opportunity to supply the requested Products and Supplier has declined to provide them. Supplier will respond in a reasonably prompt manner to any such requests from Purchaser. No financial remedy of any kind is available between Supplier and Purchaser for any such Variances.
Exhibit B-1

EXHIBIT C
Service Level Agreement (“SLA”)
The SLA is developed between the Parties to ensure that the detailed operating requirements in this FGSA are documented. The SLA may contain appropriate operating requirements agreed upon by the Parties but must, at least, address the following items:

•	Management Operating Reviews between Parties (e.g., meeting frequency, topics, attendees, etc.)
•	Metrics
	o	Supplier - Customer Service Metric, Definition, & Targets
	o	Purchaser - Order Lead Time Adherence Definition & Target
•	Innovation SKUs
	o	Rolling Forecast requirements for all Innovation SKUs
	o	Communication requirements.
•	Returns (Finished Goods & Dunnage)
•	Deposit Item Pricing
•	Escalation Process to Resolve Sourcing Issues
Exhibit C-1

EXHIBIT F

Related Products

All SKUs, packages, flavors, calorie or other variations offered by Company of:
POWERade powder
POWERade ZERO Drops
DASANI Drops
Minute Maid Drops
Glacéau Vitaminwater Zero Drops
Fuze Drops
Exhibit F-1

SCHEDULE 2.17.2
Participating Bottlers
As of the Effective Date:

1.	Bink's Coca-Cola Bottling Company
2.	Big Springs, Inc. d/b/a Huntsville Coca-Cola Bottling Company
3.	Coca-Cola Bottling Company of Minden, Incorporated
4.	Trenton Coca-Cola Bottling Company, L.L.C.
5.	Coca-Cola Bottling Co. [Williston, ND]
6.	Coca-Cola Bottling Works of Pulaski, Tennessee, Incorporated
7.	Coca-Cola Bottling Company of Washington, N.C., Inc.
8.	Hancock Bottling Co., Inc.
9.	Union City Coca-Cola Bottling Company, LLC
10.	Decatur Coca-Cola Bottling Company
11.	Orangeburg Coca-Cola Bottling Co.
12.	Coca-Cola Bottling Co., Columbus-Indiana-Inc.
13.	Coca-Cola Bottling Company of International Falls
14.	Gardner Enterprises, Inc. d/b/a Coca-Cola Bottling Co. of Canyon City
15.	Lufkin Coca-Cola Bottling Company, Ltd.
Added After the Effective Date:
Schedule 2.17.2 – page 1

SCHEDULE 2.31
Permitted Ancillary Businesses
Subject to the limitations set forth in this Schedule 2.31, Company consents pursuant to Section 13.1.4 of this Agreement to Bottler’s (and its Affiliates’) distributing, selling, dealing in or otherwise using or handling, and, solely in the case of the businesses described in subparts B and C hereof, producing, preparing, packaging, as applicable, Beverages, Beverage Components and other beverage products during the Term of this Agreement inside or outside of the Territory in connection with operation of the ancillary businesses identified in this Schedule 2.31, in reliance on Bottler’s representation that, except as described herein, none of such ancillary businesses produces, manufactures, prepares, packages, distributes, sells, deals in or otherwise uses or handles Beverages, Beverage Components or other beverage products other than the (i) Covered Beverages, (ii) Related Products, or (iii) the Permitted Beverage Products.

A.
Bottler owns and operates an over-the-road transportation and freight brokerage business that is operated separately from Bottler’s beverage business, with its own separate management team and employees (the “RCS Transportation Business”). The RCS Transportation Business operates as a for-hire commodity carrier that transports goods from point A to point B, which points may include warehouses, non-retail outlets and loading docks of retail outlets. The RCS Transportation Business does not use conventional beverage route trucks or perform merchandising services or other services traditionally associated with Direct Store Delivery, the parties acknowledging and agreeing that commodity transport of goods to loading docks of retail outlets does not constitute Direct Store Delivery. The RCS Transportation Business does not transport Covered Beverages, Related Products and Permitted Beverage Products in the same truck load as other beverage products. The RCS Transportation Business does not transport beverage products other than Covered Beverages, Related Products and Permitted Beverage Products to convenience stores, or restaurants. RCS Transportation Business drivers generally do not load or unload beverage products other than Covered Beverages, Related Products and Permitted Beverage Products at any location.

The RCS Transportation Business is currently conducted through Bottler’s wholly-owned subsidiary Red Classic Services LLC and the following direct and indirect wholly-owned subsidiaries: Red Classic Equipment, LLC, Red Classic Transportation Services, LLC, Red Classic Transit, LLC, Red Classic Contractor, LLC. In the future as a result of ordinary course corporate reorganizations the RCS Transportation Business may be conducted through certain other Affiliates wholly owned or Controlled by Bottler or RCS. Bottler will inform Company of the identity of any such Affiliates.
Subject to the limitations set forth below, Company consents to transport by RCS and the above mentioned Affiliates of Beverages, Beverage Components and other beverage products during the Term in the operation of the RCS Transportation Business.

i.
No Pepsi Beverages: Bottler will cause the RCS Transportation Business not to transport any beverage products distinguished by trademarks owned by PepsiCo, Inc. or its Affiliates, other than over-the-road transport in response to the request of a third party freight broker, wholesaler or retailer.

Schedule 2.31 – page 1

ii.	No Direct Store Delivery or Merchandising Services: Bottler will cause the RCS Transportation Business not to provide Direct Store Delivery or merchandising services;

iii.
No Use of Vehicles Bearing Company Trademarks: On or prior to December 31, 2015, Bottler has caused the RCS Transportation Business not to use trucks, trailers, delivery vehicles, cases, cartons, coolers, vending machines or other equipment bearing Company’s Trademarks to transport beverage products, other than Covered Beverages, Related Products and Permitted Beverage Products.

B.	Bottler and/or one or more of its Affiliates are engaged in the business of providing contract manufacturing services outside of the Territory for Beverages, Beverage Components and other beverage products that may be distributed, sold, marketed, dealt in or otherwise used or handled by third parties in the Territory. Subject to and without waiving its rights under this Agreement, Company consents to Bottler and/or one or more of its Affiliates continuing after the Effective Date to be engaged outside of the Territory in the business of producing, manufacturing, preparing, packaging, distributing, selling, dealing in and otherwise using or handling Beverages, Beverage Components or beverage related products that may be distributed, sold, marketed, dealt in or otherwise used or handled by third parties in the Territory, to the extent that such activity is not prohibited under such preexisting contracts.

C.	Bottler and/or one or more of its Affiliates are engaged in the business of producing, manufacturing, preparing, and packaging Beverages, Beverage Components and beverage related products. Company consents to Bottler and/or one or more of its Affiliates continuing after the Effective Date to be engaged in the business of producing, manufacturing, preparing, and packaging Beverages, Beverage Components and beverage related products that may be distributed, sold, marketed, dealt in or otherwise used or handled by U.S. Coca-Cola Bottlers and other third parties, to the extent that such activity is permitted under Bottler’s (or its Affiliate’s) Regional Manufacturing Agreement.

D.	Bottler and/or one or more of its subsidiaries own an interest in, and provide management services and shared services to, South Atlantic Canners, Inc. (“SAC”), a manufacturing cooperative located in Bishopville, South Carolina and whose eight (8) members are all U.S. Coca-Cola Bottlers. Subject to and without waiving its rights under this Agreement, Company consents to Bottler and/or one or more of its Affiliates continuing after the Effective Date to own an interest in, and provide management services and shared services to, SAC which will be engaged in the business of producing, manufacturing, preparing, packaging, selling, dealing in and otherwise using or handling Beverages, Beverage Components or beverage related products that may be distributed, sold, marketed, dealt in or otherwise used or handled by U.S. Coca-Cola Bottlers, to the extent that such activity is not prohibited under SAC’s then applicable contracts with Company (or its Affiliate) or the Comprehensive Beverage Agreement or other bottling and distribution agreements, as the case may be, between Company and such U.S. Coca-Cola Bottlers.
Schedule 2.31 – page 2

SCHEDULE 2.32
Permitted Beverage Products
Bottler may distribute, sell, deal in and otherwise use or handle in the Territory the following Permitted Beverage Products and any Line Extensions thereof:

A.
Dr Pepper, Dr Pepper cherry, Dr Pepper Ten, Caffeine free Dr Pepper, Diet Dr Pepper, Diet Dr Pepper cherry, Caffeine free diet Dr Pepper, Cherry Vanilla Dr Pepper, Diet Cherry Vanilla Dr Pepper, Dr Pepper Vanilla Float, and all other Dr Pepper trademark Beverages introduced by Dr Pepper/Seven Up, Inc. or one of its Affiliates, or any of their successors and assigns, (“DPSU”) on a nationwide basis other than (i) any cola Beverages, and (ii) except as provided in Items B and C of this Schedule 2.32, any other Beverages not containing the principal flavor characteristic of Dr Pepper. For purposes of clarity, a Beverage containing the principal flavor characteristic of Dr Pepper includes Dr Pepper Cherry, Dr Pepper Cherry Vanilla and any other line extension or innovation of Dr Pepper whose principal flavor characteristic is substantially similar to brand Dr Pepper, and such Beverage will be deemed a Permitted Beverage Product hereunder.

B.	In the case of any geographic area located within the Sub-Bottling Territory for which Bottler acquired from CCR the right to distribute (“Acquired DPSU Territory”) the following other Beverage(s) (as defined within the Master License Agreement dated October 2, 2010 by and between DPSU and CCR) that are not cola Beverages or Dr Pepper Trademark beverages that contain the principal flavor characteristic of Dr Pepper that were distributed by CCR under license from DPSU in such Acquired DPSU Territory immediately prior to the closing date of Bottler’s acquisition of rights from CCR for such Acquired DPSU Territory:

1.
Solely with respect to the Norfolk/Fredericksburg/Staunton, Richmond/Yorktown/Easton/Salisbury, Alexandria/Capitol Heights/La Plata, Columbus and Baltimore/Cumberland/Hagerstown Subterritories, Yoo-Hoo.

C.	In the case of any geographic area located within the First-Line Territory in which Bottler distributed other Beverages that are not cola Beverages (as defined in this Agreement) or Dr Pepper Trademark beverages that contain the principal flavor characteristic of Dr Pepper under license from DPSU immediately prior to the date that Bottler’s rights to distribute Covered Beverages and Related Products in such First-Line Territory became subject to the terms and conditions of this Agreement (“Legacy DPSU Territory”) the following such Beverages:

1.
Sun-Drop, but solely with respect to such geographic areas supplied as of such date by Bottler’s (or any of its Affiliate’s) sales centers in the following cities located in the First-Line Territory: Charlotte, Clayton, Mt. Airy, Fayetteville, Skyland, Bryson City, Hickory, Boone, Conway, Leland, New Bern, Halifax, and Greenville (NC).

Schedule 2.3.2 – page 1

D.	[***]

E.
(a)All “Energy Drinks” as defined under the AMENDED AND RESTATED DISTRIBUTION AGREEMENT entered into as of March 26, 2015 between MONSTER ENERGY COMPANY, a Delaware corporation (formerly known as Hansen Beverage Company) (“MEC”) and CCBCC Operations, LLC (an Affiliate of Bottler), including the following Energy Drinks identified on the Initial Product List attached as Exhibit A to such AMENDED AND RESTATED DISTRIBUTION AGREEMENT:

Monster Energy: Monster Energy, Lo-Carb Monster Energy, Monster Energy Assault, Juice Monster Khaos Energy + Juice, Juice Monster Ripper Energy + Juice, Monster Energy Absolutely Zero, Punch Monster Baller’s Blend, Punch Monster Mad Dog, Monster Energy Unleaded
Monster Energy Ultra: Monster Energy Zero Ultra, Monster Energy Ultra Blue, Monster Energy Ultra Red, Monster Energy Ultra Sunrise, Monster Energy Ultra Citron
Monster Energy Extra Strength with Nitrous Technology: Monster Energy Extra Strength Nitrous Technology Anti Gravity, Monster Energy Extra Strength Nitrous Technology Super Dry, Monster Energy Extra Strength Nitrous Technology Black Ice
Monster Rehab: Monster Rehab Tea + Lemonade + Energy, Monster Rehab Green Tea + Energy, Monster Rehab Rojo Tea + Energy, Monster Rehab Tea + Orangeade + Energy, Monster Rehab Tea + Pink Lemonade + Energy, Monster Rehab + Peach Tea + Energy
Monster Import: Monster Energy Import
Muscle Monster Energy Shake: Muscle Monster Energy Shake Chocolate, Muscle Monster Energy Shake Vanilla, Muscle Monster Energy Shake Coffee, Muscle
Schedule 2.3.2 – page 2

Monster Energy Shake Strawberry, Muscle Monster Energy Shake Peanut Butter Cup
Java Monster: Java Monster Kona Blend, Java Monster Loca Moca, Java Monster Mean Bean, Java Monster Vanilla Light, Java Monster Irish Blend, Java Monster Cappuccino
Monster M3 Super Concentrate: Monster Energy M3 Super Concentrate
Ubermonster: Ubermonster
Plus (b) all other “Products”, as defined in clause (y) of Section 1(b) of such AMENDED AND RESTATED DISTRIBUTION AGREEMENT, which may be added to Exhibit A attached thereto by agreement of MEC and CCBCC Operations, LLC (an Affiliate of Bottler) after the date hereof in accordance with Section 2(e) of such AMENDED AND RESTATED DISTRIBUTION AGREEMENT (subject to and after compliance by MEC with its obligations to Company under the “Distribution Coordination Agreement” referred to in such AMENDED AND RESTATED DISTRIBUTION AGREEMENT, including, without limitation, MEC’s obligation to obtain Company’s written consent to such addition), including the following:
Mutant: Mutant with red berry, citrus flavor profiles and Mutant White Lightning in 20 ounce PET bottles.

F.	NOS, NOS ACTIVE and NOS ZERO.

G.	Core Power and Yup!.

H.	Worx.

I.	Full Throttle.

J.	Solely with respect to the Louisville/Evansville, Paducah/Pikeville, Lexington/Somerset, Cincinnati/Dayton/Lima/ Portsmouth/Louisa, Anderson/Fort Wayne/Lafayette/South Bend/Terre Haute and Indianapolis/Bloomington/Columbus/Mansfield Subterritories, Ale-8-One.

K.	Post-mix, syrups and concentrates, whether packaged in bag in the box (BIB) or in cartridge format, that are identified by the primary Trademark that also identifies a Permitted Beverage Product.
Schedule 2.3.2 – page 3

SCHEDULE 2.33
Permitted Lines of Business
Company consents under this Agreement to Bottler’s (and any of Bottler’s Affiliates’) operation inside or outside the Territory during the term of this Agreement of the Permitted Lines of Business identified in this Schedule 2.33 in reliance on Bottler’s representation that, except as described in this Schedule 2.33, none of such lines of business uses in the Territory any delivery vehicles, cases, cartons, coolers, vending machines or other equipment bearing Company’s Trademarks other than in connection with the distribution and sale of Covered Beverages, Related Products and Permitted Beverage Products, or assigns personnel or management whose primary duties relate to delivery or sales of Covered Beverages or Related Products in the Territory (other than executive officers of Bottler).
None.
Schedule 2.33 – page 1

SCHEDULE 2.37
Related Agreements
1.Finished Goods Supply Agreement
2.Expanding Participating Bottler Revenue Incidence Agreement
3.Regional Manufacturing Agreement
Schedule 2.37 – page 1

SCHEDULE 3.2
Sub-Bottling Payments
Bottler will pay to CCR on a quarterly basis a “Sub-Bottling Payment,” based upon sales in the Sub-Bottling Territory by Bottler of (i) Covered Beverages and post-mix, syrups and concentrates packaged in bag in the box (BIB) that are identified by the primary Trademark that also identifies a Covered Beverage, (ii) Related Products, and as applicable, (iii) products identified by trademarks owned by or licensed to [***], its successors or assigns [***] that are Permitted Beverage Products under this Agreement, (iv) products identified by trademarks owned by or licensed to [***], its successors or assigns, that are Permitted Beverage Products under this Agreement; and (v) post-mix, syrups and concentrates, whether packaged in bag in the box (BIB) or in cartridge format, that are identified by the primary Trademark that also identifies a Permitted Beverage Product if such products are sold in that portion of the Sub-Bottling Territory where Bottler distributes such Permitted Beverage Product in Beverage form as of the Effective Date (the “Sub-Bottling Payment Products”); provided that for any portion of the Sub-Bottling Territory in which Bottler had, prior to [***], acquired the right to distribute [***] under its [***] Agreement dated as of [***], Bottler’s sales of [***] in such portion of the Sub-Bottling Territory will not be counted in calculating the Sub-Bottling Payment. Bottler’s sales of Transferred Covered Beverages will not be counted in calculating the Sub-Bottling Payment.
Until such time as Company and Bottler may amend this Schedule 3.2 in accordance with the final paragraph hereof, (a) the amount of the Sub-Bottling Payment for any New Sub-Bottling Territory (as hereinafter defined) will be calculated for each Bottler fiscal quarter by (i) multiplying Bottler’s Sub-Bottling Gross Profit in such New Sub-Bottling Territory for such fiscal quarter by the [***] set forth in Schedule 3.2.1 corresponding to the [***], and (b) the amount of the Sub-Bottling Payment for each portion of the Existing Sub-Bottling Territory (as hereinafter defined) shall continue to be calculated in the same manner in which such Sub-Bottling Payment was calculated immediately prior to the execution and delivery of this Agreement. [Note: The fixed quarterly deduction for the New Sub-Bottling Territory included on the Effective Date is a provisional amount (“Provisional Quarterly Deduction”) based on CCR’s most recently available financial information at the time of entering into this Agreement. CCR will provide within 120 days of the Effective Date an updated amount based on certain financial information as of the Effective Date and as of the most recent quarter ending prior to the Effective Date (“Updated Quarterly Deduction”). Bottler will have 120 days to review and respond to the Updated Quarterly Deduction and the parties will have 30 days after Bottler responds to agree on the Updated Quarterly Deduction. Any Sub-Bottling Payments due for the New Sub-Bottling Territory before the parties agree on the Updated Quarterly Deduction will be calculated in accordance with the Provisional Quarterly Deduction.]
Bottler will provide to CCR, within fifteen (15) business days after the end of CCR’s fiscal quarter, such information in the form of Schedule 3.2.2. After delivery of such information, Bottler will cooperate with CCR to provide any supplemental information reasonably requested by CCR to enable CCR to estimate its Sub-Bottling Payment receivables for each CCR fiscal quarter. CCR will treat such information in accordance with the confidentiality provisions of Section 42 of this Agreement.

Schedule 3.2 – page 1

CCR will calculate and invoice Bottler for the Sub-Bottling Payment within twenty (20) days after the end of each fiscal quarter. The Sub-Bottling Payment will be due and payable by Bottler to CCR within ten (10) days after Bottler’s receipt of such invoice. Payment of the invoice will be made in cash by wire transfer or through such other payment method as agreed in writing by the parties.
“Bottler’s Sub-Bottling Gross Profit” means, for all Sub-Bottling Payment Products sold in the Sub-Bottling Territory by Bottler, [***]
To avoid confusion the equation expressed in the immediately preceding paragraph is:
Bottler’s Sub-Bottling Gross Profit = [***]
[***]
[***]
[***]
[***]
“New Sub-Bottling Territory” means any portion of the Sub-Bottling Territory in which rights to distribute, promote, market and sell shelf-stable, ready-to-drink beverages and related products are first being granted to Bottler by CCR pursuant to this Agreement.
Schedule 3.2 – page 2

“Existing Sub-Bottling Territory” means any portion of the Sub-Bottling Territory in which Bottler had, prior to the execution and delivery of this Agreement, previously acquired rights from CCR to distribute, promote, market and sell shelf-stable, ready-to-drink beverages and related products pursuant to a Comprehensive Beverage Agreement.
If, following the date hereof, Company and Bottler mutually agree on a method for consolidating Sub-Bottling Payment calculations for Sub-Bottling Territories and/or Subterritories granted at different points in time and for Sub-Bottling Territories acquired from other bottlers, Company and Bottler will amend this Schedule 3.2 to provide for such consolidation.
[Note: Schedule 3.2.1 included on the Effective Date is a provisional table (“Provisional Table”) based on CCR’s most recently available financial information at the time of entering into this Agreement. CCR will provide within 120 days of the Effective Date an updated table based on certain financial information as of the Effective Date and as of the most recent quarter ending prior to the Effective Date (“Updated Table”). Bottler will have 120 days to review and respond to the Updated Table and the parties will have 30 days after Bottler responds to agree on the Updated Table. Any Sub-Bottling Payments due before the parties agree on the Updated Table will be calculated in accordance with the Provisional Table.]
Schedule 3.2 – page 3

SCHEDULE 3.2.1

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Schedule 3.2.1 – page 1

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Schedule 3.2.1 – page 2

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Schedule 3.2.1 – page 3

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Schedule 3.2.1 – page 4

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Schedule 3.2.1 – page 5

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Schedule 3.2.1 – page 6

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Schedule 3.2.1 – page 7

SCHEDULE 3.2.2
Form of Sub-Bottling Payment information to be provided by Bottler to CCR
[***]:

Description
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Schedule 3.2.2 – page 1

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Schedule 3.2.2 – page 2

SCHEDULE 3.4.2
Existing Alternate Route to Market Agreements
None.
Schedule 3.4.2 – page 1

SCHEDULE 5.5
Approved names, corporate names, trading name, title of establishment or other commercial designation or logo that includes the words “Coca-Cola”, “Coca”, “Cola”, and “Coke”

A.	Below is a list of certain corporate names, trading names, titles of establishments or other commercial designations or logos that Bottler (or one or more of its Affiliates) use that include the words “Coca-Cola”, “Coca”, “Cola”, or “Coke”:

Names Used In Operations
1	Coca-Cola Bottling Co. Consolidated
2	Coke Consolidated and Coca-Cola Consolidated
3	Piedmont Coca-Cola Bottling Partnership
4	Coca-Cola Ventures, Inc.
5	Coca-Cola Bottlers' Sales & Services Company LLC
6	Coca-Cola Consolidated Employees For Good Government
7	Coca-Cola Bottling Co. Consolidated Employee Benefit Plan
8	Coca-Cola Bottling Co. Consolidated Employees Pension Plan
9	Coca-Cola Bottling Co. Consolidated Retirement Savings Plan
10	Coca-Cola Bottling Co. Consolidated Bargaining Employees Pension Plan
11	Coca-Cola Bottling Co. Consolidated Bargaining Employees 401(k) Plan

B.	Over the years, Bottler has made many acquisitions of other Coca-Cola bottlers that used names which included the words “Coca-Cola”, “Coca”, “Cola”, and/or “Coke”, including without limitation Wometco Coca-Cola Bottling Company, Pageland Coca-Cola Bottling Company, Federal Coca-Cola Bottling Company, Lonesome Pine Coca Cola Bottling Company, New Bern Coca-Cola Bottling Works, Inc., Waycross-Douglas Coca-Cola Bottling, Coca-Cola Bottling Company of West Virginia, Sunbelt Coca-Cola Bottling Company, Inc., etc. Following the acquisitions, these names may still be used on historical real estate deeds, property tax bills, business licenses, vehicle titles, bottle contracts and similar documents. Bottler will not be required to update these records to reflect the current name. Third parties may still refer to these prior names, and Bottler may use these names in this manner.

C.	From time to time, Bottler may use the name “Coca-Cola Bottling of [insert name of applicable City or State within Bottler’s territory]”, “Coca-Cola of [insert name of applicable City or State within Bottler’s territory]” or “Coca-Cola Consolidated of [insert name of applicable City or State
Schedule 5.5 – page 1

within Bottler’s territory]” or “Coke Consolidated of [insert name of applicable City or State within Bottler’s territory]”.

D.	Bottler uses “COKE” as its ticker symbol.

E.	From time to time property tax bills, business licenses, vehicle titles and similar documents may use a truncated version or misspelled version of the names described above. Company agrees and acknowledges that it is not a breach under the Agreement for Bottler not to request that the name be corrected.
Schedule 5.5 – page 2

SCHEDULE 5.5 (cont.)
Approved names, corporate names, trading name, title of establishment or other commercial designation or logo that includes the words “Coca-Cola”, “Coca”, “Cola”, and “Coke”

Schedule 5.5 – page 3

SCHEDULE 5.5 (cont.)
Approved names, corporate names, trading name, title of establishment or other commercial designation or logo that includes the words “Coca-Cola”, “Coca”, “Cola”, and “Coke”
Schedule 5.5 – page 4

SCHEDULE 5.5 (cont.)
Approved names, corporate names, trading name, title of establishment or other commercial designation or logo that includes the words “Coca-Cola”, “Coca”, “Cola”, and “Coke”
Schedule 5.5 – page 5

SCHEDULE 5.5 (cont.)
Approved names, corporate names, trading name, title of establishment or other commercial designation or logo that includes the words “Coca-Cola”, “Coca”, “Cola”, and “Coke”
Schedule 5.5 – page 6

SCHEDULE 6
Covered Beverages or Related Products - Preexisting Contractual Commitments
Pre-existing Contractual Commitments of Company
None.
Pre-existing Contractual Commitments of Bottler
None.
Schedule 6 – page 1

Schedule 6 – page 2

SCHEDULE 24.1
Included/Excluded Businesses
Included Businesses:

1.
Permitted Beverage Products. Bottler’s (and any of its subsidiaries’) aggregate business directly and primarily related to the marketing, promotion, distribution, and sale of Permitted Beverage Products.

2.
Other Company Beverages. Bottler’s (and any of its subsidiaries’) aggregate business directly and primarily related to the marketing, promotion, distribution, and sale of Beverages (including Incubation Beverages), Beverage Components or beverage products distinguished by Trademarks owned by or licensed to Company other than Covered Beverages and Related Products authorized under any separate written agreement with Company or any of Company’s Affiliates, including any agreement contemplated by Section 3.6 of this Agreement.

3.
Beverage Production Business. Bottler’s (and any of its subsidiaries’) aggregate business directly and primarily related to the manufacture of Authorized Covered Beverages (as defined in the Regional Manufacturing Agreement), Permitted Beverage Products and any other Beverages (including Incubation Beverages), Beverage Components or beverage products distinguished by Trademarks owned by or licensed to Company authorized under any separate written agreement with Company or any of Company’s Affiliates.

4.
Management Services. Bottler’s (and any of its subsidiaries’) aggregate business of providing management services and shared services (i) to South Atlantic Canners, Inc., a manufacturing cooperative located in Bishopville, South Carolina and whose eight (8) members are all U.S. Coca-Cola Bottlers and (ii) to Piedmont Coca-Cola Bottling Partnership, a general partnership formed by Bottler and Company to distribute and market nonalcoholic beverages primarily in portions of North Carolina and South Carolina.

5.	The “Business” as defined in the Comprehensive Beverage Agreement Form EPB First-Line, effective as of the Effective Date, by and between Company and Piedmont Coca-Cola Bottling Partnership.

6.	The “Business” as defined in the Comprehensive Beverage Agreement Form EPB First-Line, effective as of the Effective Date, by and between Company and Piedmont Coca-Cola Bottling Partnership (Marion, SC First-Line Territory).

7.	The “Business” as defined in the Comprehensive Beverage Agreement Form EPB First-Line, effective as of the Effective Date, by and between Company and CCBC of Wilmington, Inc.
Excluded Business:

1.	RCS Transpiration Business. Bottler’s “RCS Transportation Business” businesses described on Schedule 2.31.

2.
Data Ventures Inc. Data Ventures develops and provides analytics product suites, analytics services and consulting services for a wide variety of industries. These product suites and services include data warehousing and access solutions, shopper segmentation/clustering analytics, out of stock/shelf analytics, shopper behavior analytics, pricing and promotion analytics and product assortment analytics.
Schedule 24.1 – page 1

3.
Equipment Reutilization Solutions LLC. Equipment Reutilization Solutions provides manufacturing and maintenance services for heating, ventilation and air conditioning systems, including equipment employing refrigeration systems. These services include manufacturing, installation, periodic maintenance service, and repair of mechanical and fluid systems employed in the beverage business, such as fountain dispenser equipment, vending equipment, and fast lane/cold carton merchandizing equipment used in the beverage and other businesses.

4.
Third-party logistics services (“3PL Services”) and fourth-party logistics services (“4PL Services”). Bottler and its subsidiaries are involved in providing 3PL Services and 4PL Services. 3PL Services include the performance of outsourced logistics activities, such as warehousing, inventory management, pick and pack services, and other value added services including those that have been performed traditionally within an organization itself. 4PL Services include acting as an integrator that assembles the resources, capabilities and technology to design and build, execute and manage comprehensive supply chain solutions.

Schedule 24.1 – page 2

SCHEDULE 24.4.1
Terms and Conditions of Sale
The parties will enter into an acquisition and sale agreement (however structured, the “Acquisition Agreement”) with respect to the sale of the Business from Bottler (and/or its Affiliates) to Company or Company’s designee that includes terms and conditions (other than purchase price) that are substantially the same as the lead market asset purchase agreement(s) entered into by one or more Affiliates of Company and Bottler, an example of which is attached as an Exhibit to Bottler’s Current Report on Form 8-K filed February 17, 2015 with the Securities and Exchange Commission, except as otherwise specified in this Schedule 24.4.1.

1.
The seller(s) indemnification obligations under the Acquisition Agreement will survive for a period of eighteen (18) months after the closing of the transactions contemplated by the Acquisition Agreement (except in the case of Fundamental Matters), provided that any indemnification obligations arising out of or otherwise relating to matters regarding (1) any breach or failure by the seller(s) or Bottler (or its Affiliates or stockholders) to perform any covenants or obligations in the Acquisition Agreement, (2) any breach or inaccuracy of any representation or warranty of the seller(s) or Bottler (or its Affiliates or stockholders) regarding incorporation, qualification, authority, ownership/title, conflicts (but only as to Bottler’s organizational documents) or brokers, or (3) pre-closing liabilities to the extent not disclosed in the Disclosure Schedule to the Acquisition Agreement or expressly included as a liability in either the Valuation Process or in the net working capital adjustment described below (collectively, the “Fundamental Matters”) will survive for a period of three (3) years after the closing of the transactions contemplated by the Acquisition Agreement. The Acquisition Agreement will provide for a deductible amount equal to one percent (1%) of the purchase price. Indemnification claims will be satisfied by escrow of a portion of the purchase price, by the use of then available insurance products providing equivalent protection (the premium costs of which will be borne by the seller(s)), or through such other equivalent means as may be customary, as of the effective date of the Acquisition Agreement, in transactions of that kind and nature (the costs of which will be borne by the seller(s)); provided that, except in the case of fraud or intentional misrepresentation, (x) in no event will the seller(s) be at risk with respect to matters in amounts in excess of the escrowed funds or insurance proceeds, as the case may be, and (y) any escrow used to provide the post-closing indemnity described herein will expire on the three (3) year anniversary of the closing of the transactions contemplated in the Acquisition Agreement (the “Indemnification Escrow Period”). The amount escrowed (the “Indemnification Escrow Amount”) will be equal to the lesser of (a) 15% of the purchase price, or (b) $200 million (which amount will be adjusted for changes in the Consumer Price Index from and after September 1, 2015). The Indemnification Escrow Amount will be distributed as follows: (a) 50% will be distributed to seller(s) after 18 months (subject to pending claims for indemnification), and (b) the balance will be distributed to seller(s) after 36 months (subject to pending claims for indemnification). Notwithstanding the foregoing, if, at the time of the acquisition, either or both of the Indemnification Escrow Amount or Indemnification Escrow Period, when considered in context with the other terms and conditions described herein, are not customary in transactions of that size and nature, then the Indemnification Escrow Amount and/or the Indemnification Escrow Period, as the case may be, will be in such amount or will extend for such period as may then be customary in transactions of that size and nature.

Schedule 24.4.1 – page 1

2.	Company or Company’s designee (in either case, the “Buyer”) will be the acquiror of the Business, and Bottler and/or its Affiliates or stockholders, as applicable, will be the seller of the Business.

3.	The Acquisition Agreement will be structured as a stock or unit purchase agreement, asset purchase agreement, or a merger agreement depending upon the nature of the stockholder base, the tax impact to Bottler’s stockholders of different sale structures, the existence of Excluded Businesses within Bottler’s corporate structure and such other pertinent considerations as the parties may otherwise mutually agree.

4.
The Acquisition Agreement will include a purchase price adjustment that (i) increases the amount payable for the Business by the amount of cash and cash equivalents as of Closing that are acquired by Company (either directly or indirectly as a result of such cash and cash equivalents being on the balance sheet of the Business in a stock purchase or merger), and (ii) reduces the amount payable for the Business by the amount of Bottler’s Indebtedness (as defined below) as of Closing that is assumed by Company or paid on behalf of Bottler by Company (or its designee) to the holder of such Indebtedness. “Indebtedness” means, without duplication, the outstanding principal amount of, accrued and unpaid interest on and other payment obligations (including any prepayment obligations payable as a result of the consummation of the acquisition of Bottler) of Bottler and its Affiliates related to (a) all indebtedness for borrowed money, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired and subject thereto; (c) any guarantee, endorsement or other contingent obligations in respect of Indebtedness of others, on which a claim for payment has been made or that is reasonably expected to be made and that would be required to be reflected as a liability on the balance sheet of Bottler under Generally Accepted Accounting Principles in the United States (or any successor set of accounting principles that may then be in effect) (“GAAP”); (d) the deferred portion or installments of purchase price, and any amounts reserved for the payment of a contingent purchase price, in each case in connection with the acquisition of any business (not including any sub-bottling payments owed under any CBA); (e) obligations to reimburse issuers of any letters of credit (but only to the extent drawn without duplication of other indebtedness supported or guaranteed thereby); (f) any obligation evidenced by bonds, debentures, notes or similar instruments; (g) capital lease obligations, with such lease obligations to be determined in accordance with GAAP; and (h) any net liability under interest rate swap contracts, swap contracts, foreign currency exchange contracts or other hedging or similar contracts (including any breakage or associated fees); provided that Indebtedness shall not include (x) intercompany obligations, (y) operating leases, or (z) accounts payable, accrued expenses, accrued income taxes or deferred income tax liability, in each case, incurred in the ordinary course of business or otherwise included in any working capital adjustment.

5.
The Acquisition Agreement will include a net working capital purchase price adjustment (and for this purpose, working capital will exclude cash and cash equivalents). The Acquisition Agreement will also include a provision regarding the escrow of an appropriate portion of the purchase price (such amount not to exceed 10% of the target net working capital amount used in the Acquisition Agreement), in addition to the Indemnification Escrow Amount, to serve as security for negative purchase price adjustments based on working capital (the “Adjustment Escrow Amount”), until such time as such working capital adjustments are completed, at which

Schedule 24.4.1 – page 2

time the then-remaining balance of the Adjustment Escrow Amount will be distributed to the seller(s).

6.	If the Acquisition Agreement is structured as a merger agreement or stock purchase agreement and Bottler has more than one (1) stockholder, such Acquisition Agreement will set forth a “stockholder representative” to act for and on behalf of Bottler’s stockholders in post-closing matters.

7.	If the Acquisition Agreement is structured as a stock purchase agreement or merger agreement, it will include representations and warranties regarding the capitalization of the entity being sold and its direct and indirect subsidiaries.

8.	Unless the Parties otherwise mutually agree in good faith based upon then-current customary terms or other facts and circumstances existing at the time of the transaction, the representations and warranties regarding financial statements, intellectual property and taxes will be modified as set forth below (and such representations and warranties will be subject to any exceptions thereto as are set forth on the relevant Disclosure Schedules to the Acquisition Agreement):

a.	Financial Statements.

i.
Attached to Section [•] of the Disclosure Schedule are true, correct and complete copies of (i) the audited consolidated balance sheet of Bottler and its Subsidiaries as of [•], [•] and [•], and the related audited consolidated statements of income, retained earnings, stockholders’ equity and changes in financial position of Bottler and its Subsidiaries, together with all related notes and schedules thereto, accompanied by the reports thereon of Bottler's independent auditors (collectively referred to as the “Financial Statements”), and the unaudited consolidated balance sheet of Bottler and its Subsidiaries as at __________, and the related consolidated statements of income, retained earnings, stockholders' equity and changes in financial position of Bottler and its Subsidiaries, together with all related notes and schedules thereto, other than such notes and schedules that are customarily only included in year-end audited financial statements (collectively referred to as the "Interim Financial Statements"). Each of the Financial Statements and the Interim Financial Statements (1) are correct and complete in all material respects and have been prepared in accordance with the books and records of Bottler and its Subsidiaries, (2) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (3) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Bottler and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material and to the absence of notes (that if presented, would not differ materially from those included in the most recently audited balance sheet included in the Financial Statements).

Schedule 24.4.1 – page 3

ii.	Section [•] of the Acquisition Agreement contemplates the delivery of the Interim Monthly Data. The Interim Monthly Data will be prepared in good faith in a manner consistent with the preparation of the Financial Statements and will be derived from the books and records of Bottler. Sections [•] and [•] contemplate the delivery of the Interim Quarterly Data and the Interim Annual Data. The Interim Quarterly Data and the Interim Annual Data: (1) will be prepared from the books and records of Bottler and its Affiliates and will be prepared in accordance with GAAP consistently applied throughout the periods indicated and will have been maintained on a basis consistent with the past practice of Bottler, and (2) will accurately reflect in all material respects, as of the dates therein specified and for the periods indicated therein, and subject to the assumptions set forth therein, the assets and liabilities of Bottler and will fairly and accurately present, in all material respects, as of the dates therein specified and for the periods therein indicated, and subject to the assumptions set forth therein, the financial condition and results of the operations of Bottler, subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material and to the absence of notes (that if presented, would not differ materially from those included in the most recently audited balance sheet included in the Financial Statements).

iii.	Bottler and its Subsidiaries maintain accurate books and records reflecting each of their assets and liabilities and maintain proper and adequate internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of annual financial statements for external purposes in accordance with GAAP.

iv.	All Receivables that have not been collected as of the date of the closing of the acquisition will represent valid obligations of the customers of Bottler or its Subsidiaries arising from bona fide transactions entered into in the ordinary course of business consistent with past practice, will be current and, to Bottler’s knowledge, will be collectible (net of any reserves set forth in the books and records of Bottler) without resort to legal proceedings or collections agencies. Bottler has not factored any of its Receivables.

b.	Intellectual Property.

i.	Section [•] of the Disclosure Schedule contains (1) a complete and accurate list of all Bottler Registered Intellectual Property (including the jurisdictions where such Bottler Registered Intellectual Property is registered or where applications have been filed, all registration or application numbers, as appropriate, and the title of the invention or work of authorship or identification of the mark), (2) all material unregistered trademarks of Bottler and its Subsidiaries, and (3) all domain names and social media identifiers of Bottler and its Subsidiaries.

ii.	No Bottler Intellectual Property owned by Bottler or its Subsidiaries or, to the Knowledge of Bottler, owned by any other Person (other than Buyer or its
Schedule 24.4.1 – page 4

Affiliates), is subject to any Action or outstanding Governmental Order (1) restricting in any manner the use, transfer or licensing thereof by Bottler or its Subsidiaries, or (2) that may affect the validity, use or enforceability of the Bottler Intellectual Property or the use or commercial exploitation of any such product or service. Each item of Bottler Registered Intellectual Property is valid, subsisting and enforceable. All necessary registration, maintenance and renewal fees currently due in connection with Bottler Registered Intellectual Property have been made, and all necessary documents, recordations and certifications in connection with the Bottler Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining the Bottler Registered Intellectual Property and formally recording the name of the proper owner of such Bottler Registered Intellectual Property except where the failure to have taken any of such actions would not have a material negative effect on the Business.

iii.
Bottler and its Subsidiaries own, or have the right to use pursuant to a valid and enforceable license, all Intellectual Property necessary and sufficient for the operation of the Business as currently conducted. Bottler or its Subsidiaries are the exclusive owner of, or have licenses to, each item of Bottler Intellectual Property, free and clear of any Liens (other than Permitted Liens), and Bottler or its Subsidiaries are the exclusive owner or valid licensee of all trademarks and service marks, trade names and domain names (collectively, the “Marks”) used by Bottler and its Subsidiaries, including the Marks used in the marketing and sale of any products or the provision of any services of Bottler and its Subsidiaries, free and clear of all Liens (other than Permitted Liens). Except as set forth on Section [•] of the Disclosure Schedule, neither Bottler nor any of its Subsidiaries have granted any rights or interest in the Bottler Intellectual Property to any Person.

iv.	To the Knowledge of Bottler, no Person has or is infringing, diluting, violating or misappropriating any Bottler Intellectual Property. Neither Bottler nor any of its Subsidiaries has made a claim of or threat in writing alleging an infringement, misappropriation, dilution or violation by any Person, of Bottler’s or its Subsidiaries’ rights to, or in connection with, the Bottler Intellectual Property.

v.	(1) No individual identified in the definition of “Knowledge of the Bottler” has received written notice that any Third Party Intellectual Property, or the use of such Third Party Intellectual Property by Bottler or its Subsidiaries, infringes, dilutes violates or misappropriates the Intellectual Property of any other Person; and (2) to the Knowledge of the Bottler, excluding the Third Party Intellectual Property, the other assets and properties of Bottler and its Subsidiaries (including the Bottler Intellectual Property and the products and the services of Bottler and its Subsidiaries) do not, and their use in the Business does not, otherwise infringe, dilute, violate or misappropriate the Intellectual Property of any other Person.
Schedule 24.4.1 – page 6

vi.	Each of Bottler and its Subsidiaries have taken reasonable steps to protect the rights of Bottler and its Subsidiaries in their respective confidential information and trade secrets and in any trade secret or confidential information of third parties used by Bottler and its Subsidiaries, and, except under confidentiality obligations, there has not been any disclosure by Bottler or its Subsidiaries of any confidential information or trade secret of Bottler or its Subsidiaries or any such trade secret or confidential information of third parties.
vii.	The Bottler Intellectual Property owned or purportedly owned by Bottler or its Subsidiaries was: (1) developed by employees of Bottler or its Subsidiaries working within the scope of their employment at the time of such development; (2) developed by agents, consultants, contractors or other Persons who have executed appropriate instruments of assignment in favor of Bottler or its Subsidiaries as assignee that have conveyed to Bottler or its Subsidiaries ownership of all of his, her or its Intellectual Property rights in the Bottler Intellectual Property; or (3) acquired by Bottler or its Subsidiaries in connection with acquisitions in which Bottler or its Subsidiaries obtained customary and commercially reasonable representations and warranties from the transferring party relating to the title to the Bottler Intellectual Property.

	viii.	Except as set forth on Section [•] of the Disclosure Schedule, the transactions contemplated by this Acquisition Agreement shall not impair the right, title or interest of Bottler or its Subsidiaries in or to any Intellectual Property owned by or licensed to Bottler or its Subsidiaries, and all of such Intellectual Property shall be owned, licensed or otherwise available for use by Bottler or its Subsidiaries immediately after the Closing on terms and conditions identical to those under which Bottler or its Subsidiaries owned or licensed such Intellectual Property in the Business immediately prior to the Closing.
c.	Taxes.
	i.	Each of Bottler and its Subsidiaries has timely filed or caused to be filed all Tax Returns required by applicable Law to be filed by, on behalf of, or with respect to it (taking into account applicable extensions) and all such Tax Returns were true, correct and complete in all material respects.
	ii.	Each of Bottler and its Subsidiaries has paid or caused to be paid when due all Taxes required to be paid by or with respect to it.
	iii.	Each of Bottler and its Subsidiaries has made or will have made or caused to have been made provision for all Taxes payable by, on behalf of, or with respect to it related to each Pre-Closing Tax Period and each Pre-Closing Straddle Period which have not been paid prior to the Closing Date. The provisions for Taxes with respect to each of Bottler and its Subsidiaries for each Pre-Closing Tax Period and each Pre-Closing Straddle Period are adequate to cover all Taxes with respect to such period.
	iv.	Neither Bottler nor any of its Subsidiaries is currently or has ever been a party to any Tax allocation, Tax sharing, Tax indemnity, Tax reimbursement, cost sharing, or joint obligor agreement or arrangement under which it has any obligation or liability for Taxes other than agreements the primary subject matter of which is not Taxes.
Schedule 24.4.1 – page 7

v.	Neither Bottler nor any of its Subsidiaries is currently the subject of any Tax Contest nor has any such Tax Contest been threatened against or with respect to Bottler or any of its Subsidiaries by any Governmental Entity.
vi.	There are no assessments or deficiencies in respect of any Taxes of or with respect to Bottler or any of its Subsidiaries for which the period of assessment or collection has not lapsed that have been claimed in writing by any Governmental Entity.
vii.	Neither Bottler nor any of its Subsidiaries has executed or filed with any Governmental Entity, nor has any Person executed or filed with any Governmental Entity, any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes of Bottler or any of its Subsidiaries for which the period of assessment or collection has not lapsed.
viii.	No claim has been asserted by any Governmental Entity that Bottler or any of its Subsidiaries is liable for Taxes under, or as a result of any Law comparable to, Section 482 of the Code.
ix.	There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of Bottler or any of its Subsidiaries.
x.	Each of Bottler and its Subsidiaries has withheld and paid, or caused to be withheld and paid, all Taxes required to be withheld and paid in connection with amounts paid and owing to any employee, independent contractor, creditor, shareholder or other third party and/or has obtained or caused to be obtained from any such employee, independent contractor, creditor, shareholder, other third party or other Person any certificate or other document that it is required to obtain or that would mitigate, reduce or eliminate any such Taxes or any withholding or deduction with respect thereto for payments made on or prior to the Closing and has complied with all applicable Laws relating to information or other similar reporting relating to any such payments.
xi.	Neither Bottler nor any of its Subsidiaries has been, nor is, required to file or cause to be filed Tax Returns in a jurisdiction in which it has not filed such Tax Returns, and no Governmental Entity has made a written claim that it is or may be required to file Tax Returns with respect to such periods in, or is or may be subject to Tax by, such a jurisdiction.
xii.	Neither Bottler nor any of its Subsidiaries (1) is or has ever been a member of an affiliated, combined, unitary, or other similar group filing consolidated,

combined, unitary, or other similar Tax Returns other than such a group the parent of which is Bottler, and (2) has any liability for the Taxes of any Person under Treasury Regulation § 1.1502-6 or any similar provision of any state, local or foreign Law, as a transferee or successor, by contract, or otherwise other than as a result of having been a member of a group described in clause (1) hereof.

xiii.	No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign applicable Tax Laws) has been entered into by or with respect to Bottler or any of its Subsidiaries that has continuing effect after the Closing Date.
Schedule 24.4.1 – page 8

xiv.	Neither Bottler nor any of its Subsidiaries has requested, obtained, or granted a power of attorney that is currently in force with respect to Taxes of it.

xv.	Neither Bottler nor any of its Subsidiaries has received any letter ruling, determination or similar document, issued by any Governmental Entity in respect of the treatment of any Tax position taken by Bottler.

xvi.	During the five (5)-year period ending on the Closing Date, neither Bottler nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

xvii.	Neither Bottler nor any of its Subsidiaries has within the preceding twelve (12) months made any change to a depreciation, amortization or similar item that has the effect of accelerating deductions from a Post-Closing Tax Period or Post-Closing Straddle Period to a Pre-Closing Tax Period or a Pre-Closing Straddle Period of Bottler. Neither Bottler nor any of its Subsidiaries is or will be required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provision of state, local or foreign Law) by reason of a change in accounting method prior to the Closing or as a result of the transactions contemplated hereby. Neither Bottler nor any of its Subsidiaries will be required to include any item of income in, or exclude an item of deduction from, taxable income for any Post-Closing Tax Period or Post-Closing Straddle Period as a result of any (1) installment sale or open transaction disposition made on or prior to the Closing Date, (2) prepaid amount received, or paid, prior to the Closing Date, (3) election under Section 108(i) of the Code or any corresponding or similar provision of state, local or foreign law.

xviii.	Neither Bottler nor any of its Subsidiaries has been engaged in any “listed transaction” under Section 6011 of the Code and the Treasury Regulations thereunder.
Notwithstanding the foregoing, if, at the time of the acquisition, the representations and warranties described above are not customary in transactions of that size and nature, then they will be modified to be consistent with then-existing customary practice.

9.
The “conduct of business” covenants will be modified by adding the following restrictions on the actions of Bottler and its Subsidiaries; provided, that, if at the time of the acquisition, the covenants described below are not customary in transactions of that size and nature, then they will be modified to be consistent with then-existing customary practice:

(a)	neither Bottler nor any of its Subsidiaries will authorize for issuance or issue and deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or issue or grant any right, option or other commitment for the issuance of shares of its capital stock or of such securities, except in the ordinary course of business consistent with past practices, or split, combine or reclassify any shares of its capital stock;

(b)	neither Bottler nor any of its Subsidiaries will declare any dividend, pay or set aside for payment any dividend or other distribution or make any payment to any Affiliates other than (i) the payment of salaries, bonuses, benefits and other compensation in the ordinary course of business consistent with past practice and reimbursement of expenses in accordance with Bottler’s policies and practices, (ii) the payment of cash dividends or cash distributions prior to the Closing, (iii) cash payments prior to closing to satisfy any Indebtedness with Affiliates, and (iv) as otherwise contemplated in Item 14 below;
Schedule 24.4.1 – page 9

(c)	neither Bottler nor any of its Subsidiaries will reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or make any other change with respect to its capital structure, other than the repurchase of shares of capital stock from employees and other shareholders in the ordinary course of business consistent with past practice;

(d)	neither Bottler nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or otherwise alter its corporate structure;

(e)	neither Bottler nor any of its Subsidiaries will incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances, other than (i) borrowings under Bottler’s existing lines of credit in the ordinary course of business and consistent with past practice, (ii) such other indebtedness incurred in connection with ordinary course purchases of Bottler or its Subsidiaries in each case in the ordinary course of business and consistent with past practice, and (iii) any other indebtedness that will be satisfied in full at or prior to closing;

(f)	neither Bottler nor any of its Subsidiaries will make or change any election related to Taxes (unless required by Law), adopt or change any accounting method with respect to Taxes, file any amended Tax Return, enter into any closing agreement, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to it;

(g)	neither Bottler nor any of its Subsidiaries make any change in any method of accounting or accounting practice or policy, except as required by GAAP;

	(h)	neither Bottler nor any of its Subsidiaries will settle or compromise any Tax liability;
	(i)	neither Bottler nor any of its Subsidiaries will amend or modify its charter documents; and
	(j)	neither Bottler nor any of its Subsidiaries will create any Subsidiary, acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business or entity.
10.	The covenant regarding the provision of financial information to Company between signing and closing of the Acquisition Agreement will include the provision of the following to Company:
(a)
at the end of each month, unaudited monthly financial statements for each such month, consisting of data with respect to volume (on a brand basis, to the extent permitted by applicable law and, where required, consented to by third-party brand owners), revenue, and cost of goods sold at standard and gross margin (“Interim Monthly Data”);

(b)
at the end of each quarter, all of the Interim Monthly Data, together with the unaudited balance sheet of Bottler as of the end of such fiscal quarter and the unaudited statement of income of Bottler for such fiscal quarter (“Interim Quarterly Data”); and

Schedule 24.4.1 – page 10

(c)
at the end of each fiscal year, (A) the unaudited balance sheet of Bottler as of the end of such year and the unaudited statement of income for Bottler for such year (“Interim Annual Data”), and (B) to the extent permitted by applicable law and, where required, consented to by third-party brand owners, volume information by brand and package for each fiscal year ended after the date of the Acquisition Agreement and prior to the closing of the Acquisition Agreement.

11.	If the Acquisition Agreement is structured as a merger agreement (or as an asset purchase agreement involving the sale of all or substantially all of Bottler’s assets), it will include appropriate provisions, as required by applicable law and as are then customary in U.S. transactions of that size and nature, regarding stockholder approval and the transmittal of an information statement.
12.	The Acquisition Agreement will include covenants regarding the payoff of Affiliate loans (other than loans between Affiliates that are being acquired by Buyer) and indemnification of Bottler’s pre-closing directors and officers, as and to the extent may be customary at that time in U.S. transactions of that size and nature.
13.
The Acquisition Agreement will include a non-compete and non-solicitation covenant from Bottler (if Bottler is the seller); provided, however, that such covenant shall not restrict Bottler or any Bottler Affiliate or stockholder from engaging in any Permitted Ancillary Business described in Schedule 2.31 or which is otherwise permitted by any other written agreement then in effect between Bottler and Company (or any of their respective Affiliates) following the closing of the transactions contemplated by such Acquisition Agreement.

14.	The Acquisition Agreement will provide that, at Company’s request, Bottler and Company will use commercially reasonable efforts and work together in good faith prior to the closing of the transactions contemplated thereby to develop and implement mutually agreeable stay bonuses,
Schedule 24.4.1 – page 11

employee retention agreements, severance agreements, restrictive covenants and/or other similar arrangements with (a) any stockholder who, individually or together with such stockholder’s spouse and lineal descendants (including trusts for the benefit of such spouse and/or lineal descendants), owns and controls 5% or more of the stock of Bottler (other than a holder of 5% or more of any shares of a class of securities registered under the Securities Act of 1933, as amended), and is actively employed (other than solely as a member of Bottler’s board of directors or managing board) in the Business as a senior executive (a “Major Stockholder”), and (b) Bottler’s top five (5) most highly compensated executives that are not Major Stockholders.

15.	If the Acquisition Agreement is structured as a merger agreement, or if stockholder approval of the transaction is otherwise required by applicable law, it will include a dissenters rights threshold of 5% or such other threshold as then may be mutually agreed by Bottler and Company, which “closing condition” shall be for the benefit of Company only, and a mutual “closing condition” regarding receipt of stockholder approval.

16.	The Acquisition Agreement will include mutual releases of claims (other than claims arising under the Acquisition Agreement and ordinary course payables and other amounts then owed by Company (or its Affiliates) to Bottler or by Bottler (or its Affiliates) to Company, which amounts will be paid or credited, as the case may be, at the closing to the extent then feasible).

17.
The Acquisition Agreement may be terminated by Bottler at any time prior to the closing of the transactions contemplated thereby if and only if Bottler reimburses Company for all third party out of pocket expenses incurred by Company (or its Affiliates) in connection with the exercise by Bottler of such termination right; provided such reimbursement shall not be required (i) if Bottler terminates the Acquisition Agreement due to a breach by Company (or its designee) of any of its covenants therein or due to any representation or warranty made by Company (or its designee) therein having been or having become untrue or inaccurate, or (ii) if Bottler terminates the Agreement due to conditions to closing relating to the receipt of required governmental consents and approvals having not been satisfied by an agreed upon “drop dead” date (as long as Bottler’s failure to take any action required to fulfill such a closing condition was not the cause of the failure to satisfy such closing condition).

18.
If the shares of Bottler are publicly traded at the time of the acquisition, then, in lieu of the foregoing terms and conditions, the parties will enter into a merger agreement for the acquisition of Bottler that will include such terms and conditions as are customary for the acquisition of a publicly traded company at the time of the acquisition (and Company and Bottler acknowledge that, as of the date of this Agreement, customary terms and conditions would not include any indemnities, escrow or survival of representations, warranties or covenants), except that, in all events, the provisions of Paragraphs 11 through 14, and Paragraph 17 of this Schedule 24.4.1 will be included in the Acquisition Agreement.

19.	The Acquisition Agreement will include such other additional terms and conditions as warranted by the particular transaction and as negotiated and agreed between the parties in good faith.
Schedule 24.4.1 – page 12

SCHEDULE 24.4.2
Amendments to Agreement
1.Section 2.9 will be deleted and the following new Section 2.9 will apply:
“Company Authorized Supplier” means any Person expressly authorized by Company to supply Expanding Participating Bottlers with Covered Beverages and Related Products. If Bottler was a Company Authorized Supplier as of the date this Agreement was deemed to be automatically amended to include this new Section 2.9, Company will not unreasonably withdraw authorization for Bottler to supply Expanding Participating Bottlers or other Company authorized bottlers with Covered Beverages and Related Products.
2.The existing definition of Permitted Ancillary Business (Section 2.31) will be deleted and the following new definition will apply:
“Permitted Ancillary Business” means a business operated by Bottler or an Affiliate of Bottler to which Company has provided its consent on Schedule 2.31 (subject to the conditions specified on Schedule 2.31), and is therefore permitted under this Agreement to produce, manufacture, prepare, package, distribute, sell, deal in, or otherwise use or handle, as the case may be, Beverages, Beverage Components or other beverage products that are not Covered Beverages, Related Products, or Permitted Beverage Products. “Permitted Ancillary Business” will include (a) any ancillary businesses to which Company may hereafter provide prior written consent, which consent will result in the automatic amendment of Schedule 2.31 to include such permitted ancillary business, and (b) any business that (i) is not directly and primarily involved in the manufacture, marketing, promotion, distribution or sale of Beverages, Beverage Components and other beverage products (e.g., sale, lease or servicing of equipment used in the distribution of beverages to third parties), or (ii) provides office coffee service to offices or facilities.
3.The existing definition of Permitted Beverage Product (Section 2.32) will be deleted and the following new definition will apply:
“Permitted Beverage Product” means a Beverage, Beverage Component, or other beverage product that either is not prohibited under Section 13.1, or to which Company has provided its consent on Schedule 2.32 (subject to the conditions specified on Schedule 2.32) and is therefore permitted under this Agreement. “Permitted Beverage Product” will include any beverage product to which Company hereafter provides prior written consent, which consent will result in the automatic amendment of Schedule 2.32 to include such permitted beverage product, and any Line Extension of a Permitted Beverage Product or new SKU or package of an existing Permitted Beverage Product.
4.The existing definition of Permitted Line of Business (Section 2.33) will be deleted and the following new definition will apply:
“Permitted Line of Business” means a line of business operated by Bottler or an Affiliate of Bottler to which Company has provided its consent on Schedule 2.33 (subject to the conditions specified on Schedule 2.33), and is therefore permitted under this Agreement to use delivery vehicles, cases, cartons, coolers, vending machines or other equipment bearing Company’s
Schedule 24.4.2 – page 1

Trademarks and/or to assign duties relating to such line of business to personnel or management whose primary duties relate to delivery or sales of Covered Beverages or Related Products. “Permitted Line of Business” will include (a) [if applicable, any Permitted Ancillary Business], and (b) any line of business as to which Company hereafter provides prior written consent, which consent will not be unreasonably withheld by Company and will result in the automatic amendment of Schedule 2.33 to include such Permitted Line of Business.
5.    Existing Section 3.6.2 will be deleted and replaced with the following:
3.6.2in the case of or to the extent distributed through means other than Direct Store Delivery, a Multiple Route to Market Beverage or Multiple Route to Market Related Product, under one or more agreements addressing Bottler’s economic participation in the sale of such products in the Territory.
6.Existing Section 7.5 will be deleted.
7.    Existing Section 12.2 will be deleted and replaced with the following:
The obligation under Section 12.1 shall not apply to (i) any consent, waiver or approval provided under this Agreement or under any agreement held by another Expanding Participating Bottler or (ii) provisions in any authorization agreement relating to the opportunity of Expanding Participating Bottlers other than Bottler to participate economically in sales of beverages and other products by Company or its Affiliates through means other than Direct Store Delivery.
8.    Existing Section 13 will be deleted and replaced with the following new Section 13:
13.     OBLIGATIONS OF BOTTLER AS TO OTHER BEVERAGE PRODUCTS AND OTHER BUSINESS ACTIVITIES
13.1    Bottler agrees during the term of this Agreement and in accordance with any requirements imposed upon Bottler under applicable laws:
13.1.1.Except for Permitted Beverage Products and Beverages, Beverage Components, or other beverage products produced, manufactured, packaged, distributed, sold, dealt in or otherwise used or handled by Bottler under authority of Company, not to produce, manufacture, package, sell, deal in or otherwise use or handle any Beverage, Beverage Component or other beverage product that is:
13.1.1.1.    a “Cola Product” (herein defined to mean any Beverage, Beverage Component or other beverage product which is generally marketed as a cola product or which is generally perceived as being a cola product);
13.1.1.2.    a bottled water (so long as DASANI brand Beverages or another bottled water remain Covered Beverages);
13.1.1.3.    a hypertonic, hypotonic or isotonic energy and fluid replacement drink (sometimes referred to as "sports drink"), (so long as POWERADE brand Beverages or another sports drink remain Covered Beverages);
Schedule 24.4.2 – page 2

13.1.1.4.    a nutrient-enhanced and electrolyte-enhanced water beverage product (so long as Glaceau Vitaminwater brand Beverages or another nutrient-enhanced and electrolyte-enhanced water beverage product remain Covered Beverages); or
13.1.1.5.    called root beer, or with a similar flavor to root beer (so long as Barq’s root beer Beverages or another root beer remain Covered Beverages).
13.1.2.    Not to manufacture, package, sell, deal in or otherwise use or handle any concentrate, beverage base, syrup, beverage or any other product which is likely to be confused with, or passed off for, any of the Covered Beverages or Related Products;
13.1.3.    Not to manufacture, package, sell, deal in or otherwise use or handle any product under any trade dress or in any container that is an imitation of a trade dress or container in which Company claims a proprietary interest or which is likely to be confused or cause confusion or be confusingly similar to or be passed off as such trade dress or container; and
13.1.4.    Not to manufacture, package, sell, deal in or otherwise use or handle any product under any trademark or other designation that is an imitation, counterfeit, copy or infringement of, or confusingly similar to, any of the Trademarks.
13.2.    Bottler covenants and agrees not to acquire or hold directly or indirectly through any Affiliate, whether located within or outside of the Territory, any ownership interest in any Person that engages in any of the activities prohibited under Section 13.1 or; enter into any contract or arrangement with respect to the management or control of any Person, within or outside of the Territory, that would enable Bottler or any Affiliate of Bottler acting collectively with such Person to engage indirectly in any of the activities prohibited under Section 13.1.
13.2.1.    Bottler and its Affiliates will, however, be permitted to acquire and own securities registered pursuant to the Securities Exchange Act of 1934, as amended, or registered for public sale under similar laws of a foreign country, of a company that engages in any of the activities prohibited under Section 13.1 or Section 13.2, in pension, retirement, annuity, life insurance, and estate planning accounts, plans and funds administered by Bottler or any of its Affiliates for the benefit of employees, officers, shareholders or directors of Bottler or any of its Affiliates where investment decisions involving such securities are made by independent outside investment or fund managers that are not Affiliates of Bottler; provided that such ownership represents a passive investment and that neither Bottler nor any Affiliate of Bottler in any way, either directly or indirectly, manages or exercises control of such company, guarantees any of its financial obligations, consults with, advises, or otherwise takes any part in its business (other than exercising rights as a shareholder), or seeks to do any of the foregoing.
13.3.    Bottler covenants and agrees that neither Bottler nor its Affiliates will use delivery vehicles, cases, cartons, coolers, vending machines or other equipment bearing Company’s Trademarks in connection with, or assign personnel or management whose primary duties relate to delivery or sales of Covered Beverages or Related Products (other than executive officers of Bottler) to, any line of business other than the marketing, promotion, distribution, and sale of Covered Beverages, Related Products and Permitted Beverage Products; provided, however, that:
Schedule 24.4.2 – page 3

13.3.1.    any of Bottler’s assets and personnel or management whose primary duties relate to delivery or sales of Covered Beverages or Related Products may be used in a Permitted Ancillary Business, subject to any limitations specified in Schedule 2.31, or a Permitted Line of Business, subject to any limitations specified in Schedule 2.33, anywhere within (or, as applicable, outside of) Bottler’s Territory without further approvals from Company.
10.    Existing Section 14.3 will be deleted and replaced with the following:
Bottler will participate fully in, and comply fully with, operating, customer, commercial, pricing, sales, merchandizing, planning, information technology, product supply and other requirements and programs established from time to time by the Governance Board.
11.    Existing Section 17.3.1 will be deleted (without replacement).
12.    Existing Section 22.1.6 will be deleted (without replacement).
13.    Existing Section 22.1.7 will be deleted (without replacement).
14.    Existing Section 24 (but not Schedule 24.4.1 which shall remain applicable) will be deleted and replaced with the following:
24    BOTTLER’S RIGHTS AND OBLIGATIONS WITH RESPECT TO SALE OF ITS BUSINESS
24.1    “Business” means Bottler’s aggregate business in all Territories under this Agreement and any other agreement directly and primarily related to the marketing, promotion, distribution, and sale of Covered Beverages and Related Products in such territories.
24.1.1    “Business” will also include any business conducted by Bottler and identified on Schedule 24.1 as an “Included Business.”
24.1.2    “Business” will expressly exclude any business identified on Schedule 24.1 as an “Excluded Business.”
24.1.3    “Business” will also expressly exclude any business that is not directly and primarily related to the marketing, promotion, distribution and sale of Covered Beverages and Related Products in such territories that is not identified on Schedule 24.1 as an “Included Business”, whether or not such business is identified on Schedule 24.1 as an “Excluded Business.”
24.1.4    “Sale Transaction” means either (i) the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities of one or more of Bottler’s Subsidiaries), to any Person for value, of all or substantially all of the assets of the Business on a consolidated basis, or (ii) a transaction or series of transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities by the holders of securities of Bottler) with any Person the result of which is that the
Schedule 24.4.2 – page 4

shareholders of Bottler immediately prior to such transaction are (after giving effect to such transaction) no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting shares of Bottler on an as-converted, fully-diluted basis.
24.2    Discussions with Company or Third Parties and Sale of Business to Third Parties
24.2.1    If Bottler decides to sell, directly or indirectly, all or a majority interest in the Business, including as a result of a change in control or an unsolicited third party offer, Bottler will notify Company of the possible Sale Transaction promptly after identifying its proposed Buyer (a “Potential Buyer”). Any and all discussions between Company and Bottler regarding such possible Sale Transaction shall be kept confidential, shall not be binding on either party, and shall not be deemed to have triggered the commencement of the procedures for possible sale of the Business to Company described in Section 24.3.
24.2.2    Notwithstanding any provisions in this Agreement or any Related Agreement to the contrary, Bottler may enter into a binding agreement for a Sale Transaction with any Potential Buyer at any time following such notice and, upon consummation of such sale, of all Bottler’s rights and obligations under this Agreement and all Related Agreements may be assigned to and assumed by such Potential Buyer.
24.3    Offer of Sale of Business to Company
24.3.1    At any time after the Effective Date, Bottler may provide Company with Notice that Bottler wishes to sell the Business in a Sale Transaction to Company or Company’s designee or to a Jointly Selected Potential Buyer identified under Section 24.3.5 hereof, under the terms of this Section 24.3 (an “Offer Notice”).
24.3.2    The Offer Notice will include the material terms and conditions (including price and form of consideration) of the proposal by Bottler and/or any third party offer(s) that may have been received by Bottler.
24.3.3    Bottler may withdraw such Offer Notice at any time prior to closing of such transaction, if and only if Bottler (a) reimburses Company for all third party out of pocket expenses incurred by Company in connection with the exercise by Bottler of its rights under this Section 24.3; and (b) exercises such right to withdraw an offer made in an Offer Notice no more than once every three (3) years.
24.3.4    The Offer Notice must be delivered in writing to Company’s Chief Financial Officer, with a copy to Company’s General Counsel.
24.3.5    If Bottler delivers an Offer Notice to Company, Bottler and Company will cooperate with each other, on a confidential basis, to identify potential third
Schedule 24.4.2 – page 5

parties who may be interested in and financially capable of acquiring the Business.
24.3.5.1    If one or more potential third party buyers are identified in this manner that are approved both by Bottler (in its sole discretion) and Company (in its sole discretion) (a “Jointly Selected Potential Buyer”) within 30 days after the date of the Offer Notice, then Bottler may enter into a binding agreement for the sale of the Business with any Jointly Selected Potential Buyer, on such terms and conditions as Bottler may determine in its sole discretion, within 180 days following the end of such 30 day period (the “Third Party Negotiation Period”) and, upon consummation of such sale, all of Bottler’s rights and obligations under this Agreement and all Related Agreements may be assigned to and assumed by such Jointly Selected Potential Buyer.
24.3.5.2    If, despite the identification of one or more Jointly Selected Potential Buyers in the process outlined above, Bottler is unable to enter into a binding agreement for the sale of the Business with such Jointly Selected Potential Buyer prior to the end of the Third Party Negotiation Period (as such period may be extended by mutual written agreement of Bottler and Company), or having entered into such a binding agreement, the transactions contemplated therein are not consummated, for any reason, and the binding agreement is terminated in accordance with its terms, then Bottler may elect for Bottler and Company to proceed in accordance with Section 24.3.7.
24.3.5.3If no Jointly Selected Potential Buyer is identified within the 30 day period specified in Section 24.3.5.1, or if following delivery of the Offer Notice, Bottler and Company mutually agree to dispense with an attempt to identify one or more Jointly Selected Potential Buyers as described above, and mutually agree to negotiate terms of a sale of the Business to Company, then Bottler and Company will proceed in accordance with Section 24.3.7.
24.3.6    Within five (5) Business Days following delivery of the Offer Notice to Company, Bottler will deliver to Company the following unaudited written management information in Bottler’s possession or control and that is ordinarily and customarily produced and used by Bottler for each of the three (3) year periods ending on the last day of the quarter preceding the date of the delivery of the Offer Notice: (a) revenues with respect to the Business for the relevant period then ended in both dollars and cases; (b) statements of income down to the contribution margin level for the Covered Beverages and Related Products for the relevant period then ended; (c) most current management bills of cost for each of the Covered Beverages and Related Products; (d) a copy of each of the then currently effective and enforceable distribution agreements for distribution of the Covered Beverages and Related Products; (e) business plan volumes and strategic plans for the Business; and (f) material claims relating to the Business of which Bottler has knowledge. All of the foregoing information is collectively referred to as the “Base Information”. Bottler will also provide such additional information to Company (the “Additional Information”) as Bottler and Company may agree is desirable to facilitate the valuation of the Business and, if
Schedule 24.4.2 – page 6

applicable, to identify one or more Jointly Selected Potential Buyers as contemplated in Section 24.3.5.
24.3.7    If either of the circumstances described in Section 24.3.5.2 or Section 24.3.5.3 occurs, then Bottler and Company will meet promptly to discuss the acquisition of the Business by Company (directly or through a Company Affiliate) or Company’s designee and to enter into discussions regarding the purchase price and the other terms and conditions of the acquisition.
24.3.8    If Company and Bottler mutually agree upon the purchase price and other terms and conditions of the acquisition, then Company (directly or through a Company Affiliate) or Company’s designee will purchase the Business for cash (unless otherwise agreed) at the purchase price and other terms and conditions so agreed upon.
24.3.9    If Company and Bottler mutually agree that Company or its designee will acquire the Business, but Company and Bottler cannot agree on purchase price within 120 days following Company’s receipt of Bottler’s Notice to schedule the meeting described in Section 24.3.7 (the “Negotiation Period”), then Company and Bottler will determine the value of the Business in accordance with the valuation process specified in Section 26 (the “Valuation Process”).
24.3.10    If the Business Value, as defined in Section 26.2.2, is determined pursuant to the Valuation Process (rather than by mutual agreement), then Bottler will have the right, in its sole discretion, to deliver Notice to Company that Bottler wishes to sell the Business to Company (or Company’s designee) at the purchase price established through the Valuation Process (a “Company Sale Notice”). The Company Sale Notice must be delivered by Bottler to Company, if at all, within sixty (60) days following the determination of the purchase price for the Business through the Valuation Process. The Company Sale Notice will constitute a binding offer by Bottler to sell the Business to Company or Company’s designee in accordance with the terms of this Section 24.4; provided that Bottler may withdraw such offer at any time prior to closing of such transaction, if and only if Bottler (a) reimburses Company for all third party out of pocket expenses incurred by Company in connection with the exercise by Bottler of its rights under this Section 24.3; and (b) exercises such right to withdraw an offer no more than once every three (3) years. Any withdrawal of an offer by Bottler shall not limit Bottler’s rights to enter into a Sale Transaction under Section 24.2 at any time. Following receipt of a Company Sale Notice, Company (or its designee) will have the option, in its sole discretion, to acquire the Business for cash (unless otherwise agreed) at the Business Value determined in accordance with the Valuation Process, subject to the following:
24.3.10.1    Company shall give Notice to Bottler of its election either to acquire the Business, or to forego its option, within 5 Business Days after the Business Value is determined under Section 26.
24.3.10.2    If Company elects to acquire the Business as contemplated in Section 24.3.10, then Bottler and Company will proceed
Schedule 24.4.2 – page 7

in accordance with Sections 24.3.11 and 24.3.12; provided, that Bottler may withdraw the Offer Notice at any time, subject to the provisions of Section 24.3.3.
24.3.10.3    If Company elects not to acquire the Business as contemplated in Section 24.3.10, Company shall reimburse Bottler for all third party out of pocket expenses incurred by Bottler in connection with the exercise by Bottler of its rights under this Section 24.
24.3.11    If Company elects to acquire the Business as contemplated in Section 24.3.10, but the parties are unable to agree on terms and conditions of sale (other than purchase price), then Company (directly or through a Company Affiliate) or Company’s designee will acquire the Business on the terms and conditions specified in Schedule 24.4.1.
24.3.12    Closing of the acquisition of the Business by Company (directly or through a Company Affiliate) or Company’s designee will occur within ten (10) Business Days timing subject to discussion following the receipt of all required consents and regulatory approvals (including expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act) and after determination of the Business Value in accordance with the Valuation Process (if applicable).
24.3.13    Nothing contained in this Section 24 shall, or shall be deemed to, prevent Company from making an offer to acquire the Business at any time, even if Company has previously elected not to acquire the Business under Section 24.3.10. If any such offer is made, Bottler shall have no obligation to accept it.
15. Existing Section 26 will be deleted and replaced with the following:
26.    VALUATION
26.1    If (a) Bottler decides to sell the Business as contemplated under Section 24, and (b) a sale to a Jointly Selected Potential Buyer does not occur (or Bottler and Company mutually elect to forego an attempt to identify a Jointly Selected Potential Buyer), and the parties are unable to mutually agree upon a purchase price within the 120 day Negotiation Period specified in Section 24.3.9, or if Company is to acquire the Business as contemplated under Section 25, then the purchase price for the Business will be established in accordance with this Section 26.
26.2    Bottler and Company will each appoint a Valuation Expert within five (5) Business Days after the expiration of the Negotiation Period under Section 24.3.9 (or receipt by Bottler of a Purchase Notice from Company under Section 25.1 if applicable), and will instruct each Valuation Expert to provide its final valuation no later than sixty (60) days after such appointment.
26.2.1    “Valuation Expert” means an independent and reputable valuation firm or investment banking firm of national standing, that (i) has had no business relationship of any nature (whether directly or through any of its Affiliates) with either Company or Bottler or their respective Affiliates in the twelve months prior to its selection, (ii) is not, directly or through any of its Affiliates, in then-current discussions with either Company or Bottler or any of their respective Affiliates regarding a proposed future engagement,
Schedule 24.4.2 – page 8

and (iii) has no other conflict of interest or financial interest in the proposed transaction (other than receipt of its fee as discussed below). No Valuation Expert will be permitted to receive a fee other than a fixed fee, which fee shall not be contingent on the closing of the transaction or calculated based on the Business Value.
26.2.2    “Business Value” means the value of the Business as finally determined under the Valuation Process.
26.3    Each Valuation Expert will perform a valuation of the Business.
26.4    If the valuations differ by less than 10% of the higher valuation, the average of the two valuations will be the value of the Business.
26.5    If the valuations differ by 10% of the higher valuation or more, the Valuation Experts will appoint a third Valuation Expert who will value the Business and provide its final valuation no later than sixty (60) days after its appointment.
26.5.1In this event, the value of the Business will be the average of the two valuations with the smallest difference in the reported value, unless one valuation is the average of the other two valuations, in which case such valuation will be the value of the Business (measured on an absolute basis).
26.6    The Valuation Experts will be instructed to determine the fair value of the Business by determining the fair market value of the Business as if sold as a going concern, as between a willing buyer and a willing seller not under a compulsion to buy or sell in an arm’s-length transaction, taking into account all relevant factors, and using such methods as the Valuation Experts deem appropriate, subject to the specific instructions set forth in Schedule 26.
26.7    Each party will have the right to review all information and materials furnished by the other party to the Valuation Experts, and each party will cooperate in good faith to correct any errors in the information and materials provided by that party prior to submission to the Valuation Experts.
26.8    If a third Valuation Expert is used, as contemplated above, the third Valuation Expert will not be provided access to the valuations performed by the first two Valuation Experts.
26.9    The fees and expenses incurred in connection with the Valuation Process will be borne equally by Bottler and Company; provided, however, that if a third Valuation Expert is required under the foregoing provisions, then the party who appointed the Valuation Expert whose valuation differs more from the Business Value as finally determined (measured on an absolute basis) will be responsible for the fees and expenses of the third Valuation Expert.
26.10    If the Business Value is determined by a third Valuation Expert as contemplated in Section 26.5 (i.e., the valuations produced by the first two Valuation Experts differ by 10% of the higher valuation or more), then, within thirty (30) days following receipt of the third Valuation Expert’s report of the Business Value, Bottler may (at Bottler’s sole option) elect to pursue a sale of the Business to a Potential Buyer or a Jointly Selected Potential Buyer in accordance with Section 24.
Schedule 24.4.2 – page 9

SCHEDULE 26
Guidance to Valuation Experts
Any Valuation Expert appointed under the terms of this Agreement to determine the value of Bottler’s Business in connection with a Valuation Process will be instructed as follows:

1.	The Valuation Expert must ignore any prior guidance or valuation work provided by or performed by the party appointing the Valuation Expert and must ignore any offers that may have been made with respect to Bottler’s Business by third parties other than bona fide offers from approved Potential Buyers.

2.
The Valuation Expert will determine the fair market value of Bottler’s Business as a going concern under current ownership, assuming an arm’s-length transaction between a willing buyer and willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of the relevant facts. The Valuation Expert must rely primarily upon a Discounted Cash Flow approach for the valuation of the Business (“DCF”), but may also consider other relevant and commonly accepted valuation methodologies, including market and asset based approaches, to determine the fair market value of Bottler’s Business. The DCF would utilize a defined forecast period of ten (10) years, based on forecasts provided by Bottler and Company, and the methodology would also contemplate a perpetuity approach in addition to the explicit forecast. Further, the DCF must be prepared using the information and guidance contained in this Schedule 26 (i.e., consideration of the Business as a going concern under current ownership, demonstrated historical performance, investment requirements, balance sheet position, cost of capital of the entity, the financial projections provided by Bottler and Company, as well as such other information acquired from the parties that may be necessary or helpful in preparing the underlying economic forecast of the DCF).

3.	Each party will provide such information in its possession that the Valuation Expert reasonably requests to prepare its valuation. Each of Bottler and Company agrees to provide the Valuation Expert with reasonable access to its (and its applicable Affiliates’) management team members for the Valuation Expert to conduct interviews to discuss Bottler’s historical financial performance, forecasts, the Business, the beverage industry and other matters it determines in its reasonable discretion are necessary or helpful to prepare its valuation. Bottler shall also permit the Valuation Expert to conduct site visits of the Business upon advance notice and during regular business hours if the Valuation Expert determines such site visits are reasonably necessary to prepare its valuation.

4.	Each party will have the right to submit such information to the Valuation Expert as it deems relevant, and each party will have the right to review all information and materials furnished by the other party prior to submission to the Valuation Experts. Each party will cooperate in good faith to correct any errors in the information and materials provided by that party prior to submission to the Valuation Experts.

5.	If the transaction is structured as a merger or stock purchase, the Valuation Expert is to determine a price per share assuming an acquisition of all of the outstanding equity interests of Bottler, without applying discounts for illiquidity, lack of marketability or lack of control. The Valuation Expert should assume for purposes of the valuation that the interests in Bottler are freely transferable and shall disregard Company’s right to approve a sale of the Business under
Schedule 26 – page 1

Section 24. The Valuation Expert will add to the amount derived from the DCF analysis an amount equal to twenty percent (20%) of the DCF valuation to derive a final valuation (such additional amount being intended to reflect value that would otherwise be excluded from consideration by this Schedule 26, such as synergies (the “Additional Amount”)); however, such Additional Amount would not apply to any valuation methodology considered by the Valuation Expert other than a DCF.

6.	The Valuation Expert should not include the Excluded Business in determining the price per share and should assume that the Excluded Business will be retained by Bottler’s shareholders.
7.
The Valuation Expert must exclude future synergies resulting from the ownership of Bottler’s Business by Company or any designee of Company; provided, however, the Valuation Expert may, in the exercise of its professional judgment, consider identifiable and quantifiable future synergies resulting solely from capital investments and operating expenditures made by Bottler prior to the closing of the transaction that have not yet been reflected in Bottler’s results of operations.

8.	The Valuation Expert must exclude or add back, as the case may be, any one-time or non-recurring items of expense, revenue, gain or loss, including personal operating expenses and charitable expenses relating to the current ownership of Bottler’s Business.
9.
With respect to the Sub-Bottling Territory, the Valuation Expert will assume that Sub-Bottling Payments will continue into perpetuity at the applicable payment percentages based on the Valuation Expert’s determination of likely [***] in the future. The Valuation Expert is to ascribe no value to any Sub-Bottling Payments made prior to the closing of the acquisition of Bottler by Company (i.e., Bottler will not receive “credit” for the amount of any such payments made prior to the closing).

10.	The Valuation Expert may, in its professional judgment, consider the then current market price for any of Company’s securities that are then traded on a public securities exchange.
11.	All appraisal reports must be rendered in writing to Company and Bottler and must be signed by the Valuation Expert making the report.
12.
If Bottler is a private company or the transaction is structured as an asset purchase and sale, the Valuation Expert will value Bottler’s Business on a debt-free, cash free basis (i.e., on an enterprise basis, assuming that Bottler does not have any Indebtedness (as defined in Schedule 24.4.1) or cash or cash equivalents).

13.
The Valuation Expert will not consider any claimed tax benefits existing at the time of the closing (whether resulting from the transaction or otherwise) (e.g., Net Operating Losses or basis step-ups); provided, however, that, notwithstanding the foregoing, the Valuation Expert shall consider any such tax benefits that the parties mutually agree (acting reasonably in good faith) are (i) identifiable, (ii) quantifiable, and (iii) applicable to the transaction.

14.
The Valuation Expert will assume that (a) this Agreement automatically renews for multiple successive terms under Section 18.3, (b) any agreement between Bottler and Company (or between any of their respective Affiliates) under which Bottler or its Affiliate is authorized to manufacture Covered Beverages will remain in full force and effect throughout such automatically

Schedule 26 – page 2

renewed term, and (c) neither party will exercise (or has exercised) any termination rights or rights of non-renewal of this Agreement or any Related Agreement.

15.	The Valuation Expert will assume that the Incidence Rates across all Shared Business Segments, taken as a whole, that are most favorable to Bottler at any point in time during the five (5) year period preceding the date in which the valuation process is commenced will continue to apply indefinitely (that is, the Valuation Expert should ignore any right that Company may have to adjust the Incidence Rate or Shared Business Segments under the Incidence Agreement).

16.	In delivering their final valuation, each Valuation Expert will provide a single valuation amount as their final valuation and not a range of valuations.
Notwithstanding the foregoing provisions of this Schedule 26, in no event will the final value of Bottler determined under this Schedule 26 be less than the Net Book Value of Bottler (as reflected on Bottler’s most recent annual audited financial statements and as determined in accordance with Generally Accepted Accounting Principles in the U.S. (or any successor set of accounting principles that may then be in effect)).
Schedule 26 – page 3

SCHEDULE 31
Insurance Requirements
Bottler will, at its own cost and expense, acquire and maintain during the Term, with carriers having an AM Best Rating of A-VII or better, sufficient insurance to adequately protect the respective interests of the parties. Specifically, Bottler must carry the following minimum types and amounts of insurance (the “Required Policies”) on an occurrence basis or in the case of coverage that cannot be obtained on an occurrence basis, then, coverage can be obtained on a claims-made basis with a three (3) year tail following the termination or expiration of this Agreement:

a)
Commercial General Liability including, but not limited to, premises-operations, broad form property damage, products /completed operations, contractual liability, independent contractors, personal injury and advertising injury and liability assumed under an insured contract with limits of at least $10,000,000 per occurrence and $10,000,000 general aggregate and $10,000,000 Products / Completed Operations Aggregate;

b)
Statutory Workers’ Compensation Insurance and Employer’s Liability Insurance in the minimum amount of $1,000,000 each employee by accident, $1,000,000 each employee by disease and $1,000,000 aggregate by disease with benefits afforded under the laws of the state or country in which the services are to be performed. Policy will include an alternate employer endorsement providing coverage in the event any employee of Bottler sustains a compensable accidental injury while on work assignment with Company. Insurer for Bottler will be responsible for the Workers’ Compensation benefits due such injured employee;

c)
Commercial Automobile Liability for any owned, non-owned, hired, or borrowed automobile used in the performance of Bottler’s obligations under this Agreement is required in the minimum amount of $25,000,000 combined single limit. If the Bottler is driving a vehicle owned by Company in connection with the performance of its obligations under this Agreement, then the Bottler will be responsible for the cost of repairing any physical damage to the vehicle resulting from Bottler’s use of the vehicle. If the vehicle cannot be repaired, then the Bottler will be responsible for replacing Company’s vehicle;

Bottler will notify Company in writing within sixty (60) days of any cancellation, non-renewal, termination, material change or reduction in coverage.
Bottler’s insurance as outlined above shall be primary and non-contributory coverage.
The coverage territory for the stipulated insurance shall be The United States of America.
Bottler will cause their insurance companies to waive their right of recovery against Company under the Required Policies.
Bottler will be solely responsible for any deductible or self-insured retention.
The above insurance limits may be achieved by a combination of primary and umbrella/excess policies.
The Coca-Cola Company, its subsidiaries, affiliates, authorized bottlers, directors, officers, employees, partners, customers and agents shall be included as an “Additional Insured” on Bottler’s Commercial General Liability and Commercial Auto Liability policies listed above and shall be evidenced on the
Schedule 31 – page 1

certificate of insurance. Prior to the execution of this Agreement and annually upon the anniversary date(s) of the insurance policy’s renewal date(s), Bottler will furnish Company with a properly executed Certificate of Insurance clearly evidencing compliance with the insurance requirements set forth above. The certificate of insurance should be sent to: The Coca-Cola Company, attn.: General Counsel - Bottler Contracts, 1 Coca-Cola Plaza, Atlanta GA 30313.
The stipulated limits of coverage above shall not be construed as a limitation of any potential liability to Company, and failure to request evidence of this insurance shall not be construed as a waiver of Bottler's obligation to provide the insurance coverage specified.
Schedule 31 – page 2

SCHEDULE 35.1.4

Agreements not affected by this Agreement

Contract / Product	Bottler	Territory	Date
2017 Annual Sales & Marketing Plan: Joint Growth Fund Letter	Coca-Cola Bottling Co. Consolidated	Territory	______, 2017
Expanding Participating Bottler Revenue Incidence Agreement dated 9/23/2015	Coca-Cola Bottling Co. Consolidated	Territory	Effective January 1, 2017
Exclusive Product Distribution Agreement for Tum-E-Yummies (ByB Brands)	Coca-Cola Bottling Co. Consolidated	Territory	December 7, 2009
ZICO Distribution Agreement with ZICO Beverages, LLC	Coca-Cola Bottling Co. Consolidated	Territory	August 7, 2013
Peace Tea Distribution Agreement	Coca-Cola Bottling Co. Consolidated	Territory	March 31, 2017
Service Agreement (Johnstown Red Cross) with Coca-Cola Enterprises Inc. - Ebensburg PA	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte	January 1, 2006
Regional Manufacturing Agreement	Coca-Cola Bottling Co. Consolidated		March 31, 2017
Letter Agreement Re: CCBCC’s Request for Advance Waivers for Certain Changes in Control under the Comprehensive Beverage Agreement; Other CBA Matters	Coca-Cola Bottling Co. Consolidated		September 23, 2015
Letter Agreement Re: Calculation of Sub-Bottling Payment during the early stages of transition under the Comprehensive Beverage Agreement	Coca-Cola Bottling Co. Consolidated	Territory	October 30, 2015
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Johnson City/Morristown	May 23, 2014
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Knoxville	October 24, 2014
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Cleveland/Cookeville	January 30, 2015
Schedule 35.1.4 – page 1

Contract / Product	Bottler	Territory	Date
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Louisville/Evansville	February 27, 2015
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Paducah/Pikeville	May 1, 2015
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Norfolk/Fredericksburg/ Staunton	October 30, 2015
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Richmond/Yorktown/Easton/ Salisbury	January 29, 2016
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Alexandria/Capitol Heights/ La Plata	April 1, 2016
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Baltimore/Cumberland/ Hagerstown	April 29, 2016
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Cincinnati/Dayton/Lima/ Portsmouth/Louisa	October 28, 2016
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Anderson/Fort Wayne/ Lafayette/South Bend/Terre Haute	January 27, 2017
Letter Agreement Re: Comprehensive Beverage Agreements	Coca-Cola Bottling Co. Consolidated; Piedmont Coca-Cola Bottling Partnership; CCBC of Wilmington, Inc.		March 31, 2017
Letter Agreement Re: Application of the Marion CBA to the Marion, South Carolina Territory	Piedmont Coca-Cola Bottling Partnership		March 31, 2017
Amended and Restated Ancillary Business Letter Agreement	Coca-Cola Bottling Co. Consolidated; Piedmont Coca-Cola Bottling Partnership; CCBC of Wilmington, Inc.		March 31, 2017
Comprehensive Beverage Agreement Form EPB First-Line	Piedmont Coca-Cola Bottling Partnership		March 31, 2017
Schedule 35.1.4 – page 2

Contract / Product	Bottler	Territory	Date
Comprehensive Beverage Agreement Form EPB First-Line (Marion, SC Territory)	Piedmont Coca-Cola Bottling Partnership		March 31, 2017
Comprehensive Beverage Agreement Form EPB First-Line	CCBC of Wilmington, Inc.		March 31, 2017

Schedule 35.1.4 – page 3